Exhibit 99.1

PRO FORMA VALUATION REPORT

FS BANCORP, INC.
Mountlake Terrace, Washington

PROPOSED HOLDING COMPANY FOR:
1st Security Bank of Washington

Dated As Of:
September 2, 2011

Prepared By:

RP® Financial, LC.
1100 North Glebe Road
Suite 1100
Arlington, Virginia  22201

RP® FINANCIAL, LC.
Serving the Financial Services Industry Since 1988

September 2, 2011

Board of Directors
1st Security Bank of Washington
6920 220th Street SW, Suite 300
Mountlake Terrace, Washington  98043-2172

Members of the Board of Directors:

At your request, we have completed and hereby provide an independent appraisal (“Appraisal”) of the estimated pro forma market value of the common stock which is to be offered in connection with the plan of conversion described below.  This Appraisal is furnished pursuant to the conversion regulations issued by the Office of Thrift Supervision (“OTS”) and reissued by the Office of the Comptroller of the Currency (“OCC”), and applicable interpretations thereof.  Such Valuation Guidelines are relied upon by the Federal Reserve Board (“FRB”), the Federal Deposit Insurance Corporation (“FDIC”) and the Washington Department of Financial Institutions (“DFI”) in the absence of separate written valuation guidelines.  Specifically, this Appraisal has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” as set forth by the OTS, and applicable regulatory interpretations thereof.

Description of Plan of Conversion

The Board of Trustees of 1st Security Bank of Washington (“1st Security” or the “Bank”) adopted a plan of conversion on July 10, 2008.  On August 18, 2011, the board of directors voted to move forward with the plan of conversion.  Pursuant to the plan of conversion, the Bank will convert from the mutual savings bank form of organization to a stock savings bank form and become a wholly owned subsidiary of FS Bancorp (“FS Bancorp” or the “Company”) a newly formed Washington corporation.  The Company will own all of the outstanding shares of the Bank.  FS Bancorp will offer shares of common stock to eligible depositors of 1st Security, to certain newly-formed stock benefit plans for officers, trustees and employees and others.  Following the completion of the offering, FS Bancorp will be a bank holding company, and its primary regulator will be the Federal Reserve.

Pursuant to the plan of conversion, the Company will offer its stock in a subscription offering to Eligible Account Holders of the Bank, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, and Other Members.  To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale in a direct or syndicated community offering.

At this time, no other activities are contemplated for FS Bancorp other than the ownership of the Bank, a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company.  In the future, FS Bancorp may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends to shareholders and/or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 1100	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

Board of Directors
September 2, 2011

RP® Financial, LC.

RP® Financial, LC. (“RP Financial”) is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form.  The background and experience of RP Financial is detailed in Exhibit V-1.  For its appraisal services, RP Financial is being compensated on a fixed fee basis for the original appraisal and for any subsequent updates, and such fees are payable regardless of the valuation conclusion or the completion of the conversion offering transaction.  We believe that we are independent of the Company, the Bank, and the other parties engaged by the Bank or the Company to assist in the stock conversion process.

Valuation Methodology

In preparing the Appraisal, we have reviewed FS Bancorp’s and the Bank’s regulatory applications, including the prospectus as filed with the as filed with the FRB, the Washington Department of Financial Institutions and the Securities and Exchange Commission (“SEC”).  We have conducted a financial analysis of the Bank, that has included due diligence related discussions with 1st Security’s management; Moss Adams LLP, the Bank’s independent auditor; Silver, Freedman & Taff, L.L.P., 1st Security’s conversion counsel; and Keefe Bruyette & Woods, Inc., which has been retained as the financial and marketing advisor in connection with the stock offering.  All conclusions set forth in the Appraisal were reached independently from such discussions.  In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable.  While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

We have investigated the competitive environment within which 1st Security operates and have assessed the Bank’s relative strengths and weaknesses.  We have monitored all material regulatory and legislative actions affecting financial institutions, generally, and analyzed the potential impact of such developments on 1st Security and the industry as a whole; to the extent we were aware of such matters.  We have analyzed the potential effects of the stock conversion on the Bank’s operating characteristics and financial performance as they relate to the pro forma market value of FS Bancorp.  We have reviewed the economy and demographic characteristics of the primary market area in which the Bank currently operates.  We have compared 1st Security’s financial performance and condition with publicly-traded thrift institutions evaluated and selected in accordance with the Valuation Guidelines, as well as all publicly-traded thrifts and thrift holding companies.  We have reviewed conditions in the securities markets in general and the market for thrifts and thrift holding companies, including the market for new issues.  We have excluded from such analyses thrifts subject to announced or rumored acquisition, and/or institutions that exhibit other unusual characteristics.

Board of Directors
September 2, 2011

The Appraisal is based on 1st Security’s representation that the information contained in the regulatory applications and additional information furnished to us by the Bank and its independent auditors, legal counsel, investment bankers and other authorized agents are truthful, accurate and complete.  We did not independently verify the financial statements and other information provided by the Bank, or its independent auditors, legal counsel, investment bankers and other authorized agents nor did we independently value the assets or liabilities of the Bank.  The valuation considers 1st Security only as a going concern and should not be considered as an indication of the Bank’s liquidation or control value.

Our appraised value is predicated on a continuation of the current operating environment for the Bank and the Company and for all thrifts and their holding companies.  Changes in the local, state and national economy, the federal and state legislative and regulatory environments for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability, and may materially impact the value of thrift stocks as a whole or the Bank’s value alone.  It is our understanding that 1st Security intends to remain an independent institution and there are no current plans for selling control as a converted institution.  To the extent that such factors can be foreseen, they have been factored into our analysis.

The estimated pro forma market value is defined as the price at which the Company’s stock, immediately upon completion of the offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

It is our opinion that, as of September 2, 2011, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion equaled $24,500,000 at the midpoint, equal to 2,450,000 shares offered at a per share value of $10.00.  Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $20,825,000 and a maximum value of $28,175,000.  Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 2,082,500 at the minimum and 2,817,500 at the maximum.  In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a supermaximum value of $32,401,250 without a resolicitation.  Based on the $10.00 per share offering price, the supermaximum value would result in total shares outstanding of 3,240,125.

Limiting Factors and Considerations

The valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock.  Moreover, because such valuation is determined in accordance with applicable regulatory guidelines and is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof.  The appraisal reflects only a valuation range as of this date for the pro forma market value of FS Bancorp immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at anytime thereafter following the completion of the public stock offering.

Board of Directors
September 2, 2011

The valuation prepared by RP Financial in accordance with applicable regulatory guidelines was based on the consolidated financial condition and operations of FS Bancorp as of or for the periods ended June 30, 2011, the date of the financial data included in the prospectus.

RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.  RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its financial institution clients.

The valuation will be updated as provided for in the conversion regulations and guidelines.  These updates will consider, among other things, any developments or changes in the financial performance and condition of FS Bancorp, management policies, and current conditions in the equity markets for thrift stocks, both existing issues and new issues.  These updates may also consider changes in other external factors which impact value including, but not limited to:  various changes in the federal and state legislative and regulatory environments for financial institutions, the stock market and the market for thrift stocks, and interest rates.  Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made.  The reasons for any such adjustments will be explained in the update at the date of the release of the update.  The valuation will also be updated at the completion of FS Bancorp’s stock offering.

Respectfully submitted,

RP® FINANCIAL, LC.

/s/ James J. Oren
James J. Oren
Director

RP® Financial, LC.

TABLE OF CONTENTS
1st Security Bank of Washington
Mountlake Terrace, Washington

PAGE
DESCRIPTION		NUMBER

CHAPTER ONE	OVERVIEW AND FINANCIAL ANALYSIS

Introduction		I.1
Plan of Conversion		I.1
Strategic Overview		I.2
Balance Sheet Trends		I.4
Income and Expense Trends		I.7
Interest Rate Risk Management		I.11
Lending Activities and Strategy		I.11
Asset Quality		I.17
Funding Composition and Strategy		I.17
Subsidiaries		I.18
Legal Proceedings		I.18

CHAPTER TWO	MARKET AREA

Introduction		II.1
National Economic Factors		II.2
Interest Rate Environment		II.3
Market Area Demographics		II.5
Summary of Local Economy		II.7
Real Estate Trends in the Puget Sound		II.8
Employment Sectors		II.8
Unemployment Data and Trends		II.9
Market Area Deposit Characteristics/Competition		II.10
Market Area Counties Deposit Competitors		II.11
Summary		II.13

CHAPTER THREE	PEER GROUP ANALYSIS

Peer Group Selection		III.1
Financial Condition		III.6
Income and Expense Components		III.9
Loan Composition		III.12
Credit Risk		III.14
Interest Rate Risk		III.14
Summary		III.17

RP® Financial, LC.

TABLE OF CONTENTS
1st Security Bank of Washington
Mountlake Terrace, Washington
(continued)

PAGE
DESCRIPTION			NUMBER

CHAPTER FOUR		VALUATION ANALYSIS

Introduction			IV.1
Appraisal Guidelines			IV.1
RP Financial Approach to the Valuation			IV.1
Valuation Analysis			IV.2
1.	Financial Condition		IV.2
2.	Profitability, Growth and Viability of Earnings		IV.4
3.	Asset Growth		IV.6
4.	Primary Market Area		IV.6
5.	Dividends		IV.8
6.	Liquidity of the Shares		IV.9
7.	Marketing of the Issue		IV.9
	A.	The Public Market	IV.9
	B.	The New Issue Market	IV.14
	C.	The Acquisition Market	IV.16
8.	Management		IV.16
9.	Effect of Government Regulation and Regulatory Reform		IV.18
Summary of Adjustments			IV.18
Valuation Approaches			IV.18
1.	Price-to-Earnings (“P/E”)		IV.20
2.	Price-to-Book (“P/B”)		IV.21
3.	Price-to-Assets (“P/A”)		IV.23
Comparison to Recent Offerings			IV.23
Valuation Conclusion			IV.24

RP® Financial, LC.

LIST OF TABLES
1st Security Bank of Washington
Mountlake Terrace, Washington

TABLE
NUMBER	DESCRIPTION	PAGE

1.1	Historical Balance Sheets	I.5
1.2	Historical Income Statements	I.8

2.1	Summary Demographic/Economic Information	II.6
2.2	Primary Market Area Employment Sectors	II.9
2.3	Market Area Unemployment Trends	II.10
2.4	Deposit Summary	II.11
2.5	Market Area Counties Deposit Competitors	II.12

3.1	Peer Group of Publicly-Traded Thrifts	III.3
3.2	Balance Sheet Composition and Growth Rates	III.7
3.3	Inc as a % of Average Assets and Yields, Costs, Spreads	III.10
3.4	Loan Portfolio Composition and Related Information	III.13
3.5	Credit Risk Measures and Related Information	III.15
3.6	Interest Rate Risk Measures and Net Interest Income Volatility	III.16

4.1	Market Area Unemployment Rates	IV.8
4.2	Pricing Characteristics and After-Market Trends	IV.15
4.3	Market Pricing Comparatives	IV.17
4.4	Valuation Adjustments	IV.18
4.5	Derivation of Core Earnings	IV.21
4.6	Public Market Pricing	IV.22

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.1

I.  OVERVIEW AND FINANCIAL ANALYSIS

Introduction

1st Security is a Washington-chartered mutual savings bank headquartered in Mountlake Terrace, Snohomish County, Washington.  The Bank serves the Seattle-Tacoma-Bellevue metropolitan area through its main office in Mountlake Terrace and six branch offices, all of which are located in the greater Seattle-Tacoma region.  The Bank’s offices are located in four different counties, as shown in a map provided in Exhibit I-1.  1st Security is a member of the Federal Home Loan Bank (“FHLB”) system, and its deposits are insured up to the regulatory maximums by the Federal Deposit Insurance Corporation (“FDIC”).  At June 30, 2011, 1st Security had $272.8 million in assets, $241.5 million in deposits and total equity of $26.0 million, equal to 9.52% of total assets.  1st Security’s audited financial statements are included by reference as Exhibit I-2.

Plan of Conversion

On July 10, 2008, the Board of Directors of the Bank adopted a plan of conversion, incorporated herein by reference, in which the Bank will convert from a Washington-chartered mutual savings bank to a Washington-chartered stock savings bank and become a wholly-owned subsidiary of FS Bancorp, Inc. (“FS Bancorp” or the “Company”), a newly formed Washington corporation.  On August 18, 2011, the Board of Directors voted to move forward with the plan of conversion.  FS Bancorp will offer 100% of its common stock to qualifying depositors of the Bank in a subscription offering and, if necessary, to members of the general public through a community offering and/or a syndicated community offering.  Going forward, FS Bancorp will own 100% of the Bank’s stock, and the Bank will initially be the Company’s sole subsidiary.  A portion of the net proceeds received from the sale of common stock will be used to purchase all of the then to be issued and outstanding capital stock of the Bank and the balance of the net proceeds will be retained by the Company.

At this time, no other activities are contemplated for the Company other than the ownership of the Bank, extending a loan to the newly-formed employee stock ownership plan (the “ESOP”) and reinvestment of the proceeds that are retained by the Company.  In the future, FS Bancorp may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.2

Strategic Overview

The Bank has been serving the greater Puget Sound area, along Interstate 5 (the “I-5 corridor”), since 1936, and was originally chartered as a credit union.  In 2000, after serving the same Select Employee Groups (“SEGs”) for 64 years, 1st Security implemented an expansion plan and completed three mergers with other credit unions.   On April 1, 2004, 1st Security converted from a credit union to a mutual savings bank with the goal of becoming more competitive with commercial banks and thrifts in the local market area.  Management also wanted to broaden the products and services offered and eventually be able to raise capital for expansion purposes.  Accordingly, the Bank has upgraded its systems, delivery channels, policies and procedures and personnel in key positions.

Over the past several years, the Bank has been working through certain regulatory matters which have led to enforcement actions.  The Bank believes that the identified compliance deficiencies have been addressed and that such regulatory enforcement actions will be terminated in the near term future.  The Bank’s general business strategies for the future include expanding the loan and deposit customer base, pursuing efficiencies in both internal operations and the branch office network, emphasizing lower cost core deposits to manage funding costs, and continuing to maintain high asset quality, leverage the increased capital base and improve earnings.

The loan portfolio contains a significant balance of indirect home improvement (“replacement-contracting”) loans.  This type of lending was a core strategy for many years prior to the charter conversion to a mutual savings bank in 2004.  The Bank also historically was very active in automobile lending, however in recent periods such lending has been de-emphasized.  As a replacement for automobile lending, the Bank has expanded the loan portfolio in the areas of commercial real estate and commercial business loans.  Going forward, the Bank has identified several different opportunities that will change the profile of the loan portfolio and enhance earnings.  First, the Bank plans to explore the enhancement the replacement contracting business program by expanding its relationships in new states.  Second, the Bank plans to take advantage of some of the market dislocation that has occurred over the past several years and offer construction loans in the primary market area on a selective basis to local contractors and individual borrowers.  Third, the Bank is planning to boost non-interest operating income by developing a mortgage banking program.  Finally, the Bank will once again begin to originate 1-4 family residential mortgages after having outsourced this function to a third party for the past several years.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.3

Similar to many savings banks, time deposits constitute the largest portion of the deposit base, with borrowings utilized to a limited extent to supplement the deposit funds, as well as assist in managing funding costs and interest rate risk.  Such borrowings have typically been limited mostly to FHLB advances with fixed rate terms.  While lending has been a continuous focus for the Bank, in recent years the cash and investments portfolio has fluctuated with loan demand and funding sources.  The cash and investment portfolio currently includes balances of investments such as U.S. agencies and municipal bonds.

1st Security’s earnings are largely dependent upon net interest income, non-interest income.  In recent periods, income has been negatively impacted by asset quality deterioration which required an increase in provisions for loan losses and reserve levels.  The Bank’s relatively high operating expenses are due primarily to the high costs associated with the indirect lending program.  Recent actions taken to improve profitability have included closing or selling unprofitable branches.

The equity from the stock offering will reduce certain risks and increase liquidity, earnings, growth capacity and the overall financial strength at the Bank.  For example, interest rate risk and funding costs will be reduced by an enhanced interest-earning assets to interest-bearing liabilities (“IEA/IBL”) ratio.  The new capital will enable the Bank to consider expansion opportunities as well, such as the establishment or acquisition of additional banking offices in current or nearby markets.  The projected use of proceeds is highlighted below.

●
The Company.  The Company is expected to retain up to 50% of the net conversion proceeds.  At present, funds at the holding company level are expected to be initially invested primarily into short-term investment grade securities or a deposit at the Bank.  Over time, the funds may be utilized for various corporate purposes, which may include acquisitions, additional equity investments in the Bank, repurchases of common stock, and the payment of regular and/or special cash dividends.

●
The Bank.  A minimum of 50% of the net conversion proceeds will be infused into the Bank.  Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into the Bank will initially be invested in short term securities and over time become part of general funds, pending deployment into loans and investment securities.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.4

Balance Sheet Trends

Table 1.1 shows the Bank’s historical balance sheet data since year end 2006.  Total assets peaked at $292.3 million at December 31, 2010, but have declined since then as management used loan repayments and prepayments to pay down borrowings in light of low loan demand.  Most of the asset growth achieved during the four and a half year period shown occurred between 2008 and 2010, funded by deposit and borrowings growth.  Between year-end 2006 and June 30, 2011, assets grew by only 1.4% annually, with such funds invested in cash and equivalents and investment securities which was mostly offset by a decline in loans receivable.  Total loans declined primarily as a result of a loan securitization transaction completed in fiscal 2008, whereby approximately $50 million of the Bank’s portfolio of long-term fixed rate residential loans were securitized and sold.  Balance sheet funding trended towards an increasing proportion of deposits, as both borrowings and equity declined.  Equity declined at a 6.3% annual rate due to losses recorded from fiscal 2007 to 2009.  A summary of 1st Security’s key operating ratios for the past three and one-half years is presented in Exhibit I-3.

1st Security has recorded a steady decline in the loans to assets ratio since 2007, with the ratio dropping from 90.4% at December 31, 2007 to 77.1% as of June 30, 2011.  The decline is attributable to the previously mentioned loan securitization transaction, and a combination of low loan demand and a slowdown in origination activity during the real estate declines and economic downturn that has occurred during this period.  The decline in loans has been replaced by an increase in short-term, low yielding investment securities (included in “cash and equivalents” in Table 1.1).  The Bank experienced an increase in OREO beginning in 2009 and OREO balances have held steady since that time, amounting to 2.1% of assets at June 30, 2011.  Other assets consisted of fixed assets, mortgage servicing rights, and other miscellaneous items, which have remained in the range of 5.0% and 6.0% of total assets since 2006.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.5

Table 1.1
1st Security Bank of Washington, Mountlake Terrace, Washington
Historical Balance Sheet Data

													12/31/06-
													06/30/11
	As of December 31,										At June 30,		Annual.
	2006		2007		2008		2009		2010		2011		Growth Rate
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Pct
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	(%)
Total Amount of:
Assets	$256,385	100.00%	$263,066	100.00%	$255,368	100.00%	$281,836	100.00%	$292,334	100.00%	$272,784	100.00%	1.39%
Loans Receivable (net)	218,078	85.06%	237,807	90.40%	222,974	87.31%	231,441	82.12%	230,822	78.96%	210,184	77.05%	-0.82%
Cash and Equivalents	7,158	2.79%	5,898	2.24%	14,457	5.66%	28,534	10.12%	35,250	12.06%	30,341	11.12%	37.84%
Investment Securities	15,503	6.05%	4,621	1.76%	2,834	1.11%	603	0.21%	7,642	2.61%	11,689	4.29%	-6.08%
FHLB Stock	1,797	0.70%	1,797	0.68%	1,797	0.70%	1,797	0.64%	1,797	0.61%	1,797	0.66%	0.00%
Other Real Estate Owned	0	0.00%	0	0.00%	0	0.00%	5,484	1.95%	3,701	1.27%	5,925	2.17%	NM
Mortgage Servicing Rights	264	0.10%	198	0.08%	461	0.18%	340	0.12%	245	0.08%	197	0.07%	-6.30%
Fixed Assets	8,955	3.49%	11,302	4.30%	10,643	4.17%	9,721	3.45%	9,249	3.16%	9,040	3.31%	0.21%
Other Assets	4,630	1.81%	1,442	0.55%	2,201	0.86%	3,916	1.39%	3,628	1.24%	3,611	1.32%	-5.37%
Deposits	$204,816	79.89%	$208,863	79.40%	$216,056	84.61%	$230,985	81.96%	$243,957	83.45%	$241,475	88.52%	3.73%
FHLB Advances, Other Borrowed Funds	13,400	5.23%	19,800	7.53%	9,400	3.68%	25,900	9.19%	21,900	7.49%	3,900	1.43%	-23.99%
Other Liabilities	3,391	1.32%	2,714	1.03%	2,050	0.80%	1,636	0.58%	1,682	0.58%	1,432	0.52%	-17.43%

Equity	$34,779	13.57%	$31,689	12.05%	$27,862	10.91%	$23,315	8.27%	$24,795	8.48%	$25,977	9.52%	-6.28%
Accumulated other Comprehensive Gain/(Loss)	($1,032)	-0.40%	$6	0.00%	($16)	-0.01%	$11	0.00%	($111)	-0.04%	$63	0.02%

Loans/Deposits		106.48%		113.86%		103.20%		100.20%		94.62%		87.04%

Offices Open	12		12		12		8		6		6

(1) Ratios are as a percent of ending assets.
Source: Audited and unaudited financial statements; RP Financial calculations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.6

The intent of the Bank’s investment policy is to provide adequate liquidity and to generate a favorable return within the context of supporting 1st Security’s overall credit and interest rate risk objectives.  Given the Bank’s historical lending focus, the investment securities portfolio was typically modest in size through fiscal 2009, ranging from a high of 6.75% of assets at year end 2006 to a low of 0.85% of assets at December 31, 2009.  Since that date the investment portfolio has expanded as the Bank has experienced an increase in investable funds due to the decline in the loan portfolio, and sought to improve earning asset yields in the prevailing low interest rate environment.  Concurrent with the increase in the investment securities portfolio through June 30, 2011 has been an increase in cash and short-term overnight funds.  As of June 30, 2011, investment securities consisted of: U.S. federal agency securities ($9.8 million), municipal bonds ($1.4 million) and mortgage-backed securities ($0.4 million), all of which were held as available-for-sale (“AFS”).  Beyond these investments, the Bank held $1.8 million of FHLB stock at June 30, 2011.  Cash and cash equivalents, utilized for daily operations, totaled $30.3 million at that date.  The level of cash and investments maintained by the Bank has also been affected by available liquidity from changes to the balances of borrowings and deposits that have occurred since in recent periods.  Exhibit I-4 provides historical detail of the Bank’s investment portfolio.

The Bank’s seven office locations (the headquarters office and six full-service depository branch locations), include four owned offices and three leased offices.  The headquarters office in Mountlake Terrace is a 35,000 square foot, three story building with a net book value of approximately $3.4 million at June 30, 2011.  There are no retail deposit services at this location.  This office, along with investment in the other branch offices (including land, buildings, and furniture, fixtures and equipment), totaled $9.0 million, or 3.31% of assets as of June 30, 2011.  This represents a notable level of investment in fixed assets, reducing the level of interest earning assets on the balance sheet.

1st Security’s funding has been derived primarily from deposits since 2006, with the deposits/assets ratio ranging from 79.4% to 88.5% during the period shown in Table 1.1.  From year end 2006 through June 30, 2011, the Bank’s deposits decreased at an annual rate of 3.7%, with deposits increasing steadily between fiscal 2007 and fiscal 2010.  Even though deposits have remained more or less flat during the first six months of 2011, they replaced borrowings as a funding source and had peaked at 88.5% of assets by June 30, 2011.  In comparison to the deposit base of a traditional savings institution, 1st Security maintains a relatively high concentration of deposits in core transaction and savings account deposits.  Core deposits comprised 56.1% of the Bank’s deposits at June 30, 2011, versus 53.8% of total deposits at year end 2008.

1st Security has borrowed funds to support asset size and manage funding costs and interest rate risk throughout the period of time shown in Table 1.1.  Borrowings peaked at $25.9 million, or 9.2% of assets, at December 31, 2009, and have since been paid down to $3.9 million, or 1.4% of assets.  Much of the paydown occurred during the first six months of 2011 with the Bank using excess liquidity to reduce the balance.  Borrowings are generally limited to fixed-rate, fixed-maturity instruments and have also included short-term overnight FHLB advances at certain times.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.7

Since year end 2006, net losses and the adjustment for accumulated other comprehensive income translated into an annual equity shrinkage rate of 6.28%.  The decline in assets and profitability recorded during the first six months of 2011 resulted in an increase in the equity-to-assets ratio from 8.48% at year end 2010 to 9.52% at June 30, 2011.  All of the Bank’s equity is tangible, and the Bank maintained surpluses relative to all of its regulatory capital requirements at June 30, 2011.  The net stock proceeds will strengthen the Bank’s equity position and support growth opportunities.  The pro forma return of equity (“ROE”) is expected to initially decline given the increased equity position.

Income and Expense Trends

Table 1.2 presents the Bank’s income and expense trends over the past five and one-half years.  Losses were incurred in fiscal years 2007 through 2009, while the net results have improved in recent periods as evidenced by the net income of $1.6 million recorded for fiscal 2010 and $1.9 million, or 0.69% of average assets, for the trailing twelve months ended June 30, 2011.  The largest loss recorded during this period was a $4.6 million loss in fiscal 2009.  Reported income has been affected to varying degrees by net gains or losses on sale, such as gains or loss on the sale of loans and branch offices.  Net interest income and operating expenses represent the primary components of the Bank’s income statement.  Other revenues for the Bank largely are derived from customer service fees on loans and deposits and other charges for bank services.  Loan loss provisions drove the losses between fiscal 2008 and 2009, having been incurred to address issues in the consumer lending operations (which typically require establishment of reserves for expected loan chargeoffs), and, in 2008, an adverse classification of a single construction/land development loan.

The Bank’s net interest income to average assets ratio declined slightly from a high of 5.04% in fiscal 2010 to 4.96% for the twelve months ended June 30, 2011, with this ratio supported by the higher yielding loan portfolio, and a deposit base with a high proportion of lower cost core deposit funds.  The decline in the net interest income ratio during the past six months is attributable to declining asset yields and loan shrinkage.  Since fiscal 2006, the net interest income ratio has improved from 4.40% to 4.96% for the twelve months ended June 30, 2011, as although the income on earning assets declined by 28 basis points (from 6.53% to 6.25% of average assets), the Bank’s cost of funds declined by a greater 85 basis points due to the recent low interest rate environment.  The Bank’s interest rate spreads and yields and costs for the past three and one-half years are set forth in Exhibits I-3 and I-5.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.8

Table 1.2
1st Security Bank of Washington
Historical Income Statements

											12 Months Ended
	For the Fiscal Year Ended December 31,										June 30,
	2006		2007		2008		2009		2010		2011
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)

Interest Income	$16,951	6.53%	$17,619	6.83%	$16,899	6.89%	$16,404	6.28%	$17,333	6.49%	$17,129	6.25%
Interest Expense	(5,536)	-2.13%	(6,942)	-2.69%	(5,798)	-2.36%	(4,521)	-1.73%	(3,886)	-1.46%	($3,520)	-1.28%
Net Interest Income	$11,415	4.40%	$10,677	4.14%	$11,102	4.52%	$11,883	4.55%	$13,447	5.04%	$13,609	4.96%
Provision for Loan Losses	(246)	-0.09%	(578)	-0.22%	(4,937)	-2.01%	(7,067)	-2.70%	(3,480)	-1.30%	($2,605)	-0.95%
Net Interest Income after Provisions	$11,169	4.30%	$10,099	3.91%	$6,164	2.51%	$4,816	1.84%	$9,967	3.73%	$11,004	4.01%

Other Income	$3,319	1.28%	$3,358	1.30%	$3,025	1.23%	$3,091	1.18%	$2,661	1.00%	$2,471	0.90%
Operating Expense	(14,263)	-5.49%	(13,326)	-5.16%	(12,882)	-5.25%	(13,879)	-5.31%	(12,032)	-4.51%	($11,790)	-4.30%
Net Operating Income	$224	0.09%	$131	0.05%	($3,692)	-1.50%	($5,972)	-2.28%	$596	0.22%	$1,685	0.61%

Gain(Loss) on Sale of Branch & Other Assets	($13)	0.00%	($25)	-0.01%	$0	0.00%	$1,335	0.51%	$1,006	0.38%	$209	0.08%
Gain(Loss) on Sale of Investment Securities	$0	0.00%	$0	0.00%	$0	0.00%	$63	0.02%	$0	0.00%	$0	0.00%
Gain(Loss) on Sale of Loans	1,122	0.43%	32	0.01%	15	0.01%	0	0.00%	0	0.00%	0	0.00%
Other Non-Operating Items	485	0.19%	(3,721)	-1.44%	194	0.08%	0	0.00%	0	0.00%	0	0.00%
Investment Security Impairment	0	0.00%	(275)	-0.11%	(321)	-0.13%	0	0.00%	0	0.00%	0	0.00%
Total Non-Operating Income/(Expense)	$1,594	0.61%	($3,989)	-1.55%	($112)	-0.05%	$1,398	0.53%	$1,006	0.38%	$209	0.08%

Net Income Before Tax	$1,819	0.70%	($3,858)	-1.49%	($3,804)	-1.55%	($4,574)	-1.75%	$1,602	0.60%	$1,894	0.69%
Income Tax Provision (Benefit)	(573)	-0.22%	(271)	-0.11%	0	0.00%	0	0.00%	0	0.00%	$0	0.00%
Net Income (Loss)	$1,246	0.48%	($4,129)	-1.60%	($3,804)	-1.55%	($4,574)	-1.75%	$1,602	0.60%	$1,894	0.69%

Adjusted Earnings
Net Income	$1,246	0.48%	($4,129)	-1.60%	($3,804)	-1.55%	($4,574)	-1.75%	$1,602	0.60%	$1,894	0.69%
Add(Deduct): Net Gain/(Loss) on Sale	(1,594)	-0.61%	3,989	1.55%	112	0.05%	(1,398)	-0.53%	(1,006)	-0.38%	($209)	-0.08%
Tax Effect (2)	542	0.21%	(1,356)	-0.53%	(38)	-0.02%	475	0.18%	342	0.13%	$71	0.03%
Adjusted Earnings	$194	0.07%	($1,496)	-0.58%	($3,730)	-1.52%	($5,497)	-2.10%	$938	0.35%	$1,756	0.64%

Expense Coverage Ratio	80.0%		80.1%		86.2%		85.6%		111.8%		115.4%
Efficiency Ratio	96.8%		94.9%		91.2%		92.7%		74.7%		73.3%
Effective Tax Rate (Benefit)	31.5%		7.0%		0.0%		0.0%		0.0%		0.0%

(1)	Ratios are as a percent of average assets
(2)	Assumes a 34% effective tax rate for federal & state income taxes.

Source: Audited & unaudited financial statements & RP Financial calculations

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.9

Non-interest operating income (“other income”) has contributed significantly to the Bank’s bottom line since 2006, but has steadily decreased both in dollar terms and as a percent of average assets, totaling $2.5 million, or 0.90% of average assets for the 12 months ended June 30, 2011.  Non-interest operating income is dependent upon the level of banking activities, with fees and charges on transaction deposit accounts constituting the primary source of non-interest income for the Bank.  The contribution realized from service fees and charges to non-interest operating income is supported by the Bank’s relatively high concentration of deposits maintained in transaction accounts.  The level of non-interest income has declined in recent periods in part due to regulatory changes that occurred in mid-2010 that affected the level of non-sufficient fees that can be charged on deposit accounts, along with the overall reduction in loan origination activity, as the Bank is no longer generating as much fee income.  Thus, the ratio of non-interest income to average assets has declined to 0.90% of average assets for the 12 months ended June 30, 2011 versus 1.30% of average assets generated during fiscal 2007.

Operating expenses represent the other major component of the Bank’s income statement, and ranged from a high of 5.49% of average assets during 2006 to a low of 4.30% of average assets for the twelve months ended June 30, 2011.  Overall, the Bank’s operating expenses are relatively high in comparison to industry norms and reflect in part the staffing and operating costs associated with the consumer loan operations, which require a significant number of employees to support.  The Bank also recently added staffing to implement the construction lending and residential mortgage lending programs.  Since 2006, however, operating expenses have been reduced by closing or consolidating branch offices, which has reduce the level of employees and related costs.  Some upward pressure will be placed on the Bank’s expenses and expense ratio following the stock offering, due to expenses associated with operating as a publicly-traded company, including expenses related to the stock benefit plans.  At the same time, the increase in equity realized from the stock offering will increase the Bank’s capacity to leverage operating expenses through pursuing a more aggressive growth strategy.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.10

Because the net interest income ratio has increased and the operating expense ratio has declined since fiscal 2006, the Bank’s expense coverage ratio (net interest income divided by operating expenses) has increased to 1.15x from 0.80x over the past four and a half years.  In addition, 1st Security’s efficiency ratio (operating expenses / (net interest income + other operating income)) of 73.3% during the 12 months ended June 30, 2011 was much more favorable than the 96.8% efficiency ratio recorded in fiscal 2006.  The reduction in the efficiency ratio is an indication of strengthening core earnings.  Going forward, the Bank believes the efficiency ratio could further improve with continued efforts to control operating expenses and reinvestment of the offering proceeds.

As noted earlier, loan loss provisions were elevated during 2008 and 2009 and remained elevated in 2010 and to date due to an increase in non-performing loans.  For trailing twelve months ended June 30, 2011, loan loss provisions were $2.6 million, which is lower than the $7.1 million in fiscal 2009 but substantially higher than the level of $0.3 million recorded in 2006, before the financial crisis started.  As of June 30, 2011, 1st Security maintained an allowance for loan losses of $4.8 million, equal to 2.5x non-accruing loans and 2.25% of gross loans receivable.  Exhibit I-6 sets forth the Bank’s allowance for loan loss activity during the past two and one-half years.

Non-operating items have had a varying impact on the Bank’s income statement in recent years.  Net gains on loan sales, restructuring costs, and the sale of branches have accounted for most of the non-operating activity since 2006.  For the trailing twelve months ended June 30, 2011, non-operating items were limited to gains on the sale of branches and totaled only $0.2 million, or 0.08% of average assets.  Importantly, any non-operating or non-recurring items will be excluded from the Bank’s income statement for the trailing twelve months ended June 30, 2011 in the calculation of adjusted net income for valuation purposes.

The Bank’s tax expense has been zero since fiscal 2008 as a result of prior period adjustments.  As result of the net losses incurred in fiscal years 2007 through 2009, 1st Security had a net deferred tax asset of approximately $3.5 million as of June 30, 2011, of which there was a 100% reserve established at that date.  The Bank’s marginal effective statutory tax rate approximates 34%, and this is the rate utilized to calculate the net reinvestment benefit from the offering proceeds.  While the net deferred tax asset is fully reserved on the balance sheet, the Bank expects to review this status in connection with the December 31, 2011 fiscal year audit.  There is a possibility that a portion of the deferred tax asset reserve may be reversed, resulting in an increase to the Bank’s equity account.  This would imply that the Bank would then be subject to income taxes for financial reporting purposes.  However, due to the uncertainty of this scenario, both in timing and amount, we have not included any impact of a reversal of all or a portion of the deferred tax valuation allowance in our pro forma valuation analysis.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.11

Interest Rate Risk Management

The Bank’s balance sheet is liability-sensitive in the shorter-term and, thus, the net interest margin will typically be adversely affected during periods of rising and higher interest rates, as well as in the interest rate environment that prevailed during 2006 and the first half of 2007 in which the yield curve was inverted due to short-term interest rates increasing to levels that exceed the yields earned on longer-term Treasury bonds.  As of June 30, 2011 the interest rate risk analysis provided by a third party indicated that a 2.0% instantaneous and sustained increase in interest rates would result in a 0.71% increase in the Bank’s net interest income (see Exhibit I-7).

The Bank pursues a number of strategies to manage interest rate risk, particularly with respect to seeking to limit the repricing mismatch between interest rate sensitive assets and liabilities.  The Bank manages interest rate risk from the asset side of the balance sheet by maintaining high liquidity, originating adjustable rate mortgages and other floating rate loans, and diversifying into shorter-term types of lending, such as the home renovation, other consumer and construction lending.  As of June 30, 2011, loans with adjustable rates comprised approximately 28.6% of net loans receivable (see Exhibit I-8).  On the liability side of the balance sheet, management of interest rate risk has been pursued by maintaining a high concentration of deposits in lower cost and less interest-rate sensitive transaction and savings accounts.  Transaction and savings accounts comprised 56.1% of the Bank’s deposits at June 30, 2011.  The infusion of stock proceeds will serve to further limit the Bank’s interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase in the Bank’s capital will lessen the proportion of interest rate sensitive liabilities funding assets.

Lending Activities and Strategy

Historically, the Bank’s primary emphasis was the origination of consumer loans (primarily “replacement-contracting” loans and automobile secured loans), 1-4 family residential first mortgages, and 2nd mortgage/home equity loan products.  The consumer loans were originated on an “indirect” basis, using home contractors or automobile dealers as loan sources.  More recently, while maintaining the indirect replacement-contracting consumer lending program, the Bank has shifted away from automobile lending.   With regard to commercial lending, the Bank intends to continue to originate non-mortgage commercial business loans and commercial real estate loans.  1st Security also plans to grow its portfolio of construction loans, and will bring 1-4 family residential mortgage originations back in-house.  To implement the construction and residential mortgage lending strategies, the Bank recently hired experienced management in these areas.  This strategy is expected to improve overall profitability, stability of earnings, increase the products per customer and increase the assets per employee (given the larger average loan size relative to indirect fixture secured and automobile loans).  Details of the Bank’s loan portfolio composition are shown in Exhibit I-9, while Exhibit I-10 provides details of the Bank’s loan portfolio by contractual maturity date.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.12

Indirect Consumer Lending

Indirect consumer loans (indirect home renovation loans) represent the largest portion of the loan portfolio and have traditionally been the mainstay of the Bank’s lending strategy as a continuation of a lending operation from its days as a credit union.  Such loans totaled $87.2 million, or 40.7% of total loans as of June 30, 2011.  Indirect home renovation loans are originated through a network of approximately 150 home improvement contractors located in Washington, Oregon, Idaho, and Montana.  Approximately 20 dealers are responsible for 50% of the loan volume, and the home renovation contractors are currently concentrated in the areas of replacement windows, siding, HVAC systems and roofing.  These loans are originated by the dealers using loan applications provided by 1st Security.  The loans are processed through loan origination software by the Bank, with approximately 50% of the loan applications receiving an automatic approval based on the information provided.  A borrower’s FICO score is utilized as an important indicator of credit risk, and the Bank has emphasized originations of loans to higher credit score borrowers over the past 2-3 years.  This has led to a lower level of loan chargeoffs in recent periods.  Home renovation loans are generally secured by a lien against the property where the goods are installed and carry terms of up to 10 years with fixed rates of interest.  The average loan balance was $13,000 as of June 30, 2011.

The decline in home prices experienced in the Bank’s market area over the past couple of years has resulted in a lower level of demand for home renovation loans, as homeowners are less likely to invest in existing homes if the amount owed on the property exceeds the current fair value.  Thus, the Bank has experienced a modest decline in the balances of such loans, and going forward, the Bank intends to build new relationships with contractors doing business in California and Texas to replace a portion of the lost volume resulting from the slowdown in the Pacific Northwest economy.  The Bank will test those markets with a selected number of contractors, and should this expanded market for home renovation lending be deemed attractive, the Bank intends to add additional loan sources in those states.  Terms and conditions of loans to be originated in California and Texas will be similar to loans currently originated.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.13

Other Consumer Lending

1st Security also offers non-mortgage consumer loans secured by automobiles, boats, RVs, loans secured by deposits, and unsecured consumer loans.  Automobile loans represent a prior lending focus whereby indirect loans were originated through a dealer network throughout the Northwest for new and used cars.  However, this practice has been ceased, and auto loans are currently only originated at branch office locations.  Thus, the balance of auto loans has declined substantially in recent years, and totaled $8.9 million as of June 30, 2011.  Such balances are expected to continue to decline over the near term future.  Auto loans currently originated by the branches generally carry fixed rates and terms of up to seven years.  Recreational vehicle loans (boat and RV loans) represent a secondary consumer lending focus of the Bank, with the balances increasing in recent periods as a replacement for the reduction in auto loans.  As of June 30, 2011, boat and RV loans equaled $25.3 million, or 11.8% of total loans.  Boat and RV loans are originated directly to the owner of the security, and carry terms of up to 15 years and fixed rates.  1st Security originates a small number of other consumer loans, including home improvement, loans on deposit and other consumer loans, which totaled $3.1 million as of June 30, 2011.  These loans generally carry fixed as well and terms up to five years.

Commercial Business Lending

1st Security originates commercial business loans to small- and mid-sized businesses local to the Bank’s Puget Sound market area, including loans to fund working capital that are secured by accounts receivable, inventory or property, plant and equipment.  These loans may be fixed-rate but are usually adjustable-rate loans indexed to either the prime rate of interest or the LIBOR rate, plus a margin.  Due to the current interest rate environment, these loans are generally originated with a floor of approximately 5.50%.  Loan fees are generally charged at origination depending on the credit quality and account relationships of the borrower.  The Bank structures some commercial business loans as lines of credit with terms of 12 months and interest only during the term, while other loans may reprice on an annual basis and amortize over a two to five year period.  Loan-to-value ratios for these types of loans are generally limited to 80%.  The typical business loan customer has annual revenue of up to $25 million.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.14

A portion of the commercial business loan portfolio consists of “warehouse lines of credit lending” to local mortgage banking companies, a business line that was commenced in 2010.  The Bank currently maintains lines of credit totaling $6.5 million as of June 30, 2011 to a total of eight mortgage banking companies who use the funds to fund loan commitments.  Outstanding balances as of June 30, 2011 were approximately $3.5 million.  The mortgage bankers then sell the loans in the secondary market and repay the loans made by the Bank.  These warehouse lines are secured by the underlying residential mortgage loans and carry variable rates based on prime with a floor of 5.5%.  Following completion of the Conversion, the Bank’s legal lending limit will be increased, allowing the Bank to provide additional financing to the mortgage banking companies.

Commercial Real Estate and Multi Family Lending

1st Security originates real estate loans to a variety of commercial businesses, along with a modest amount of loans secured by multi-family property.  These loans are generally priced at a higher rate of interest, have larger balances and involve a greater risk profile than 1-4 residential mortgage loans.  Payments on commercial real estate loans are usually dependent on successful operations and management of the property.  The Bank will generally require and obtain loan guarantees from financially capable borrowers.

Both fixed- and adjustable-rate commercial real estate mortgage loans are offered, secured by a wide variety of commercial properties located primarily across the Puget Sound region, including retail centers, warehouses, office buildings, and some multi-family residences.  Loans originated are generally adjustable rate loans with balloon payments due after five to ten years.  The loan interest rates are generally indexed to the prime rate of interest or a short-term LIBOR rate.  Terms to maturity extend from 10 to 25 years.  Commercial real estate loans are originated at loan-to-value ratios (“LTV”) generally not above 80%.  In addition, personal guarantees are obtained from the primary borrowers on substantially all credits.

The Bank enhanced its commercial lending team in 2008 with personnel that are experienced in commercial real estate lending in the Puget Sound region, including lenders that maintain borrower relationships that assist in building the Bank’s commercial real estate loan portfolio.  1st Security has maintained a portfolio balance of such loans of approximately 12% of total loans since that time.  The Chief Lending Officer has over 23 years of commercial lending experience in the northwestern U.S. region.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.15

2nd Mortgage/Home Equity Lending

1st Security has been active in 2nd mortgage and home equity lending in the geographic footprint served by the branches, and currently these loans are sourced by the branch offices.  This lending activity is expected to continue, recognizing the risk in this type of lending given that home values have declined and remain precarious.  Home equity lines of credit generally have adjustable rates tied to the prime rate of interest with terms of up to 20 years and maximum combined LTV ratios of up to 90%, including any underlying first mortgage.  These loans totaled $12.9 million, or 83.7% of total second position loans at June 30, 2011.  The Bank also maintains a smaller portfolio of fixed rate, fixed term 2nd mortgage loans, which are underwritten as amortizing loans with terms of up to 20 years.  These loans equaled $2.5 million as of June 30, 2011.  Historically the Bank has priced these loans competitively in the local market area.

Residential Real Estate Lending

1st Security historically engaged in the origination of first mortgage loans secured by traditional 1-4 family residential owner-occupied property, with such loans both retained in portfolio and selectively sold into the secondary market, generally on a servicing retained basis.  In mid-2007, the Bank shifted from in-house originations to a private label outsourcing arrangement whereby the Bank refers loan customers to the third party originator and receives a fee for the referral.  The third party originator then processed the entire loan application, performed the underwriting, and funded the loan, while 1st Security had the option to invest in the loan.  This origination structure allowed the Bank to devote additional internal resources to commercial and consumer lending.  The private label outsourcing arrangement also allowed the Bank’s name to remain active in the local residential lending market.

Going forward, the Bank intends to establish a mortgage banking operation within the Bank by reintroducing in-house originations of residential mortgage loans, primarily for sale into the secondary market.  To achieve this goal, the Bank intends to hire residential lending specialists with regional market area experience who will focus their efforts on generating mortgage loans.  New originations will carry primarily fixed rates with 15 to 30 year terms and will conform to secondary market guidelines that enable their sale.  The loans will be originated with maximum LTVs of 90%, although LTVs over 80% will require private mortgage insurance.  The majority of fixed-rate production will be sold in the secondary market such as Wells Fargo, U.S. Bancorp or Citibank on a servicing retained basis.  The Bank expects to realize gains of approximately 1.5% on the sale of these mortgages.  A minor portion of the fixed rate loan originations may be placed into portfolio by the Bank based on cashflow needs and loan portfolio balance targets.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.16

Construction/Land Loans

Historically, 1st Security has originated construction loans secured by commercial real estate and, to a lesser extent, one- to four-family residences, along with loans secured by tracts of land for development.  This type of lending has been modest over the last several years as the real estate markets have declined, demand for new construction declined and many builders experienced cash flow problems; as of June 30, 2011 construction/land loans totaled $6.3 million, or 2.9% of loans.  Credit risk is managed by limiting lending activities within the primary market area and to known builders and developers in the regional market area.  These loans are also attractive due to the relatively short average duration and attractive yields.  Representing a lending initiative for the Bank, 1st Security intends to increase the volumes of the residential construction lending program and has hired a team of four construction lenders who ran a successful construction lending operation at another local institution.  This team has expertise in acquisition, development and construction (“ADC”) lending in the Puget Sound market.  The Bank is implementing this strategy to take advantage of what it sees as unmet demand for quality construction and ADC loans after many other banks abandoned this segment because of previous overexposure.

Residential construction loans to be originated will include loans to builders for speculative construction loans along with loans to the ultimate homeowner for construction of their primary residence.  These loans will consist of generally have variable rates of interest, terms of up to 2 years (but most typically 9-12 months) and LTV ratios up to 75%.  Construction loans are generally interest-only during the construction period.  At the end of the construction period, the loans are paid off by the borrower, or may convert to permanent financing.  LTVs range from 80% to 100%.

Exhibit I-11 provides a summary of the Bank’s lending activities since fiscal 2008.  Lending volumes have fluctuated over this time period, with total originations falling from a high of $139.7 million during 2008 to $72.9 million for the trailing twelve months ended June 30, 2011.  Within the loan categories, indirect consumer loans accounted for the majority of the loan volume, followed by commercial business loans and warehouse lines of credit.  Originations of real estate mortgages has been very low during this period.  No loans were purchased during this period, and no loans have been sold since fiscal 2009.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.17

Asset Quality

Asset quality issues at 1st Security have been centered around the real estate portfolio, but the quality of the real estate portfolio has improved significantly in recent periods.  At June 30, 2011, the Bank recorded total NPLs of $1.9 million, down from $6.2 million at December 31, 2010.  As shown in Exhibit I-12, the Bank’s portfolio of NPLs consisted of approximately equal proportions of home equity lines of credit (31.8%), consumer loans (26.5%), and commercial business loans (29.4%).  Previous problems in the construction and commercial real estate portfolios had been resolved by June 30, 2011.  Non-performing assets, which includes NPLs, accruing loans past due 90 days or more, OREO, and restructured loans, peaked at $13.1 million, or 4.6% of assets at year end 2009, and had declined to approximately $8.0 million, or 2.9% by June 30, 2011, with the majority comprised of OREO totaling $5.9 million.  The Bank’s policy is to charge off non-performing consumer loans immediately; otherwise, the level of non-performing loans would be higher historically.

1st Security has established detailed asset classification policies and procedures which are consistent with regulatory guidelines.  Detailed asset classifications are reviewed quarterly by senior management and the Board.  Pursuant to these procedures, when needed, the Bank establishes additional valuation allowances to cover anticipated losses in classified or non-classified assets.  At June 30, 2011, the Bank maintained valuation allowances of $4.8 million, equal to 2.25% of net loans receivable and 2.5x non-accruing loans.

Funding Composition and Strategy

Deposits have consistently accounted for the major portion of the Bank’s IBL and at June 30, 2011 deposits equaled 98.4% of total IBL.  Exhibit I-13 sets forth the Bank’s deposit composition for the past two and one-half years and Exhibit I-14 provides the interest rate and maturity composition of the certificate of deposit (“CD”) portfolio at June 30, 2011.  Transaction and savings account deposits constitute the largest portion of the Bank’s deposit base, with the proportion of such deposits increasing since 2008 due to much lower rates on longer-term CDs.  Transaction, money market and savings account deposits equaled $135.5 million, or 56.1% of total deposits, at June 30, 2011, versus $116.1 million, or 53.7% of total deposits, at December 31, 2008.  The largest portion of the core deposit base consists of money market accounts, which totaled $88.9 million, or 36.8% of total deposits.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.18

The balance of the Bank’s deposits consists of CDs, with 1st Security’s current CD composition reflecting a higher concentration of short-term CDs (maturities of one year or less).  As of June 30, 2011, the CD portfolio totaled $105.9 million, or 43.9% of total deposits, and 47.8% of the CDs were scheduled to mature in one year or less.  As of June 30, 2011, jumbo CDs (balances exceeding $100,000) amounted to $61.3 million, or 58% of total CDs.  The Bank maintained $10.1 million of brokered CDs as of June 30, 2011.  As noted above, the balances of CDs in recent years has been affected by offering rates, which increases the attractiveness of those deposits relative to lower yielding transaction and savings account deposits.

Borrowings have served as an alternative funding source for the Bank to facilitate management of funding costs and interest rate risk.  1st Security maintained $3.9 million of FHLB advances at June 30, 2011 with a weighted average rate of 4.49%, which consisted of advances that had fixed interest rates with maturity dates extending out several years.  Exhibit I-15 provides further detail of the Bank’s borrowings activities during the past three and one-half years.  The overall level of borrowings has declined during 2011, reflecting the previously described increase in deposit funds and the reduction in the asset base in 2011.

Subsidiaries

1st Security currently has one inactive subsidiary, with an investment of $4,900 as of June 30, 2008.

Legal Proceedings

The Bank is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition of the Bank.

RP® Financial, LC.	MARKET AREA II.1

II.  MARKET AREA

Introduction

1st Security conducts operations out of the main office and six branch offices in the Puget Sound region of Washington State.  The main office is located in Mountlake Terrace, in Snohomish County, Washington, north of the city of Seattle.  The branches extend to King and Pierce Counties to the south and Kitsap Counties to the west.  A map of the branch office network is presented in Exhibit I-1, while descriptions of the office facilities are contained in Exhibit II-1.

The primary market area for business operations is the Seattle-Tacoma-Bellevue, WA Metropolitan Statistical Area (the “Seattle MSA”), while Kitsap County is part of the Bremerton-Silverdale Metropolitan Statistical Area (the “Bremerton-Silverdale MSA”).  The overall region is typically known as the “Puget Sound” region.  The population of the Seattle MSA was an estimated 3.4 million in 2010, approximately one-half of the state’s population, representing a large population base for potential business.  The Seattle MSA has a well-developed urban area in the western portion of the state along Puget Sound, with the central and eastern portions remaining undeveloped, rural and mountainous.

In recent years, the economy in the Bank’s operating markets has experienced a downturn, reflecting the impact of the nationwide recession.  Unemployment rates have increased, and real estate prices have diminished from peak levels.  However, long-term growth trends are still favorable as the market area continues to maintain a highly educated and motivated workforce, and the Puget Sound region remains a desirable place to live.  Future growth opportunities for 1st Security depend on the growth and stability of the regional economy, demographic growth trends, and the nature and intensity of the competitive environment.  These factors have been briefly examined in the following pages to help determine the growth potential that exists for the Bank and the relative economic health of 1st Security’s market area.  The growth potential and the stability provided by the market area have a direct bearing on the market value of the Bank.

RP® Financial, LC.	MARKET AREA II.2

National Economic Factors

The business potential of a financial institution is partially dependent on the future operating environment and growth opportunities for the banking industry and the economy as a whole.  The national economy experienced a severe downturn during 2008 and 2009, as the fallout of the housing crisis caused the wider economy to falter, with most significant indicators of economic activity declining by substantial amounts.  The overall economic recession was the worst since the great depression of the 1930s.  Approximately 8 million jobs were lost during the recession, as consumers cut back on spending, causing a reduction in the need for many products and services.  Total personal wealth declined notably due to the housing crisis and the drop in real estate values.  As measured by the nation’s gross domestic product (“GDP”), the recession officially ended in the fourth quarter of 2009, after the national GDP expanded for two consecutive quarters (1.6% annualized growth in the third quarter of 2009 and 5.0% annualized growth in fourth quarter of 2009).  The economic expansion has continued since that date, with GDP growth of 2.8% for calendar year 2010 and1.8% for the first quarter of 2011.  The initial estimate of second quarter GDP growth showed that the economy expanded at a meager 1.3% annual rate, however.  Notably, a large portion of GDP growth during 2009 and into 2010 has been generated through federal stimulus programs, bringing into question the sustainability of the recovery without government support.

The economic recession caused the inflation rate to decrease notably during 2009.  Inflation averaged 3.85% for all of 2008 and a negative 0.34% for all of 2009, indicating a deflationary period.  There was a decline in prices during eight of the 12 months during 2009.  Reflecting a measure of recovery of the economy, the national annualized inflation rate was 1.64% for 2010 and an annualized rate of 2.8% for the first half of 2011.  The national unemployment rate also revealed a modest recovery over the past 12 months.  The reduction in employment during the recession led to fears of a prolonged period of economic stagnation, as consumers were unwilling or unable to increase spending.  The unemployment rate totaled 9.2% as of June 2011, a slight decline from 9.4% as of December 2010, but still high compared to recent historical levels.  There remains significant uncertainty about the near term future, particularly in terms of the speed at which the economy will recover, the impact of the housing crisis on longer term economic growth, and the near-term future performance of the real estate industry, including both residential and commercial real estate prices, all of which have the potential to impact future economic growth.  The current and projected size of government spending and deficits also has the ability to impact the longer-term economic performance of the country.

The northwestern section of the United States is not immune to national economic trends as the regional residential and commercial real estate markets have felt the impact of the nationwide recession, with lowered housing prices and an almost complete shutdown of the construction industry.  In particular, job losses in rural areas such as served by the Bank have caused a notable portion of loan delinquencies and foreclosures.

RP® Financial, LC.	MARKET AREA II.3

The major stock exchange indices have reflected the recent improvement in the downturn in the national economy, reporting significant volatility and an upward trend over the past 12 months.  As an indication of the changes in the nation’s stock markets over the last 12 months, as of June 30, 2011, the Dow Jones Industrial Average closed at 12,414.34, an increase of 27.0% from June 30, 2010, while the NASDAQ Composite Index stood at 2,773.52, an increase of 31.5% over the same time period.  The Standard & Poors 500 Index totaled 1,320.64 as of June 30, 2011, an increase of 28.1% from June 30, 2010.

Regarding factors that most directly impact the banking and financial services industries, in the past year the number of housing foreclosures have reached historical highs, median home values have declined by double digits in most areas of the country, and the housing construction industry has been decimated.  These factors have led to substantial losses at many financial institutions, and subsequent failures of institutions.  Despite efforts by the federal and state governments to limit the impact of the housing crisis, there remain concerns about a “double-dip” housing recession, whereby another wave of foreclosures occur.  Therefore, the Bank will employ strict, prudent underwriting for such loans being placed into its portfolio, and will work to aggressively resolve substandard credits.

Interest Rate Environment

In terms of interest rates, through the first half of 2004, in a reaction to try to avoid a significant slowdown of the economy, the Federal Reserve lowered key market interest rates to historical lows not seen since the 1950s, with the federal funds rate equal to 1.00% and the discount rate equal to 2.00%.  Beginning in June 2004, the Fed began slowly, but steadily increasing the federal funds and overnight interest rates in order to ward off any possibility of inflation.  Through June 2006, the Fed had increased interest rates a total of 17 times, and as of June 2006, the Fed Funds rate was 5.25%, up from 1.00% in early 2004, while the Discount Rate stood at 6.25%, up from 2.00% in early 2004.  The Fed then held these two interest rates steady until mid-2007, at which time the downturn in the economy was evident, and the Fed began reacting to the increasingly negative economic news.  Beginning in August 2007 and through December 2008, the Fed decreased market interest rates a total of 12 times in an effort to stimulate the economy, both for personal and business spending.

RP® Financial, LC.	MARKET AREA II.4

As of January 2009, the Discount Rate had been lowered to 0.50%, and the Federal Funds rate target was 0.00% to 0.25%.  These historically low rates were intended to enable a faster recovery of the housing industry, while at the same time lower business borrowing costs, and such rates have remained in effect through early 2010.  In February 2010, the Fed increased the discount rate to 0.75%, reflecting a slight change to monetary strategy.  The effect of the interest rate decreases since mid-2008 has been most evident in short term rates, which decreased more than longer term rates, increasing the slope of the yield curve.  This low interest rate environment has been maintained as part of a strategy to stimulate the economy by keeping both personal and business borrowing costs as low as possible.  The strategy has achieved its goals, as borrowing costs for residential housing have been at historical lows, and the prime rate of interest remains at a low level.  As of June 30, 2011, one- and ten-year U.S. government bonds were yielding 0.19% and 3.18%, respectively, compared to 0.32% and 2.97%, respectively, as of June 30, 2010.  This has had a positive impact on the net interest margins of many financial institutions, as they rely on a spread between the yields on longer term assets and the costs of shorter term funding sources.  However, institutions who originate substantial volumes of prime-based loans have given up some of this pickup in yield as the prime rate declined from 5.00% as of June 30, 2008 to 3.25% as of June 30, 2011.

Based on the consensus outlook of 53 economists surveyed by The Wall Street Journal in July 2011, economic growth is expected to bounce back in the second half of 2011 to annualized growth rate of 3.1% and remain around 3.0% through 2012.  Most of the economists expect that the unemployment rate will decrease in 2011, but the pace of job growth will only serve to bring the unemployment rate down slowly.  On average, the economists expect that the unemployment rate will be 8.8% by the end of 2011 and 8.1% by the end of 2012, with the economy adding around 2.2 million jobs over the next twelve months.  On average, the economists did not expect the Federal Reserve to begin raising its target rate until the first half of 2012 and the yield on the 10-year Treasury would reach 3.55% by December 2011 and 4.24% by the end of 2012.  Inflation pressures were forecasted to recede going into 2012, as the price of oil was expected to settle around $100 a barrel.  The economists also forecasted home prices would decline 2.4% in 2011, as measured by the Federal Housing Finance Agency index.  Housing starts were forecasted to tick up through 2012, but remain at historically depressed levels.  Historical interest rate data is presented in Exhibit II-2.

RP® Financial, LC.	MARKET AREA II.5

Market Area Demographics

Table 2.1 presents information regarding the demographic and economic trends for the Bank’s market area from 2000 to 2010 and projected through 2015, with additional data shown in Exhibit II-3.  Data for the nation, the state of Washington and the Seattle MSA are included for comparative purposes.  The size and scope of the market area is evidenced by the demographic data, which shows that as of 2010 the total population of the Seattle MSA was 3.46 million, approximately 51% of the state population.  Most of the population base is concentrated along the western border of the region, against Puget Sound, resulting in a relatively urban market area for 1st Security.  Between 2000 and 2010 the annual population growth rate of the Seattle MSA was slightly lower than the state rate and higher than the national rate, indicating a moderately growing area, with the more “suburban” counties of Pierce and Snohomish reporting higher growth rates and Kitsap County reporting the slowest growth rate, 0.6%, for the Bank’s market area.  The slower growth in King County reflects the more developed characteristic of western King County, which is one of the older regions in the state.  In most comparative areas, growth in households has paralleled trends with respect to population, as household growth rates for Kitsap County increased at a 0.8% annual rate compared to higher rates for the other counties.

The 2010 median household income and per capita income levels in King and Snohomish Counties were higher than the state and national averages, while Pierce County and Kitsap County reported income levels slightly below the Washington state average.  Additional data regarding market area income levels is presented in Exhibit II-3.  King and Snohomish Counties contain a larger percentage of higher income white-collar professional employment.  For example, the King County (the highest income levels) median household income was 124% of the state average and 138% of the national average.  Household income distribution patterns provide support for earlier statements regarding the nature of the Bank’s market as approximately 69% of King County households had income levels in excess of $50,000 annually in 2009 while the ratio was 60% for the state of Washington and 55% for the national average.  In 2009, the city of Seattle was ranked as the seventh most educated city in the country, with a large concentration of residents that hold college degrees.  Seattle’s relatively high income coupled with high education levels for a major city, results in King County placing among the 100 wealthiest counties in the United States, which will favorably influence demand for the products and services offered by financial services providers operating in the market.

RP® Financial, LC.	MARKET AREA II.6

Table 2.1
1st Security Bank of Washington
Summary Demographic/Economic Information

				Growth	Growth
	Year			Rate	Rate
	2000	2010	2015	2000-2010	2010-2015
				(%)	(%)
Population(000)
United States	281,422	311,213	323,209	1.0%	0.8%
Washington	5,894	6,756	7,176	1.4%	1.2%
Seattle MSA	3,044	3,462	3,672	1.3%	1.2%
King County	1,737	1,937	2,054	1.1%	1.2%
Pierce County	701	813	861	1.5%	1.2%
Snohomish County	606	713	758	1.6%	1.2%
Kitsap County	232	247	251	0.6%	0.3%

Households(000)
United States	105,480	116,761	121,360	1.0%	0.8%
Washington	2,271	2,612	2,778	1.4%	1.2%
Seattle MSA	1,197	1,370	1,456	1.4%	1.2%
King County	711	797	847	1.2%	1.2%
Pierce County	261	304	323	1.6%	1.2%
Snohomish County	225	268	286	1.8%	1.3%
Kitsap County	86	93	95	0.8%	0.4%

Median Household Income($)
United States	$42,164	$54,442	$61,189	2.6%	2.4%
Washington	$45,770	$60,311	$68,768	2.8%	2.7%
Seattle MSA	$51,488	$69,015	$80,645	3.0%	3.2%
King County	$53,383	$75,693	$88,138	3.6%	3.1%
Pierce County	$45,197	$57,879	$65,288	2.5%	2.4%
Snohomish County	$53,219	$68,912	$79,010	2.6%	2.8%
Kitsap County	$46,848	$60,066	$66,635	2.5%	2.1%

Per Capita Income($)
United States	$21,587	$26,739	$30,241	2.2%	2.5%
Washington	$22,973	$28,691	$33,252	2.2%	3.0%
Seattle MSA	$26,332	$33,821	$39,415	2.5%	3.1%
King County	$29,521	$38,562	$45,291	2.7%	3.3%
Pierce County	$20,948	$25,542	$29,389	2.0%	2.8%
Snohomish County	$23,417	$30,372	$34,880	2.6%	2.8%
Kitsap County	$22,317	$26,450	$30,570	1.7%	2.9%

2010 HH Income Dist.(%)	$25,000	$50,000	$100,000	$100,000 +
United States	20.8%	24.7%	35.7%	18.8%
Washington	17.5%	22.8%	39.2%	20.5%
Seattle MSA	14.0%	19.1%	39.9%	27.0%
King County	13.6%	17.2%	38.3%	31.1%
Pierce County	17.3%	23.9%	41.9%	16.9%
Snohomish County	11.8%	19.3%	42.6%	26.4%
Kitsap County	16.1%	24.2%	41.7%	18.0%

Source: SNL Financial, LC.

RP® Financial, LC.	MARKET AREA II.7

Summary of Local Economy

The Puget Sound region dominates the economy of the Pacific Northwest.  Key employment sectors include aerospace, military, information technology, clean technology, biotechnology, education, logistics, international trade and tourism.  The region is well known for the long-term presence of The Boeing Corporation and Microsoft, two major industry leaders.  The workforce is generally highly educated.  Washington’s geographic proximity to the Pacific Rim and a deepwater port have made it a center for international trade as well, which contributes significantly to the regional economy (one in three jobs in Washington is tied to foreign exports).  The Washington ports handle 6% of all U. S. exports and 7% of all U.S. imports, and the top five trading partners with Washington include Japan, Canada, China, Korea and Ireland.  Tourism has also developed into a major industry for the area, due to the scenic beauty, temperate climate, and easy accessibility.

King County, the location of the city of Seattle, has the largest employment base and overall level of economic activity.  King County’s largest employers include The Boeing Company, Microsoft Corporation, and the University of Washington.  Companies that are headquartered in King County include Alaska Airlines, Amazon.com, Attachmate, Costco, Starbucks and Microsoft.  Pierce County’s economy is also well diversified with the presence of military related government employment (Fort Lewis Army Base and McChord Air Force Base), along with health care (the Franciscan Health System and the Multicare Health System).  In addition, there is a large employment base in the economic sectors of shipping (the Port of Tacoma) and aerospace employment (Boeing).  Snohomish County to the north has an economy based on aerospace employment (Boeing), military (the Everett Naval Station) along with additional employment concentrations in biotechnology, electronics/computers, and wood products.  Eight of the largest employers in the state are headquartered in King County.

The United States Navy is a key element for Kitsap County’s economy.  The United States Navy is the largest employer in the county, with installations at Puget Sound Naval Shipyard, Naval Undersea Warfare Center Keyport and Naval Base Kitsap (which comprises former Naval Submarine Base Bangor, and Naval Station Bremerton).  The largest private employers in the county are the Harrison Medical Center, Wal-Mart, and Port Madison Enterprises.

RP® Financial, LC.	MARKET AREA II.8

Real Estate Trends in the Puget Sound

After a period of rapid growth of residential and commercial real estate, the Seattle MSA has the highest portion of troubled loans in the country.  A partner at Foresight Analytics attributes the Seattle area’s sharp drop-off in loan performance to the market entering its economic downturn behind other parts of the country.  Additionally, a sizeable amount of new construction hit the Puget Sound area market just as the local economy really weakened.  In mid-2008, the Seattle area ranked 39th among metropolitan areas in troubled loans and in the second quarter of 2009, the Seattle MSA had the nation’s highest rate of delinquent loans at 32.7%, double the national delinquency rate of 16.3%.

Contributing to the sharp rise in delinquent loans was a spike in troubled residential real estate development loans, as the Seattle MSA leads the nation with just under 45% of residential land and construction loans delinquent, which is nearly double the national rate of 24.2%.  However, outside of single-family loans, the Seattle MSA market is more in line with the rest of the country.  Foresight Analytics ranks the Seattle MSA 16th in commercial mortgage delinquencies, with 4.8% of commercial mortgages delinquent, which compares with a national delinquency rate of 4.1%.

Given the high level of delinquent loans haunting the Washington-based banks, financial institution failures can be expected.  It is likely that the overbuilt nature of the real estate market in some areas will impact the Bank.

Employment Sectors

Employment data, presented in Table 2.2 on the next page indicates that similar to many larger, developed areas of the country, services are the most prominent sector for the state of Washington and the four market area counties, comprising approximately 34% of total employment.  Additional detail is presented in Exhibit II-4.  The next largest component of the economy of the market area, on average, is government, at 20.8%, reflecting the military bases throughout the Bank’s market area.  Wholesale and retail trade, at 13.5% on average, was another large component of the market area, reflecting the trade employment in the ports of the Puget Sound region.  Government employment was highest in Kitsap and Pierce Counties, reflecting the military bases previously mentioned, with such employment related to the presence of Boeing.  Manufacturing employment is highest in Snohomish County, the location of Boeing’s largest manufacturing and assembly plant, while information-related employment is highest in King County, due to the impact of Microsoft and other information technology employers.  King County’s levels of employment in the different sectors resembled that of the economy of Washington, which was provided for comparative purposes.  This data indicates that Bank’s market area has a relatively diversified economic base, such that a downturn in any one industry will likely not have a large impact on the regional economy.  This diversification provides a level of stability that is a positive factor for financial institutions such as 1st Security.

RP® Financial, LC.	MARKET AREA II.9

Table 2.2
1st Security Bank of Washington
Primary Market Area Employment Sectors
(Percent of Labor Force)(1)

	Washington	Snohomish	King	Pierce	Kitsap
Employment Sector	State	County	County	County	County
	(% of Total Employment)

Services	35.1%	31.2%	37.8%	34.2%	33.8%
Manufacturing	7.3%	16.9%	7.4%	4.4%	1.6%
Wholesale/Retail Trade	13.5%	14.3%	13.1%	13.6%	12.9%
Government	16.5%	14.1%	11.9%	24.8%	32.2%
Finance/Insurance/Real Esate	9.0%	8.7%	10.3%	8.7%	7.8%
Construction	5.8%	7.4%	5.1%	6.7%	5.4%
Arts/Entertainment/Rec.	2.4%	2.2%	2.8%	1.9%	2.5%
Transportation/Utility	3.0%	1.7%	3.5%	3.4%	1.3%
Agriculture	2.2%	0.7%	0.2%	0.5%	0.5%
Other	5.1%	2.8%	7.8%	1.7%	2.1%
Total	100.0%	100.0%	100.0%	100.0%	100.0%
(1) As of 2009
Source: REIS DataSource.

Unemployment Data and Trends

Table 2.3 provides unemployment data which shows that the unemployment rates in the Bank’s four county market area and the state of Washington have all increased over the last 12 months, compared to a decrease for the nation as a whole.  While King and Kitsap Counties reported unemployment rates lower than the national and state unemployment rates, Snohomish and Pierce counties exceeded the state rate, indicating additional weakness to those sections of the market area.  The lower unemployment rates in Kitsap and King Counties are reflective of the somewhat more favorable position of the local economies in those areas.

RP® Financial, LC.	MARKET AREA II.10

Table 2.3
1st Security Bank of Washington
Market Area Unemployment Trends

	July 2010	July 2011
Region	Unemployment	Unemployment

United States	9.5%	9.1%
Washington	8.6%	9.0%
Seattle MSA	8.6%	9.1%
Snohomish County	9.4%	10.0%
King County	8.1%	8.6%
Pierce County	9.0%	9.6%
Kitsap County	7.1%	7.7%

Source: U.S. Bureau of Labor Statistics.

Market Area Deposit Characteristics/Competition

Table 2.4 displays deposit market trends and deposit market share for commercial banks and savings institutions in the market area from June 30, 2006 to June 30, 2010.  Deposit growth trends are important indicators of a market area’s current and future prospects for growth.  The table indicates that commercial banks hold a large portion of the statewide deposit base, 88.2% as of June 30, 2010.  Since June 30, 2006, commercial banks have increased their deposits at a greater rate than savings institutions, 6.5% on an annual basis versus an annualized net decline of 13.4% for savings institutions.

Within the Bank’s four county market area, the table indicates that annualized deposit growth rates in the Bank’s market range from a low of 0.1% per year over the last four years in Kitsap County to a high of 3.5% for Pierce County.  Similar to statewide figures, commercial banks hold in excess of 85% of total financial institution deposits in all four market area counties.  The county deposit growth rate figures indicate that all market area counties except for Kitsap County are increasing at rates close to the state average except for Kitsap County.  In all four market area counties, savings institutions experienced decreases in deposit balances and market share, primarily due to the failure of Washington Mutual, a large thrift that failed in 2009.

RP® Financial, LC.	MARKET AREA II.11

Table 2.4
1st Security Bank of Washington
Deposit Summary

	As of June 30,
	2006			2010			Deposit
		Market	No. of		Market	No. of	Growth Rate
	Deposits	Share	Branches	Deposits	Share	Branches	2006-2010
	(Dollars in Thousands)						(%)

Washington	$99,586,000	100.0%	1,871	$109,218,692	100.0%	1,891	2.3%
Commercial Banks	76,640,000	77.0%	1,484	96,341,512	88.2%	1,703	5.9%
Savings Institutions	22,946,000	23.0%	387	12,877,180	11.8%	188	-13.4%

Snohomish County	$8,075,408	100.0%	180	$8,842,804	100.0%	186	2.3%
Commercial Banks	5,786,884	71.7%	141	7,589,894	85.8%	169	7.0%
Savings Institutions	2,288,524	28.3%	39	1,252,910	14.2%	17	-14.0%
1st Security Bank	53,574	0.7%	5	103,785	1.2%	3	18.0%

King County	$47,373,091	100.0%	526	$51,453,127	100.0%	540	2.1%
Commercial Banks	36,355,822	76.7%	389	45,710,792	88.8%	485	5.9%
Savings Institutions	11,017,269	23.3%	137	5,742,335	11.2%	55	-15.0%
1st Security Bank	64,569	0.1%	4	78,875	0.2%	2	5.1%

Pierce County	$8,126,385	100.0%	199	$9,322,735	100.0%	200	3.5%
Commercial Banks	6,526,293	80.3%	156	8,819,650	94.6%	184	7.8%
Savings Institutions	1,600,092	19.7%	43	503,085	5.4%	16	-25.1%
1st Security Bank	48,055	0.6%	3	28,826	0.3%	1	-12.0%

Kitsap County	$2,289,660	100.0%	74	$2,301,538	100.0%	66	0.1%
Commercial Banks	1,807,605	78.9%	61	2,138,457	92.9%	61	4.3%
Savings Institutions	482,055	21.1%	13	163,081	7.1%	5	-23.7%
1st Security Bank	9,006	0.4%	1	23,606	1.0%	1	27.2%

Source: FDIC.

Since June 30, 2006, 1st Security has recorded increases in deposits in three of the four market area counties, with annual increases ranging from 5.1% in King County to 27.2% in Kitsap County.  The Bank’s deposits declined in Pierce County, due to the closure of certain offices in that county between 2006 and 2011.  The Bank’s market shares of deposits ranged from 0.3% in Pierce County to a high of 1.2% in Snohomish County.

Market Area Counties Deposit Competitors

As detailed in the data showing competitor deposits (see Table 2.5), significant competitors for the Bank consist of large nationwide and superregional banks, including Bank of America, Wells Fargo and JPMorgan Chase, all of which maintain a strong presence in the regional market.  This factor, however, allows 1st Security to position itself as a community bank, locally owned and managed.

RP® Financial, LC.	MARKET AREA II.12

As of June 30, 2010, 1st Security maintained relatively small deposit market shares in the Seattle MSA counties, representative of the overall large size of the deposit base and indicating that future deposit gains and market share gains are possible.  In the smaller markets such as Kitsap County, the Bank still reported a relatively small market share of 1.0% (however, the Bank only has one office location in Kitsap County).

Table 2.5
1st Security Bank of Washington
Market Area Counties Deposit Competitors

Snohomish County, WA	Bank of America (16.3%)
JPMorgan Chase Bank (10.7%)
Union Bank NA (10.4%)
Cascade Bank (9.1%)
1st Security (1.2%)

King County, WA	Bank of America (29.9%)
Wells Fargo (12.6%)
US Bank NA (11.5%)
JPMorgan Chase Bank (9.4%)
1st Security (0.2%)

Pierce County, WA	Columbia State Bank (18.1%)
Wells Fargo (14.6%)
Keybank NA (14.3%)
Bank of America, NA (13.4%)
1st Security (0.3%)

Kitsap County, WA	Kitsap Bank (22.5%)
Bank of America, NA (21.0%)
JPMorgan Chase Bank (12.3%)
Wells Fargo (9.0%)
1st Security (1.0%)
Source: FDIC.

RP® Financial, LC.	MARKET AREA II.13

Summary

The overall condition of the primary market area can be characterized as positive, with growth potential in all four market area counties based on regional population and economic projections. The overall total population base within the Bank’s market area provides the potential for additional banking customers.  In addition, income levels are relatively high and growing in line with national averages, indicating an increasing amount of personal wealth for residents.  Considering these local demographic and economic trends and the number of formidable competitors in the market area, the competition for deposits is expected to remain substantial, precipitating the need for 1st Security to pay competitive deposit rates, provide high quality service and to continue to provide electronic banking capabilities to increase local market share.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.1

III.  PEER GROUP ANALYSIS

This chapter presents an analysis of 1st Security’s operations versus a group of comparable savings institutions (the “Peer Group”).  The Peer Group was selected from the universe of all publicly-traded savings institutions in a manner consistent with the regulatory valuation guidelines.  The basis of the pro forma market valuation of 1st Security is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments for key differences relative to the Peer Group.  Since no Peer Group can be exactly comparable to 1st Security, key areas examined for differences are:  financial condition; profitability, growth and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and effect of government regulations and regulatory reform.

Peer Group Selection

The Peer Group selection process is governed by the general parameters set forth in the regulatory valuation guidelines.  Accordingly, the Peer Group is comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange (NYSE or AMEX), or is NASDAQ-listed, since trading activity for such stocks is regularly reported and generally more frequent than for non-publicly traded and closely-held institutions.  Institutions that are not listed on a national exchange or on NASDAQ are inappropriate, since the trading activity for thinly-traded or closely-held stocks is typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value.  We have also excluded from the Peer Group those companies under acquisition or subject to rumored acquisition, mutual holding companies, and recent conversions, because their pricing ratios are distorted and/or have limited trading history.  A recent listing of the universe of all publicly-traded savings institutions is included as Exhibit III-1.

Ideally, the Peer Group, which must have at least 10 members to comply with the regulatory valuation guidelines, should be comprised of locally- or regionally-based institutions with comparable resources, strategies and financial characteristics.  There are approximately 140 publicly-traded institutions nationally and, thus, it is typically the case that the Peer Group will be comprised of institutions with relatively comparable characteristics.  Valuation adjustments will be applied to account for the differences that exist between the converting institution and the Peer Group.  Since 1st Security will be a fully public company upon completion of the offering, we considered only fully public companies to be viable candidates for inclusion in the Peer Group.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.2

From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of 1st Security.  In the selection process, we applied two “screens” to the universe of all public companies that were eligible for consideration:

o	Screen #1 Washington institutions with assets less than $1 billion (In-state Peers). Two companies met the criteria for Screen #1 and both were included in the Peer Group.

o
Screen #2  Other institutions with assets less than $400 million and positive core earnings, excluding those in the northeast and mid-Atlantic regions of the country (National Peers).  The northeast and mid-Atlantic regions of the U.S. were excluded because the economic downturn was not as severe in these areas, and this has influenced the pricing ratios of public thrifts operating in these areas.  The remaining eight companies met the criteria for Screen #2.

Exhibit III-1 provides financial and public market pricing characteristics of all publicly-traded thrifts, while Exhibit III-2 provides financial and public market pricing characteristics of the Peer Group selection screens.  Table 3.1 shows the general characteristics of each of the 10 Peer Group companies and Exhibit III-3 provides summary demographic and deposit market share data for the primary market areas served by each of the Peer Group companies.  While there are expectedly some differences between the Peer Group companies and 1st Security, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments.  The following sections compare the Bank’s financial condition, income and expense trends, loan composition, credit risk and interest rate risk to that of the Peer Group using the most recent publicly available financial information.

A summary description of the key comparable characteristics of each of the Peer Group companies relative to 1st Security’s characteristics is detailed below.

o
Athens Bancshares, Inc. of TN.  Athens Bancshares conducts operations out of 7 offices in southeastern Tennessee, serving suburban areas north of Chattanooga.  Athens reported the second highest GAAP equity to assets of all Peer Group members, and operates with a similar level of loans receivable as the Bank.  Athens recorded a very high level of non-interest income relative to the Bank and the Peer Group.

o
Eagle Bancorp of MT.  Eagle Bancorp operates out of 6 offices in southwestern Montana.  Eagle maintains a relatively high level of MBS and relatively low level of cash and equivalents relative to the Bank and the Peer Group, and, like Athens, recorded a high capital ratio.  Eagle funds operations with a higher proportion of borrowings, on average, than the Peer Group.  Earnings at Eagle were derived from significant levels of non-operating income, and although Eagle’s NPAs/assets ratio was lower than the Bank’s the Bank recorded higher reserve levels.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.3

Table 3.1
Peer Group of Publicly-Traded Thrifts
September 2, 2011

				Operating	Total			Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Primary Market	Strategy(1)	Assets(2)		Offices	Year	Date	Price	Value
										($)	($Mil)
RVSB	Riverview Bancorp, Inc. of WA	NASDAQ	Vancouver, WA	Thrift	$886		17	03-31	10/97	$2.61	$59
TSBK	Timberland Bancorp, Inc. of WA	NASDAQ	Hoquiam, WA	Thrift	$735		22	09-30	01/98	$5.05	$36
LSBI	LSB Financial Corp. of Lafayette IN	NASDAQ	Lafayette, IN	Thrift	$360		5	12-31	02/95	$13.30	$21
FABK	First Advantage Bancorp of TN	NASDAQ	Clarksville, TN	Thrift	$350		5	12-31	11/07	$12.70	$52
EBMT	Eagle Bancorp Montana of MT	NASDAQ	Helena, MT	Thrift	$331		6	06-30	04/10	$10.46	$41
LABC	Louisiana Bancorp, Inc. of LA	NASDAQ	Metairie, LA	Thrift	$320		3	12-31	07/07	$16.03	$55
JXSB	Jacksonville Bancorp Inc. of IL	NASDAQ	Jacksonville, IL	Thrift	$305		7	12-31	07/10	$13.70	$26
AFCB	Athens Bancshares, Inc. of TN	NASDAQ	Athens, TN	Thrift	$283		7	12-31	01/10	$12.70	$35
FFNM	First Federal of Northern Michigan of MI	NASDAQ	Alpena, MI	Thrift	$219		8	12-31	04/05	$3.75	$11
FFDF	FFD Financial Corp. of Dover OH	NASDAQ	Dover, OH	Thrift	$211	M	5	06-30	04/96	$15.00	$15

NOTES:	(1)	Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified and Ret.=Retail Banking.
	(2)	Most recent quarter end available (E=Estimated and P=Pro Forma).

Source: SNL Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.4

o
FFD Financial Corp. of Dover OH.  FFD Financial operates out of 5 offices in Dover, which is located in central Ohio between Columbus and Pittsburgh, Pennsylvania.  With $211 million in assets, FFD is the smallest Peer Group member.  It recorded the highest asset growth and the lowest equity/assets ratio in the Peer Group.  FFD has a similar strategy of originating commercial business loans, and its portfolio of commercial business loans was equal in proportion to the Bank’s.  Asset quality at FFD was slightly favorable relative to the Peer Group and the Bank.

o
First Advantage Bancorp of TN.  First Advantage operates out of 5 offices in north central Tennessee.  First Advantage recorded the highest not worth among all Peer Group members (19.3% vs. a median of 12.5% for the Peer group). Like Eagle, First Advantage maintains a greater wholesale leveraging strategy than the other Peer Group members by using borrowings to fund investments.  The loan portfolio for First Advantage had significantly higher ratios of construction loans than the Peer Group and the Bank, but First Advantage also recorded substantially below average NPA/Assets ratios.

o
First Fed of Northern Michigan.  First Fed operates 8 offices in northern Michigan.  Reflecting the relatively poor economic conditions in that part of the country, First Fed reported the lowest earnings of all Peer Group members and asset quality measures that were less favorable, on average, than the Peer Group and the Bank.  Like the other Peer Group members, First Fed’s loan portfolio mix was more reflective a traditional thrift than the Bank’s.

o
Jacksonville Bancorp, Inc. of IL.  Jacksonville is a 7-office institution with a market area in the suburbs west of Springfield, in central Illinois.  Jacksonville has a relatively low loans-to-deposits ratio, and has been reinvesting funds into MBS.  Jacksonville recorded the highest reported and core earnings of all the Peer Group members, which is largely a function of non-interest sources of income.  Jacksonville also recorded the highest consumer loan ratio of all the Peer Group members, although at 5.2% it is much lower than the ratio of 45.7% recorded by the Bank.  Jacksonville’s asset quality measures were moderately better than the Bank’s and the Peer Group average.

o
LSB Financial Corp. of IN.  LSB operates out of 5 offices in an around Lafayette, a town in central Indiana northwest of Indianapolis.  LSB has the highest loans to assets ratio among Peer Group members, with a loan portfolio consisting primarily of 1-4 family residential and commercial real estate/multi-family residential mortgages.  LSB maintains the second highest ratio of non-residential mortgages in the Peer Group, with the higher risk of this portfolio reflected in the highest loan loss provisions and second highest NPA/Assets ratio of all Peer Group members.  LSB’s earnings were comparable to Peer Group averages.

o
Louisiana Bancorp, Inc. of LA.  Louisiana Bancorp is the southernmost member of the Peer Group and operates out of three offices in the New Orleans/Metairie area of Louisiana.  Louisiana Bancorp’s balance sheet is characterized by wholesale funding (it maintains the highest borrowings level among all the Peer Group companies), which has largely been reinvested into MBS and investments (it maintains the highest ratio of MBS & investments).  The loans to assets ratio is among the lowest at 57.9%.  Nevertheless, Louisiana Bancorp recorded stronger than average earnings due to very low loss provisions and low operating expenses, which is reflective of its low loan ratio and focus on purchasing low risk MBS and investment securities. This strategy of low risk investments has also resulted in more favorable asset quality measures for all the Peer Group companies.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.5

o
Riverview Bancorp. Inc. of WA.  Riverview is the largest Peer Group member and operates out of 17 offices in the Vancouver area of southwest Washington State.  Riverview reported relatively high ratios of loans/assets deposit funding, along with the highest level of intangible assets of all Peer Group members.  Riverview was less profitable than the Peer Group, on average, due to higher loan loss provisions and operating expenses.  Riverview reported the lowest investment in 1-4 family mortgage loans but had the highest concentration of commercial real estate/multi-family mortgages, resulting in the highest risk-weighted assets-to-assets ratio.  Riverview’s asset quality ratios on balance were somewhat less favorable than the Peer Group and the Bank’s averages.

o
Timberland Bancorp, Inc. of WA.  Timberland recorded the second largest asset base in the Peer Group and operates from 22 offices in Seattle, Olympia, and southern suburbs of Seattle.   Timberland maintained the highest ratio of cash and equivalents, which serves to offset their relatively high ratios of commercial real estate/multi-family residential mortgages and construction loans relative to the Peer Group.  However, earnings at Timberland have been negatively impacted by relatively higher levels of loan loss reserves and operating expenses compared to the Peer Group.  Timberland also recorded the least favorable asset quality among all of the Peer Group members, with NPAs/Assets exceeding 8.0% versus an average of 3.2% for all the Peer Group members.

In aggregate, the median Peer Group company maintained a higher ratio of tangible equity than the industry average (13.4% of assets versus 10.1% for all non-MHC public companies), generated a similar core earnings ratio (0.37% ROAA versus 0.31% for all non-MHC public companies), and earned a slightly lower core ROE (2.77% ROE versus 3.02% for all non-MHC public companies).  Overall, the Peer Group’s average P/B ratio and average P/Core earnings multiple were below the respective averages for all non-MHC publicly-traded thrifts.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.6

	All Fully-Conv.
	Publicly-Traded		Peer Group

Financial Characteristics (Medians)
Assets ($Mil)	$902		$400
Market capitalization ($Mil)	$59.7		$35.1
Tangible Equity/assets (%)	10.10%		13.35%
Core Return on average assets (%)	0.31%		0.37%
Core Return on average equity (%)	3.02%		2.77%

Pricing Ratios (Medians)(1)
Price/earnings (x)	14.61	x	17.27	x
Price/book (%)	79.54%		69.11%
Price/assets (%)	8.06%		7.94%

(1)  Based on market prices as of September 2, 2011.

Ideally, the Peer Group companies would be comparable to 1st Security in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such companies.  However, in general, the companies selected for the Peer Group were fairly comparable to 1st Security, as will be highlighted in the following comparative analysis.

Financial Condition

Table 3.2 shows comparative balance sheet measures for 1st Security and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above.  The Bank’s and the Peer Group’s ratios reflect balances as of June 30, 2011, unless indicated otherwise for the Peer Group companies.  1st Security’s tangible equity-to-assets ratio of 9.5% was below the Peer Group’s median tangible equity to assets ratio of 11.4%.  The Bank’s pro forma capital position will increase with the addition of stock proceeds, providing the Bank with an equity-to-assets ratio that will exceed the Peer Group’s ratio.  The increase in the Bank’s pro forma capital position will be favorable from a risk perspective and in terms of future earnings potential that could be realized through leverage and lower funding costs.  At the same time, the Bank’s higher pro forma capitalization will initially depress return on equity.  Both 1st Security’s and the Peer Group’s capital ratios reflected capital surpluses with respect to the regulatory capital requirements, with the Peer Group’s ratios currently exceeding the Bank’s ratios.  On a pro forma basis, the Bank’s regulatory surpluses will become more significant.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.7

Table 3.2
Balance Sheet Composition and Growth Rates
Comparable Institution Analysis
As of June 30, 2011

		Balance Sheet as a Percent of Assets
		Cash &	MBS &				Borrowed	Subd.	Net	Goodwill	Tng Net
		Equivalents	Invest	BOLI	Loans	Deposits	Funds	Debt	Worth	& Intang	Worth

1st Security Bank of WA
June 30, 2011		11.1%	5.0%	0.0%	77.1%	88.5%	1.4%	0.0%	9.5%	0.0%	9.5%

All Public Companies
Averages		6.2%	21.4%	1.5%	65.9%	73.5%	12.5%	0.5%	12.4%	0.7%	11.7%
Medians		4.7%	19.7%	1.6%	67.8%	73.2%	11.1%	0.0%	11.5%	0.1%	10.6%

State of WA
Averages		12.5%	10.6%	1.5%	68.6%	75.0%	10.7%	0.5%	13.1%	1.1%	12.0%
Medians		13.0%	10.7%	1.8%	66.6%	75.9%	8.1%	0.0%	12.2%	0.8%	11.8%

Comparable Group
Averages		6.1%	17.6%	1.3%	69.9%	75.3%	9.5%	0.4%	13.8%	0.5%	13.3%
Medians		4.7%	18.2%	1.6%	70.3%	78.8%	7.1%	0.0%	12.5%	0.1%	11.4%

Comparable Group
AFCB	Athens Bancshares, Inc. of TN	6.4%	15.8%	3.2%	71.3%	77.4%	3.5%	0.0%	17.7%	0.1%	17.6%
EBMT	Eagle Bancorp Montana of MT	2.9%	31.7%	2.1%	56.6%	63.2%	18.4%	1.6%	15.9%	0.0%	15.9%
FFDF	FFD Financial Corp. of Dover OH (1)	7.3%	4.0%	0.0%	85.7%	83.8%	6.6%	0.0%	8.9%	0.0%	8.9%
FABK	First Advantage Bancorp of TN	5.4%	20.5%	0.1%	69.8%	64.3%	15.2%	0.0%	19.3%	0.0%	19.3%
FFNM	First Federal of N. Michigan of MI	1.8%	24.4%	0.6%	66.4%	71.3%	16.8%	0.0%	11.0%	0.2%	10.8%
JXSB	Jacksonville Bancorp Inc. of IL	1.8%	34.5%	1.4%	57.4%	84.2%	1.4%	0.0%	12.7%	0.9%	11.8%
LSBI	LSB Financial Corp. of Lafayette IN	3.7%	4.2%	1.9%	87.0%	84.4%	5.0%	0.0%	10.1%	0.0%	10.1%
LABC	Louisiana Bancorp, Inc. of LA	4.0%	36.3%	0.0%	57.9%	59.9%	20.4%	0.0%	18.4%	0.0%	18.4%
RVSB	Riverview Bancorp, Inc. of WA	10.0%	1.8%	1.8%	76.5%	83.9%	0.3%	2.6%	12.2%	2.9%	9.3%
TSBK	Timberland Bancorp, Inc. of WA	18.0%	2.4%	1.9%	70.9%	80.2%	7.6%	0.0%	11.7%	0.8%	10.9%

		Balance Sheet Annual Growth Rates							Regulatory Capital
			MBS, Cash &			Borrows.	Net	Tng Net
		Assets	Investments	Loans	Deposits	&Subdebt	Worth	Worth	Tangible	Core	Reg.Cap.

1st Security Bank of WA
June 30, 2011		-2.07%	40.59%	-7.69%	2.72%	-79.37%	8.03%	8.03%	11.31%	11.31%	12.57%

All Public Companies
Averages		1.41%	7.71%	-0.47%	3.49%	-17.49%	1.96%	1.65%	10.89%	10.83%	18.90%
Medians		0.36%	6.47%	-2.88%	1.76%	-12.19%	1.66%	1.61%	9.91%	9.91%	17.33%

State of WA
Averages		-4.05%	25.17%	-10.49%	-2.38%	-29.97%	13.03%	15.38%	12.47%	12.47%	18.84%
Medians		-2.82%	20.47%	-7.61%	-1.95%	-30.06%	1.34%	1.61%	12.47%	12.47%	17.10%

Comparable Group
Averages		0.44%	12.08%	0.29%	2.43%	-12.11%	7.36%	4.22%	12.64%	12.64%	19.16%
Medians		1.03%	10.04%	1.09%	2.84%	-8.34%	1.59%	1.04%	13.61%	13.61%	16.60%

Comparable Group
AFCB	Athens Bancshares, Inc. of TN	0.51%	-3.05%	1.79%	0.16%	8.20%	0.01%	0.16%	13.61%	13.61%	20.97%
EBMT	Eagle Bancorp Montana of MT	1.64%	-4.92%	5.68%	5.68%	-8.74%	0.10%	0.10%	16.78%	16.78%	NA
FFDF	FFD Financial Corp. of Dover OH (1)	5.76%	43.75%	2.27%	7.51%	-7.93%	3.47%	3.47%	NA	NA	NA
FABK	First Advantage Bancorp of TN	1.56%	-9.34%	6.76%	3.30%	-6.12%	-0.46%	-0.46%	14.08%	14.08%	19.57%
FFNM	First Federal of N. Michigan of MI	-3.54%	23.52%	-11.56%	-1.09%	-14.80%	2.41%	3.78%	10.04%	10.04%	16.53%
JXSB	Jacksonville Bancorp Inc. of IL	2.75%	7.54%	0.40%	-2.25%	49.39%	48.61%	NM	9.75%	9.75%	15.66%
LSBI	LSB Financial Corp. of Lafayette IN	-4.94%	17.08%	-6.17%	1.02%	-56.10%	5.31%	5.31%	9.90%	9.90%	14.60%
LABC	Louisiana Bancorp, Inc. of LA	-2.30%	-15.05%	9.01%	2.38%	-5.77%	-12.35%	-12.35%	14.31%	14.31%	30.21%
RVSB	Riverview Bancorp, Inc. of WA	2.57%	48.71%	-3.00%	3.81%	-52.63%	25.71%	36.88%	NA	NA	NA
TSBK	Timberland Bancorp, Inc. of WA	0.35%	12.55%	-2.22%	3.79%	-26.57%	0.76%	1.04%	NA	NA	16.60%

(1)  Financial information is for the quarter ending March 31, 2011.

Source:  SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2011 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.8

The interest-earning asset compositions for the Bank and the Peer Group were somewhat similar, with loans constituting the bulk of interest-earning assets for both.  The Bank’s loans-to-assets ratio of 77.1% modestly exceeded the Peer Group ratio of 70.3%.  Some of the difference was reflected in the Peer Group’s higher proportion of MBS and investments to assets, as measured at 18.2% versus 5.0% for the Bank.  The Bank made up the remainder by of the difference by recording a higher ratio of cash and equivalents (11.1% of assets) than the Peer Group (4.7% of assets).  Overall, 1st Security’s and the Peer Group’s ratios of interest-earning assets to assets were 93.2% and 94.8%, respectively.

1st Security’s and the Peer Group’s funding liabilities reflected similar funding strategies.  Both the Bank and the Peer Group relied primarily on deposits for funding, with deposits representing 88.5% and 78.8% of assets, respectively.  The Peer Group relied more heavily on borrowings (7.1% of assets) than the Bank (1.4% of assets).  The Bank’s total interest-bearing liabilities of 89.9% exceeded the Peer Group median of 85.6% due to the Bank’s lower equity-to-assets ratio.  Following the increase in capital provided by the net proceeds of the stock offering, the Bank’s ratio of interest-bearing liabilities as a percent of assets will be lower than the Peer Group’s ratio.

A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio.  Presently, the Bank’s IEA/IBL ratio of 103.7% is lower than the Peer Group’s ratio of 110.2%, which indicates that the Bank currently has lower earnings power than the Peer Group.  The additional capital realized from stock proceeds will provide 1st Security with additional capital and an IEA/IBL ratio that exceeds the Peer Group ratio, as stock proceeds will be deployed into interest-earning assets increase and the asset base will increase, thereby lowering the ratio of interest bearing liabilities.

Table 3.2 also displays annual growth rates for key balance sheet items.  1st Security’s and the Peer Group’s growth rates are for the 12 month period from June 30, 2010 to June 30, 2011.  During this period, the Bank recorded modest asset shrinkage of 2.7% versus slight asset growth of 1.0% recorded by the Peer Group.  In practical terms, however, neither the Bank nor the Peer Group experienced significant changes in total assets during this period.  Growth rate differences within the balance sheet were more significant.  The Bank experienced a reallocation of assets from loans to MBS, cash and investments, as limited loan demand and economic conditions warranted such reinvestment of cash flows.  The Peer Group experienced a similar trend, but was able to achieve low loan growth.  Funding trends were very similar for the Bank and Peer Group, as both used deposit inflows to pay down borrowings, with the Bank’s borrowings declining to a greater extent than the Peer Group’s.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.9

1st Security recorded higher equity growth than the Peer Group due to higher earnings and the lack of capital strategies such as dividend payments and stock repurchases.  The increase in equity realized from stock proceeds will likely depress the Bank’s equity growth rate initially following the stock offering.  Dividend payments and stock repurchases, pursuant to regulatory limitations and guidelines could also potentially slow the Bank’s equity growth rate in the longer term following the stock offering.

Income and Expense Components

Table 3.3 displays statements of operations for the Bank and the Peer Group, with the income ratios based on earnings for the twelve months ended June 30, 2011, unless otherwise indicated for the Peer Group companies.  1st Security reported net income of 0.69% of average assets compared to median net income of 0.57% for the Peer Group.  The higher net interest income, higher non-interest operating income and lower taxes recorded by the Bank more than offset its higher loss provisions and higher operating expenses relative to the Peer Group.

The Bank’s stronger net interest income ratio was realized through maintenance of a higher interest income ratio of 6.25% versus 4.92% for the Peer Group.  1st Security’s higher interest income ratio was supported by its very large proportion of consumer loans, which resulted in a weighted average asset yield of 6.80% versus 5.26% yielded by the more traditional loan portfolios of the Peer Group.  Interest expense ratios were nearly equal at 1.28% and 1.26% for the Bank and the Peer Group, respectively, as reflected in their nearly equal cost of funds.  Overall, 1st Security recorded net interest income of 4.96% versus 3.61% for the Peer Group.

In another key area of core earnings strength, the Bank’s advantage in net interest income was nearly erased by its higher operating expenses of 4.30% versus a median of 3.29% for the Peer Group.  The Bank’s relatively high operating expense are attributable in large part to the consumer lending program, which carries higher administrative costs to operate, and to a relatively high cost branch network.  On a post-offering basis, the Bank’s operating expenses can be expected to increase with the addition of stock benefit plans and certain expenses that result from being a publicly-traded company, with such expenses already impacting the Peer Group’s operating expenses.  At the same time, 1st Security’s capacity to leverage operating expenses will be greater than the Peer Group’s leverage capacity following the increase in capital realized from the infusion of net stock proceeds.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.10

Table 3.3
Income as Percent of Average Assets and Yields, Costs, Spreads
Comparable Institution Analysis
For the 12 Months Ended June 30, 2011

			Net Interest Income					Other Income
						Loss	NII				Total
		Net				Provis.	After	Loan	R.E.	Other	Other
		Income	Income	Expense	NII	on IEA	Provis.	Fees	Oper.	Income	Income

1st Security Bank of WA
June 30, 2011		0.69%	6.25%	1.28%	4.96%	0.95%	4.01%	0.00%	0.00%	0.90%	0.90%

All Public Companies
Averages		0.10%	4.43%	1.38%	3.05%	0.65%	2.41%	0.02%	-0.09%	0.85%	0.78%
Medians		0.41%	4.42%	1.36%	3.07%	0.37%	2.61%	0.00%	-0.01%	0.65%	0.59%

State of WA
Averages		-0.26%	4.89%	1.48%	3.42%	1.08%	2.34%	0.05%	-0.35%	1.22%	0.92%
Medians		0.14%	4.84%	1.66%	3.47%	0.95%	2.30%	0.01%	-0.36%	0.94%	0.89%

Comparable Group
Averages		0.54%	4.89%	1.30%	3.59%	0.50%	3.10%	0.00%	-0.03%	0.80%	0.76%
Medians		0.57%	4.92%	1.26%	3.61%	0.41%	3.14%	0.00%	0.00%	0.92%	0.83%

Comparable Group
AFCB	Athens Bancshares, Inc. of TN	0.59%	5.18%	1.34%	3.84%	0.72%	3.13%	0.00%	0.00%	1.59%	1.59%
EBMT	Eagle Bancorp Montana of MT	0.73%	4.52%	1.23%	3.28%	0.29%	3.00%	-0.10%	-0.04%	0.55%	0.40%
FFDF	FFD Financial Corp. of Dover OH (1)	0.70%	5.15%	1.53%	3.62%	0.43%	3.19%	0.00%	0.00%	0.24%	0.24%
FABK	First Advantage Bancorp of TN	0.54%	5.10%	1.27%	3.83%	0.39%	3.43%	0.00%	0.00%	0.43%	0.43%
FFNM	First Federal of N. Michigan of MI	0.06%	4.97%	1.26%	3.71%	0.25%	3.47%	0.00%	0.00%	0.95%	0.95%
JXSB	Jacksonville Bancorp Inc. of IL	1.00%	4.60%	1.14%	3.46%	0.31%	3.15%	0.12%	0.00%	1.04%	1.16%
LSBI	LSB Financial Corp. of Lafayette IN	0.49%	4.93%	1.34%	3.59%	1.00%	2.59%	0.00%	-0.14%	0.90%	0.77%
LABC	Louisiana Bancorp, Inc. of LA	0.74%	4.81%	1.74%	3.08%	0.02%	3.05%	0.00%	-0.10%	0.37%	0.27%
RVSB	Riverview Bancorp, Inc. of WA	0.38%	4.92%	0.86%	4.06%	0.62%	3.44%	0.00%	-0.05%	0.94%	0.89%
TSBK	Timberland Bancorp, Inc. of WA	0.14%	4.72%	1.26%	3.47%	0.95%	2.52%	-0.02%	0.00%	0.94%	0.93%

		G&A/Other Exp.		Non-Op. Items		Yields, Costs, and Spreads
									MEMO:	MEMO:
		G&A	Goodwill	Net	Extrao.	Yield	Cost	Yld-Cost	Assets/	Effective
		Expense	Amort.	Gains	Items	On Assets	Of Funds	Spread	FTE Emp.	Tax Rate

1st Security Bank of WA
June 30, 2011		4.30%	0.00%	0.08%	0.00%	6.80%	1.45%	5.35%	$3,453	0.00%

All Public Companies
Averages		2.92%	0.06%	0.10%	0.00%	4.75%	1.59%	3.16%	$5,867	29.76%
Medians		2.86%	0.00%	0.06%	0.00%	4.70%	1.58%	3.19%	$4,965	30.31%

State of WA
Averages		3.50%	0.01%	0.11%	0.00%	5.31%	1.69%	3.62%	$6,912	29.73%
Medians		3.43%	0.01%	0.08%	0.00%	5.19%	1.80%	3.74%	$7,001	32.25%

Comparable Group
Averages		3.31%	0.02%	0.24%	0.00%	5.23%	1.53%	3.70%	$3,504	29.56%
Medians		3.29%	0.00%	0.21%	0.00%	5.26%	1.49%	3.73%	$3,368	31.14%

Comparable Group
AFCB	Athens Bancshares, Inc. of TN	3.91%	0.03%	0.00%	0.00%	5.55%	1.66%	3.90%	$3,015	24.01%
EBMT	Eagle Bancorp Montana of MT	3.02%	0.00%	0.67%	0.00%	4.95%	1.48%	3.47%	NM	30.47%
FFDF	FFD Financial Corp. of Dover OH (1)	2.73%	0.00%	0.36%	0.00%	5.30%	1.70%	3.61%	NM	34.26%
FABK	First Advantage Bancorp of TN	3.39%	0.00%	0.34%	0.00%	5.33%	1.59%	3.74%	$4,075	32.62%
FFNM	First Federal of N. Michigan of MI	4.27%	0.13%	0.05%	0.00%	5.36%	1.42%	3.93%	$2,576	NM
JXSB	Jacksonville Bancorp Inc. of IL	3.20%	0.00%	0.22%	0.00%	4.92%	1.31%	3.61%	$2,932	25.50%
LSBI	LSB Financial Corp. of Lafayette IN	2.96%	0.00%	0.33%	0.00%	5.21%	1.49%	3.72%	$3,955	33.88%
LABC	Louisiana Bancorp, Inc. of LA	2.41%	0.00%	0.16%	0.00%	4.91%	2.18%	2.72%	$5,003	31.14%
RVSB	Riverview Bancorp, Inc. of WA	3.80%	0.01%	0.03%	0.00%	5.57%	0.98%	4.59%	$3,721	32.25%
TSBK	Timberland Bancorp, Inc. of WA	3.43%	0.02%	0.19%	0.00%	5.17%	1.43%	3.74%	$2,753	21.94%

(1)  Financial information is for the quarter ending March 31, 2011.

Source:  SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2011 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.11

When viewed together, net interest income and operating expenses provide considerable insight into a thrift’s earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities.  In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Bank’s earnings were nearly equal to the Peer Group’s, based on respective expense coverage ratios of 1.15x for 1st Security and 1.10x for the Peer Group.  A ratio less than 1.00x indicates that an institution depends on non-interest operating income to achieve profitable operations.

Sources of non-interest operating income provided a marginally greater contribution to the Bank’s earnings (0.90%), representing a slight advantage over the Peer Group (0.83%).  Taking non-interest operating income into account in comparing the Bank’s and the Peer Group’s earnings, 1st Security’s and the Peer Group’s efficiency ratios (operating expenses, net of amortization of intangibles, as a percent of the sum of non-interest operating income and net interest income) were nearly the same at 73.4% (Bank) and 74.1% (Peer Group).

Recurring loan loss provisions had a larger impact on the Bank’s earnings, with loan loss provisions established by the Bank and the Peer Group equaling 0.95% and 0.41% of average assets, respectively.  The impact of loan loss provisions on the Bank’s and the Peer Group’s earnings, particularly when taking into consideration the prevailing credit market environment for mortgage based lenders, were indicative of asset quality factors facing the overall thrift industry in the current operating environment, and are indicative of the higher risk loan portfolio profile maintained by the Bank.

For the 12 months ended June 30, 2011, the Bank and the Peer Group reported net non-operating gains of 0.08% and 0.21% of average assets, respectively.  The Bank’s gains were attributable to a branch sale that occurred during the 12 month period.  Typically, gains and losses generated from non-operating items are viewed as non-recurring in nature, particularly to the extent that such gains and losses result from the sale of investments or other assets that are not considered to be part of an institution’s core operations.  Comparatively, to the extent that gains have been derived through selling fixed rate loans into the secondary market, such gains may be considered to be an ongoing activity for an institution and, therefore, warrant some consideration as a core earnings factor for an institution.  However, loan sale gains are still viewed as a more volatile source of income than income generated through the net interest margin and non-interest operating income.  Extraordinary items were not a factor in either the Bank’s or the Peer Group’s earnings.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.12

Reporting profitable operations, the Peer Group reported an average effective tax rate of 31.1%, while the net loss recorded by 1st Security in past periods resulted in tax loss carryforwards for the Bank, thus the Bank recorded no taxes during the twelve months ended June 30, 2011.  As indicated in the prospectus, the Bank’s effective marginal tax rate is assumed to equal 34.0% when calculating the after tax return on conversion proceeds.

Loan Composition

Table 3.4 presents data related to the Bank’s and the Peer Group’s loan portfolio compositions (including the investment in MBS).  The Bank’s loan portfolio composition reflected that of a non-traditional thrift strategy, with a much lower concentration of 1-4 family permanent mortgage loans and MBS than maintained by the Peer Group (10.5% of assets versus a median of 37.4% for the Peer Group).  The Peer Group reported higher ratios of both MBS and 1-4 family loans than the Bank.  Loans serviced for others equaled 17.8% and 35.9% of the Bank’s and the Peer Group’s assets, respectively, thereby indicating a greater influence of loan servicing income on the Peer Group’s earnings.

Diversification into higher risk and higher yielding types of lending was significantly greater for the Bank than the Peer Group companies on average.  Consumer loans represented the most significant area of lending diversification for the Bank (45.7% of assets), followed by commercial business loans (10.4% of assets) and non-residential mortgages (9.8% of assets).  The Peer Group’s lending diversification consisted primarily of commercial real estate/multi-family loans (26.3% of assets), followed by construction/land loans (4.8% of assets) and commercial business loans (4.1% of assets).  1st Security’s higher concentration of assets in loans and greater diversification into higher risk types of loans translated into a higher risk weighted assets-to-assets ratio for the Bank (84.0% versus 70.2% for the Peer Group).

RP® Financial, LC.	PEER GROUP ANALYSIS
III.13

Table 3.4
Loan Portfolio Composition and Related Information
Comparable Institution Analysis
As of June 30, 2011

		Portfolio Composition as a Percent of Assets
			1-4	Constr.	5+Unit	Commerc.		RWA/	Serviced	Servicing
	Institution	MBS	Family	& Land	Comm RE	Business	Consumer	Assets	For Others	Assets
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	($000)

1st Security Bank of WA		0.16%	10.36%	2.31%	9.84%	10.42%	45.70%	83.95%	$48,550	$0

All Public Companies
Averages		13.02%	33.76%	3.68%	22.90%	4.52%	1.92%	63.56%	$737,798	$6,714
Medians		10.95%	32.83%	2.58%	22.22%	3.30%	0.47%	63.85%	$39,360	$99

State of WA
Averages		8.66%	28.50%	7.45%	30.20%	2.63%	1.00%	68.94%	$136,142	$745
Medians		8.19%	27.46%	5.28%	30.32%	2.77%	0.58%	72.03%	$120,000	$364

Comparable Group
Averages		7.64%	27.60%	6.04%	30.17%	5.05%	1.79%	69.61%	$137,319	$860
Medians		5.98%	31.37%	4.76%	26.29%	4.09%	0.97%	70.21%	$116,970	$763

Comparable Group
AFCB	Athens Bancshares, Inc. of TN	2.96%	33.78%	7.10%	23.52%	4.06%	3.59%	68.40%	$89,850	$0
EBMT	Eagle Bancorp Montana of MT	8.96%	29.86%	4.21%	16.87%	3.16%	2.86%	64.57%	$343,750	$2,142
FFDF	FFD Financial Corp. of Dover OH (1)	3.00%	32.88%	1.12%	40.02%	10.43%	2.84%	78.99%	$98,930	$732
FABK	First Advantage Bancorp of TN	12.21%	18.45%	15.16%	27.82%	8.55%	0.82%	74.02%	$1,320	$0
FFNM	First Federal of N. Michigan of MI	11.39%	34.40%	3.35%	24.75%	3.77%	0.66%	64.82%	$148,340	$969
JXSB	Jacksonville Bancorp Inc. of IL	14.83%	19.13%	0.83%	22.19%	7.70%	5.15%	67.62%	$147,200	$794
LSBI	LSB Financial Corp. of Lafayette IN	0.70%	36.28%	5.30%	42.24%	4.11%	0.42%	74.26%	$113,940	$1,042
LABC	Louisiana Bancorp, Inc. of LA	20.73%	35.91%	0.13%	22.03%	0.12%	0.21%	48.36%	$14,170	$93
RVSB	Riverview Bancorp, Inc. of WA	0.20%	14.96%	10.23%	46.74%	5.77%	0.26%	83.04%	$120,000	$364
TSBK	Timberland Bancorp, Inc. of WA	1.46%	20.38%	12.99%	35.54%	2.77%	1.11%	72.03%	$295,690	$2,463

(1) Financial information is for the quarter ending March 31, 2011.

Source:
SNL Financial LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2011 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.14

Credit Risk

Overall, based on a comparison of credit quality measures, the Bank’s credit risk exposure was considered to be somewhat less favorable than the Peer Group’s, with the Bank’s higher ratio of NPAs/Assets offset in part by higher reserves.  As shown in Table 3.5, the Bank’s non-performing assets/assets and non-performing loans/loans ratios equaled 2.92% and 0.91%, respectively, versus comparable measures of 2.12% and 2.22% for the Peer Group.  The Bank’s and Peer Group’s general loss reserves as a percent of non-performing loans equaled 247.0% and 72.0%, respectively.  Loss reserves maintained as percent of net loans receivable equaled 2.25% for the Bank, versus 1.68% for the Peer Group.  Net loan charge-offs were higher at the Bank, based on ratios of 1.86% and 0.29% of net loans receivable, respectively.  As noted in the Loan Composition discussion, the Bank’s higher concentration of loans and greater diversification into higher risk types of loans translated into a higher risk weighted assets-to-assets ratio in comparison to the Bank’s ratio, resulting in an implied higher risk loan portfolio.

Interest Rate Risk

Table 3.6 reflects various key ratios highlighting the relative interest rate risk exposure of the Bank versus the Peer Group.  In terms of balance sheet composition, 1st Security’s interest rate risk characteristics were considered to be somewhat less favorable than the Peer Group’s.  For example, the Bank’s equity-to-assets and IEA/IBL ratios were lower than the comparable Peer Group ratios, thereby implying more dependence on the yield-cost spread to sustain the net interest margin for the Bank.  At the same time, the Bank’s higher level of non-interest earning assets represented a slight disadvantage for the Bank with respect to managing interest rate risk.  On a pro forma basis, the infusion of stock proceeds can be expected to provide the Bank with at least comparable and probably more favorable balance sheet interest rate risk characteristics than currently maintained by the Peer Group, particularly with respect to the increases that will be realized in Bank’s equity-to-assets and IEA/IBL ratios.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.15

Table 3.5
Credit Risk Measures and Related Information
Comparable Institution Analysis
As of June 30, 2011 or Most Recent Date Available

			NPAs &				Rsrves/
		REO/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan	NLCs/
Institution		Assets	Assets	Loans	Loans	NPLs	90+Del	Chargoffs	Loans
		(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)

1st Security Bank of WA		2.17%	2.92%	0.91%	2.25%	246.99%	60.64%	$3,993	1.86%

All Public Companies
Averages		0.59%	3.92%	4.77%	1.80%	61.03%	49.70%	$1,346	0.66%
Medians		0.23%	2.71%	3.40%	1.48%	41.45%	35.65%	$459	0.31%

State of WA
Averages		1.69%	7.50%	7.79%	2.17%	38.12%	22.75%	$3,056	2.35%
Medians		1.93%	6.82%	7.94%	2.21%	27.85%	21.17%	$3,452	2.48%

Comparable Group
Averages		0.83%	3.23%	3.06%	1.68%	86.98%	58.66%	$561	0.56%
Medians		0.29%	2.12%	2.22%	1.68%	71.99%	51.51%	$242	0.29%

Comparable Group
AFCB	Athens Bancshares, Inc. of TN	0.23%	2.71%	3.39%	2.20%	65.00%	59.33%	$145	0.29%
EBMT	Eagle Bancorp Montana of MT	0.36%	1.24%	1.55%	0.95%	61.25%	43.69%	$6	0.01%
FFDF	FFD Financial Corp. of Dover OH (1)	0.00%	1.53%	1.71%	1.18%	78.98%	76.87%	$493	1.07%
FABK	First Advantage Bancorp of TN	0.04%	0.92%	1.25%	1.58%	126.73%	121.24%	$223	0.37%
FFNM	First Federal of N. Michigan of MI	2.11%	4.71%	3.62%	1.48%	40.98%	21.25%	$422	1.12%
JXSB	Jacksonville Bancorp Inc. of IL	0.18%	1.27%	1.86%	1.77%	95.30%	81.68%	$260	-0.30%
LSBI	LSB Financial Corp. of Lafayette IN	0.04%	5.92%	6.36%	2.20%	34.51%	33.02%	$194	0.24%
LABC	Louisiana Bancorp, Inc. of LA	0.35%	0.57%	0.37%	0.92%	249.57%	94.73%	$0	0.00%
RVSB	Riverview Bancorp, Inc. of WA	3.07%	5.10%	2.58%	2.32%	89.66%	35.59%	$459	0.27%
TSBK	Timberland Bancorp, Inc. of WA	1.93%	8.35%	7.94%	2.21%	27.85%	19.20%	$3,408	2.53%

(1) Financial information is for the quarter ending March 31, 2011.

Source:
Audited and unaudited financial statements, corporate reports and offering circulars, and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2011 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.16

Table 3.6
Interest Rate Risk Measures and Net Interest Income Volatility
Comparable Institution Analysis
As of June 30, 2011 or Most Recent Date Available

		Balance Sheet Measures
				Non-Earn.	Quarterly Change in Net Interest Income
		Equity/	IEA/	Assets/
	Institution	Assets	IBL	Assets	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
		(%)	(%)	(%)	(change in net interest income is annualized in basis points)

1st Security Bank of WA		9.5%	103.7%	6.8%	-17	-60	30	30	8	54

All Public Companies		11.6%	107.6%	6.6%	4	0	1	0	1	6
State of WA		11.9%	106.3%	8.4%	1	1	12	-1	2	-6

Comparable Group
Averages		13.3%	110.2%	6.4%	5	4	6	4	10	12
Medians		11.4%	108.5%	6.4%	0	5	2	4	11	12

Comparable Group
AFCB	Athens Bancshares, Inc. of TN	17.6%	115.6%	6.5%	-2	9	28	2	9	21
EBMT	Eagle Bancorp Montana of MT	15.9%	109.6%	8.9%	-2	17	-5	12	0	NA
FFDF	FFD Financial Corp. of Dover OH (1)	8.9%	107.4%	2.9%	NA	-15	18	1	5	35
FABK	First Advantage Bancorp of TN	19.3%	120.4%	4.3%	9	10	11	5	13	12
FFNM	First Federal of N. Michigan of MI	10.8%	105.1%	7.4%	20	0	5	16	15	27
JXSB	Jacksonville Bancorp Inc. of IL	11.8%	109.5%	6.3%	27	13	-4	11	23	-1
LSBI	LSB Financial Corp. of Lafayette IN	10.1%	106.1%	5.1%	0	17	-7	19	18	17
LABC	Louisiana Bancorp, Inc. of LA	18.4%	122.2%	1.8%	-6	-5	-3	-5	1	-4
RVSB	Riverview Bancorp, Inc. of WA	9.3%	101.9%	11.6%	-5	-6	13	-22	20	-3
TSBK	Timberland Bancorp, Inc. of WA	10.9%	104.1%	8.7%	0	1	-2	-3	-7	1

(1) Financial information is for the quarter ending March 31, 2011.
NA=Change is greater than 100 basis points during the quarter.

Source:
SNL Financial LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2011 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.17

To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for 1st Security and the Peer Group.  In general, the relative fluctuations in the Bank’s net interest income to average assets ratio were considered to be higher than the Peer Group which supports the conclusion that 1st Security maintains a higher degree of interest rate risk exposure in the net interest margin.  The stability of the Bank’s net interest margin should be enhanced by the infusion of stock proceeds, as the increase in capital will reduce the level of interest rate sensitive liabilities funding 1st Security’s assets.

Summary

Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of the Bank.  Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures, loan composition, credit quality and exposure to interest rate risk all tend to support the reasonability of the Peer Group from a financial standpoint.  Those areas where differences exist will be addressed in the form of valuation adjustments to the extent necessary.

RP® Financial, LC.	VALUATION ANALYSIS IV.1

IV.  VALUATION ANALYSIS

Introduction

This chapter presents the valuation analysis and methodology, prepared pursuant to the regulatory valuation guidelines, and valuation adjustments and assumptions used to determine the estimated pro forma market value of the common stock to be issued in conjunction with the Bank’s conversion transaction.

Appraisal Guidelines

The regulatory written appraisal guidelines reissued by the OCC specify the market value methodology for estimating the pro forma market value of an institution pursuant to a mutual-to-stock conversion.  Pursuant to this methodology:  (1) a peer group of comparable publicly-traded institutions is selected; (2) a financial and operational comparison of the subject company to the peer group is conducted to discern key differences; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences.  In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered.

RP Financial Approach to the Valuation

The valuation analysis herein complies with such regulatory approval guidelines.  Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes “fundamental analysis” techniques.  Additionally, the valuation incorporates a “technical analysis” of recently completed stock conversions, including closing pricing and aftermarket trading of such offerings.  It should be noted that these valuation analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a particular stock on a given day.

The pro forma market value determined herein is a preliminary value for the Company’s to-be-issued stock.  Throughout the conversion process, RP Financial will:  (1) review changes in 1st Security’s operations and financial condition; (2) monitor 1st Security’s operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings (including those in the offering phase), both regionally and nationally.  If material changes should occur during the conversion process, RP Financial will evaluate if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any.  RP Financial will also prepare a final valuation update at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

RP® Financial, LC.	VALUATION ANALYSIS IV.2

The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts.  Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including 1st Security’s value, or 1st Security’s value alone.  To the extent a change in factors impacting the Bank’s value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into the analysis.

Valuation Analysis

A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III.  The following sections summarize the key differences between the Bank and the Peer Group and how those differences affect the pro forma valuation.  Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management, and the effect of government regulations and/or regulatory reform.  We have also considered the market for thrift stocks, in particular new issues, to assess the impact on value of the Bank coming to market at this time.

1.             Financial Condition

The financial condition of an institution is an important determinant in pro forma market value because investors typically look to such factors as liquidity, equity, asset composition and quality, and funding sources in assessing investment attractiveness.  The similarities and differences in the Bank’s and the Peer Groups’ financial strengths are noted as follows:

■
Overall A/L Composition.  Loans funded by retail deposits were the primary components of both 1st Security’s and the Peer Group’s balance sheets.  The Bank’s interest-earning asset composition exhibited a higher concentration of loans and a substantially higher degree of diversification into higher risk and higher yielding types of loans (primarily consumer loans).  In comparison to the Peer Group, the Bank’s interest-earning asset composition provided for a higher yield earned on interest-earning assets and a higher risk weighted assets-to-assets ratio.  1st Security’s funding composition indicated a higher proportion of deposits and a lower proportion of borrowings than the comparable Peer Group ratios, resulting in a lower cost of funds than the Peer Group.  As a percent of assets, 1st Security maintained a somewhat lower level of interest-earning assets and higher level of interest-bearing liabilities compared to the Peer Group’s ratios, which resulted in a higher IEA/IBL ratio for the Peer Group compared to the Bank.  After factoring in the impact of the net stock proceeds, the Bank’s IEA/IBL ratio will be more in line with the Peer Group’s ratio.  On balance, RP Financial concluded that asset/liability composition was a neutral factor in our adjustment for financial condition.

RP® Financial, LC.	VALUATION ANALYSIS IV.3

■
Credit Quality.  The Bank’s ratio of REO was higher than the Peer Group average, while total NPAs as a percent of total assets were lower than the comparable Peer Group average.  Loss reserves as a percent loans and reserve coverage ratios were higher for 1st Security.  Net loan charge-offs were higher for 1st Security, while the Bank’s risk weighted assets-to-assets ratio was higher than the Peer Group ratio.  1st Security reported higher loan diversification into higher risk loans (commercial business and consumer) than the Peer Group.  The perceived credit risk in 1st Security’s loan portfolio was deemed to be higher than the Peer Group based on loan composition.  Overall, RP Financial concluded that credit quality was a moderately negative factor in our adjustment for financial condition.

■
Balance Sheet Liquidity.  1st Security operated with a somewhat lower level of cash and investment securities relative to the Peer Group (16.1% of assets versus 23.7% for the Peer Group).  Following the infusion of stock proceeds, the Bank’s cash and investments ratio is expected to increase as the proceeds will be initially deployed into investments.  The Bank’s future borrowing capacity was considered to be greater than the Peer Group, given the lower level of borrowings currently maintained.  Overall, RP Financial concluded that balance sheet liquidity was a neutral factor in our adjustment for financial condition.

■
Funding Liabilities.  1st Security’s interest-bearing funding composition reflected a higher concentration of deposits and a lower concentration of borrowings relative to the comparable Peer Group ratios.  1st Security’s funding costs were lower than the Peer Group average.  The Bank maintained a modest balance of brokered deposits.  Total interest-bearing liabilities as a percent of assets were higher for the Bank compared to the Peer Group’s ratio, which was attributable to 1st Security’s lower equity position.  Following the stock offering, the increase in the Bank’s equity position should provide 1st Security with a lower ratio of interest-bearing liabilities as a percent of assets.  Overall, RP Financial concluded that funding liabilities were a neutral factor in our adjustment for financial condition.

■
Equity.  The Peer Group currently operates with a higher equity-to-assets ratio than the Bank.  Following the stock offering, 1st Security’s pro forma equity position is expected to exceed the Peer Group’s equity-to-assets ratio.  The increase in the Bank’s pro forma capital position will result in a greater leverage potential for the Bank and reduce the level of interest-bearing liabilities utilized to fund assets.  At the same time, the Bank’s equity ratio will likely result in a lower ROE.  On balance, RP Financial concluded that equity strength was a neutral factor in our adjustment for financial condition.

RP® Financial, LC.	VALUATION ANALYSIS IV.4

On balance, 1st Security’s pro forma financial condition was comparable to the Peer Group’s after considering the above factors and, thus, no valuation adjustment was applied for the Bank’s financial condition.

2.             Profitability, Growth and Viability of Earnings

Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution’s earnings stream and the prospects and ability to generate future earnings heavily influence the multiple that the investment community will pay for earnings.  The major factors considered in the valuation are described below.

■
Reported Earnings.  For the 12 months ended June 30, 2011, 1st Security reported net income of $1,894,000, or 0.69% of average assets, versus average and median net income of 0.54% and 0.57% of average assets for the Peer Group.  The Bank recorded higher levels of net interest income, non-interest operating income and operating expenses, resulting in a higher core earnings stream.  Funding costs were similar between the Bank and the Peer Group.  1st Security’s higher reported net income ratio was largely due to the absence of a tax liability in the income statement, a result of the deferred tax asset that is fully reserved on the balance sheet.  Non-operating items had only a minimal impact on the Peer Group’s earnings (a 0.08% of average assets gain).  Reinvestment and leveraging of stock proceeds into interest-earning assets will serve to increase the Bank’s bottom line income, with the benefit of reinvesting proceeds expected to be somewhat offset by higher operating expenses associated with operating as a publicly-traded company.  The Bank’s higher reserve coverage ratios, which have been established due to higher provisions in the most recent three years, have impacted the income statement through higher loan loss provisions.  However, the Peer Group can also be expected to experience expenses related to loan loss provisions and problem assets.  On balance, RP Financial concluded that the Bank’s reported earnings were a slightly negative factor in our adjustment for profitability, growth and viability of earnings.

■
Core Earnings.  As noted above, 1st Security’s income statement was impacted by the lack of a tax liability and from a limited level of non-operating gains.  The Peer Group reported a higher level of non-operating gains (0.24% of average assets on average).  In comparison to the Peer Group, the Bank operates with a higher net interest income ratio, a higher yield/cost spread, a higher operating expense ratio and a higher level of non-interest operating income.  For valuation purposes, we assumed core net income would include the impact of an expected tax burden, should the deferred tax valuation allowance be removed (in whole or in part) from the balance sheet.  Thus, we determined that the Bank’s core net income for the 12 months ended June 30, 2011 approximated $1.1 million, utilizing a 34% effective tax rate.  The Bank’s ratios for net interest income and operating expenses translated into an expense coverage ratio that was more favorable than the Peer Group’s ratio (equal to 1.15x for the Bank and 1.08x for the Peer Group).  Similarly, the Bank’s efficiency ratio of 73.4% was more favorable than the Peer Group’s efficiency ratio of 76.6%.  Total loss provisions had a larger impact on the Bank’s income statement, and as noted above, the current levels of NPAs and/or the reserve coverage ratios for both the Bank and Peer Group will remain as a potential negative factor in future earnings as additional loan loss reserves may be incurred.

RP® Financial, LC.	VALUATION ANALYSIS IV.5

Overall, the core earnings potential of the Bank will be impacted by the expected earnings benefits the Bank should realize from the redeployment of stock proceeds into interest-earning assets and the expenses associated with the ESOP and operations as a publicly-traded company.  Based on the current core earnings rate of the Bank, RP Financial concluded that this was a moderately downward factor in our adjustment for profitability, growth and viability of earnings.

■
Interest Rate Risk.  Quarterly changes in the Bank’s and the Peer Group’s net interest income to average assets ratios indicated that a higher degree of volatility was associated with the Bank’s net interest income ratios.  Other measures of interest rate risk, such as equity and IEA/IBL ratios were less favorable for the Bank compared to the Peer Group thereby indicating a higher dependence on the yield-cost spread to sustain net interest income.  On a pro forma basis, the infusion of stock proceeds can be expected to provide the Bank with equity-to-assets and IEA/ILB ratios that will be more in line with the Peer Group ratios, as well as enhance the stability of the Bank’s net interest income ratio through the reinvestment of stock proceeds into interest-earning assets.  On balance, RP Financial concluded that interest rate risk was a slightly negative factor in our adjustment for profitability, growth and viability of earnings.

■
Credit Risk.  Loan loss provisions were a larger factor in the Bank’s most recent 12 month earnings stream (0.95% of average assets versus 0.50% of average assets for the Peer Group).  In terms of future exposure to credit quality related losses, 1st Security maintained a higher concentration of assets in loans, and lending diversification into higher risk types of loans was greater for the Bank.  The risk weighed assets-to-assets ratio was also higher for the Bank.  Credit quality measures on balance were somewhat favorable for 1st Security, in terms of NPA ratios and reserve coverage ratios.  Taking these factors into consideration, RP Financial concluded that credit risk was a moderately negative factor in our adjustment for profitability, growth and viability of earnings.

■
Earnings Growth Potential.  The Bank maintained a higher interest rate spread than the Peer Group, which would tend to provide for a higher level of net interest income ratio going forward based on the prevailing interest rate environment.  The infusion of stock proceeds will provide 1st Security with slightly greater growth potential through leverage than currently maintained by the Peer Group.  The Bank’s higher operating expense ratio is viewed as an unfavorable characteristic to sustain earnings during periods when net interest income ratios come under pressure as the result of adverse changes in interest rates.  Overall, earnings growth potential was considered to be a slightly negative factor in our adjustment for profitability, growth and viability of earnings.

■
Return on Equity.  For the most recent 12 month period, the Bank’s ROE on a reported basis (7.60%) was higher than the Peer Group’s ROE, although reported earnings were greatly enhanced by the lack of a tax liability.  Based on a core earnings estimate of $1.1 million, the Bank’s core ROE for the 12 months ended June 30, 2011 was 4.46% which also was above the Peer Group average.  Following the increase in equity that will be realized from the infusion of net stock proceeds into the Bank, 1st Security’s pro forma ROE on a core earnings basis can be expected to be lower than the Peer Group’s ratio.  Accordingly, this was a moderately negative factor in the adjustment for profitability, growth and viability of earnings.

RP® Financial, LC.	VALUATION ANALYSIS IV.6

On balance, 1st Security’s pro forma core earnings strength was considered to be less favorable than the Peer Group’s and, thus a moderate downward valuation adjustment was applied for profitability, growth and viability of earnings.

3.             Asset Growth

1st Security’s assets decreased at an annual rate of 2.07% during the most recent 12 month period, while the Peer Group’s assets increased at an annual rate of 0.44% on average over the same time period.  The Bank’s slightly asset shrinkage reflected a continuation of fluctuation in assets recorded over the past four and one-half fiscal years, as assets increased in fiscal 2007, 2009 and 2010, and decreased in fiscal 2008 and for the most recent 12 month period.  Six of the 10 Peer Group companies reported increases in assets, with loans receivable increasing slightly, on average and cash and investments increasing at a faster pace.  For 1st Security, loans decreased while cash and investments increased substantially.  On a pro forma basis, 1st Security’s tangible equity-to-assets ratio is expected to exceed the Peer Group’s tangible equity-to-assets ratio, indicating a moderate amount of additional leverage capacity for the Bank.  On balance, we concluded that a slightly upward valuation adjustment was warranted for asset growth.

4.             Primary Market Area

The general condition of an institution’s market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local markets served.  1st Security serves a portion of the Seattle-Tacoma metropolitan area through six office locations in four counties.  The market area served is mainly urban and suburban in nature with a total population of the four county market area of 3.7 million.  The strength of the region’s economy hinges primarily on a diversified mix of high tech, government, manufacturing and services industries.  In recent years, the economies in the Bank’s operating markets have experienced a downturn similar to the rest of the nation, with increases in unemployment, home values, home loan delinquencies, bankruptcies and other adverse reactions to the lower level of economic activity.  The region also experienced somewhat of a “bubble economy” in the areas of land development and construction.  However, the Pacific Northwest region typically lags the nation in terms of an economic cycle, and thus the expectations are that the Bank’s market area will take longer to recover from the current economic downturn.  The demographic characteristics of the Bank’s market areas have also fostered a highly competitive banking environment, in which the Bank competes against other community banks as well as institutions with a regional or national presence.

RP® Financial, LC.	VALUATION ANALYSIS IV.7

The Peer Group companies operate in a mix of urban, suburban and rural markets, with four of the Peer Group markets having relatively large population bases in large metropolitan areas, although the Bank’s home office county of Snohomish has a larger population base than all Peer Group members.  The remaining six Peer Group members are headquartered in counties with relatively small populations.  Thus, the markets served by the Peer Group companies, on average, reflect lower population bases for potential customers.  In addition, the Bank’s home office county recorded greater historical population growth from 2000 to 2010 that all but two of the Peer Group companies, with such trends expected to continue through 2015.  1st Security’s home office county also recorded higher per capita income compared to all of the Peer Group members, with the Snohomish County per capita income well above the state of Washington average.  The average and median deposit market shares maintained by the Peer Group companies was well above the Bank’s market share of deposits in Snohomish County, an indication of the larger size of the Bank’s market area in terms of population and economic activity.  The degree of competition faced by the Peer Group companies was viewed to be similar to that faced by 1st Security, while the growth potential in the markets served by the Peer Group companies was viewed to be somewhat less favorable.  Summary demographic and deposit market share data for the Bank and the Peer Group companies is provided in Exhibit III-3.  As shown in Table 4.1, July 2011 unemployment rates for six of the markets served by the Peer Group companies were lower than the comparable unemployment rate for Snohomish County.  On balance, we concluded that a slight downward adjustment was appropriate for the Bank’s market area.

RP® Financial, LC.	VALUATION ANALYSIS IV.8

Table 4.1
Market Area Unemployment Rates
1st Security and the Peer Group Companies(1)

		July 2011
	County	Unemployment

1st Security Bank- WA	Snohomish	10.0%

Peer Group Average		9.4%

Athens Bancshares Corp. – TN	McMinn	11.6%
Eagle Bancorp Montana - MT	Lewis and Clark	5.8
FFD Financial Corp. - OH	Tuscawaras	9.1
First Advantage Bancorp - TN	Montgomery	9.5
First Federal of N. Michigan – MI	Alpena	10.8
Jacksonville Bancorp, Inc. – IL	Morgan	8.8
LSB Financial Corp. - IN	Tippecanoe	8.1
Louisiana Bancorp, Inc. – LA	Jefferson	7.2
Riverview Bancorp, Inc. - WA	Clark	10.1
Timberland Bancorp, Inc. - WA	Gray’s Harbor	12.6

(1) Unemployment rates are not seasonally adjusted.
Source: U.S. Bureau of Labor Statistics.

5.             Dividends

At this time the Bank has not established a dividend policy.  Future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

Five of the 10 Peer Group companies pay regular cash dividends, with implied dividend yields ranging from 1.57% to 4.53%.  The average dividend yield on the stocks of the Peer Group institutions equaled 1.26% as of September 2, 2011.  As of September 2, 2011, 63% of all publicly-traded thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 3.17%.  The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends.

The Bank has not established a definitive dividend policy prior to converting.  The Bank will have the capacity to pay a dividend comparable to the Peer Group’s average dividend yield based on pro forma capitalization.  On balance, we concluded that no adjustment was warranted for this factor.

RP® Financial, LC.	VALUATION ANALYSIS IV.9

6.             Liquidity of the Shares

The Peer Group is by definition composed of companies that are traded in the public markets.  All ten of the Peer Group members trade on the NASDAQ.  Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock.  The market capitalization of the Peer Group companies ranged from $10.8 million to $58.7 million as of September 2, 2011, with average and median market values of $35.1 million and $35.4 million, respectively.  The shares issued and outstanding to the public shareholders of the Peer Group members ranged from 1.0 million to 22.5 million, with average and median shares outstanding of 5.1 million and 3.2 million, respectively.  The Bank’s stock offering is expected to have a pro forma market value and number of shares outstanding that will be less than the average and median market values indicated for the Peer Group companies.  Like the Peer Group companies, the Bank’s stock is expected to be quoted on the NASDAQ Capital Market following the stock offering.  Overall, we anticipate that the Bank’s public stock will have a similar trading market as the Peer Group companies on average and, therefore, concluded that no adjustment was necessary for this factor.

7.             Marketing of the Issue

We believe that three separate markets exist for thrift stocks, including those coming to market such as 1st Security  (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors, but on a pro forma basis without the benefit of prior operations as a fully-converted publicly-held company and stock trading history;  and (3) the acquisition market for thrift franchises in Washington.  All three of these markets were considered in the valuation of the Bank’s to-be-issued stock.

A.      The Public Market

The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations.  Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts.  In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general.  Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks.  Exhibit IV-3 displays historical stock price indices for thrifts only.

RP® Financial, LC.	VALUATION ANALYSIS IV.10

In terms of assessing general stock market conditions, the performance of the overall stock market has been mixed in recent quarters. The broader stock market started 2011 on an upswing, fueled by reports of manufacturing activity picking up in December.  Weaker than expected job growth reflected in the December employment report pulled stocks lower to close out the first week in 2011.  A favorable fourth quarter earnings report by J.P. Morgan and data confirming strength in the manufacturing sector helped stocks to rebound in mid-January, with the DJIA moving to its highest close since June 2008.  The positive trend in the broader stock market was sustained in late-January, which was followed by a one day sell-off as political unrest in Egypt rattled markets around the world.  The DJIA ended up 2.7% for the month of January, which was its strongest January in 14 years.  Stocks continued to trade higher through the first two weeks of February, as the DJIA closed higher for eight consecutive trading sessions.  Strong manufacturing data for January, merger news and some favorable fourth quarter earnings reports helped to sustain the rally in the broader stock market.  News that Egypt’s President resigned further boosted stocks heading into mid-February.  A strong report on manufacturing activity in the Mid-Atlantic region lifted the DJIA to a fresh two and one-half year high in mid-February, which was followed by a sell-off as stocks tumbled worldwide on worries over escalating violence in Libya.  Stocks recovered in late-February, as oil prices stabilized.  Volatility was evident in the broader stock market in early-March, as investors reacted to some strong economic reports mixed with concerns about Middle East tensions and surging oil prices.  The DJIA closed below 12000 in the second week of March, as financial markets around the world were shaken by escalating turmoil in the Middle East and surprisingly downbeat economic news out of China.  Stocks climbed to close out the second week of March, as some companies benefited from expectations that the rebuilding efforts in Japan following the earthquake and tsunami would positively impact their earnings.  Announcements by some large banks of intentions to increase dividends, gains in energy companies and encouraging earnings news coming out of the technology sector contributed to gains in the broader market heading into late-March. Telecom stocks led the market higher in late-March, based on expectations of more consolidation in that sector.  Overall, the DJIA gained 6.4% in the first quarter, which was its best first quarter performance in twelve years.

RP® Financial, LC.	VALUATION ANALYSIS IV.11

Stocks started out the second quarter of 2011 with gains, as investors were heartened by the March employment report which showed signs of stronger job creation and the lowest unemployment rate in two years.  Investors exercised caution in early-April ahead of the potential shutdown of the U.S. Government, which provided for a narrow trading range in the broader stock market.  Worries about the high cost of raw materials undercutting growth prospects and some favorable economic reports translated into a mixed stock market performance in mid-April.  Strong first quarter earnings reports posted by some large technology stocks helped to lift the DJIA to a multi-year high going into the second half of April.  Stocks rose following the Federal Reserve’s late-April meeting, based on indications that the Federal Reserve would not be increasing rates anytime soon.  Disappointing earnings reports and lackluster economic data pressure stocks lower ahead of the April employment report.  Stronger than expected job growth reflected in April employment data, along with a pick-up in deal activity, helped stocks to rebound heading into mid-May.  Worries about Greece’s debt problems and a slowdown in the global economic recovery pulled stocks lower in mid-May.  A general downward trend prevailed in the broader stock market during the second half of May 2011 into the first half of June, as the Dow Jones Industrial Average (“DJIA”) declined for six consecutive weeks.  Mounting evidence that the economic recovery was losing steam and renewed concerns about a possible Greek default were noted factors contributing to the sell-off in the broader stock market.  Stocks rebounded heading into the second half of June, as worries over Greece’s debt crisis eased following a pledge by European leaders to head off a debt default by Greece.  More signs of progress regarding Greece’s debt crisis and an accord reached by Bank of America with investors that purchased mortgage-backed securities issued by Countrywide helped the DJIA to close out a volatile second quarter on a four day winning streak.  Overall, the DJIA ended up 1.8% for the second quarter.

RP® Financial, LC.	VALUATION ANALYSIS IV.12

The rally in the broader stock market continued at the start of the third quarter of 2011, as the DJIA approached a new high for 2011 amid indications the U.S. economy was possibly regaining momentum following a surprising jump in June manufacturing activity.  Stocks reversed course following the disappointing employment report for June, which raised fresh doubt about the strength of the U.S. economy.  Deepening concerns about the euro-zone debt crisis and the fiscal and economic woes of the U.S. further depressed stocks heading into mid-July.  Volatility was evident in the broader stock market heading into the second half of July, as investors weighed generally favorable second earnings reports against threatened debt defaults in the U.S. and Europe.  Stocks closed out July posting their biggest weekly drop in over a year on continuing debt-ceiling worries.  Signs of a weakening global economy accelerated the selloff in the broader stock market at the beginning of August.  The downgrade of the U.S.’s credit rating sparked a global selloff on August 8th, pushing the DJIA to its sharpest one-day decline since the financial crisis in 2008.  Stocks rebounded the following day on hopes that the Federal Reserve would take some action to avert a meltdown in the financial markets.  Significant volatility continued to prevail in the stock market throughout the week, with the DJIA swinging higher or lower by over 400 points for four consecutive trading days.  Stocks concluded the volatile week closing higher, which was supported by a favorable report for July retail sales.  Volatile trading continue over the last two full weeks of trading in August, with the DJIA closing lower for the fourth consecutive week ended August 19th while rebounding modestly for the first time in August during the week ended August 26th.  For the week ended September 2, 2011 the market continued to show volatility, with the DJIA declining by 1.3% for the week, however on three of the five trading days the DJIA experienced a change of more than 100 points.  As of September 2, 2011, the DJIA closed at 11240.26, an increase of 8.9% from one year ago and a decrease of 2.9% year-to-date, and the NASDAQ closed at 2480.33, an increase of 12.7% from one year ago and a decrease of 6.5% year-to-date.  The Standard & Poor’s 500 Index closed at 1173.97 on September 2, 2011, an increase of 7.7% from one year ago and a decrease of 6.7% year-to-date.

The market for thrift stocks has been somewhat uneven in recent quarters, but in general has underperformed the broader stock market.  Thrift stocks rallied along with the broader stock market at the start of 2011, as investors were encouraged by data that suggested the economic recovery was strengthening.  A strong fourth quarter earnings report posted by J.P. Morgan supported gains in the financial sector in mid-January, which was followed by a downturn heading into late-January as some large banks reported weaker than expected earnings.  Thrift stocks traded higher along with the broader stock market into mid-February, as financial stocks benefitted from some favorable fourth quarter earnings reports coming out of the financial sector.  Financial stocks also benefitted from a rally in mortgage insurer stocks, which surged on a government proposal to shrink the size of FHA.  Thrift stocks faltered along with the broader market heading into late-February, as investors grew wary of mounting violence in Libya.  A report that December home prices fell to new lows in eleven major metropolitan areas further contributed to the pullback in thrift prices.  Thrift prices rebounded along with the broader market in late-February.  Higher oil prices and profit taking pressured thrift stocks lower in early-March.  News that Bank of America was planning to increase its dividend lifted financial stocks in general in the second week of March, which was followed by a downturn amid a pullback in the broader stock market.  Thrift stocks advanced on announced plans by some large banks to increase their dividends following the Federal Reserve’s completion of its “stress test”, which was followed by a slight pullback in thrift stocks heading into late-March.  Home sales data for February showing sharp drop-offs in new and existing home sales contributed to decline in thrift prices.  An upward revision to fourth quarter GDP helped thrift stocks to rebound slightly in late-March.

RP® Financial, LC.	VALUATION ANALYSIS IV.13

The favorable employment report for March 2011 helped thrift stocks advance along with the broader stock at the start of the second quarter of 2011.  Financial stocks outpaced the broader market in early-April, based on improving conditions for the larger banks and then eased lower on growing concerns about the potential shutdown of the U.S. Government.  Mixed first quarter earnings reports, which included lower first quarter revenues reported by nation’s largest banks, pressured thrift stocks lower going into the second half of April.  The Federal Reserve’s announcement that it will keep interest rates low for the foreseeable future helped to lift thrift stocks in late-April.  Thrift stocks lagged the broader stock market heading into mid-May, as weak housing data continued to weigh on the sector.  Most notably, home prices fell 3% in the first quarter of 2011, the steepest drop since 2008. Moody’s continued negative outlook on the American banking system weighed on thrift stocks as well in mid-May.  After trading in a narrow range during the second half of May 2011, bank and thrift stocks led the broader market lower in early-June as economic data suggested that the recovery was losing momentum.  A drop-off in home sales in April hurt the thrift sector as well.  Thrift stocks edged higher in mid-June, following a report that housing starts rose in May.  Concerns about the economic outlook depressed thrift stocks heading into late-June, which was followed by a late-June and early-July rally.  Thrift stocks participated in the rally led by bank stocks on news of Bank of America’s mortgage-backed securities settlement and the Federal Reserve a higher-than-expected interchange fee cap.

The thrift sector paralleled trends in the boarder stock at start of the third quarter of 2011, initially rallying on upbeat economic data showing an unexpected increase in June manufacturing activity followed by a pullback on the disappointing employment for June.  Second quarter earnings reports for thrifts were generally better compared to the year period, which along with U.S. debt worries, provided for a narrow range for thrift stocks through mid-July.  Thrift stocks followed the broader market lower in-late July, which was largely related to the ongoing debt stalemate in Washington.  Financial stocks plunged following the downgrade of the U.S.’s credit rating, as fears about the health of the U.S. banking system returned to the market.  The volatility that prevailed in the broader stock market during the week that followed the downgrade of U.S. debt was particularly evident in the financial sector, with bank and thrift stocks underperforming the broader stock market.  Notably, bank and thrift stocks diverged from the broader stock market at the end of the week, as a weak reading for consumer sentiment pressured bank and thrift stocks lower.  Into the latter half of August, the overall market experienced periodic relief from the sharp declines that occurred early on in the month as volatility appeared to be decreasing. The initial recovery from the losses experienced early in the month was very sharp, a typical characteristic of oversold market conditions. The overall market experienced moderate fluctuations heading into the first week of September.  On September 2, 2011, the SNL Index for all publicly-traded thrifts closed at 453.20, a decrease of 14.8% from one year ago and a decrease of 23.5% year-to-date.

RP® Financial, LC.	VALUATION ANALYSIS IV.14

B.    The New Issue Market

In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank’s pro forma market value.  The new issue market is separate and distinct from the market for seasoned thrift stocks in that the pricing ratios for converting issues are computed on a pro forma basis, specifically:  (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials.  The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value whereas in the current market for existing thrifts the P/B ratio may reflect a premium to book value.  Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 4.2, three standard conversions and one second-step conversions have been completed during the past three months.  The recently completed standard conversion offerings are the most relevant to 1st Security.  All three of these offerings closed their offerings at the supermaximum of the offering range.  The average closing pro forma price/tangible book ratio of these three recent standard conversion offerings equaled 66.5%, and on average, these offerings reflected price appreciation of 11.5% after the first week of trading.  As of September 2, 2011, the three recent standard conversion offerings reflected a 9.3% increase in price on average.

RP® Financial, LC.	VALUATION ANALYSIS IV.15

Table 4.2
Pricing Characteristics and After-Market Trends
Recent Conversions Completed in Last 3 Months

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to		Insider Purchases
			Financial Info.		Asset Quality						Char. Found.		% Off Incl. Fdn.+Merger Shares
							Excluding Foundation					% of	Benefit Plans
	Conversion			Equity/	NPAs/	Res.	Gross	%	% of	Exp./		Public Off.		Recog.	Stk	Mgmt.&
Institution	Date	Ticker	Assets	Assets	Assets	Cov.	Proc.	Offer	Mid.	Proc.	Form	Excl. Fdn.	ESOP	Plans	Option	Dirs.
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(2)

Standard Conversions
IF Bancorp, Inc. - IL*	7/8/11	IROQ-NASDAQ	$409	9.15%	1.04%	73%	$45.0	100%	132%	3.7%	C/S	0%/7%	8.0%	4.0%	10.0%	4.4%
State Investors Bancorp, Inc. - LA*	7/7/11	SIBC-NASDAQ	$214	10.03%	1.03%	75%	$29.1	100%	132%	3.9%	NA	NA	8.0%	4.0%	10.0%	6.8%
First Connecticut Bancorp, Inc. - CT*	6/30/11	FBNK-NASDAQ	$1,455	6.60%	1.49%	96%	$171.9	100%	132%	2.0%	C/S	0%/4%	8.0%	4.0%	10.0%	1.2%
Averages - Standard Conversions:			$693	8.59%	1.19%	82%	$82.0	100%	132%	3.2%	N.A.	N.A.	8.0%	4.0%	10.0%	4.1%
Medians - Standard Conversions:			$409	9.15%	1.04%	75%	$45.0	100%	132%	3.7%	N.A.	N.A.	8.0%	4.0%	10.0%	4.4%

Second Step Conversions
Naugatuck Valley Fin. Corp., - CT*	6/30/11	NVSL-NASDAQ	$564	9.30%	3.13%	39%	$33.4	60%	108%	5.4%	N.A.	N.A.	6.0%	3.2%	7.9%	1.6%

Averages - All Conversions:			$529	8.77%	1.67%	71%	$69.8	90%	126%	3.8%	N.A.	N.A.	7.5%	3.8%	9.5%	3.5%
Medians - All Conversions:			$487	9.23%	1.27%	74%	$39.2	100%	132%	3.8%	N.A.	N.A.	8.0%	4.0%	10.0%	3.0%

Institutional Information				Pro Forma Data								Post-IPO Pricing Trends
				Pricing Ratios(3)(6)				Financial Charac.				Closing Price:
			Initial									First		After		After
	Conversion		Div.		Core			Core		Core	IPO	Trading	%	First	%	First	%	Thru	%
Institution	Date	Ticker	Yield	P/TB	P/E		P/A	ROA	TE/A	ROE	Price	Day	Chge	Week(4)	Chge	Month(5)	Chge	9/2/11	Chge
			(%)	(%)	(x)		(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)

Standard Conversions
IF Bancorp, Inc. - IL*	7/8/11	IROQ-NASDAQ	0.00%	63.4%	22.4	x	10.7%	0.5%	17.0%	2.8%	$10.00	$11.67	16.7%	$11.65	16.5%	$10.85	8.5%	$10.81	8.1%
State Investors Bancorp, Inc. - LA*	7/7/11	SIBC-NASDAQ	0.00%	63.3%	42.1	x	12.2%	0.3%	19.3%	1.5%	$10.00	$11.85	18.5%	$11.66	16.6%	$11.60	16.0%	$11.50	15.0%
First Connecticut Bancorp, Inc. - CT*	6/30/11	FBNK-NASDAQ	0.00%	72.9%	121.1	x	11.2%	0.1%	15.3%	0.6%	$10.00	$11.08	10.8%	$11.16	11.6%	$11.11	11.1%	$10.47	4.7%
Averages - Standard Conversions:			0.00%	66.5%	61.9	x	11.4%	0.3%	17.2%	1.6%	$10.00	$11.53	15.3%	$11.49	14.9%	$11.19	11.9%	$10.93	9.3%
Medians - Standard Conversions:			0.00%	63.4%	42.1	x	11.2%	0.3%	17.0%	1.5%	$10.00	$11.67	16.7%	$11.65	16.5%	$11.11	11.1%	$10.81	8.1%

Second Step Conversions
Naugatuck Valley Fin. Corp., - CT*	6/30/11	NVSL-NASDAQ	0.00%	69.2%	30.48		9.5%	0.3%	13.7%	2.3%	$8.00	$7.90	-1.3%	$7.80	-2.5%	$8.15	1.9%	$7.58	-5.3%

Averages - All Conversions:			0.00%	67.2%	54.0	x	10.9%	0.3%	16.3%	1.8%	$9.50	$10.63	11.2%	$10.57	10.6%	$10.43	9.4%	$10.09	5.6%
Medians - All Conversions:			0.00%	66.3%	36.3	x	10.9%	0.3%	16.1%	1.9%	$10.00	$11.38	13.8%	$11.41	14.1%	$10.98	9.8%	$10.64	6.4%

Note: * - Appraisal performed by RP Financial; BOLD = RP Fin. Did the business plan, “NT” - Not Traded; “NA” - Not Applicable, Not Available; C/S-Cash/Stock.

(1)	Non-OTS regulated thrift.	(5)	Latest price if offering is more than one week but less than one month old.	(9)	Former credit union.
(2)	As a percent of MHC offering for MHC transactions.	(6)	Mutual holding company pro forma data on full conversion basis.
(3)	Does not take into account the adoption of SOP 93-6.	(7)	Simultaneously completed acquisition of another financial institution.
(4)	Latest price if offering is less than one week old.	(8)	Simultaneously converted to a commercial bank charter.		September 2, 2011

RP® Financial, LC.	VALUATION ANALYSIS IV.16

Shown in Table 4.3 are the current pricing ratios for the four companies that have completed fully-converted offerings during the past three months, all of which are traded on NASDAQ.  The current average P/TB ratio of the three publicly-traded recent standard conversions equaled 72.53%, based on closing stock prices as of September 2, 2011.

C.            The Acquisition Market

Also considered in the valuation was the potential impact on 1st Security’s stock price of recently completed and pending acquisitions of other thrift institutions operating in Washington.  As shown in Exhibit IV-4, there were five Washington thrift acquisitions completed from the beginning of 2000 through September 2, 2011, although there have been no such acquisitions announced since 2007.  To the extent that acquisition speculation may impact the Bank’s offering, we have largely taken this into account in selecting companies for the Peer Group which operate in markets that have experienced a comparable level of acquisition activity as the Bank’s market and, thus, are subject to the same type of acquisition speculation that may influence 1st Security’s stock.  However, since converting thrifts are subject to a three-year regulatory moratorium from being acquired, acquisition speculation in 1st Security’s stock would tend to be less compared to the stocks of the Peer Group companies.

In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the new issue market for thrift conversions and the local acquisition market for thrift stocks.  Taking these factors and trends into account, RP Financial concluded that a slight downward adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.             Management

The Bank’s management team appears to have experience and expertise in all of the key areas of the Bank’s operations.  Exhibit IV-5 provides summary resumes of the Bank’s Board of Directors and senior management.  The Board and senior management have been effective in implementing an operating strategy that can be well managed by the Bank’s present organizational structure.  The Bank currently does not have any senior management positions that are vacant.

RP® Financial, LC.	VALUATION ANALYSIS IV.17

Table 4.3
Market Pricing Comparatives
Prices As of September 2, 2011

		Market		Per Share Data
		Capitalization		Core	Book
		Price/	Market	12 Month	Value/	Pricing Ratios(3)
Financial Institution		Share(1)	Value	EPS(2)	Share	P/E		P/B	P/A	P/TB	P/Core
		($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)

All Public Companies		$9.92	$242.30	($0.05)	$13.11	17.83	x	76.05%	9.47%	81.46%	19.48	x
Converted Last 3 Months (no MHC)		$10.09	$81.44	$0.26	$14.22	27.53	x	70.78%	11.56%	70.79%	26.59	x

Converted Last 3 Months (no MHC)
FBNK	First Connecticut Bancorp, Inc. of CT	$10.47	$187.20	$0.08	$13.72	NM		76.31%	11.67%	76.31%	NM
IROQ	IF Bancorp, Inc. of IL	10.81	52.01	0.45	15.78	18.96	x	68.50%	11.61%	68.50%	24.02	x
NVSL	Naugatuck Valley Fin. Corp. of CT	7.58	53.08	0.26	11.57	36.10	x	65.51%	8.96%	65.57%	29.15	x
SIBC	State Investors Bancorp, Inc. of LA	11.50	33.47	0.24	15.80	NM		72.78%	14.01%	72.78%	NM

		Dividends(4)			Financial Characteristics(6)
		Amount/		Payout	Total	Equity/	Tang Eq/	NPAs/	Reported		Core
Financial Institution		Share	Yield	Ratio(5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Public Companies		$0.21	1.97%	28.72%	$2,613	11.87%	11.19%	3.92%	0.09%	0.68%	0.01%	-0.21%
Converted Last 3 Months (no MHC)		$0.03	0.40%	14.29%	$721	15.08%	15.08%	1.74%	0.33%	2.81%	0.29%	3.48%

Converted Last 3 Months (no MHC)
FBNK	First Connecticut Bancorp, Inc. of CT	$0.00	0.00%	0.00%	$1,604	15.29%	15.29%	1.39%	0.20%	NM	0.09%	NM
IROQ	IF Bancorp, Inc. of IL	0.00	0.00%	0.00%	448	16.95%	16.95%	1.36%	0.61%	NM	0.48%	NM
NVSL	Naugatuck Valley Fin. Corp. of CT	0.12	1.58%	57.14%	593	8.83%	8.81%	2.93%	0.25%	2.81%	0.31%	3.48%
SIBC	State Investors Bancorp, Inc. of LA	0.00	0.00%	0.00%	239	19.25%	19.25%	1.28%	0.24%	NM	0.29%	NM

(1)	Average of High/Low or Bid/Ask price per share.
(2)	EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effected basis.
(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.
(4)	Indicated 12 month dividend, based on last quarterly dividend declared.
(5)	Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.
(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(7)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2011 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS IV.18

Similarly, the returns, equity positions and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies.  Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.            Effect of Government Regulation and Regulatory Reform

In summary, as a fully-converted OCC regulated institution, 1st Security will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions.  Exhibit IV-6 reflects the Bank’s pro forma regulatory capital ratios.  On balance, no adjustment has been applied for the effect of government regulation and regulatory reform.

Summary of Adjustments

Overall, based on the factors discussed above, we concluded that the Bank’s pro forma market value should reflect the following valuation adjustments relative to the Peer Group:

Table 4.4
Valuation Adjustments
1st Security Bank of Washington

Key Valuation Parameters:	Valuation Adjustment

Financial Condition	No Adjustment
Profitability, Growth and Viability of Earnings	Moderate Downward
Asset Growth	Slight Upward
Primary Market Area	Slight Downward
Dividends	No Adjustment
Liquidity of the Shares	No Adjustment
Marketing of the Issue	Slight Downward
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

Valuation Approaches

In applying the accepted valuation methodology promulgated by the OCC and adopted by the FRB, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing the Bank’s to-be-issued stock -- price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches -- all performed on a pro forma basis including the effects of the stock proceeds.  In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in the Bank’s prospectus for the effective tax rate, stock benefit plan assumptions and expenses (summarized in Exhibits IV-7 and IV-8).

RP® Financial, LC.	VALUATION ANALYSIS IV.19

In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and recent conversion offerings.

RP Financial’s valuation placed an emphasis on the following:

●
P/E Approach.  The P/E approach is generally the best indicator of long-term value for a stock.  Given the similarities between the Bank’s and the Peer Group’s earnings composition and overall financial condition, the P/E approach was carefully considered in this valuation.  At the same time, recognizing that (1) the earnings multiples will be evaluated on a pro forma basis for the Bank; and (2) the Peer Group on average has had the opportunity to realize the benefit of reinvesting and leveraging the offering proceeds, we also gave weight to the other valuation approaches.

●
P/B Approach.  P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, particularly in the context of an initial public offering, as the earnings approach involves assumptions regarding the use of proceeds.  RP Financial considered the P/B approach to be a valuable indicator of pro forma value, taking into account the pricing ratios under the P/E and P/A approaches.  We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or “P/TB”), in that the investment community frequently makes this adjustment in its evaluation of this pricing approach.

●
P/A Approach.  P/A ratios are generally a less reliable indicator of market value, as investors typically assign less weight to assets and attribute greater weight to book value and earnings.  Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio.  At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community’s willingness to pay market multiples for earnings or book value when ROE is expected to be low.

The Bank will adopt Statement of Position (“SOP”) 93-6, which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares.  For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted.  However, we did consider the impact of the adoption of SOP 93-6 in the valuation.

RP® Financial, LC.	VALUATION ANALYSIS IV.20

Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, RP Financial concluded that as of September 2, 2011, the pro forma market value of the Bank’s full conversion offering equaled $24,500,000 at the midpoint, equal to 2,450,000 shares at $10.00 per share.  The $10.00 per share price was determined by the 1st Security board of directors.

1.           Price-to-Earnings (“P/E”).  The application of the P/E valuation method requires calculating the Bank’s pro forma market value by applying a valuation P/E multiple to the pro forma earnings base.  In attempting to apply this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds.  The Bank reported net income of $1,894,000 for the 12 months ended June 30, 2011.  1st Security’s income statement for the latest fiscal year included gains on the sale of former branch offices in the amount of $209,000.  This income was excluded from the core earnings calculation.  In addition, as described in Section One, as result of the net losses incurred in fiscal years 2007 through 2009, 1st Security had a net deferred tax asset of approximately $3.5 million as of June 30, 2011, of which there was a 100% reserve established at that date.  The Bank’s marginal effective statutory tax rate approximates 34%, and this is the rate utilized to calculate the net reinvestment benefit from the offering proceeds.  While the net deferred tax asset is fully reserved on the balance sheet, the Bank expects to review this status in connection with the December 31, 2011 fiscal year audit.  There is a possibility that a portion of the deferred tax asset reserve may be reversed, resulting in an increase to the Bank’s equity account.  This would imply that the Bank would then be subject to income taxes for financial reporting purposes.  For valuation purposes, we assumed core net income would include the impact of an expected tax burden, should the deferred tax valuation allowance be removed (in whole or in part) from the balance sheet.  As shown below, on a tax affected basis, assuming an effective marginal tax rate of 34.0% for the earnings adjustments, the Bank’s core earnings were determined to equal $1,112,000 for the 12 months ended June 30, 2011.  (Note:  see Exhibit IV-9 for the adjustments applied to the Peer Group’s earnings in the calculation of core earnings).

RP® Financial, LC.	VALUATION ANALYSIS IV.21

Table 4.5
Derivation of Core Earnings
1st Security Bank of Washington

Amount
($000)

Net income (loss), 12 Mths Ended 6/30/2011	$1,894
Less: Gain on sale of Branch Offices (1)	(138)
Less: Tax Impact at 34%	(644)

Core earnings estimate	$1,112

(1) Tax effected at 34.0%.

Based on the Bank’s reported and estimated core earnings and incorporating the impact of the pro forma assumptions discussed previously, the Bank’s pro forma reported and core P/E multiples at the $24.5 million midpoint value equaled 14.11 times and 25.68 times, respectively, which provided for a discount of 17.39% and a premium of 35.94% relative to the Peer Group’s average reported and core P/E multiples of 17.08 times and 18.89 times, respectively (see Table 4.6).  In comparison to the Peer Group’s median reported and core earnings multiples which equaled 17.27 times and 19.71 times, respectively, the Bank’s pro forma reported and core P/E multiples at the midpoint value indicated a discount of 18.30% and a premium of 30.29%, respectively.  At the top of the super range, the Bank’s reported and core P/E multiples equaled 19.16 times and 35.62 times, respectively.  In comparison to the Peer Group’s average reported and core P/E multiples, the Bank’s P/E multiples at the top of the super range reflected a premium of 12.18% and a premium of 88.57%, respectively.  In comparison to the Peer Group’s median reported and core P/E multiples, the Bank’s P/E multiples at the top of the super range reflected premiums of 10.94% and 80.72%, respectively.

2.           Price-to-Book (“P/B”).  The application of the P/B valuation method requires calculating the Bank’s pro forma market value by applying a valuation P/B ratio, as derived from the Peer Group’s P/B ratio, to the Bank’s pro forma book value.  Based on the $24.5 million midpoint valuation, the Bank’s pro forma P/B and P/TB ratios both equaled 53.88% (see Table 4.6).  In comparison to the average P/B and P/TB ratios for the Peer Group of 67.44% and 70.29%, the Bank’s ratios reflected a discount of 20.11% on a P/B basis and a discount of 23.35% on a P/TB basis.  In comparison to the Peer Group’s median P/B and P/TB ratios of 69.11% and 72.48%, the Bank’s pro forma P/B and P/TB ratios at the midpoint value reflected discounts of 22.04% on a P/B basis and 25.66% on a P/TB basis.  At the top of the super range, the Bank’s P/B and P/TB ratios both equaled 61.88%.  In comparison to the Peer Group’s average P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected discounts of 8.24% and 11.96%, respectively.  In comparison to the Peer Group’s median P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected discounts of 10.46% and 14.62%, respectively.  RP Financial considered the resulting discounts under the P/B approach to be reasonable, given the nature of the calculation of the P/B ratio.

RP® Financial, LC.	VALUATION ANALYSIS IV.22

Table 4.6
Public Market Pricing
1st Security Bank of Washington and the Comparables
As of September 2, 2011

		Market		Per Share Data
		Capitalization		Core	Book
		Price/	Market	12 Month	Value/	Pricing Ratios(3)
		Share(1)	Value	EPS(2)	Share	P/E		P/B	P/A	P/TB	P/Core
		($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)

1st Security Bank of Washington
Superrange		$10.00	$32.40	$0.28	$16.16	19.16	x	61.88%	10.83%	61.88%	35.62	x
Maximum		$10.00	$28.18	$0.33	17.27	16.43	x	57.90%	9.54%	57.90%	30.19	x
Midpoint		$10.00	$24.50	$0.39	18.56	14.11	x	53.88%	8.38%	53.88%	25.68	x
Minimum		$10.00	$20.83	$0.47	20.30	11.86	x	49.26%	7.20%	49.26%	21.37	x

All Non-MHC Public Companies(7)
Averages		$10.30	$270.74	($0.09)	$14.14	16.62	x	71.78%	8.78%	76.57%	18.97	x
Medians		$10.76	$59.66	$0.32	$13.66	15.01	x	73.23%	8.12%	76.67%	18.64	x

All Non-MHC State of WA(7)
Averages		$6.83	$347.62	($0.40)	$13.11	16.70	x	53.76%	6.91%	60.77%	17.91	x
Medians		$5.05	$58.65	($0.13)	$9.99	16.70	x	50.55%	6.62%	55.31%	17.91	x

Comparable Group Averages
Averages		$10.53	$35.05	$0.47	$15.03	17.08	x	67.44%	9.48%	70.29%	18.89	x
Medians		$12.70	$35.36	$0.44	$16.86	17.28	x	69.11%	7.94%	72.48%	19.71	x

Peer Group
AFCB	Athens Bancshares, Inc. of TN	$12.70	$35.13	$0.61	$18.16	20.82	x	69.93%	12.40%	70.48%	20.82	x
EBMT	Eagle Bancorp Montana of MT	$10.46	$40.99	$0.24	$13.39	17.15	x	78.12%	12.38%	78.12%	NM
FFDF	FFD Financial Corp. of Dover OH	$15.00	$15.18	$0.93	$18.50	10.56	x	81.08%	7.21%	81.08%	16.13	x
FABK	First Advantage Bancorp of TN	$12.70	$51.90	$0.27	$16.58	27.61	x	76.60%	14.81%	76.60%	NM
FFNM	First Fed of N. Michigan of MI	$3.75	$10.82	$0.02	$8.34	NM		44.96%	4.94%	45.84%	NM
JXSB	Jacksonville Bancorp, Inc. of IL	$13.70	$26.45	$1.34	$20.06	8.73	x	68.30%	8.68%	73.46%	10.22	x
LSBI	LSB Fin. Corp. of Lafayette IN	$13.30	$20.67	$0.64	$23.38	11.47	x	56.89%	5.74%	56.89%	20.78	x
LABC	Louisiana Bancorp, Inc. of LA	$16.03	$55.11	$0.60	$17.13	22.90	x	93.58%	17.21%	93.58%	26.72	x
RVSB	Riverview Bancorp, Inc. of WA	$2.61	$58.65	$0.14	$4.80	17.40	x	54.38%	6.62%	71.51%	18.64	x
TSBK	Timberland Bancorp, Inc. of WA	$5.05	$35.58	($0.13)	$9.99	NM		50.55%	4.84%	55.31%	NM

		Dividends(4)			Financial Characteristics(6)
		Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core
		Share	Yield	Ratio(5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

1st Security Bank of Washington
Superrange		$0.00	0.00%	0.00%	$299	17.50%	17.50%	2.65%	0.57%	3.23%	0.30%	1.74%
Maximum		$0.00	0.00%	0.00%	295	16.47%	16.47%	2.68%	0.58%	3.52%	0.32%	1.92%
Midpoint		$0.00	0.00%	0.00%	292	15.56%	15.56%	2.71%	0.59%	3.82%	0.33%	2.10%
Minimum		$0.00	0.00%	0.00%	289	14.63%	14.63%	2.74%	0.61%	4.15%	0.34%	2.30%

All Non-MHC Public Companies(7)
Averages		$0.21	1.91%	28.63%	$2,773	11.62%	10.97%	3.70%	0.06%	0.48%	-0.03%	-0.44%
Medians		$0.16	1.45%	0.00%	$902	11.37%	10.10%	2.65%	0.41%	3.36%	0.31%	3.02%

All Non-MHC State of WA(7)
Averages		$0.05	0.34%	13.79%	$3,317	13.14%	12.13%	7.50%	-0.14%	-1.38%	-0.21%	-1.95%
Medians		$0.00	0.00%	0.00%	$886	12.18%	12.18%	6.82%	0.00%	0.00%	-0.12%	-1.06%

Comparable Group Averages
Averages		$0.17	1.26%	21.20%	$400	13.80%	13.35%	3.23%	0.52%	4.01%	0.37%	2.77%
Medians		$0.10	0.79%	19.11%	$326	12.44%	11.47%	2.12%	0.57%	3.64%	0.35%	2.93%

Peer Group
AFCB	Athens Bancshares, Inc. of TN	$0.20	1.57%	32.79%	$283	17.73%	17.61%	2.71%	0.60%	3.37%	0.60%	3.37%
EBMT	Eagle Bancorp Montana of MT	$0.29	2.77%	47.54%	$331	15.85%	15.85%	1.24%	0.72%	4.51%	0.28%	1.78%
FFDF	FFD Financial Corp. of Dover OH	$0.68	4.53%	47.89%	$211	8.89%	8.89%	1.53%	0.70%	7.79%	0.46%	5.10%
FABK	First Advantage Bancorp of TN	$0.20	1.57%	43.48%	$350	19.34%	19.34%	0.92%	0.54%	2.79%	0.32%	1.64%
FFNM	First Fed of N. Michigan of MI	$0.00	0.00%	0.00%	$219	10.99%	10.80%	4.71%	0.07%	0.61%	0.03%	0.24%
JXSB	Jacksonville Bancorp, Inc. of IL	$0.30	2.19%	19.11%	$305	12.70%	11.92%	1.27%	1.00%	8.72%	0.85%	7.44%
LSBI	LSB Fin. Corp. of Lafayette IN	$0.00	0.00%	0.00%	$360	10.10%	10.10%	5.92%	0.48%	5.08%	0.27%	2.80%
LABC	Louisiana Bancorp, Inc. of LA	$0.00	0.00%	0.00%	$320	18.39%	18.39%	0.57%	0.74%	3.90%	0.64%	3.34%
RVSB	Riverview Bancorp, Inc. of WA	$0.00	0.00%	0.00%	$886	12.23%	9.59%	5.10%	0.39%	3.28%	0.37%	3.06%
TSBK	Timberland Bancorp, Inc. of WA	$0.00	0.00%	NM	$735	11.74%	11.01%	8.35%	0.00%	0.00%	-0.12%	-1.06%

(1)	Average of High/Low or Bid/Ask price per share.
(2)	EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effected basis, and is shown on a pro forma basis where appropriate.
(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.
(4)	Indicated 12 month dividend, based on last quarterly dividend declared.
(5)	Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.
(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(7)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2011 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS IV.23

3.           Price-to-Assets (“P/A”).  The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Bank’s pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases.  In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein.  At the $24.5 million midpoint of the valuation range, the Bank’s value equaled 8.38% of pro forma assets.  Comparatively, the Peer Group companies exhibited an average P/A ratio of 9.48%, which implies a discount of 11.60% has been applied to the Bank’s pro forma P/A ratio.  In comparison to the Peer Group’s median P/A ratio of 7.94%, the Bank’s pro forma P/A ratio at the midpoint value reflects a premium of 5.54%.

Comparison to Recent Offerings

As indicated at the beginning of this chapter, RP Financial’s analysis of recent conversion offering pricing characteristics at closing and in the aftermarket has been limited to a “technical” analysis and, thus, the pricing characteristics of recent conversion offerings can not be a primary determinate of value.  Particular focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the stock proceeds (i.e., external funds vs. deposit withdrawals).  As discussed previously, there have been three recently completed standard conversion offerings, IF Bancorp, Inc. of IL, State Investors Bancorp, Inc. of LA and First Connecticut Bancorp, Inc. of CT.  In comparison to the average closing pro forma P/TB ratio of these offerings, 66.5%, the Bank’s P/TB ratio of 53.88% at the midpoint value reflects an implied discount of 18.98%.  At the top of the superrange, the Bank’s pro forma P/TB ratio of 61.88% reflects an implied discount of 6.95% relative to the average closing pro forma P/TB ratio.  The three recent standard conversions that are traded on NASDAQ reported an average P/TB ratio, based on closing stock prices as of September 2, 2011, of 72.53%.

RP® Financial, LC.	VALUATION ANALYSIS IV.24

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of September 2, 2011, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, equaled $24,500,000 at the midpoint, equal to 2,450,000 shares offered at a per share value of $10.00.  Pursuant to conversion guidelines, the 15% valuation range indicates a minimum value of $20,825,000 and a maximum value of $28,175,000.  Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 2,082,500 at the minimum and 2,817,500 at the maximum.  In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a supermaximum value of $32,401,250 without a resolicitation.  Based on the $10.00 per share offering price, the supermaximum value would result in total shares outstanding of 3,240,125.  The pro forma valuation calculations relative to the Peer Group are shown in Table 4.6 and are detailed in Exhibit IV-7 and Exhibit IV-8.

EXHIBITS

RP® Financial, LC.

LIST OF EXHIBITS

Exhibit
Number	Description

I-1	Map of Branch Office Network

I-2	Audited Financial Statements

I-3	Key Operating Ratios

I-4	Investment Portfolio Composition

I-5	Yields and Costs

I-6	Loan Loss Allowance Activity

I-7	Interest Rate Risk Analysis

I-8	Fixed Rate and Adjustable Rate Loans

I-9	Loan Portfolio Composition

I-10	Contractual Maturity By Loan Type

I-11	Loan Origination Activity

I-12	Non-Performing Assets

I-13	Deposit Composition

I-14	CDs by Rate and Maturity

I-15	Borrowings Activity

II-1	Description of Office Facilities

II-2	Historical Interest Rates

II-3	Market Area Demographic/Economic Information

II-4	Market Area Employment by Sector

LIST OF EXHIBITS (continued)

Exhibit
Number	Description

III-1	General Characteristics of Publicly-Traded Institutions

III-2	Public Market Pricing of Publicly-Traded Institutions – Northwest Region
< $400-Million in

III-3	Peer Group Summary Demographic and Deposit Market Share Data

IV-1	Stock Prices: September 2, 2011

IV-2	Historical Stock Price Indices

IV-3	Historical Thrift Stock Indices

IV-4	Market Area Acquisition Activity

IV-5	Director and Senior Management Summary Resumes

IV-6	Pro Forma Regulatory Capital Ratios

IV-7	Pro Forma Analysis Sheet

IV-8	Pro Forma Effect of Conversion Proceeds

IV-9	Peer Group Core Earnings Analysis

V-1	Firm Qualifications Statement

EXHIBIT I-1
1st Security Bank of Washington
Map of Branch Office Network

Office Locations

Office Locations

Counties
King
Kitsap
Pierce
Snohomish
Pushpins
Administrative Office
Branches
Snohomish
King
Kitsap
Pierce
Seattle
Tacoma
Everett
Bellevue
Olympia
WASHINGTON
Strait of Juan de Fuca
Puget Sound
0 mi
10
20
30
40
50

Copyright © and (P) 1988–2009 Microsoft Corporation and/or its suppliers. All rights reserved. http://www.microsoft.com/mappoint/
Certain mapping and direction data © 2009 NAVTEQ. All rights reserved. The Data for areas of Canada includes information taken with permission from Canadian authorities, including: © Her Majesty the Queen in Right of Canada, © Queen’s Printer for Ontario. NAVTEQ and NAVTEQ ON BOARD are trademarks of NAVTEQ. © 2009 Tele Atlas North America, Inc. All rights reserved. Tele Atlas and Tele Atlas North America are trademarks of Tele Atlas, Inc. © 2009 by Applied Geographic Systems. All rights reserved.

EXHIBIT I-2
1st Security Bank of Washington
Audited Financial Statements

[Incorporated by Reference]

Exhibit I-3
1st Security Bank of Washington
Key Operating Ratios

	Six Months Ended June 30,		Years Ended December 31,
	2011	2010	2010	2009	2008	2007	2006

Selected Financial Ratios and Other Data:
Performance ratios(1):
Return on assets (ratio of net income (loss) to average total assets)	0.37%	0.27%	0.60%	(1.75)%	(1.55)%	(1.60)%	0.48%
Return on equity (ratio of net income (loss) to average equity)	3.94%	2.96%	6.54%	(16.84)%	(11.95)%	(11.82)%	3.65%
Yield on average interest-earning assets	6.42%	6.75%	6.86%	6.62%	7.30%	7.28%	7.04%
Rate paid on average interest-bearing liabilities	1.42%	1.82%	1.75%	2.12%	2.99%	3.50%	2.85%
Interest rate spread information:
Average during period	5.00%	4.93%	5.11%	4.50%	4.31%	3.79%	4.19%
End of period	5.04%	4.73%	4.64%	4.20%	4.58%	3.78%	4.19%
Net interest margin(2)	5.15%	5.16%	5.32%	4.79%	4.80%	4.41%	4.74%
Operating expense to average total assets	4.15%	4.47%	4.49%	5.32%	5.24%	6.69%	5.54%
Average interest-earning assets to average interest-bearing liabilities	112.13%	114.40%	113.98%	116.01%	119.50%	121.83%	124.06%
Efficiency ratio(3)	72.95%	68.24%	69.86%	84.29%	89.41%	125.15%	86.26%

Asset quality ratios:
Non-performing assets to total assets at end of period(4)	2.92%	4.27%	3.45%	4.64%	0.99%	0.08%	0.10%
Non-performing loans to total gross loans(4)	0.91%	2.67%	2.66%	3.12%	1.09%	0.08%	0.10%
Allowance for loan losses to non-performing loans(4)	246.99%	100.11%	93.70%	99.34%	225.00%	1499.45%	1181.66%
Allowance for loan losses to loans receivable, net	2.30%	2.72%	2.56%	3.20%	2.51%	1.15%	1.24%

Capital ratios:
Equity to total assets at end of period	9.52%	8.63%	8.48%	8.27%	10.91%	12.05%	13.57%
Average equity to average assets	9.31%	9.07%	9.13%	10.40%	12.95%	13.50%	13.27%

Other data:
Number of full service offices	6	6	6	8	12	12	12
Full-time equivalent employees	79	80	79	84	112	125	130

(1)	Performance ratios for the six month periods ended June 30, 2011 and 2010 are annualized as appropriate.
(2)	Net interest income divided by average interest earning assets.
(3)	Total non-interest expense as a percentage of net interest income and total other non-interest income, excluding net securities transactions.
(4)	Non-performing assets consists of non-accruing loans accruing loans more than 90 days past due, foreclosed real estate and other repossessed assets.

Exhibit I-4
1st Security Bank of Washington
Investment Portfolio Composition

	June 30, 2011		December 31,
			2010		2009		2008
	Book Value	Fair Value	Book Value	Fair Value	Book Value	Fair Value	Book Value	Fair Value
	(Dollars in thousands)
Available-for-sale:
Federal agency securities	$9,802	$9,833	$6,175	$6,086	$-	$-	$1,475	$1,472
Municipal Bonds	1,400	1,409	1,144	1,103	-	-	-	-
Mortgage-backed	424	447	434	453	592	603	1,375	1,362
Total available-for-sale	11,626	11,689	7,753	7,642	592	603	2,850	2,834

Federal Home Loan Bank stock	1,797	1,797	1,797	1,797	1,797	1,797	1,797	1,797

Total securities available-for-sale	$13,423	$13,486	$9,550	$9,439	$2,389	$2,400	$4,647	$4,631

Exhibit I-5
1st Security Bank of Washington
Yields and Costs

	At June 30, 2011	Six Months Ended June 30,
		2011			2010
	Yield/ Rate	Average Balance Outstanding	Interest Earned Paid	Yield/ Rate	Average Balance Outstanding	Interest Earned Paid	Yield/ Rate
	(Dollars in thousand)
Interest-earning assets:
Loans receivable, net (1)	7.70%	$218,462	$8,150	7.46%	$232,215	$8,442	7.27%
Mortgage-backed securities	2.82	429	6	2.80	587	8	2.73
Investment securities	1.45	9,530	78	1.64	---	---	---
Federal Home Loan Bank stock	---	1,797	---	---	1,797	---	---
Other	0.19	27,355	29	0.21	16,119	17	0.21
Total interest-earning assets (1)	6.46	257,573	8,263	6.42	250,718	8,467	6.75

Interest-bearing liabilities:
Savings and money market	0.86	100,471	442	0.88	71,205	330	0.93
Interest-bearing checking	0.61	17,546	53	0.60	20,697	102	0.99
Certificates of deposit	1.97	107,591	1,044	1.94	117,125	1,434	2.45
Borrowings	4.51	4,099	88	4.29	10,137	127	2.51
Total interest-bearing liabilities	1.42	229,707	1,627	1.42	219,164	1,993	1.82

Net interest income			$6,636			$6,474
Net interest rate spread	5.04%			5.00%			4.93%
Net earning assets		$27,866			$31,554
Net yield on average interest-earning assets	5.18%			5.15%			5.16%
Average interest-earning assets to average interest-bearing liabilities		112.13%			114.40%

(1)	The average loans receivable, net balances include non-accruing loans.

Exhibit I-5(continued)
1st Security Bank of Washington
Yields and Costs

	Years Ended December 31,
	2010			2009			2008
	Average Balance Outstanding	Interest Earned Paid	Yield/ Rate	Average Balance Outstanding	Interest Earned Paid	Yield/ Rate	Average Balance Outstanding	Interest Earned Paid	Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:

Loans receivable, net (1)	$236,238	$17,270	7.31%	$231,965	$16,289	7.02%	$216,383	$16,251	7.51%
Mortgage-backed securities	546	15	2.75	988	38	3.85	3,135	347	11.07
Investment securities	1,390	19	1.37	1,267	52	4.10	4,035	181	4.49
Federal Home Loan Bank stock	1,797	---	---	1,797	---	---	1,797	17	0.95
Other	12,585	29	0.23	11,807	25	0.21	5,999	103	1.72
Total interest-earning assets (1)	252,556	17,333	6.86	247,824	16,404	6.62	231,349	16,899	7.30

Interest-bearing liabilities:
Savings and money market	76,065	711	0.94	74,407	705	0.95	78,100	1,204	1.54
Interest-bearing checking	19,798	187	0.94	20,977	246	1.17	13,644	235	1.72
Certificates of deposit	118,217	2,770	2.34	101,802	3,281	3.22	91,069	3,930	4.32
Borrowings	7,499	218	2.91	16,436	289	1.76	10,779	429	3.98
Total interest-bearing liabilities	221,579	3,886	1.75	213,622	4,521	2.12	193,592	5,798	2.99

Net interest income		$13,447			$11,883			$11,101
Net interest rate spread			5.11%			4.50%			4.31%
Net earning assets	$30,977			$34,202			$37,757
Net yield on average interest-earning assets			5.32%			4.79%			4.80%
Average interest-earning assets to average interest-bearing liabilities	113.98%			116.01%			119.50%

(1)	The average loans receivable, net balances include non-accruing loans.

Exhibit I-6
1st Security Bank of Washington
Loan Loss Allowance Activity

	Six Months Ended June 30,		Years Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(Dollars in thousands)
Balance at beginning of period:	$5,905	$7,405	$7,405	$5,598	$2,744	$2,706	$2,719

Charge-offs:
Real estate loans
One- to four-family	---	---	32	---	---	---	---
Home equity	117	60	163	160	18	1	18
Commercial	612	---	---	---	---	---	---
Construction	---	1,328	1,529	1,436	843	---	---
Total real estate loans	729	1,388	1,724	1,596	861	1	18
Consumer loans
Indirect home improvement	1,301	1,190	2,490	2,195	1,006	600	355
Automobile	253	370	637	1,380	615	427	292
Recreational	148	292	413	545	93	108	125
Home improvement	15	31	76	35	11	13	67
Other	46	123	178	174	112	61	152
Total consumer loans	1,763	2,006	3,794	4,329	1,837	1,209	991
Commercial business loans	---	74	175	---	---	---	---
Total charge-offs	2,492	3,468	5,693	5,925	2,698	1,210	1,009

Recoveries:
Real estate loans
Home equity	---	---	---	---	60	---	---
Total real estate loans	---	---	---	---	60	---	---
Consumer loans
Indirect home improvement	220	152	351	262	269	214	143
Automobile	120	170	275	305	178	295	390
Recreational	39	52	70	53	36	70	88
Home improvement	1	---	---	1	1	16	6
Other	13	9	17	44	71	129	123
Total consumer loans	393	383	713	665	555	724	750
Commercial business loans	---	---	---	---	---	---	---

Total recoveries	393	383	713	665	615	724	750

Net charge-offs	2,099	3,085	4,980	5,260	2,083	486	259
Additions charged to operations	1,030	1,905	3,480	7,067	4,937	578	246
Reclassification for off-balance sheet contingencies	---	---	---	---	---	(54)	---
Balance at end of period	$4,836	$6,225	$5,905	$7,405	$5,598	$2,744	$2,706

Net charge-offs during the period to average loans outstanding during the period	0.96%	1.33%	2.11%	2.27%	1.00%	0.21%	0.12%

Net charge-offs during the period to average non-performing assets	25.68%	26.83%	47.40%	89.36%	148.57%	195.18%	146.33%

Allowance as a percentage of non-performing loans	246.99%	100.11%	93.70%	99.34%	225.00%	1499.45%	1181.66%

Allowance as a percentage of loans receivable, net (end of period)	2.30%	2.72%	2.56%	3.20%	2.51%	1.15%	1.24%

Exhibit I-7
1st Security Bank of Washington
Interest Rate Risk Analysis

	June 30, 2011
Change in
Interest
Rates in	Net Interest Income
Basis
Points	$ Amount	$ Change	% Change
	Dollars in thousands
200bp	$13,485	$96	0.71%
100bp	$13,350	$(40)	(0.30)%
0bp	$13,390	−	---
(100)bp	$13,849	$459	3.43%

Exhibit I-8
1st Security Bank of Washington
Fixed Rate and Adjustable Rate Loans

	June 30, 2011		2010		2009		December 31, 2008		2007		2006
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Fixed-rate loans:
Real estate loans:
Commercial	$14,223	6.63%	$16,333	6.90%	$15,729	6.59%	$16,449	7.20%	$15,852	6.58%	$8,959	4.06%
Multi-family	1,168	0.54	1,159	0.49	409	0.17	405	0.17	968	0.40	592	0.27
One- to four-family	6,305	2.94	6,585	2.79	4,552	1.91	6,159	2.70	57,610	23.93	64,919	29.39
Home equity	2,516	1.17	2,784	1.18	3,839	1.61	5,399	2.36	6,616	2.75	6,812	3.08
Construction and development	1,825	0.85	1,556	0.66	501	0.21	105	0.05	110	0.05	196	0.09
Total real estate loans	26,037	12.13	28,417	12.02	25,030	10.49	28,517	12.48	81,156	33.71	81,478	36.89

Consumer	124,650	58.10	135,752	57.39	137,231	57.53	126,221	55.29	116,329	48.32	108,756	49.23
Commercial business	2,422	1.14	1,049	0.45	870	0.36	454	0.20	165	0.07	-	---
Total fixed-rate loans	153,109	71.37	165,218	69.86	163,131	68.38	155,192	67.97	197,650	82.10	190,234	86.12

Adjustable-rate loans:
Real estate loans:
Commercial	11,452	5.34	11,728	4.96	13,370	5.61	9,423	4.13	1,457	0.61	1,495	0.67
Multi-family	---	---	---	---	---	---	3	0.01	4	0.01	---	---
One- to four-family	6,528	3.04	6,633	2.80	3,681	1.54	810	0.35	2,946	1.22	2,765	1.25
Home equity	12,923	6.03	12,871	5.44	12,609	5.29	13,290	5.83	13,105	5.44	15,788	7.15
Construction and development	4,479	2.09	8,249	3.49	16,889	7.08	23,756	10.40	6,410	2.66	2,405	1.09
Total real estate loans	35,382	16.50	39,481	16.69	46,549	19.52	47,282	20.72	23,922	9.94	22,453	10.16

Consumer	10	0.01	13	0.01	24	0.01	54	0.02	151	0.06	564	0.26
Commercial business	26,008	12.12	31,792	13.44	28,829	12.09	25,764	11.29	19,032	7.90	7,649	3.46
Total adjustable-rate loans	61,400	28.63	71,286	30.14	75,402	31.62	73,100	32.03	43,105	17.90	30,666	13.88

Total gross loans receivable	214,509	100.00%	236,504	100.00%	238,533	100.00%	228,292	100.00%	240,755	100.00%	220,900	100.00%

Less:
Deferred fees and discounts	511		223		313		280		(204)		(116)
Allowance for losses	(4,836)		(5,905)		(7,405)		(5,598)		(2,744)		(2,706)
Total loans receivable, net	$210,184		$230,822		$231,441		$222,974		$237,807		$218,078

Exhibit I-9
1st Security Bank of Washington
Loan Portfolio Composition

			December 31,
	June 30, 2011		2010		2009		2008		2007		2006
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
Commercial	$25,675	11.97%	$28,061	11.86%	$29,099	12.20%	$25,872	11.33%	$17,309	7.19%	$10,454	4.73%
Multi-family	1,168	0.54	1,159	0.49	409	0.17	408	0.18	972	0.41	592	0.27
One- to four-family	12,833	5.98	13,218	5.59	8,233	3.45	6,969	3.05	60,556	25.15	67,684	30.64
Home equity	15,439	7.20	15,655	6.62	16,448	6.90	18,689	8.19	19,721	8.19	22,600	10.23
Construction and development	6,304	2.94	9,805	4.15	17,390	7.29	23,861	10.45	6,520	2.71	2,601	1.18
Total real estate loans	61,419	28.63	67,898	28.71	71,579	30.01	75,799	33.20	105,078	43.65	103,931	47.05

Consumer Loans:
Indirect home improvement	87,232	40.67	94,833	40.10	89,883	37.68	75,203	32.94	69,559	28.89	62,099	28.11
Recreational	25,341	11.81	24,105	10.19	18,011	7.55	12,165	5.33	11,727	4.87	13,182	5.97
Automobile	8,927	4.16	12,645	5.35	23,359	9.79	30,514	13.37	25,991	10.80	28,473	12.89
Home improvement	1,070	0.50	1,295	0.55	1,725	0.72	2,203	0.96	2,952	1.23	1,005	0.45
Other	2,090	0.97	2,887	1.21	4,277	1.80	6,190	2.71	6,251	2.59	4,561	2.07
Total consumer loans	124,660	58.11	135,765	57.40	137,255	57.54	126,275	55.31	116,480	48.38	109,320	49.49

Commercial business loans	28,430	13.26	32,841	13.89	29,699	12.45	26,218	11.49	19,197	7.97	7,649	3.46

Total gross loans receivable	214,509	100.00%	236,504	100.00%	238,533	100.00%	228,292	100.00%	240,755	100.00%	220,900	100.00%

Less:
Deferred fees and discounts	511		223		313		280		(204)		(116)
Allowance for losses	(4,836)		(5,905)		(7,405)		(5,598)		(2,744)		(2,706)
Total loans receivable, net	$210,184		$230,822		$231,441		$222,974		$237,807		$218,078

Exhibit I-10
1st Security Bank of Washington
Contractual Maturity by Loan Type

	Real Estate
	One- to Four Family		Home Equity		Multi-family			Commercial		Construction and Development		Consumer		Commercial Business		Total
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount		Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Due During Years Ending December 31,
2011(1)	$393	4.00%	$12,875	6.02%	$	---	---%	$6,087	6.57%	$6,742	6.01%	$2,729	10.41%	$27,583	5.24%	$56,409	5.89%
2012	7,064	5.40	---	---		381	6.57	1,520	7.00	1,902	6.00	2,576	9.06	91	6.22	13,534	6.40
2013	10	9.79	6	7.75		---	---	3,591	3.11	---	---	5,215	9.19	506	6.44	9,328	6.70
2014 and 2015	505	6.25	---	---		690	6.00	12,978	5.20	---	---	10,967	8.98	4,661	5.48	29,801	6.67
2016 to 2020	1,613	4.36	352	7.12		13	5.55	3,885	4.96	1,161	6.64	51,554	9.46	---	---	58,578	8.95
2021 to 2025	388	5.95	2,339	8.16		5	6.33	---	---	---	---	51,423	7.27	---	---	54,155	7.30
2026 and following	3,245	5.16	83	7.75		70	5.55	---	---	---	---	11,301	7.50	---	---	14,699	6.98
Total	$13,218	5.22%	$15,655	6.37%		$1,159	6.16%	$28,061	5.30%	$9,805	6.08%	$135,765	8.43%	$32,841	5.29%	$236,504	7.20%

(1)	Includes demand loans, loans having no stated maturity and overdraft loans.

Exhibit I-11
1st Security Bank of Washington
Loan Origination Activity

	Six Months Ended, June 30,			Years Ended December 31,
	2011		2010	2010	2009	2008
	(In thousands)
Originations by type:
Fixed-rate:
One- to four-family	$	---	$1,202	$2,378	$7,331	$6,668
Home equity		---	---	---	148	647
Multi-family		14	731	759	6	8
Commercial		443	2,028	3,037	3,813	251
Construction and development		-	---	---	404	---
Consumer		14,629	28,772	53,043	63,047	68,042
Commercial business (excluding warehouse lines)		1,725	270	384	476	570
Total fixed-rate		16,811	33,003	59,601	75,225	76,186

Adjustable- rate:
One- to four-family		---	---	1,221	2,582	3,024
Home equity		2,164	1,768	5,266	4,743	5,176
Multi-family		---	---	---	---	---
Commercial		48	3	555	1,122	13,480
Construction and development		---	595	775	3,471	16,131
Consumer		---	---	3	11	6
Commercial business (excluding warehouse lines)		3,763	4,285	15,380	23,853	25,674
Warehouse lines, net		6,501	11,416	11,940	8,199	---
Total adjustable-rate		12,476	18,067	35,140	43,981	63,491
Total loans originated		29,287	51,070	94,741	119,206	139,677

Sales and repayments:
One- to four-family		---	---	---	6,429	6,669
Total loans sold		---	---	---	6,429	6,669
Mortgage-backed securities		---	---	---	---	48,635
Total sales		---	---	---	6,429	55,304
Total principal repayments		51,282	54,982	96,770	102,536	96,836
Total reductions		51,282	54,982	96,770	108,965	152,140
Net increase (decrease)		$(21,995)	$(3,912)	$(2,029)	$10,241	$(12,463)

Exhibit I-12
1st Security Bank of Washington
Non-Performing Assets

	June 30,	December 31,
	2011	2010	2009		2008		2007		2006
Non-accruing loans:	(Dollars in thousands)
Real estate loans:
One- to four-family	$234	$211	$	---	$	---	$	---	$	---

Home equity	605	574		40		87		10		22

Commercial	---	1,201		---		---		---		---

Construction and development	---	2,175		6,758		1,953		---		---
Total real estate loans	839	4,161		6,798		2,040		10		22

Consumer loans:
Indirect home improvement	421	522		276		308		117		127
Automobile	37	54		35		62		50		37
Recreational	1	38		119		32		3		29
Home improvement	37	75		3		---		---		---
Other	8	3		60		16		3		14
Total consumer loans	504	692		493		418		173		207
Commercial business loans	558	1,387		---		---		---		---
Total non-accruing loans	1,901	6,240		7,291		2,458		183		229

Accruing loans delinquent more than 90 days:
Home equity	57	62		163		30		---		---
Total accruing loans delinquent more than 90 days	57	62		163		30		---		---

Real estate owned	5,925	3,701		5,484		---		---		---

Repossessed automobiles, recreational vehicles	92	78		130		44		16		26

Total non-performing assets	$7,975	$10,081		$13,068		$2,532		$199		$255

Restructured loans	$1,538	$1,538	$	---	$	---	$	---	$	---

Total non-performing assets as a percentage of total assets	2.92%	3.45%		4.64%		0.99%		0.08%		0.10%

Exhibit I-13
1st Security Bank of Washington
Deposit Composition

			December 31,
	June 30, 2011		2010		2009		2008
	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total
	(Dollars in thousands)
Transactions and Savings Deposits:

Interest-bearing checking	$17,303	7.16%	$19,458	7.98%	$22,764	9.86%	$13,928	6.45%
Noninterest-bearing checking	17,212	7.13	18,547	7.58	25,126	10.88	20,072	9.29
Savings	12,118	5.02	12,961	5.31	16,858	7.30	26,312	12.18
Money market	88,930	36.83	81,470	33.40	53,611	23.21	55,799	25.83

Total transaction and savings deposits	135,563	56.14	132,436	54.27	118,359	51.25	116,111	53.75

Certificates:

0.00 – 1.99%	71,617	29.66	74,366	30.49	38,303	16.58	114	0.05
2.00 – 3.99%	31,051	12.86	33,006	13.53	59,618	25.81	64,901	30.04
4.00 – 5.99%	3,023	1.25	3,720	1.53	14,290	6.18	34,435	15.93
6.00 – 7.99%	---	---	---	---	18	0.01	130	0.06
8.00 – 9.99%	221	0.09	429	0.18	397	0.17	365	0.17
10.00 and over	---	---	---	---	---	---	---	---

Total certificates	105,912	43.86	111,521	45.73	112,626	48.75	99,945	46.25

Total deposits	$241,475	100.00%	$243,957	100.00%	$230,985	100.00%	$216,056	100.00%

Exhibit I-14
1st Security Bank of Washington
CDs by Rate and Maturity

	0.00- 1.99%	2.00- 3.99%	4.00- 5.99%	6.00- 7.99%		8.00- 9.99%	10.00% or greater		Total	Percent of Total
	(Dollars in thousands)

Certificate accounts maturing in quarter ending:

September 30, 2011	$15,621	$1,394	$157	$	---	$181	$	---	$17,353	16.38%
December 31, 2011	6,700	1,263	1,583		---	34		---	9,580	9.05
March 31, 2012	6,646	434	293		---	6		---	7,379	6.97
June 30, 2012	8,975	7,374	9		---	---		---	16,358	15.44
September 30, 2012	11,668	133	14		---	---		---	11,815	11.16
December 31, 2012	18,910	1,079	385		---	---		---	20,374	19.24
March 31, 2013	576	423	80		---	---		---	1,079	1.02
June 30, 2013	1,149	81	---		---	---		---	1,230	1.16
September 30, 2013	127	766	128		---	---		---	1,021	0.96
December 31, 2013	192	1,819	203		---	---		---	2,214	2.09
March 31, 2014	206	322	171		---	---		---	699	0.66
June 30, 2014	339	432	---		---	---		---	771	0.73
Thereafter	508	15,531	---		---	---		---	16,039	15.14

Total	$71,617	$31,051	$3,023	$	---	$221	$	---	$105,912	100.00%

Percent of total	67.62%	29.32%	2.85%		---%	0.21%		---%	100.00%

Exhibit I-15
1st Security Bank of Washington
Borrowing Activity

	Six Months Ended June 30,				Years Ended December 31,
	2011		2010		2010		2009	2008
	(Dollars in thousands)
Maximum balance:
Federal Home Loan Bank advances		$21,900		$15,900		$23,900	$11,900		$30,400
Fed Funds Purchased	$	---	$	---	$	---	$600		$897
Federal Reserve Bank	$	---		$15,000		$37,000	$30,000	$	---

Average balances:
Federal Home Loan Bank advances		$4,099		$5,535		$4,879	$6,404		$10,796
Fed Funds Purchased	$	---	$	---	$	---	$5		$4
Federal Reserve Bank	$	---		$4,602		$2,620	$10,027	$	---

Weighted average interest rate:
Federal Home Loan Bank advances		4.29%		4.37%		4.31%	4.13%		3.97%
Fed Funds Purchased		---%		---%		---%	1.27%		3.37%
Federal Reserve Bank		---%		0.26%		0.29%	0.25%		---%

	June 30, 2011	December 31,
		2010	2009	2008
	(Dollars in thousands)
Balance outstanding at end of period:
Federal Home Loan Bank advances	$3,900	$21,900	$5,900	$9,400
Fed Funds Purchased	---	---	---	---
Federal Reserve Bank	---	---	20,000	---
Total borrowings	$3,900	$21,900	$25,900	$9,400

Weighted average interest rate of:
Federal Home Loan Bank advances	4.49%	1.42%	4.41%	3.00%
Fed Funds Purchased	---	---	---	---
Federal Reserve Bank	---	---	0.25%	---

Exhibit II-1
1st Security Bank of Washington
Description of Office Facilities

Location	Square Footage	Owned or Leased	Lease Expiration Date	Net Book Value at June 30, 2011
				(In thousands)

Canyon Park	2,997	Leased	May 2015(1)	$27
22020 17th Ave SE, Suite 100 Bothell, WA 98021

Edmonds	1,080	Owned	---	319
620 Edmonds Way Edmonds, WA 98020

Lynnwood	3,000	Leased	June 2020	236
19002 33rd Ave W Lynnwood, WA 98036

Mountlake Terrace (Admin)	39,535	Owned	---	3,436
6920 220th St SW Mountlake Terrace, WA 98043

Poulsbo	2,223	Owned	---	2,988
21650 Market Place Poulsbo, WA 98370

Puyallup	2,474	Owned	---	1,503
307 W Stewart St Puyallup, WA 98371

Overlake	2,331	Leased	June 2016(2)	394
14808 NE 24th St, Suite D Redmond, WA 98052

(1)  Lease provides for one five-year renewal.
(2)  Lease provides for two five-year renewals.

Exhibit II-2
Historical Interest Rates (1)

		Prime	90 Day	One Year	10 Year
Year/Qtr. Ended		Rate	T-Bill	T-Bill	T-Bond

2003:	Quarter 1	4.25%	1.14%	1.19%	3.83%
	Quarter 2	4.00%	0.90%	1.09%	3.54%
	Quarter 3	4.00%	0.95%	1.15%	3.96%
	Quarter 4	4.00%	0.95%	1.26%	4.27%

2004:	Quarter 1	4.00%	0.95%	1.20%	3.86%
	Quarter 2	4.00%	1.33%	2.09%	4.62%
	Quarter 3	4.75%	1.70%	2.16%	4.12%
	Quarter 4	5.25%	2.22%	2.75%	4.24%

2005:	Quarter 1	5.75%	2.80%	3.43%	4.51%
	Quarter 2	6.00%	3.12%	3.51%	3.98%
	Quarter 3	6.75%	3.55%	4.01%	4.34%
	Quarter 4	7.25%	4.08%	4.38%	4.39%

2006:	Quarter 1	7.75%	4.63%	4.82%	4.86%
	Quarter 2	8.25%	5.01%	5.21%	5.15%
	Quarter 3	8.25%	4.88%	4.91%	4.64%
	Quarter 4	8.25%	5.02%	5.00%	4.71%

2007:	Quarter 1	8.25%	5.04%	4.90%	4.65%
	Quarter 2	8.25%	4.82%	4.91%	5.03%
	Quarter 3	7.75%	3.82%	4.05%	4.59%
	Quarter 4	7.25%	3.36%	3.34%	3.91%

2008:	Quarter 1	5.25%	1.38%	1.55%	3.45%
	Quarter 2	5.00%	1.90%	2.36%	3.99%
	Quarter 3	5.00%	0.92%	1.78%	3.85%
	Quarter 4	3.25%	0.11%	0.37%	2.25%

2009:	Quarter 1	3.25%	0.21%	0.57%	2.71%
	Quarter 2	3.25%	0.19%	0.56%	3.53%
	Quarter 3	3.25%	0.14%	0.40%	3.31%
	Quarter 4	3.25%	0.06%	0.47%	3.85%

2010:	Quarter 1	3.25%	0.16%	0.41%	3.84%
	Quarter 2	3.25%	0.18%	0.32%	2.97%
	Quarter 3	3.25%	0.16%	0.27%	2.53%
	Quarter 4	3.25%	0.12%	0.29%	3.30%

2011:	Quarter 1	3.25%	0.09%	0.30%	3.47%
	Quarter 2	3.25%	0.03%	0.19%	3.18%
	September 2, 2011	3.25%	0.02%	0.10%	2.02%

(1) End of period data.

Source: SNL Financial, LC.

EXHIBIT II-3
1st Security Bank of Washington
Market Area Demographic/Economic Information

Demographic Summary: US

	Base 2000	Current 2010	Projected 2015	% Change 2000 - 2010	% Change 2010 - 2015
Total Population (actual)	281,421,906	311,212,863	323,209,391	10.59	3.85
0-14 Age Group (%)	21.41	20.08	20.13	3.73	4.12
15-34 Age Group (%)	28.10	27.22	26.97	7.13	2.89
35-54 Age Group (%)	29.43	28.03	26.02	5.33	(3.60)
55-69 Age Group (%)	12.01	15.54	17.31	43.07	15.64
70+ Age Group (%)	9.05	9.12	9.57	11.52	8.98
Median Age (actual)	35.30	37.00	37.30	4.82	0.81

Female Population (actual)	143,368,343	158,066,879	164,008,125	10.25	3.76
Male Population (actual)	138,053,563	153,145,984	159,201,266	10.93	3.95

Population Density (#/ sq miles)	79.52	88.00	91.40	10.59	3.85

Diversity Index (actual)	54.60	61.00	63.40	11.72	3.93
Black (%)	12.32	12.47	12.47	11.95	3.92
Asian (%)	3.64	4.52	4.93	37.44	13.25
White (%)	75.14	71.93	70.71	5.86	2.10
Hispanic (%)	12.55	16.23	17.80	43.08	13.90
Pacific Islander (%)	0.14	0.16	0.16	26.20	2.93
American Indian/Alaska Native (%)	0.88	0.94	0.95	18.14	4.63
Multiple races (%)	2.43	2.99	3.22	36.35	11.72
Other (%)	5.46	6.99	7.55	41.57	12.29

Population 25+ w/ Education Attainment (actual)	182,211,639	205,370,648	NA	12.71	NA
< 9th Grade (%)	7.55	6.26	NA	(6.48)	NA
Some High School (%)	12.05	8.49	NA	(20.61)	NA
High School Graduate (%)	28.63	29.55	NA	16.35	NA
Some College (%)	21.05	19.91	NA	6.61	NA
Associate Degree (%)	6.32	7.75	NA	38.19	NA
Bachelors Degree (%)	15.54	17.67	NA	28.15	NA
Graduate Degree (%)	8.86	10.36	NA	31.85	NA

Total Households (actual)	105,480,101	116,761,140	121,359,604	10.69	3.94
< $25K Households (%)	28.67	20.78	17.21	(19.76)	(13.94)
$25-49K Households (%)	29.34	24.73	19.96	(6.70)	(16.10)
$50-99K Households (%)	29.70	35.65	38.10	32.90	11.08
$100-$199K Households (%)	9.92	15.35	20.29	71.27	37.39
$200K+ Households (%)	2.37	3.48	4.43	62.64	32.30

< 25K Disposable Inc. Households (%)	NA	25.14	NA	NA	NA
$25-49K Disposable Inc. Households (%)	NA	31.81	NA	NA	NA
$50-99K Disposable Inc. Households (%)	NA	32.05	NA	NA	NA
$100-199K Disposable Inc. Households (%)	NA	9.07	NA	NA	NA
$200K+ Disposable Inc. Households (%)	NA	1.92	NA	NA	NA

Average Household Income ($)	56,644	70,173	79,340	23.88	13.06
Median Household Income ($)	42,164	54,442	61,189	29.12	12.39
Per Capita Income ($)	21,587	26,739	30,241	23.87	13.10

< $35K Net Worth HHs (%)	NA	34.96	NA	NA	NA
$35-99K Net Worth HHs (%)	NA	16.38	NA	NA	NA
$100-249K Net Worth HHs (%)	NA	19.13	NA	NA	NA
$250-499K Net Worth HHs (%)	NA	12.97	NA	NA	NA
$500K+ Net Worth HHs (%)	NA	16.56	NA	NA	NA

Median Household Net Worth ($)	NA	93,084	NA	NA	NA
Average Household Net Worth ($)	NA	418,865	NA	NA	NA

Total Owner Occupied Housing Units (actual)	69,815,753	76,868,769	80,072,859	10.10	4.17
< $100K in Value HUs (%)	44.57	27.39	21.82	(32.34)	(17.01)
$100-199K in Value HUs (%)	35.18	34.48	31.82	7.91	(3.86)
$200-299K in Value HUs (%)	11.17	17.08	18.53	68.27	13.06
$300-499K in Value HUs (%)	6.12	12.49	15.57	124.59	29.83
$500-749K in Value HUs (%)	1.71	5.07	6.11	226.81	25.56
$750-999K in Value HUs (%)	0.60	2.10	3.25	283.43	61.43
$1M+ in Value HUs (%)	0.64	1.39	2.89	140.29	115.95

Renter Occupied Housing Units (actual)	35,664,348	39,892,371	41,286,745	11.86	3.50
Vacant Occupied Housing Units (actual)	10,424,540	15,846,596	18,246,660	52.01	15.15

Unemployment Rate (%)	5.8	10.8	8.8	107.37	(15.44)

Source: ESRI
Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.

Copyright 2011, SNL Financial LC

Demographic Summary: Washington

	Base 2000	Current 2010	Projected 2015	% Change 2000 - 2010	% Change 2010 - 2015
Total Population (actual)	5,894,121	6,756,150	7,175,641	14.63	6.21
0-14 Age Group (%)	21.29	19.60	19.69	5.53	6.65
15-34 Age Group (%)	28.15	27.61	27.39	12.43	5.34
35-54 Age Group (%)	30.90	28.58	26.42	6.01	(1.80)
55-69 Age Group (%)	11.41	15.89	17.57	59.53	17.48
70+ Age Group (%)	8.24	8.32	8.94	15.71	14.04
Median Age (actual)	35.30	37.10	37.30	5.10	0.54

Female Population (actual)	2,959,821	3,394,873	3,606,961	14.70	6.25
Male Population (actual)	2,934,300	3,361,277	3,568,680	14.55	6.17

Population Density (#/ sq miles)	88.57	101.50	107.80	14.63	6.21

Diversity Index (actual)	42.00	50.60	53.80	20.48	6.32
Black (%)	3.23	3.61	3.75	28.12	10.46
Asian (%)	5.47	6.92	7.68	45.00	17.94
White (%)	81.81	77.68	75.99	8.84	3.90
Hispanic (%)	7.49	10.61	11.91	62.41	19.23
Pacific Islander (%)	0.41	0.47	0.47	33.49	5.80
American Indian/Alaska Native (%)	1.58	1.66	1.65	20.26	5.58
Multiple races (%)	3.62	4.34	4.63	37.40	13.34
Other (%)	3.88	5.32	5.81	56.88	16.17

Population 25+ w/ Education Attainment (actual)	3,827,507	4,503,749	NA	17.67	NA
< 9th Grade (%)	4.32	4.25	NA	15.86	NA
Some High School (%)	8.60	6.37	NA	(12.83)	NA
High School Graduate (%)	24.91	24.75	NA	16.90	NA
Some College (%)	26.41	24.03	NA	7.07	NA
Associate Degree (%)	8.03	9.83	NA	44.02	NA
Bachelors Degree (%)	18.41	19.83	NA	26.71	NA
Graduate Degree (%)	9.32	10.94	NA	38.17	NA

Total Households (actual)	2,271,398	2,611,662	2,777,964	14.98	6.37
< $25K Households (%)	24.73	17.52	13.69	(18.55)	(16.90)
$25-49K Households (%)	29.66	22.77	17.55	(11.76)	(18.00)
$50-99K Households (%)	33.05	39.20	38.77	36.39	5.21
$100-$199K Households (%)	10.39	17.39	25.74	92.37	57.48
$200K+ Households (%)	2.17	3.13	4.25	65.82	44.36

< 25K Disposable Inc. Households (%)	NA	20.46	NA	NA	NA
$25-49K Disposable Inc. Households (%)	NA	29.81	NA	NA	NA
$50-99K Disposable Inc. Households (%)	NA	36.81	NA	NA	NA
$100-199K Disposable Inc. Households (%)	NA	10.96	NA	NA	NA
$200K+ Disposable Inc. Households (%)	NA	1.96	NA	NA	NA

Average Household Income ($)	58,653	73,128	84,725	24.68	15.86
Median Household Income ($)	45,770	60,311	68,768	31.77	14.02
Per Capita Income ($)	22,973	28,691	33,252	24.89	15.90

< $35K Net Worth HHs (%)	NA	32.38	NA	NA	NA
$35-99K Net Worth HHs (%)	NA	15.34	NA	NA	NA
$100-249K Net Worth HHs (%)	NA	18.47	NA	NA	NA
$250-499K Net Worth HHs (%)	NA	15.11	NA	NA	NA
$500K+ Net Worth HHs (%)	NA	18.70	NA	NA	NA

Median Household Net Worth ($)	NA	112,030	NA	NA	NA
Average Household Net Worth ($)	NA	447,397	NA	NA	NA

Total Owner Occupied Housing Units (actual)	1,467,009	1,674,990	1,784,225	14.18	6.52
< $100K in Value HUs (%)	21.05	8.30	5.87	(55.01)	(24.67)
$100-199K in Value HUs (%)	45.69	24.97	16.22	(37.61)	(30.81)
$200-299K in Value HUs (%)	19.28	26.94	24.70	59.48	(2.32)
$300-499K in Value HUs (%)	10.11	23.96	30.85	170.71	37.17
$500-749K in Value HUs (%)	2.43	10.56	10.75	396.74	8.44
$750-999K in Value HUs (%)	0.75	3.25	7.31	394.18	139.52
$1M+ in Value HUs (%)	0.69	2.03	4.30	237.39	125.73

Renter Occupied Housing Units (actual)	804,389	936,672	993,739	16.45	6.09
Vacant Occupied Housing Units (actual)	179,677	258,462	290,566	43.85	12.42

Unemployment Rate (%)	6.2	9.9	8.3	85.86	(12.37)

Source: ESRI
Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Demographic Summary: Snohomish, WA

	Base 2000	Current 2010	Projected 2015	% Change 2000 - 2010	% Change 2010 - 2015
Total Population (actual)	606,024	712,514	757,883	17.57	6.37
0-14 Age Group (%)	22.90	21.16	21.26	8.64	6.87
15-34 Age Group (%)	27.66	26.97	26.91	14.64	6.15
35-54 Age Group (%)	32.62	30.51	28.15	9.96	(1.84)
55-69 Age Group (%)	10.21	14.59	16.31	68.05	18.91
70+ Age Group (%)	6.61	6.77	7.36	20.40	15.63
Median Age (actual)	34.60	36.30	36.30	4.91	0.00

Female Population (actual)	302,815	357,116	380,586	17.93	6.57
Male Population (actual)	303,209	355,398	377,297	17.21	6.16

Population Density (#/ sq miles)	290.09	341.10	362.80	17.57	6.37

Diversity Index (actual)	32.90	45.30	49.20	37.69	8.61
Black (%)	1.67	2.55	2.87	79.31	19.79
Asian (%)	5.78	8.55	9.72	73.82	20.98
White (%)	85.63	79.55	77.44	9.23	3.55
Hispanic (%)	4.72	7.99	9.26	99.12	23.21
Pacific Islander (%)	0.28	0.37	0.37	55.13	5.03
American Indian/Alaska Native (%)	1.36	1.48	1.48	28.23	6.19
Multiple races (%)	3.36	4.35	4.69	52.24	14.75
Other (%)	1.92	3.15	3.43	93.17	15.77

Population 25+ w/ Education Attainment (actual)	388,997	468,863	NA	20.53	NA
< 9th Grade (%)	2.60	2.63	NA	22.23	NA
Some High School (%)	8.22	6.15	NA	(9.78)	NA
High School Graduate (%)	25.91	26.45	NA	23.06	NA
Some College (%)	29.73	26.21	NA	6.28	NA
Associate Degree (%)	9.09	10.85	NA	43.74	NA
Bachelors Degree (%)	17.55	19.33	NA	32.79	NA
Graduate Degree (%)	6.90	8.37	NA	46.14	NA

Total Households (actual)	224,852	268,239	286,226	19.30	6.71
< $25K Households (%)	17.89	11.80	8.64	(21.30)	(21.92)
$25-49K Households (%)	28.13	19.25	13.72	(18.34)	(23.96)
$50-99K Households (%)	39.73	42.59	40.28	27.88	0.91
$100-$199K Households (%)	12.54	23.43	33.41	122.90	52.19
$200K+ Households (%)	1.72	2.93	3.95	103.66	44.11

< 25K Disposable Inc. Households (%)	NA	14.12	NA	NA	NA
$25-49K Disposable Inc. Households (%)	NA	27.98	NA	1,153.58	NA
$50-99K Disposable Inc. Households (%)	NA	42.41	NA	NA	NA
$100-199K Disposable Inc. Households (%)	NA	13.64	NA	NA	NA
$200K+ Disposable Inc. Households (%)	NA	1.85	NA	NA	NA

Average Household Income ($)	62,386	79,981	91,618	28.20	14.55
Median Household Income ($)	53,219	68,912	79,010	29.49	14.65
Per Capita Income ($)	23,417	30,372	34,880	29.70	14.84

< $35K Net Worth HHs (%)	NA	25.83	NA	NA	NA
$35-99K Net Worth HHs (%)	NA	15.17	NA	NA	NA
$100-249K Net Worth HHs (%)	NA	19.76	NA	NA	NA
$250-499K Net Worth HHs (%)	NA	18.16	NA	NA	NA
$500K+ Net Worth HHs (%)	NA	21.08	NA	NA	NA

Median Household Net Worth ($)	NA	156,028	NA	NA	NA
Average Household Net Worth ($)	NA	487,194	NA	NA	NA

Total Owner Occupied Housing Units (actual)	152,382	180,654	193,143	18.55	6.91
< $100K in Value HUs (%)	9.12	6.62	5.09	(13.89)	(17.78)
$100-199K in Value HUs (%)	48.02	11.54	7.28	(71.51)	(32.59)
$200-299K in Value HUs (%)	29.57	29.54	18.56	18.43	(32.81)
$300-499K in Value HUs (%)	10.88	36.56	45.81	298.58	33.95
$500-749K in Value HUs (%)	1.74	11.74	12.85	698.87	17.01
$750-999K in Value HUs (%)	0.34	2.70	7.40	836.66	192.77
$1M+ in Value HUs (%)	0.34	1.29	3.01	353.29	148.82

Renter Occupied Housing Units (actual)	72,470	87,585	93,083	20.86	6.28
Vacant Occupied Housing Units (actual)	11,353	18,045	23,607	58.94	30.82

Unemployment Rate (%)	5.0	8.9	7.5	112.57	(12.28)

Source: ESRI
Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Demographic Summary: King, WA

	Base 2000	Current 2010	Projected 2015	% Change 2000 - 2010	% Change 2010 - 2015
Total Population (actual)	1,737,034	1,936,894	2,053,695	11.51	6.03
0-14 Age Group (%)	18.79	17.68	17.66	4.90	5.89
15-34 Age Group (%)	29.90	28.24	28.41	5.33	6.66
35-54 Age Group (%)	32.70	30.85	28.40	5.20	(2.38)
55-69 Age Group (%)	10.81	15.35	17.02	58.38	17.54
70+ Age Group (%)	7.80	7.88	8.51	12.55	14.61
Median Age (actual)	35.70	37.80	37.90	5.88	0.26

Female Population (actual)	872,577	972,845	1,031,604	11.49	6.04
Male Population (actual)	864,457	964,049	1,022,091	11.52	6.02

Population Density (#/ sq miles)	817.04	911.00	966.00	11.51	6.03

Diversity Index (actual)	47.30	56.40	59.90	19.24	6.21
Black (%)	5.40	6.01	6.23	23.90	10.03
Asian (%)	10.81	13.88	15.58	43.15	19.03
White (%)	75.73	70.05	67.44	3.14	2.07
Hispanic (%)	5.48	8.23	9.39	67.44	20.96
Pacific Islander (%)	0.52	0.61	0.61	31.98	6.17
American Indian/Alaska Native (%)	0.92	0.93	0.92	12.85	4.73
Multiple races (%)	4.06	4.80	5.11	31.79	13.05
Other (%)	2.56	3.73	4.11	62.35	16.88

Population 25+ w/ Education Attainment (actual)	1,188,740	1,341,522	NA	12.85	NA
< 9th Grade (%)	3.42	3.44	NA	13.31	NA
Some High School (%)	6.31	4.70	NA	(15.94)	NA
High School Graduate (%)	19.17	18.26	NA	7.48	NA
Some College (%)	23.62	20.83	NA	(0.48)	NA
Associate Degree (%)	7.51	8.43	NA	26.61	NA
Bachelors Degree (%)	26.62	28.24	NA	19.70	NA
Graduate Degree (%)	13.33	16.10	NA	36.29	NA

Total Households (actual)	710,916	797,056	846,777	12.12	6.24
< $25K Households (%)	19.98	13.55	9.67	(23.99)	(24.14)
$25-49K Households (%)	26.51	17.15	11.96	(27.46)	(25.91)
$50-99K Households (%)	34.79	38.26	35.11	23.29	(2.51)
$100-$199K Households (%)	14.92	24.57	34.73	84.64	50.18
$200K+ Households (%)	3.81	6.48	8.53	90.89	39.89

< 25K Disposable Inc. Households (%)	NA	15.84	NA	NA	NA
$25-49K Disposable Inc. Households (%)	NA	23.11	NA	742.10	NA
$50-99K Disposable Inc. Households (%)	NA	40.14	NA	NA	NA
$100-199K Disposable Inc. Households (%)	NA	16.92	NA	NA	NA
$200K+ Disposable Inc. Households (%)	NA	3.99	NA	NA	NA

Average Household Income ($)	71,101	92,740	108,808	30.43	17.33
Median Household Income ($)	53,383	75,693	88,138	41.79	16.44
Per Capita Income ($)	29,521	38,562	45,291	30.63	17.45

< $35K Net Worth HHs (%)	NA	29.64	NA	NA	NA
$35-99K Net Worth HHs (%)	NA	14.32	NA	NA	NA
$100-249K Net Worth HHs (%)	NA	15.72	NA	NA	NA
$250-499K Net Worth HHs (%)	NA	14.26	NA	NA	NA
$500K+ Net Worth HHs (%)	NA	26.07	NA	NA	NA

Median Household Net Worth ($)	NA	144,117	NA	NA	NA
Average Household Net Worth ($)	NA	633,686	NA	NA	NA

Total Owner Occupied Housing Units (actual)	425,436	471,278	500,866	10.78	6.28
< $100K in Value HUs (%)	6.74	4.23	3.07	(30.45)	(22.95)
$100-199K in Value HUs (%)	34.39	11.65	6.56	(62.46)	(40.15)
$200-299K in Value HUs (%)	30.08	22.31	15.81	(17.86)	(24.68)
$300-499K in Value HUs (%)	20.00	32.38	34.80	79.37	14.21
$500-749K in Value HUs (%)	5.49	18.93	17.92	282.29	0.62
$750-999K in Value HUs (%)	1.78	6.02	13.14	274.21	131.81
$1M+ in Value HUs (%)	1.52	4.47	8.70	226.32	106.73

Renter Occupied Housing Units (actual)	285,480	325,778	345,911	14.12	6.18
Vacant Occupied Housing Units (actual)	31,321	58,439	61,667	86.58	5.52

Unemployment Rate (%)	4.5	7.7	6.5	95.25	(12.49)

Source: ESRI
Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Demographic Summary: Pierce, WA

	Base 2000	Current 2010	Projected 2015	% Change 2000 - 2010	% Change 2010 - 2015
Total Population (actual)	700,820	812,577	860,874	15.95	5.94
0-14 Age Group (%)	22.65	20.61	20.80	5.51	6.90
15-34 Age Group (%)	28.76	28.58	28.28	15.24	4.80
35-54 Age Group (%)	30.39	28.35	26.16	8.16	(2.23)
55-69 Age Group (%)	10.87	14.86	16.62	58.50	18.48
70+ Age Group (%)	7.33	7.60	8.15	20.18	13.62
Median Age (actual)	34.10	35.60	35.70	4.40	0.28

Female Population (actual)	352,263	409,045	433,658	16.12	6.02
Male Population (actual)	348,557	403,532	427,216	15.77	5.87

Population Density (#/ sq miles)	417.43	484.00	512.80	15.95	5.94

Diversity Index (actual)	44.30	51.30	53.90	15.80	5.07
Black (%)	6.95	7.02	7.00	17.10	5.61
Asian (%)	5.08	5.90	6.34	34.82	13.70
White (%)	78.39	75.33	74.17	11.43	4.31
Hispanic (%)	5.51	8.44	9.70	77.54	21.73
Pacific Islander (%)	0.85	0.95	0.95	30.21	6.28
American Indian/Alaska Native (%)	1.42	1.53	1.56	24.90	7.76
Multiple races (%)	5.11	6.01	6.40	36.32	12.77
Other (%)	2.20	3.25	3.58	71.21	16.92

Population 25+ w/ Education Attainment (actual)	442,665	528,814	NA	19.46	NA
< 9th Grade (%)	3.36	3.05	NA	8.38	NA
Some High School (%)	9.77	7.04	NA	(13.94)	NA
High School Graduate (%)	29.78	30.12	NA	20.84	NA
Some College (%)	28.42	25.99	NA	9.25	NA
Associate Degree (%)	8.08	10.56	NA	56.26	NA
Bachelors Degree (%)	13.68	15.35	NA	34.07	NA
Graduate Degree (%)	6.92	7.89	NA	36.21	NA

Total Households (actual)	260,800	304,467	323,465	16.74	6.24
< $25K Households (%)	24.19	17.28	13.52	(16.59)	(16.90)
$25-49K Households (%)	30.99	23.91	18.06	(9.94)	(19.73)
$50-99K Households (%)	34.39	41.92	42.77	42.31	8.39
$100-$199K Households (%)	8.90	15.28	23.34	100.45	62.33
$200K+ Households (%)	1.53	1.61	2.31	22.91	51.81

< 25K Disposable Inc. Households (%)	NA	19.99	NA	NA	NA
$25-49K Disposable Inc. Households (%)	NA	32.28	NA	1,659.74	NA
$50-99K Disposable Inc. Households (%)	NA	37.81	NA	NA	NA
$100-199K Disposable Inc. Households (%)	NA	8.88	NA	NA	NA
$200K+ Disposable Inc. Households (%)	NA	1.02	NA	NA	NA

Average Household Income ($)	54,972	66,677	76,622	21.29	14.92
Median Household Income ($)	45,197	57,879	65,288	28.06	12.80
Per Capita Income ($)	20,948	25,542	29,389	21.93	15.06

< $35K Net Worth HHs (%)	NA	33.95	NA	NA	NA
$35-99K Net Worth HHs (%)	NA	15.86	NA	NA	NA
$100-249K Net Worth HHs (%)	NA	19.03	NA	NA	NA
$250-499K Net Worth HHs (%)	NA	15.59	NA	NA	NA
$500K+ Net Worth HHs (%)	NA	15.57	NA	NA	NA

Median Household Net Worth ($)	NA	100,911	NA	NA	NA
Average Household Net Worth ($)	NA	367,197	NA	NA	NA

Total Owner Occupied Housing Units (actual)	165,598	192,241	204,923	16.09	6.60
< $100K in Value HUs (%)	20.31	7.85	5.68	(55.10)	(22.98)
$100-199K in Value HUs (%)	58.26	28.31	16.19	(43.59)	(39.05)
$200-299K in Value HUs (%)	13.72	33.99	31.91	187.59	0.05
$300-499K in Value HUs (%)	6.03	20.10	31.26	286.95	65.79
$500-749K in Value HUs (%)	1.11	6.60	7.42	593.06	19.92
$750-999K in Value HUs (%)	0.22	2.19	5.19	1,047.81	152.96
$1M+ in Value HUs (%)	0.36	0.96	2.37	213.56	162.16

Renter Occupied Housing Units (actual)	95,202	112,226	118,542	17.88	5.63
Vacant Occupied Housing Units (actual)	16,260	26,072	31,536	60.34	20.96

Unemployment Rate (%)	6.5	12.0	10.1	113.24	(12.84)

Source: ESRI
Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Demographic Summary: Kitsap, WA

	Base 2000	Current 2010	Projected 2015	% Change 2000 - 2010	% Change 2010 - 2015
Total Population (actual)	231,969	247,319	251,360	6.62	1.63
0-14 Age Group (%)	22.07	19.34	19.35	(6.60)	1.71
15-34 Age Group (%)	26.77	27.38	27.44	9.04	1.85
35-54 Age Group (%)	31.99	27.94	25.36	(6.88)	(7.74)
55-69 Age Group (%)	11.40	17.03	18.59	59.27	10.97
70+ Age Group (%)	7.77	8.32	9.26	14.15	13.09
Median Age (actual)	35.70	37.70	37.60	5.60	(0.27)

Female Population (actual)	114,459	122,447	124,492	6.98	1.67
Male Population (actual)	117,510	124,872	126,868	6.26	1.60

Population Density (#/ sq miles)	585.78	624.60	634.80	6.62	1.63

Diversity Index (actual)	34.30	37.90	39.70	10.50	4.75
Black (%)	2.87	2.74	2.67	1.90	(1.08)
Asian (%)	4.39	4.78	4.97	15.89	5.72
White (%)	84.27	82.94	82.25	4.94	0.78
Hispanic (%)	4.14	5.34	5.99	37.55	13.97
Pacific Islander (%)	0.78	0.78	0.78	6.70	1.35
American Indian/Alaska Native (%)	1.62	1.66	1.68	9.49	2.28
Multiple races (%)	4.64	5.31	5.66	21.90	8.41
Other (%)	1.43	1.79	2.00	33.54	13.74

Population 25+ w/ Education Attainment (actual)	148,704	164,369	NA	10.53	NA
< 9th Grade (%)	2.18	2.23	NA	12.95	NA
Some High School (%)	7.05	5.38	NA	(15.67)	NA
High School Graduate (%)	25.42	24.55	NA	6.75	NA
Some College (%)	30.97	28.08	NA	0.24	NA
Associate Degree (%)	9.05	11.36	NA	38.80	NA
Bachelors Degree (%)	17.00	18.32	NA	19.11	NA
Graduate Degree (%)	8.33	10.08	NA	33.71	NA

Total Households (actual)	86,416	93,321	95,148	7.99	1.96
< $25K Households (%)	22.50	16.09	12.49	(22.79)	(20.82)
$25-49K Households (%)	31.01	24.21	18.19	(15.68)	(23.38)
$50-99K Households (%)	34.86	41.72	42.17	29.22	3.07
$100-$199K Households (%)	9.82	16.11	24.47	77.10	54.86
$200K+ Households (%)	1.81	1.88	2.68	12.02	45.32

< 25K Disposable Inc. Households (%)	NA	19.05	NA	NA	NA
$25-49K Disposable Inc. Households (%)	NA	32.69	NA	1,715.80	NA
$50-99K Disposable Inc. Households (%)	NA	37.48	NA	NA	NA
$100-199K Disposable Inc. Households (%)	NA	9.60	NA	NA	NA
$200K+ Disposable Inc. Households (%)	NA	1.18	NA	NA	NA

Average Household Income ($)	57,892	68,589	79,076	18.48	15.29
Median Household Income ($)	46,848	60,066	66,635	28.21	10.94
Per Capita Income ($)	22,317	26,450	30,570	18.52	15.58

< $35K Net Worth HHs (%)	NA	31.08	NA	NA	NA
$35-99K Net Worth HHs (%)	NA	15.11	NA	NA	NA
$100-249K Net Worth HHs (%)	NA	19.52	NA	NA	NA
$250-499K Net Worth HHs (%)	NA	16.01	NA	NA	NA
$500K+ Net Worth HHs (%)	NA	18.28	NA	NA	NA

Median Household Net Worth ($)	NA	120,365	NA	NA	NA
Average Household Net Worth ($)	NA	409,989	NA	NA	NA

Total Owner Occupied Housing Units (actual)	58,279	62,483	63,813	7.21	2.13
< $100K in Value HUs (%)	20.76	6.26	4.03	(67.66)	(34.27)
$100-199K in Value HUs (%)	52.21	28.58	15.61	(41.31)	(44.22)
$200-299K in Value HUs (%)	14.88	29.83	27.06	114.88	(7.37)
$300-499K in Value HUs (%)	8.87	19.25	30.20	132.71	60.20
$500-749K in Value HUs (%)	2.23	10.05	10.08	383.15	2.40
$750-999K in Value HUs (%)	0.71	4.18	8.00	534.47	95.33
$1M+ in Value HUs (%)	0.33	1.84	5.02	491.75	179.27

Renter Occupied Housing Units (actual)	28,137	30,838	31,335	9.60	1.61
Vacant Occupied Housing Units (actual)	6,228	9,126	11,223	46.53	22.98

Unemployment Rate (%)	6.0	9.1	7.6	78.11	(16.21)

Source: ESRI
Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

EXHIBIT II-4
1st Security Bank of Washington
Market Area Employment Data by Sector

CA25N Total full-time and part-time employment by NAICS industry 1/
Bureau of Economic Analysis

Fips	Area	LineCode	Description	2006	2007	2008	2009
53000	Washington		Employment by place of work (number of jobs)
53000	Washington	10	Total employment	3796256	3924717	3957397	3826315
53000	Washington		By type
53000	Washington	20	Wage and salary employment	3080441	3154787	3190631	3053450
53000	Washington	40	Proprietors employment	715815	769930	766766	772865
53000	Washington	50	Farm proprietors employment	30089	34673	34699	34522
53000	Washington	60	Nonfarm proprietors employment 2/	685726	735257	732067	738343
53000	Washington		By industry
53000	Washington	70	Farm employment	73585	74835	81862	85042
53000	Washington	80	Nonfarm employment	3722671	3849882	3875535	3741273
53000	Washington	90	Private employment	3117932	3240026	3249059	3110993
53000	Washington	100	Forestry, fishing, and related activities	38057	37946	37471	37867
53000	Washington	200	Mining	6080	6541	7174	7962
53000	Washington	300	Utilities	5035	5116	5521	5699
53000	Washington	400	Construction	263070	279311	268459	223603
53000	Washington	500	Manufacturing	300974	310531	307369	280888
53000	Washington	600	Wholesale trade	138603	142365	143533	136087
53000	Washington	700	Retail trade	403892	407545	402933	382284
53000	Washington	800	Transportation and warehousing	112540	116622	115478	109355
53000	Washington	900	Information	108853	113462	116527	114740
53000	Washington	1000	Finance and insurance	149727	156044	160405	163586
53000	Washington	1100	Real estate and rental and leasing	174634	185403	183176	179197
53000	Washington	1200	Professional, scientific, and technical services	247353	270712	280267	274503
53000	Washington	1300	Management of companies and enterprises	34964	36030	36167	33644
53000	Washington	1400	Administrative and waste management services	195377	202261	195836	179429
53000	Washington	1500	Educational services	63537	64480	67039	67569
53000	Washington	1600	Health care and social assistance	349308	361738	373702	383507
53000	Washington	1700	Arts, entertainment, and recreation	84657	88787	91679	91311
53000	Washington	1800	Accommodation and food services	245227	252948	254747	242668
53000	Washington	1900	Other services, except public administration	196044	202184	201576	197094
53000	Washington	2000	Government and government enterprises	604739	609856	626476	630280
53000	Washington	2001	Federal, civilian	69335	68733	70075	72866
53000	Washington	2002	Military	77001	77285	81110	81107
53000	Washington	2010	State and local	458403	463838	475291	476307
53000	Washington	2011	State government	146217	147837	151634	151380
53000	Washington	2012	Local government	312186	316001	323657	324927

Legend / Footnotes:
1/ The estimates of employment for 2001-2006 are based on the 2002 North American Industry Classification System (NAICS). The estimates for 2007 forward are based on the 2007 NAICS.
2/ Excludes limited partners.
Last updated: April 21, 2011

CA25N Total full-time and part-time employment by NAICS industry 1/
Bureau of Economic Analysis

Fips	Area	LineCode	Description	2006	2007	2008	2009
53061	Snohomish		Employment by place of work (number of jobs)
53061	Snohomish	10	Total employment	316283	339900	340272	326310
53061	Snohomish		By type
53061	Snohomish	20	Wage and salary employment	257541	276537	277421	263179
53061	Snohomish	40	Proprietors employment	58742	63363	62851	63131
53061	Snohomish	50	Farm proprietors employment	1326	1526	1518	1511
53061	Snohomish	60	Nonfarm proprietors employment 2/	57416	61837	61333	61620
53061	Snohomish		By industry
53061	Snohomish	70	Farm employment	1996	2118	2147	2139
53061	Snohomish	80	Nonfarm employment	314287	337782	338125	324171
53061	Snohomish	90	Private employment	270045	293465	292590	278029
53061	Snohomish	100	Forestry, fishing, and related activities	1374	1297	1301	1194
53061	Snohomish	200	Mining	391	440	488	568
53061	Snohomish	300	Utilities	129	156	170	163
53061	Snohomish	400	Construction	28680	32168	29581	24271
53061	Snohomish	500	Manufacturing	51507	56424	57783	55002
53061	Snohomish	600	Wholesale trade	8856	9804	9706	9531
53061	Snohomish	700	Retail trade	37703	39512	39827	37189
53061	Snohomish	800	Transportation and warehousing	5192	5697	5584	5369
53061	Snohomish	900	Information	5889	6647	6247	5708
53061	Snohomish	1000	Finance and insurance	13047	13852	13937	13991
53061	Snohomish	1100	Real estate and rental and leasing	13955	15011	14696	14310
53061	Snohomish	1200	Professional, scientific, and technical services	15100	17298	17740	17319
53061	Snohomish	1300	Management of companies and enterprises	1532	1673	1673	1681
53061	Snohomish	1400	Administrative and waste management services	15498	17728	16777	15199
53061	Snohomish	1500	Educational services	3682	3816	3762	4008
53061	Snohomish	1600	Health care and social assistance	24913	26673	27833	28548
53061	Snohomish	1700	Arts, entertainment, and recreation	6279	6800	7140	7188
53061	Snohomish	1800	Accommodation and food services	19854	21184	21051	19900
53061	Snohomish	1900	Other services, except public administration	16464	17285	17294	16890
53061	Snohomish	2000	Government and government enterprises	44242	44317	45535	46142
53061	Snohomish	2001	Federal, civilian	2344	2338	2322	2348
53061	Snohomish	2002	Military	7359	7098	6894	6750
53061	Snohomish	2010	State and local	34539	34881	36319	37044
53061	Snohomish	2011	State government	5398	5315	5530	5551
53061	Snohomish	2012	Local government	29141	29566	30789	31493

Legend / Footnotes:
1/ The estimates of employment for 2001-2006 are based on the 2002 North American Industry Classification System (NAICS). The estimates for 2007 forward are based on the 2007 NAICS.
2/ Excludes limited partners.
Last updated: April 21, 2011

CA25N Total full-time and part-time employment by NAICS industry 1/
Bureau of Economic Analysis

Fips	Area	LineCode	Description	2006	2007	2008	2009
53033	King		Employment by place of work (number of jobs)
53033	King	10	Total employment	1480374	1524600	1542584	1479629
53033	King		By type
53033	King	20	Wage and salary employment	1222588	1246921	1265008	1198521
53033	King	40	Proprietors employment	257786	277679	277576	281108
53033	King	50	Farm proprietors employment	1377	1603	1599	1591
53033	King	60	Nonfarm proprietors employment 2/	256409	276076	275977	279517
53033	King		By industry
53033	King	70	Farm employment	2055	2264	2422	2429
53033	King	80	Nonfarm employment	1478319	1522336	1540162	1477200
53033	King	90	Private employment	1307729	1350558	1364775	1300849
53033	King	100	Forestry, fishing, and related activities	3498	3474	3542	3427
53033	King	200	Mining	1416	1657	1860	2251
53033	King	300	Utilities	1019	839	961	1038
53033	King	400	Construction	89082	94642	93131	75334
53033	King	500	Manufacturing	118858	121609	119401	110054
53033	King	600	Wholesale trade	68513	69796	70925	66363
53033	King	700	Retail trade	137905	135374	134582	127455
53033	King	800	Transportation and warehousing	54126	55835	55076	51468
53033	King	900	Information	77784	81468	85516	85621
53033	King	1000	Finance and insurance	71803	73403	74890	74770
53033	King	1100	Real estate and rental and leasing	77447	80477	80005	78019
53033	King	1200	Professional, scientific, and technical services	135546	147214	153919	148128
53033	King	1300	Management of companies and enterprises	25131	25835	25795	23887
53033	King	1400	Administrative and waste management services	88624	91905	89310	79007
53033	King	1500	Educational services	29753	30160	31678	31723
53033	King	1600	Health care and social assistance	123886	127074	131689	135704
53033	King	1700	Arts, entertainment, and recreation	38982	41022	42394	42167
53033	King	1800	Accommodation and food services	94075	96615	97481	93251
53033	King	1900	Other services, except public administration	70281	72159	72620	71182
53033	King	2000	Government and government enterprises	170590	171778	175387	176351
53033	King	2001	Federal, civilian	21394	21356	21627	22136
53033	King	2002	Military	7110	6989	7293	7440
53033	King	2010	State and local	142086	143433	146467	146775
53033	King	2011	State government	55592	55866	56929	57378
53033	King	2012	Local government	86494	87567	89538	89397

Legend / Footnotes:
1/ The estimates of employment for 2001-2006 are based on the 2002 North American Industry Classification System (NAICS). The estimates for 2007 forward are based on the 2007 NAICS.
2/ Excludes limited partners.
Last updated: April 21, 2011

CA25N Total full-time and part-time employment by NAICS industry 1/
Bureau of Economic Analysis

Fips	Area	LineCode	Description	2006	2007	2008	2009
53053	Pierce		Employment by place of work (number of jobs)
53053	Pierce	10	Total employment	374825	391072	393176	382995
53053	Pierce		By type
53053	Pierce	20	Wage and salary employment	310724	322578	325121	314495
53053	Pierce	40	Proprietors employment	64101	68494	68055	68500
53053	Pierce	50	Farm proprietors employment	1182	1336	1334	1328
53053	Pierce	60	Nonfarm proprietors employment 2/	62919	67158	66721	67172
53053	Pierce		By industry
53053	Pierce	70	Farm employment	1802	1866	1862	1877
53053	Pierce	80	Nonfarm employment	373023	389206	391314	381118
53053	Pierce	90	Private employment	288255	302560	299266	286061
53053	Pierce	100	Forestry, fishing, and related activities	1120	1033	1031	1008
53053	Pierce	200	Mining	374	440	469	513
53053	Pierce	300	Utilities	693	741	808	847
53053	Pierce	400	Construction	30161	32907	30641	25755
53053	Pierce	500	Manufacturing	20497	20658	19909	16906
53053	Pierce	600	Wholesale trade	12000	12882	12913	12417
53053	Pierce	700	Retail trade	41064	42819	41771	39561
53053	Pierce	800	Transportation and warehousing	13094	13255	12900	12342
53053	Pierce	900	Information	4288	4263	4215	3828
53053	Pierce	1000	Finance and insurance	13047	14045	14576	15106
53053	Pierce	1100	Real estate and rental and leasing	17300	18738	18320	18299
53053	Pierce	1200	Professional, scientific, and technical services	15564	16831	16960	17001
53053	Pierce	1300	Management of companies and enterprises	1254	1281	1480	1265
53053	Pierce	1400	Administrative and waste management services	19218	20262	19320	18215
53053	Pierce	1500	Educational services	6883	6953	7016	6992
53053	Pierce	1600	Health care and social assistance	39081	40717	41808	43105
53053	Pierce	1700	Arts, entertainment, and recreation	6859	7126	7374	7370
53053	Pierce	1800	Accommodation and food services	24230	25147	25355	23794
53053	Pierce	1900	Other services, except public administration	21528	22462	22400	21737
53053	Pierce	2000	Government and government enterprises	84768	86646	92048	95057
53053	Pierce	2001	Federal, civilian	10534	10288	10824	11748
53053	Pierce	2002	Military	29551	31091	34489	36606
53053	Pierce	2010	State and local	44683	45267	46735	46703
53053	Pierce	2011	State government	11636	11856	12291	12093
53053	Pierce	2012	Local government	33047	33411	34444	34610

Legend / Footnotes:
1/ The estimates of employment for 2001-2006 are based on the 2002 North American Industry Classification System (NAICS). The estimates for 2007 forward are based on the 2007 NAICS.
2/ Excludes limited partners.
Last updated: April 21, 2011

CA25N Total full-time and part-time employment by NAICS industry 1/
Bureau of Economic Analysis

Fips	Area	LineCode	Description	2006	2007	2008	2009
53035	Kitsap		Employment by place of work (number of jobs)
53035	Kitsap	10	Total employment	127200	128084	128551	124816
53035	Kitsap		By type
53035	Kitsap	20	Wage and salary employment	101873	101206	101837	97957
53035	Kitsap	40	Proprietors employment	25327	26878	26714	26859
53035	Kitsap	50	Farm proprietors employment	528	615	613	610
53035	Kitsap	60	Nonfarm proprietors employment 2/	24799	26263	26101	26249
53035	Kitsap		By industry
53035	Kitsap	70	Farm employment	598	669	671	672
53035	Kitsap	80	Nonfarm employment	126602	127415	127880	124144
53035	Kitsap	90	Private employment	86318	87639	87302	83956
53035	Kitsap	100	Forestry, fishing, and related activities	471	469	472	461
53035	Kitsap	200	Mining	150	181	186	236
53035	Kitsap	300	Utilities	159	177	216	224
53035	Kitsap	400	Construction	8034	8485	8056	6678
53035	Kitsap	500	Manufacturing	2267	2019	2022	1982
53035	Kitsap	600	Wholesale trade	2008	1927	1943	1749
53035	Kitsap	700	Retail trade	15589	15352	15320	14375
53035	Kitsap	800	Transportation and warehousing	1379	1408	1465	1440
53035	Kitsap	900	Information	1944	1881	1843	1694
53035	Kitsap	1000	Finance and insurance	3551	3750	3826	3853
53035	Kitsap	1100	Real estate and rental and leasing	5777	6052	5947	5829
53035	Kitsap	1200	Professional, scientific, and technical services	7559	8169	8231	8497
53035	Kitsap	1300	Management of companies and enterprises	212	225	207	176
53035	Kitsap	1400	Administrative and waste management services	5837	5498	5263	4858
53035	Kitsap	1500	Educational services	1760	1748	1840	1827
53035	Kitsap	1600	Health care and social assistance	12396	12927	13210	13462
53035	Kitsap	1700	Arts, entertainment, and recreation	2938	3094	3130	3074
53035	Kitsap	1800	Accommodation and food services	7666	7506	7499	7133
53035	Kitsap	1900	Other services, except public administration	6621	6771	6626	6408
53035	Kitsap	2000	Government and government enterprises	40284	39776	40578	40188
53035	Kitsap	2001	Federal, civilian	15036	14772	14958	15563
53035	Kitsap	2002	Military	11742	11496	12196	11232
53035	Kitsap	2010	State and local	13506	13508	13424	13393
53035	Kitsap	2011	State government	2282	2240	2293	2295
53035	Kitsap	2012	Local government	11224	11268	11131	11098

Legend / Footnotes:
1/ The estimates of employment for 2001-2006 are based on the 2002 North American Industry Classification System (NAICS). The estimates for 2007 forward are based on the 2007 NAICS.
2/ Excludes limited partners.
Last updated: April 21, 2011

EXHIBIT III-1
1st Security Bank of Washington
General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit III-l
Characteristics of Publicly-Traded Thrifts
September 2, 2011

			Primary	Operating	Total			Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchg.	Market	Strat (1)	Assets (2)		Offices	Year	Date	Price	Value
					($Mil)					($)	($Mil)

California Companies

BOFI	Bofi Holding, Inc. Of CA (3)	NASDAQ	San Diego, CA	Thrift	1,940		1	06-30	03/05	14.08	147
PROV	Provident Fin. Holdings of CA (3)	NASDAQ	Riverside, CA	M.B.	1,315		14	06-30	06/96	8.25	94
KFFG	Kaiser Federal Fin Group of CA (3)	NASDAQ	Covina, CA	Thrift	902	M	9	06-30	11/10	11.91	114
FPTB	First PacTrust Bancorp of CA (3)	NASDAQ	Chula Vista, CA	Thrift	882		9	12-31	08/02	11.37	131
BYFC	Broadway Financial Corp. of CA (3)	NASDAQ	Los Angeles, CA	Thrift	447		5	12-31	01/96	1.48	3

Florida Companies

BKU	BankUnited, Inc. (3)	NYSE		Thrift	10,846		0		/	22.97	2,234
BBX	BankAtlantic Bancorp Inc of FL (3)	NYSE	FortLauderdaleFL	M.B.	3,864		101	12-31	11/83	0.77	60

Mid-Atlantic Companies

HCBK	Hudson City Bancorp, Inc of NJ (3)	NASDAQ	Paramus, NJ	Thrift	51,781		135	12-31	06/05	5.77	3,039
NYB	New York Community Bcrp of NY (3)	NYSE	Westbury, NY	Thrift	40,601		281	12-31	11/93	12.07	5,280
AF	Astoria Financial Corp. of NY (3)	NYSE	Lake Success, NY	Thrift	17,120		85	12-31	11/93	9.16	902
ISBC	Investors Bcrp MHC of NJ(43.0)	NASDAQ	Short Hills, NJ	Thrift	10,206		83	06-30	10/05	13.20	1,488
NWBI	Northwest Bancshares Inc of PA (3)	NASDAQ	Warren, PA	Thrift	8,088		172	06-30	12/09	11.23	1,160
PFS	Provident Fin. Serv. Inc of NJ (3)	NYSE	Jersey City, NJ	Thrift	6,794	M	83	12-31	01/03	11.44	687
BNCL	Beneficial Mut MHC of PA(43.7)	NASDAQ	Philadelphia, PA	Thrift	4,712		65	12-31	07/07	7.26	586
FFIC	Flushing Fin. Corp. of NY (3)	NASDAQ	Lake Success, NY	Thrift	4,323		19	12-31	11/95	10.61	334
WSFS	WSFS Financial Corp. of DE (3)	NASDAQ	Wilmington, DE	Div.	4,152		38	12-31	11/86	33.62	289
DCOM	Dime Community Bancshars of NY (3)	NASDAQ	Brooklyn, NY	Thrift	4,093		25	12-31	06/96	11.00	385
TRST	TrustCo Bank Corp NY of NY (3)	NASDAQ	Glenville, NY	Thrift	4,070		133	12-31	/	4.37	338
PBNY	Provident NY Bncrp, Inc. of NY (3)	NASDAQ	Montebello, NY	Thrift	2,976		37	09-30	01/04	6.03	229
KRNY	Kearny Fin Cp MHC of NJ (25.1)	NASDAQ	Fairfield, NJ	Thrift	2,904		40	06-30	02/05	8.20	556
ORIT	Oritani Financial Corp of NJ (3)	NASDAQ	Twnship of WA NJ	Thrift	2,587		23	06-30	06/10	12.01	667
NFBK	Northfield Bcp MHC of NY(43.4)	NASDAQ	Avenel, NY	Thrift	2,308		19	12-31	11/07	12.15	515
OCFC	OceanFirst Fin. Corp of NJ (3)	NASDAQ	Toms River, NJ	Thrift	2,239		23	12-31	07/96	11.25	212
ESBF	ESB Financial Corp. of PA (3)	NASDAQ	Ellwood City, PA	Thrift	1,968		24	12-31	06/90	10.77	160
ROMA	Roma Fin Corp MHC of NJ (26.2)	NASDAQ	Robbinsville, NJ	Thrift	1,892		27	12-31	07/06	8.19	248
PVSA	Parkvale Financial Corp of PA (3)	NASDAQ	Monroeville, PA	Thrift	1,801	M	47	06-30	07/87	17.80	99
ABBC	Abington Bancorp, Inc. of PA (3)	NASDAQ	Jenkintown, PA	Thrift	1,177		20	12-31	06/07	7.86	159
CSBK	Clifton Svg Bp MHC of NJ(35.8)	NASDAQ	Clifton, NJ	Thrift	1,135		12	03-31	03/04	9.50	248
ESSA	ESSA Bancorp, Inc. of PA (3)	NASDAQ	Stroudsburg, PA	Thrift	1,103		18	09-30	04/07	10.76	134
FXCB	Fox Chase Bancorp, Inc. of PA (3)	NASDAQ	Hatboro, PA	Thrift	1,088		11	12-31	06/10	12.20	178
CBNJ	Cape Bancorp, Inc. of NJ (3)	NASDAQ	Cape My Ct Hs, NJ	Thrift	1,068		17	12-31	02/08	7.60	101
BFED	Beacon Federal Bancorp of NY (3)	NASDAQ	East Syracuse NY	Thrift	1,041		8	12-31	10/07	13.50	86
SVBI	Severn Bancorp, Inc. of MD (3)	NASDAQ	Annapolis, MD	Thrift	937		4	12-31	/	3.03	31
OSHC	Ocean Shore Holding Co. of NJ (3)	NASDAQ	Ocean City, NJ	Thrift	860		10	12-31	12/09	11.05	81
HARL	Harleysville Svgs Fin Cp of PA (3)	NASDAQ	Harleysville, PA	Thrift	858		8	09-30	08/87	14.10	53
THRD	TF Fin. Corp. of Newtown PA (3)	NASDAQ	Newtown, PA	Thrift	692		14	12-31	07/94	21.14	60
CARV	Carver Bancorp, Inc. of NY (3)	NASDAQ	New York, NY	Thrift	678		9	03-31	10/94	0.69	2
MLVF	Malvern Fed Bncp MHC PA (44.6)	NASDAQ	Paoli, PA	Thrift	674		9	09-30	05/08	7.45	45
FSBI	Fidelity Bancorp, Inc. of PA (3)	NASDAQ	Pittsburgh, PA	Thrift	667		13	09-30	06/88	9.48	29
ONFC	Oneida Financial Corp. of NY (3)	NASDAQ	Oneida, NY	Thrift	658		13	12-31	07/10	8.77	63
BCSB	BCSB Bancorp, Inc. of MD (3)	NASDAQ	Baltimore, MD	Thrift	630		18	09-30	04/08	12.40	40
COBK	Colonial Financial Serv. of NJ (3)	NASDAQ	Bridgeton, NJ	Thrift	601		9	12-31	07/10	12.05	50
GCBC	Green Co Bcrp MHC of NY (44.1)	NASDAQ	Catskill, NY	Thrift	548		14	06-30	12/98	18.84	78
MGYR	Magyar Bancorp MHC of NJ (44.7)	NASDAQ	NW Brunswick, NJ	Thrift	526		6	09-30	01/06	3.56	21
ESBK	Elmira Svgs Bank, FSB of NY (3)	NASDAQ	Elmira, NY	Thrift	500		11	12-31	03/85	15.85	31
PBIP	Prudential Bncp MHC PA (25.5)	NASDAQ	Philadelphia, PA	Thrift	498		7	09-30	03/05	5.18	52
LSBK	Lake Shore Bnp MHC of NY(39.4)	NASDAQ	Dunkirk, NY	Thrift	483		10	12-31	04/06	10.00	59
BFSB	Brooklyn Fed MHC of NY (28.2)	NASDAQ	Brooklyn, NY	Thrift	470		5	09-30	04/05	0.79	10
ALLB	Alliance Bancorp, Inc. of PA (3)	NASDAQ	Broomall, PA	Thrift	467		9	12-31	01/11	10.16	56
NECB	NE Comm Bncrp MHC of NY (44.6)	NASDAQ	White Plains, NY	Thrift	444		7	12-31	07/06	6.62	85
STND	Standard Financial Corp. of PA (3)	NASDAQ	Monroeville, PA	Thrift	438		12	09-30	10/10	14.75	51
PBHC	Pathfinder BC MHC of NY (36.3)	NASDAQ	Oswego, NY	Thrift	419		14	12-31	11/95	9.10	23
WSB	WSB Holdings, Inc. of Bowie MD (3)	NASDAQ	Bowie, MD	Thrift	390		5	12-31	08/88	2.47	20

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit III-l
Characteristics of Publicly-Traded Thrifts
September 2, 2011

Ticker	Financial Institution	Exchg.	Primary Market	Operating Strat(l)	Total Assets(2)		Offices	Fiscal Year	Conv. Date	Stock Price	Market Value
					($Mil)					($)	($Mil)
Mid-Atlantic Companies (continued)

OBAF	OBA Financial Serv. Inc of MD (3)	NASDAQ	Germantown, MD	Thrift	356	M	5	06-30	01/10	14.30	66
MSBF	MSB Fin Corp MHC of NJ (40.3)	NASDAQ	Millington, NJ	Thrift	349	M	5	06-30	01/07	5.19	27
FFCO	FedFirst Financial Corp of PA (3)	NASDAQ	Monessen, PA	Thrift	346		9	12-31	09/10	13.49	40
CMSB	CMS Bancorp Inc of W Plains NY (3)	NASDAQ	White Plains, NY	Thrift	248		6	09-30	04/07	8.10	15
WVFC	WVS Financial Corp. of PA (3)	NASDAQ	Pittsburgh, PA	Thrift	247	M	6	06-30	11/93	9.00	19

Mid-West Companies

FBC	Flagstar Bancorp, Inc. of MI (3)	NYSE	Troy, MI	Thrift	13,017	M	176	12-31	04/97	0.59	327
TFSL	TFS Fin Corp MHC of OH (26.4)	NASDAQ	Cleveland, OH	Thrift	10,879		39	09-30	04/07	8.35	2,575
CFFN	Capitol Federal Fin Inc. of KS (3)	NASDAQ	Topeka, KS	Thrift	9,603		47	09-30	12/10	10.48	1,755
ABCW	Anchor BanCorp Wisconsin of WI (3)	NASDAQ	Madison, WI	M.B.	3,395	M	57	03-31	07/92	0.59	13
FPFC	First Place Fin. Corp. of OH (3)	NASDAQ	Warren, OH	Thrift	3,153	J	47	06-30	01/99	0.85	14
BKHU	Bank Mutual Corp of WI (3)	NASDAQ	Milwaukee, WI	Thrift	2,523		80	12-31	10/03	2.89	134
UCFC	United Community Fin. of OH (3)	NASDAQ	Youngstown, OH	Thrift	2,102		38	12-31	07/98	1.14	35
FDEF	First Defiance Fin. Corp of OH (3)	NASDAQ	Defiance, OH	Thrift	2,046		33	12-31	10/95	12.96	126
WSBF	Waterstone Fin MHC of WI (26.2)	NASDAQ	Wauwatosa, WI	Thrift	1,723		10	12-31	10/05	2.60	81
BFIN	BankFinancial Corp. of IL (3)	NASDAQ	Burr Ridge, IL	Thrift	1,663		21	12-31	06/05	7.24	153
MFSF	MutualFirst Fin. Inc. of IN (3)	NASDAQ	Muncie, IN	Thrift	1,447	M	33	12-31	12/99	7.52	53
PULB	Pulaski Fin Cp of St. Louis MO (3)	NASDAQ	St. Louis, MO	Thrift	1,332		12	09-30	12/98	6.50	68
NASB	NASB Fin, Inc. of Grandview MO (3)	NASDAQ	Grandview, MO	Thrift	1,257		9	09-30	09/85	10.21	80
HFFC	HF Financial Corp. of SD (3)	NASDAQ	Sioux Falls, SD	Thrift	1,191		33	06-30	04/92	8.27	58
CITZ	CFS Bancorp, Inc of Munster IN (3)	NASDAQ	Munster, IN	Thrift	1,144	M	22	12-31	07/98	5.23	57
CASH	Meta Financial Group of IA (3)	NASDAQ	Storm Lake, IA	Thrift	1,074		12	09-30	09/93	18.32	57
HFBC	HopFed Bancorp, Inc. of KY (3)	NASDAQ	Hopkinsville, KY	Thrift	1,062		18	12-31	02/98	7.40	54
HMNF	HMN Financial, Inc. of MN (3)	NASDAQ	Rochester, MN	Thrift	807		15	12-31	06/94	2.00	9
PVFC	PVF Capital Corp. of Solon OH (3)	NASDAQ	Solon, OH	R.E.	777	M	18	06-30	12/92	1.55	40
CHEV	Cheviot Fin Cp MHC of OH (38. 5)	NASDAQ	Cincinnati, OH	Thrift	597		6	12-31	01/04	8.62	76
FCLF	First Clover Leaf Fin Cp of IL (3)	NASDAQ	Edwardsville, IL	Thrift	567		4	12-31	07/06	6.40	50
CZWI	Citizens Comm Bncorp Inc of WI (3)	NASDAQ	Eau Claire, WI	Thrift	552		27	09-30	11/06	5.44	28
FSFG	First Savings Fin. Grp. of IN (3)	NASDAQ	Clarkaville, IN	Thrift	524		12	09-30	12/08	15.40	36
UCBA	United Comm Bncp MHC IN (40.7)	NASDAQ	Lawrenceburg, IN	Thrift	476	M	9	06-30	03/06	5.81	46
LPSB	LaPorte Bancrp MHC of IN (45.0)	NASDAQ	La Porte, IN	Thrift	461		8	12-31	10/07	9.00	41
IROQ	IF Bancorp, Inc. of IL (3)	NASDAQ	Watseka, IL	Thrift	448	P	5	06-30	07/11	10.81	52
FCAP	First Capital, Inc. of IN (3)	NASDAQ	Corydon, IN	Thrift	445		13	12-31	01/99	18.41	51
FFFD	North Central Bancshares of LA (3)	NASDAQ	Fort Dodge, IA	Div.	443		11	12-31	03/96	17.25	23
WAYN	Wayne Savings Bancshares of OH (3)	NASDAQ	Wooster, OH	Thrift	412		11	03-31	01/03	8.40	25
RIVR	River Valley Bancorp of IN (3)	NASDAQ	Madison, IN	Thrift	400		10	12-31	12/96	16.10	24
LSBI	LSB Fin. Corp. of Lafayette IN (3)	NASDAQ	Lafayette, IN	Thrift	360		5	12-31	02/95	13.30	21
WBKC	Wolverine Bancorp, Inc. of MI (3)	NASDAQ	Midland, MI	Thrift	306		5	12-31	01/11	14.00	35
JXSB	Jacksonville Bancorp Inc of IL (3)	NASDAQ	Jacksonville, IL	Thrift	305		7	12-31	07/10	13.70	26
CFBK	Central Federal Corp. of OH (3)	NASDAQ	Fairlawn, OH	Thrift	278		4	12-31	12/98	0.75	3
KFFB	KY Fst Fed Bp MHC of KY (39.3)	NASDAQ	Hazard, KY	Thrift	229	M	4	06-30	03/05	8.09	63
FFNM	First Fed of N. Michigan of MI (3)	NASDAQ	Alpena, MI	Thrift	219		8	12-31	04/05	3.75	11
FFDF	FFD Financial Corp of Dover OH (3)	NASDAQ	Dover, OH	Thrift	211	M	5	06-30	04/96	15.00	15
PFED	Park Bancorp of Chicago IL (3)	NASDAQ	Chicago, IL	Thrift	208		5	12-31	08/96	2.92	3
FBSI	First Bancshares, Inc. of MO (3)	NASDAQ	Mntn Grove, MO	Thrift	204	M	11	06-30	12/93	6.95	11

New England Companies

PBCT	Peoples United Financial of CT (3)	NASDAQ	Bridgeport, CT	Div.	25,323		340	12-31	04/07	11.40	4,047
BHLB	Berkshire Hills Bancorp of MA (3)	NASDAQ	Pittsfield, MA	Thrift	3,225		44	12-31	06/00	19.24	322
BRKL	Brookline Bancorp, Inc. of MA (3)	NASDAQ	Brookline, MA	Thrift	3,114		20	12-31	07/02	7.82	462
EBSB	Meridian Fn Serv MHC MA (41.4)	NASDAQ	East Boston, MA	Thrift	1,924		25	12-31	01/08	11.88	264
RCKB	Rockville Fin New, Inc. of CT (3)	NASDAQ	Vrn Rockville CT	Thrift	1,747		22	12-31	03/11	9.50	280
UBNK	United Financial Bncrp of MA (3)	NASDAQ	W Springfield MA	Thrift	1,610		24	12-31	12/07	14.17	228
FBNK	First Connecticut Bncorp of CT (3)	NASDAQ	Farmington, CT	Thrift	1,604	P	19	12-31	06/11	10.47	187
WFD	WestField Fin. Inc. of MA (3)	NASDAQ	WestField, MA	Thrift	1,241	M	11	12-31	01/07	6.90	192
HIFS	Hingham Inst. for Sav. of MA (3)	NASDAQ	Hingham, MA	Thrift	1,067		10	12-31	12/88	46.94	100
NHTB	NH Thrift Bancshares of NH (3)	NASDAQ	Newport, NH	Thrift	1,031		27	12-31	05/86	12.81	74
SIFI	SI Financial Group, Inc. of CT (3)	NASDAQ	Willimantic, CT	Thrift	949		21	12-31	01/11	9.43	100

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit III-l
Characteristics of Publicly-Traded Thrifts
September 2, 2011

			Primary	Operating	Total			Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchg.	Market	Strat(l)	Assets(2)		Offices	Year	Date	Price	Value
					($Mil)					($)	($Mil)
New England Companies (continued)

NVSL	Naugatuck Valley Fin Crp of CT (3)	NASDAQ	Naugatuck, CT	Thrift	593	P	10	12-31	06/11	7.58	53
CBNK	Chicopee Bancorp, Inc. of MA (3)	NASDAQ	Chicopee, MA	Thrift	580		8	12-31	07/06	14.00	82
HBNK	Hampden Bancorp, Inc. of MA (3)	NASDAQ	Springfield, MA	Thrift	575	M	9	06-30	01/07	12.58	86
PEOP	Peoples Fed Bancshrs Inc of MA (3)	NASDAQ	Brighton, MA	Thrift	538		6	09-30	07/10	14.00	100
CEBK	Central Bncrp of Somerville MA (3)	NASDAQ	Somerville, MA	Thrift	497		11	03-31	10/86	17.50	29
PSBH	PSB Hldgs Inc MHC of CT (42.9)	NASDAQ	Putnam, CT	Thrift	477	M	8	06-30	10/04	5.06	33
NFSB	Newport Bancorp, Inc. of RI (3)	NASDAQ	Newport, RI	Thrift	454		6	12-31	07/06	13.05	46
MFLR	Mayflower Bancorp, Inc. of MA (3)	NASDAQ	Middleboro, MA	Thrift	247	M	8	04-30	12/87	8.35	17

North-West Companies

WFSL	Washington Federal, Inc. of WA (3)	NASDAQ	Seattle, WA	Thrift	13,323		163	09-30	11/82	13.92	1,537
FFNW	First Fin NW, Inc of Renton WA (3)	NASDAQ	Renton, WA	Thrift	1,151		1	12-31	10/07	4.63	87
RVSB	Riverview Bancorp, Inc. of WA (3)	NASDAQ	Vancouver, WA	Thrift	886		17	03-31	10/97	2.61	59
TSBK	Timberland Bancorp, Inc. of WA (3)	NASDAQ	Hoquiam, WA	Thrift	735		22	09-30	01/98	5.05	36
ANCB	Anchor Bancorp of Aberdeen, WA (3)	NASDAQ	Aberdeen, wa	Thrift	490	M	15	06-30	01/11	7.95	19

South-East Companies

FFCH	First Fin. Holdings Inc. of SC (3)	NASDAQ	Charleston, SC	Thrift	3,222		67	09-30	11/83	5.82	96
CSBC	Citizens South Bnkg Corp of NC (3)	NASDAQ	Gastonia, NC	Thrift	1,118		21	12-31	10/02	4.15	48
FRNK	Franklin Financial Corp. of VA (3)	NASDAQ	Glen Allen, VA	Thrift	1,101	P	9	09-30	04/11	11.14	159
HBOS	Heritage Fin Group, Inc of GA (3)	NASDAQ	Albany, GA	Thrift	964		16	12-31	11/10	10.89	95
CHFN	Charter Fin Corp MHC GA (49.0)	NASDAQ	West Point, GA	Thrift	956		17	09-30	09/10	8.46	157
ACFC	Atlantic Coast Fin. Corp of GA (3)	NASDAQ	Waycross, GA	Thrift	802		12	12-31	02/11	2.69	7
HBCP	Home Bancorp Inc. Lafayette LA (3)	NASDAQ	Lafayette, LA	Thrift	700	M	18	12-31	10/08	14.11	113
FFBH	First Fed. Bancshares of AR (3)	NASDAQ	Harrison, AR	Thrift	616		18	12-31	05/96	6.00	116
JFBI	Jefferson Bancshares Inc of TN (3)	NASDAQ	Morristown, TN	Thrift	578	M	12	06-30	07/03	2.83	19
CFFC	Community Fin. Corp. of VA (3)	NASDAQ	Staunton, VA	Thrift	523		11	03-31	03/88	3.07	13
OFED	Oconee Fed Fn Cp MHC SC (35.0)	NASDAQ	Seneca, SC	Thrift	377	M	5	06-30	01/11	10.95	70
FABK	First Advantage Bancorp of TN (3)	NASDAQ	Clarksville, TN	Thrift	350		5	12-31	11/07	12.70	52
LABC	Louisiana Bancorp, Inc. of LA (3)	NASDAQ	Metairie, LA	Thrift	320		3	12-31	07/07	16.03	55
AFCB	Athens Bancshares, Inc. of TN (3)	NASDAQ	Athens, TN	Thrift	283		7	12-31	01/10	12.70	35
SIBC	State Investors Bancorp of LA (3)	NASDAQ	Metairie, LA	Thrift	239	P	4	12-31	07/11	11.50	33
HFBL	Home Federal Bancorp Inc of LA (3)	NASDAQ	Shreveport, LA	Thrift	233		5	06-30	12/10	13.30	41

South-West Companies

VPFG	Viewpoint Financial Group of TX (3)	NASDAQ	Plano, TX	Thrift	2,964		24	12-31	07/10	11.34	395
OABC	OmniAmerican Bancorp Inc of TX (3)	NASDAQ	Fort Worth, TX	Thrift	1,328		16	12-31	01/10	13.83	161
SPBC	SP Bancorp, Inc. of Plano, TX (3)	NASDAQ	Plano, TX	Thrift	266		8	12-31	11/10	11.35	20

Western Companies (Excl CA)

TBNK	Territorial Bancorp, Inc of HI (3)	NASDAQ	Honolulu, HI	Thrift	1,488	M	25	12-31	07/09	19.06	221
EBMT	Eagle Bancorp Montanta of MT (3)	NASDAQ	Helena, MT	Thrift	331		6	06-30	04/10	10.46	41

Other Areas

NOTES:	(1)	Operating strategies are: Thrift-Traditional Thrift, M.B.-Mortgage Banker, R.E.-Real Estate Developer, Div.-Diversified, and Ret.-Retail Banking.
	(2)	Most recent quarter end available (E-Estimated, and P-Pro Forma)

Source: SNL Financial, LC.

Date of Last Update: 09/02/11

EXHIBIT III-2
1st Security Bank of Washington
Public Market Pricing of Publicly-Traded Institutions – Northwest Region
< $400-Million in Assets

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit III-2
Market Pricing Comparatives
Prices As of September 2, 2011

	Market		Per share Data
	Capitalization		Core	Book	Pricing Ratios(3)					Dividends(4)			Financial Characteristics(6)
	Price/	Market	12-Mth	Value/						Amount/		Payout	Total	Equity/	Tng Eq/	NPAs/	Reported		Core
Financial Institution	Share(1)	Value	EPS(2)	Share	P/E	P/B	P/A	P/TB	P/CORE	Share	Yield	Ratio(5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
	($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Public Companies	9.92	242.30	-0.05	13.11	17. 83	76.05	9.47	81.46	19.48	0.21	1.97	28.72	2,613	11.87	11.19	3.92	0.09	0.68	0.01	-0.21
Special Selection Grouping(8)	6.83	347.62	-0.40	13.11	16.70	53.76	6.91	60.77	17.91	0.05	0.34	13.79	3,317	13.14	12.13	7.50	-0.14	-1.38	-0.21	-1.95

Comparable Group

Special Comparative Group(8)
ANCB Anchor Bancorp of Aberdeen, WA	7.95	19.49	-2.26	24.37	NM	32.62	3.97	32.62	NM	0.00	0.00	NM	490	12.18	12.18	NA	-1.10	-10.44	-1.15	-10.92
FFNW First Fin NW, Inc of Renton WA	4.63	87.07	-0.54	9.53	NM	48.58	7.56	48.58	NM	0.00	0.00	NM	1,151	15.56	15.56	11.28	-0.72	-4.96	-0.83	-5.70
RVSB Riverview Bancorp, Inc. of WA	2.61	58.65	0.14	4.80	17.40	54.38	6.62	71.51	18.64	0.00	0.00	0.00	886	12.23	9.59	5.10	0.39	3.28	0.37	3.06
TSBK Timberland Bancorp, Inc. of WA	5.05	35.58	-0.13	9.99	NM	50.55	4.84	55.31	NM	0.00	0.00	NM	735	11.74	11.01	8.35	0.00	0.00	-0.12	-1.06
WFSL Washington Federal, Inc. of WA	13.92	1537.30	0.81	16.84	16.00	82.66	11.54	95.80	17.19	0.24	1.72	27.59	13,323	13.96	12.28	5.28	0.71	5.21	0.66	4.85

(1)	Average of High/Low or Bid/Ask price per share.
(2)	EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items on a tax effected basis.
(3)	P/E = Price to earnings, P/B = Price to book, P/A = Price to assets, P/TB = Price to tangible book value, and P/CORE = Price to estimated core earnings.
(4)	Indicated twelve month dividend, based on last quarterly dividend declared.
(5)	Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7)	Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8)	Includes North-West Companies,

Source:
SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit III-2
Market Pricing Comparatives
Prices As of September 2, 2011

	Market		Per Share Data
	Capitalization		Core	Book	Pricing Ratios(3)					Dividends(4)			Financial Characteristics(6)
	Price/	Market	12-Mth	Value/						Amount/		Payout	Total	Equity/	Tng Eq/	NPAs/	Reported		Core
Financial Institution	Share(1)	Value	EPS(2)	Share	P/E	P/B	P/A	P/TB	P/CORE	Share	Yield	Ratio(5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
	($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Public Companies	9.92	242.30	-0.05	13.11	17.83	76.05	9.47	81.46	19.48	0.21	1.97	28.72	2,613	11.87	11.19	3.92	0.09	0.68	0.01	-0.21
Special Selection Grouping(8)	8.70	19.04	-0.50	12.88	18.60	67.80	9.85	71.52	21.43	0.17	1.59	25.17	228	11.35	10.82	3.01	-0.10	-2.35	-0.24	-3.64

Comparable Group

Special Comparative Group(8)
CMSB CMS Bancorp Inc of W Plains NY	8.10	15.09	-0.05	11.84	NM	68.41	6.10	68.41	NM	0.00	0.00	0.00	248	8.91	8.91	3.24	0.12	1.38	-0.04	-0.43
FFDF FFD Financial Corp of Dover OH	15.00	15.18	0.93	18.50	10.56	81.08	7.21	81.08	16.13	0.68	4.53	47.89	211	8.89	8.89	1.53	0.70	7.79	0.46	5.10
FBSI First Bancshares, Inc. of MO	6.95	10.78	-2.45	12.58	NM	55.25	5.28	55.51	NM	0.00	0.00	NM	204	9.56	9.52	4.17	-1.80	-17.26	-1.81	-17.40
FFNM First Fed of N. Michigan of MI	3.75	10.82	0.02	8.34	NM	44.96	4.94	45.84	NM	0.00	0.00	0.00	219	10.99	10.80	4.71	0.07	0.61	0.03	0.24
HFBL Home Federal Bancorp Inc of LA	13.30	40.51	0.16	16.80	20.78	79.17	17.36	79.17	NM	0.24	1.80	37.50	233	21.93	21.93	0.08	0.91	4.19	0.23	1.05
KFFB KY Fst Fed Bp MHC of KY (39.3)	8.09	25.27	0.18	7.53	NM	107.44	27.39	143.44	NM	0.40	4.94	NM	229	25.49	20.40	2.85	0.62	2.54	0.59	2.40
MFLR Mayflower Bancorp, Inc. of MA	8.35	17.33	0.40	10.20	13.05	81.86	7.02	81.86	20.88	0.24	2.87	37.50	247	8.58	8.58	NA	0.53	6.34	0.33	3.96
PFED Park Bancorp of Chicago IL	2.92	3.48	-4.73	13.42	NM	21.76	1.67	21.76	NM	0.00	0.00	NM	208	7.69	7.69	8.22	-2.57	-28.94	-2.67	-30.09
SIBC State Investors Bancorp of LA	11.50	33.47	0.24	15.80	NM	72.78	14.01	72.78	NM	0.00	0.00	0.00	239	0.00	0.00	1.28	0.24	NM	0.29	NM
WVFC WVS Financial Corp. of PA	9.00	18.52	0.33	13.78	30.00	65.31	7.49	65.31	27.27	0.16	1.78	53.33	247	11.46	11.46	0.97	0.20	2.19	0.22	2.41

(1)	Average of High/Low or Bid/Ask price per share.
(2)	EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items on a tax effected basis.
(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)	Indicated twelve month dividend, based on last quarterly dividend declared.
(5)	Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7)	Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8)	Includes Assets less than $250 Million;

Source:
SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit III-2 Market Pricing Comparatives Prices As of September 2, 2011

		Market		Per Share Data
		Capitalization		Core	Book	Pricing Ratios (3)					Dividends(4)			Financial Characteristics (6)
		Price/	Market	12-Mth	Value/						Amount/		Payout	Total	Equity/	Tng Eq/	NPAs/	Reported		Core
Financial Institution		Share(1)	Value	EPS (2)	Share	P/E	P/B	P/A	P/TB	P/CORE	Share	Yield	Ratio (5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
		($)	($Mil)	($)	($)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Public Companies		9.92	242.30	-0.05	13.11	17.83	76.05	9.47	81.46	19.48	0.21	1.97	28.72	2,613	11.87	11.19	3.92	0.09	0.68	0.01	-0.21
Special Selection Grouping(8)		10.51	29.79	0.34	14.56	19.68	71.26	9.53	75.16	19.60	0.18	1.82	24.82	403	12.69	12.32	4.19	0.29	1.37	0.25	0.94

Comparable Group

Special Comparative Group(8)
ALLB	Alliance Bancorp, Inc. of PA	10.16	55.62	0.40	15.70	26.05	64.71	11.91	64.71	25.40	0.20	1.97	51.28	467	18.40	18.40	4.59	0.47	3.36	0.48	3.45
AFCB	Athens Bancshares, Inc. of TN	12.70	35.13	0.61	18.16	20.82	69.93	12.40	70.48	20.82	0.20	1.57	32.79	283	17.73	17.61	2.71	0.60	3.37	0.60	3.37
BYFC	Broadway Financial Corp. of CA	1.48	2.58	-1.71	8.27	NM	17.90	0.58	17.90	NM	0.04	2.70	NM	447	6.87	6.87	17.14	-0.59	-8.93	-0.60	-9.20
BFSB	Brooklyn Fed MHC of NY (28.2)	0.79	2.87	-0.24	3.16	NM	25.00	2.17	25.00	NM	0.04	5.06	NM	470	8.66	8.66	24.93	-1.01	-11.78	-0.65	-7.64
CEBK	Central Bncrp of Somerville MA	17.50	29.42	0.04	22.26	NM	78.62	5.92	83.61	NM	0.20	1.14	55.56	497	9.48	9.07	3.49	0.12	1.30	0.01	0.14
CFBK	Central Federal Corp. of OH	0.75	3.10	-1.41	1.26	NM	59.52	1.11	60.98	NM	0.00	0.00	NM	278	4.43	4.39	3.73	-1.87	-34.69	-2.07	-38.21
EBMT	Eagle Bancorp Montanta of MT	10.46	40.99	0.24	13.39	17.15	78.12	12.38	78.12	NM	0.29	2.77	47.54	331	15.85	15.85	1.24	0.72	4.51	0.28	1.78
ESBK	Elmira Svgs Bank, FSB of NY	15.85	31.18	1.25	20.31	8.90	78.04	6.24	115.02	12.68	0.80	5.05	44.94	500	11.71	9.38	0.99	0.70	6.14	0.49	4.31
FFCO	FedFirst Financial Corp of PA	13.49	40.35	0.31	19.99	NM	67.48	11.66	68.97	NM	0.12	0.89	NM	346	17.30	16.99	0.99	0.14	0.85	0.27	1.65
FABK	First Advantage Bancorp of TN	12.70	51.90	0.27	16.58	27.61	76.60	14.81	76.60	NM	0.20	1.57	43.48	350	19.34	19.34	0.92	0.54	2.79	0.32	1.64
FCAP	First Capital, Inc. of IN	18.41	51.29	1.18	17.78	13.74	103.54	11.53	116.37	15.60	0.76	4.13	56.72	445	11.15	10.05	1.97	0.83	7.70	0.73	6.78
IROQ	IF Bancorp, Inc. of IL	10.81	52.01	0.45	15.78	18.96	68.50	11.61	68.50	24.02	0.00	0.00	0.00	448	0.00	0.00	1.36	0.61	NM	0.48	NM
JXSB	Jacksonville Bancorp Inc of IL	13.70	26.45	1.34	20.06	8.73	68.30	8.68	73.46	10.22	0.30	2.19	19.11	305	12.70	11.92	1.27	1.00	8.72	0.85	7.44
LSBI	LSB Fin. Corp. of Lafayette IN	13.30	20.67	0.64	23.38	11.47	56.89	5.74	56.89	20.78	0.00	0.00	0.00	360	10.10	10.10	5.92	0.48	5.08	0.27	2.80
LPSB	LaPorte Bancrp MHC of IN(45.0)	9.00	18.60	0.44	11.49	15.79	78.33	8.95	94.44	20.45	0.00	0.00	0.00	461	11.42	9.66	1.75	0.58	5.12	0.45	3.95
LSBK	Lake Shore Bnp MHC of NY(39.4)	10.00	24.48	0.46	9.95	16.39	100.50	12.29	100.50	21.74	0.28	2.80	45.90	483	12.22	12.22	0.58	0.76	6.32	0.57	4.77
LABC	Louisiana Bancorp, Inc. of LA	16.03	55.11	0.60	17.13	22.90	93.58	17.21	93.58	26.72	0.00	0.00	0.00	320	18.39	18.39	0.57	0.74	3.90	0.64	3.34
MSBF	MSB Fin Corp MHC of NJ (40.3)	5.19	11.08	0.14	7.84	37.07	66.20	7.68	66.20	37.07	0.12	2.31	NM	349	11.60	11.60	8.27	0.20	1.80	0.20	1.80
NECB	NE Comm Bncrp MHC of NY (44.6)	6.62	39.40	0.32	8.40	30.09	78.81	19.07	80.15	20.69	0.12	1.81	54.55	444	24.20	23.89	9.31	0.59	2.61	0.86	3.79
NFSB	Newport Bancorp, Inc. of RI	13.05	45.53	0.54	14.58	23.30	89.51	10.03	89.51	24.17	0.00	0.00	0.00	454	11.21	11.21	0.29	0.43	3.91	0.42	3.77
FFFD	North Central Bancshares of IA	17.25	23.37	1.40	30.01	12.23	57.48	5.28	58.43	12.32	0.04	0.23	2.84	443	0.00	0.00	4.52	0.42	3.85	0.42	3.82
OBAF	OBA Financial Serv. Inc of MD	14.30	65.81	0.17	17.57	NM	81.39	18.49	81.39	NM	0.00	0.00	0.00	356	22.71	22.71	0.97	0.23	1.03	0.21	0.97
OFED	Oconee Fed Fn Cp MHC SC (35.0)	10.95	24.32	0.53	12.50	37.76	87.60	18.44	87.60	20.66	0.40	3.65	NM	377	21.05	21.05	1.31	0.49	2.62	0.90	4.78
PSBH	PSB Hldgs Inc MHC of CT (42.9)	5.06	14.16	0.32	7.19	25.30	70.38	6.93	83.36	15.81	0.16	3.16	NM	477	9.85	8.44	2.18	0.27	2.89	0.43	4.62
PBHC	Pathfinder BC MHC of NY (36.3)	9.10	8.21	0.67	10.52	11.97	86.50	5.41	101.34	13.58	0.12	1.32	15.79	419	7.75	6.90	1.39	0.46	6.03	0.41	5.31
PBIP	Prudential Bncp MHC PA (25.5)	5.18	15.70	-0.03	5.55	NM	93.33	10.43	93.33	NM	0.00	0.00	NM	498	11.18	11.18	2.80	-0.10	-0.90	-0.06	-0.54
RIVR	River Valley Bancorp of IN	16.10	24.38	0.78	18.49	12.58	87.07	6.10	87.36	20.64	0.84	5.22	65.63	400	8.25	8.23	4.92	0.50	6.01	0.30	3.66
SPBC	SP Bancorp, Inc. of Plano, TX	11.35	19.58	-0.05	18.84	19.57	60.24	7.36	60.24	NM	0.00	0.00	0.00	266	12.22	12.22	4.28	0.41	3.80	-0.04	-0.33
STND	Standard Financial Corp. of PA	14.75	51.30	0.93	22.25	22.01	66.29	11.72	75.56	15.86	0.00	0.00	0.00	438	17.68	15.85	0.85	0.55	3.67	0.76	5.10
UCBA	United Comm Bncp MHC IN (40.7)	5.81	18.53	-0.16	6.81	NM	85.32	9.57	91.50	NM	0.44	7.57	NM	476	11.22	10.54	5.02	-0.20	-1.71	-0.26	-2.28
WSB	WSB Holdings, Inc. of Bowie MD	2.47	19.75	-0.06	6.62	NM	37.31	5.06	37.31	NM	0.00	0.00	NM	390	13.56	13.56	10.18	-0.28	-2.15	-0.12	-0.92
WAYN	Wayne Savings Bancshares of OH	8.40	25.23	0.66	13.15	12.17	63.88	6.13	67.25	12.73	0.24	2.86	34.78	412	9.60	9.16	2.54	0.51	5.39	0.48	5.15
WBKC	Wolverine Bancorp, Inc. of MI	14.00	35.11	0.23	25.59	NM	54.71	11.48	54.71	NM	0.00	0.00	0.00	306	20.99	20.99	5.43	0.23	1.37	0.19	1.09

(1)	Average of High/Low or Bid/Ask price per share.
(2)	EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items on a tax effected basis.
(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)	Indicated twelve month dividend, based on last quarterly dividend declared.
(5)	Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7)	Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8)	Includes Assets $250-$500 Million;

Source:
SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

Exhibit III-3
1st Security Bank of Washington
Peer Group Market Area Comparative Analysis

				Proj.			Per Capita Income		Deposit	Unemployment
		Population		Pop.	2000-2010	2010-2015		% State	Market	Rate
Institution	County	2000	2010	2015	% Change	% Change	Amount	Average	Share(1)	7/31/2011
		(000)	(000)	(000)	(%)	(%)	($)	(%)	(%)	(%)

Athens Bancshares, Inc. of TN	McMinn	49	53	54	7.2%	3.0%	$20,206	82.87%	19.84%	11.6%
Eagle Bancorp of MT	Lewis and Clark	56	62	65	11.2%	5.5%	23,233	113.28%	9.01%	5.8%
FFD Financial Corp of Dover OH	Tuscawaras	91	92	92	0.9%	-0.2%	20,646	79.57%	14.12%	9.1%
First Advantage Bancorp of TN	Montgomery	135	164	175	21.4%	7.2%	22,987	94.27%	11.54%	9.5%
First Federal of Northern MI	Alpena	31	29	28	-6.2%	-3.2%	20,569	78.31%	26.38%	10.8%
Jacksonville Bancorp, Inc. of IL	Morgan	37	35	35	-3.3%	-1.8%	22,470	79.59%	26.06%	8.8%
LSB Financial Corp. of Lafayette, LA	Tippecanoe	149	169	180	13.2%	6.7%	24,477	127.82%	15.00%	8.1%
Louisiana Bancorp, Inc. of LA	Jefferson	455	435	430	-4.4%	-1.2%	21,827	113.98%	1.83%	7.2%
Riverview Bancorp, Inc. of WA	Clark	345	438	475	26.9%	8.5%	27,004	94.12%	11.68%	10.1%
Timberland Bancorp, Inc. of WA	Grays Harbor	67	72	73	7.3%	1.3%	20,370	71.00%	22.01%	12.6%

	Averages:	142	155	161	7.4%	2.6%	$22,379	93.48%	15.75%	9.4%
	Medians:	79	82	82	7.3%	2.1%	$22,149	88.49%	14.56%	9.3%

1st Security	Snohomish	606	713	758	17.6%	6.4%	$30,372	105.86%	1.39%	10.0%

(1) Total institution deposits in headquarters county as percent of total county deposits as of June 30, 2010.

Source:  SNL Financial, LC.

EXHIBIT IV-1
1st Security Bank of Washington
Stock Prices: As of September 2, 2011

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011
(703) 528-1700

Exhibit IV-1A
Weekly Thrift Market Line - Part One
Prices As Of September 2, 2011

	Market Capitalization			Price Change Data						Current Per Share Financials
													Tangible
		Shares	Market	52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
	Price/	Outst-	Capital-			Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution	Share(1)	anding	ization(9)	High	Low	Week	Week	Ago(2)	YrEnd(2)	EPS(3)	EPS(3)	Share	Share(4)	Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

Market Averages. All Public Companies (no MHC)

All Public Companies(117)	10.30	32,745	270.7	13.06	8.57	10.46	-0.45	2.09	-6.50	0.03	-0.09	14.14	13.25	134.44
NYSE Traded Companies(6)	9.50	220,914	1,581.6	14.08	8.65	9.54	-1.31	-28.84	-34.38	0.33	0.49	9.74	7.35	94.05
NASDAQ Listed OTC Companies(111)	10.34	22,291	197.9	13.00	8.57	10.51	-0.40	3.80	-4.95	0.01	-0.12	14.39	13.58	136.68
California Companies(5)	9.42	8,939	97.7	12.17	7.38	9.39	-0.68	11.45	-9.17	0.57	0.09	12.90	12.82	145.61
Florida Companies(2)	11.87	87,692	1,147.0	15.75	10.01	11.26	6.18	-22.14	-23.98	-0.20	0.60	7.76	7.32	80.49
Mid-Atlantic Companies(36)	11.01	47,843	437.8	14.41	9.49	11.20	-1.59	0.59	-11.03	0.14	0.12	14.18	12.76	138.17
Mid-West Companies(33)	8.25	30,230	104.5	10.66	6.71	8.37	0.53	-3.97	-6.11	-0.28	-0.56	13.64	13.01	147.25
New England Companies(17)	13.87	33,805	376.8	16.41	11.14	14.33	-1.63	15.04	0.23	0.70	0.67	15.57	14.09	133.47
North-West Companies(5)	6.83	32,242	347.6	9.22	5.81	6.83	1.19	12.51	2.67	-0.32	-0.40	13.11	12.24	105.13
South-East Companies(14)	9.30	6,843	59.0	11.80	8.00	9.29	0.13	-5.53	-7.70	-0.61	-0.63	14.52	14.39	116.84
South-West Companies(3)	12.17	16,075	192.0	14.16	9.54	12.10	0.77	21.07	6.69	0.48	0.16	15.93	15.92	117.72
Western Companies (Excl CA)(2)	14.76	7,756	131.0	16.55	12.72	15.22	-2.74	13.13	-3.84	0.85	0.64	16.51	16.51	106.43
Thrift Strategy(110)	10.29	30,197	245.8	12.99	8.56	10.46	-0.62	2.23	-5.72	0.02	-0.07	14.15	13.30	131.72
Mortgage Banker Strategy(3)	3.20	37,077	55.7	4.08	2.14	3.14	1.40	5.78	-23.31	-0.55	-1.56	4.30	4.19	107.06
Real Estate Strategy(l)	1.55	25,670	39.8	2.23	1.27	1.45	6.90	-13.41	-14.84	-0.38	-0.58	2.90	2.90	30.28
Diversified Strategy(3)	20.76	121,656	1,453.3	28.08	17.94	20.54	1.36	-1.55	-14.80	1.29	1.16	27.42	24.09	293.50
Companies Issuing Dividends(73)	11.90	39,466	404.6	15.17	9.98	12.15	-1.73	3.37	-8.17	0.59	0.48	14.95	13.78	141.67
Companies Without Dividends(44)	7.76	22,052	57.8	9.69	6.33	7.77	1.60	0.05	-3.85	-0.85	-0.99	12.86	12.41	122.93
Equity/Assets <6%(8)	1.02	18,505	14.8	3.33	0.76	0.98	5.47	-43.65	-33.72	-4.36	-4.73	4.64	4.24	167.40
Equity/Assets 6-12%(55)	10.48	30,698	149.4	13.79	8.61	10.66	-0.44	-0.50	-7.17	0.25	0.06	14.70	13.90	169.94
Equity/Assets >12%(54)	11.36	36,827	433.5	13.59	9.59	11.51	-1.25	10.98	-2.12	0.39	0.39	14.83	13.78	92.44
Converted Last 3 Mths (no MHC)(4)	10.09	8,151	81.4	11.16	9.21	10.10	0.02	10.19	9.98	0.29	0.26	14.22	14.22	87.38
Actively Traded Companies(4)	21.05	32,693	440.7	27.53	16.59	22.40	-2.32	12.99	-8.67	0.93	0.86	21.96	20.96	278.38
Market Value Below $20 Million(17)	4.71	4,750	11.4	7.27	3.82	4.63	3.72	-23.40	-15.20	-2.25	-2.55	10.32	10.16	159.56
Holding Company Structure(111)	9.88	34,228	281.6	12.59	8.25	9.99	-0.39	1.71	-6.63	-0.07	-0.18	13.81	12.94	128.88
Assets Over $1 Billion(55)	10.62	64,738	533.9	14.34	9.27	10.95	-1.55	-5.40	-16.10	0.37	0.22	13.28	11.98	129.35
Assets $500 Million-$l Billion(30)	8.74	7,250	55.1	10.97	6.96	8.74	0.46	4.42	-2.35	-0.85	-0.86	13.44	12.86	133.83
Assets $250-$500 Million(23)	12.13	3,172	35.0	13.68	9.52	12.17	-0.39	17.05	6.61	0.53	0.38	17.27	16.58	150.81
Assets less than $250 Million(9)	8.76	2,066	18.4	10.61	7.25	8.70	3.01	0.40	3.17	-0.40	-0.57	13.47	13.45	124.55
Goodwill Companies(70)	10.14	38,425	368.5	13.41	8.45	10.28	-0.93	0.93	-7.81	-0.04	-0.11	14.07	12.59	140.05
Non-Goodwill Companies(46)	10.75	24,512	128.7	12.72	8.94	10.94	-0.32	5.59	-3.17	0.19	0.01	14.32	14.32	124.82
Acquirors of FSLIC Cases(1)	13.92	110,438	1.537.3	18.53	13.73	14.52	-4.13	-4.07	-17.73	0.87	0.81	16.84	14.53	120.64

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*
Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011
(703) 528-1700

Exhibit IV-1A (continued)
Weekly Thrift Market Line - Part One
Prices As Of September 2, 2011

	Market Capitalization			Price Change Data						Current Per Share Financials
		Shares	Market	52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
	Price/	Outst-	Capital-			Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution	Share(1)	anding	ization(9)	High	Low	Week	Week	Ago(2)	YrEnd(2)	EPS(3)	EPS(3)	Share	Share(4)	Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

Market Averages. MHC Institutions

All Public Companies(25)	8.11	34,239	107.2	10.23	6.93	8.35	-2.71	-3.68	-5.67	0.19	0s	8.19	7.64	70.80
NASDAQ Listed OTC Companies(25)	8.11	34,239	107.2	10.23	6.93	8.35	-2.71	-3.68	-5.67	0.19	0.13	8.19	7.64	70.80
Mid-Atlantic Companies(15)	8.27	28,522	109.6	10.53	7.02	8.57	-3.57	-4.25	-7.13	0.17	0.16	8.17	7.78	77.16
Mid-West Companies(6)	7.08	61,454	131.9	8.87	6.13	7.12	-0.72	-8.89	-10.57	0.13	-0.06	7.51	6.57	58.10
New England Companies(2)	8.47	14,385	63.2	10.14	6.43	8.88	-2.85	16.86	11.35	0.43	0.41	8.53	7.66	79.75
South-East Companies(2)	9.71	12,470	60.6	12.37	9.20	9.93	-2.47	-4.58	2.28	0.23	0.21	9.98	9.85	55.40
Thrift Strategy(25)	8.11	34,239	107.2	10.23	6.93	8.35	-2.71	-3.68	-5.67	0.19	0.13	8.19	7.64	70.80
Companies Issuing Dividends(17)	8.34	15,374	49.8	10.41	7.06	8.56	-2.56	-3.87	-4.14	0.19	0.19	8.42	7.87	70.75
Companies Without Dividends(8)	7.63	71,970	222.2	9.87	6.67	7.92	-3.00	-3.30	-8.71	0.18	0.02	7.73	7.18	70.89
Equity/Assets 6-12%(15)	7.63	18,063	69.6	9.62	6.30	7.82	-2.28	-4.51	-7.73	0.19	0.10	8.04	7.55	83.46
Equity /Assets >12%(10)	8.90	61,200	169.9	11.26	7.98	9.23	-3.41	-2.30	-2.23	0.19	0.18	8.43	7.78	49.71
Market Value Below $20 Million(1)	0.79	12,883	2.9	3.73	0.36	0.80	-1.25	-77.43	-38.76	-0.37	-0.24	3.16	3.16	36.48
Holding Company Structure(23)	8.23	35,292	111.2	10.33	7.00	8.47	-2.58	-2.64	-5.29	0.20	0.14	8.30	7.73	71.72
Assets Over $l Billion(9)	8.98	86,989	272.6	11.26	8.11	9.63	-5.98	-6.39	-10.00	0.20	0.05	7.60	7.03	60.69
Assets $500 Million-$l Billion(5)	9.39	8,698	38.0	11.34	7.97	9.33	-1.13	0.23	-4.60	0.10	0.01	8.96	8.64	90.46
Assets $250-$500 Million(10)	6.77	7,460	17.7	8.84	5.51	6.85	-1.07	-1.86	-2.04	0.23	0.25	8.34	7.82	73.19
Assets less than $250 Million(1)	8.09	7,741	25.3	10.40	6.51	8.15	-0.74	-19.82	-12.54	0.19	0.18	7.53	5.64	29.54
Goodwill Companies(16)	8.29	47,834	152.0	10.15	7.08	8.70	-3.98	-0.56	-4.61	0.24	0.14	8.02	7.19	66.95
Non-Goodwill Companies(9)	7.74	7,050	17.8	10.39	6.62	7.64	-0.16	-9.92	-7.78	0.09	0.10	8.53	8.53	78.50
MHC Institutions(25)	8.11	34,239	107.2	10.23	6.93	8.35	-2.71	-3.68	-5.67	0.19	0.13	8.19	7.64	70.80

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*
Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 222011 (703) 528-1700

Exhibit IV-1A (continued)
Weekly Thrift Market Line - Part One
Prices As Of September 2, 2011

											Current Per Share Financials
		Market Capitalization			Price Change Data									Tangible
			Shares	Market	52 week (1)			% Change From			Trailing	12 Mo.	Book	Book
		Price/	Outst-	Capital-			Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution		Share(l)	anding	ization(9)	High	Low	Week	Week	Ago(2)	YrEnd(2)	EPS(3)	EPS(3)	Share	Share(4)	Share
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

NYSE Traded Companies
AF	Astoria Financial Corp. of NY*	9.16	98,488	902.2	15.25	9.08	9.51	-3.68	-26.07	-34.15	0.91	0.87	12.98	11.10	173.83
BBX	BankAtlantic Bancorp Inc of FL*	0.77	78,134	60.2	1.59	0.60	0.72	6.94	-29.36	-33.04	-0.91	-0.56	0.33	0.15	49.45
BKU	BankUnited, Inc.*	22.97	97,250	2,233.8	29.90	19.41	21.79	5.42	-14.93	-14.93	0.51	1.76	15.18	14.48	111.53
PBC	Flagstar Bancorp, Inc. of MI*	0.59	554,163	327.0	2.75	0.45	0.64	-7.81	-76.11	-63.80	-0.59	-0.96	1.78	1.78	23.49
NYB	New York Community Bcrp of NY*	12.07	437,414	5,279.6	19.33	11.48	12.50	-3.44	-24.75	-35.97	1.21	0.98	12.71	7.00	92.82
PFS	Provident Fin. Serv. Inc of NJ*	11.44	60,034	686.8	15.66	10.87	12.08	-5.30	-1.80	-24.39	0.86	0.86	15.43	9.57	113.17

NASDAQ Listed OTC Companies
ABBC	Abington Bancorp, Inc. of PA(8)*	7.86	20,246	159.1	13.23	7.58	8.16	-3.68	-22.56	-34.12	0.39	0.39	10.68	10.68	58.12
ALLB	Alliance Bancorp, Inc. of PA*	10.16	5,474	55.6	11.70	8.54	10.86	-6.45	7.51	-8.96	0.39	0.40	15.70	15.70	85.31
ABCW	Anchor BanCorp Wisconsin of WI*	0.59	21,678	12.8	1.90	0.52	0.62	-4.84	-6.35	-50.83	-1.90	-3.53	0.15	0.00	156.60
ANCB	Anchor Bancorp of Aberdeen, WA*	7.95	2,451	19.5	11.28	7.18	7.65	3.92	-20.50	-20.50	-2.16	-2.26	24.37	24.37	200.05
AFCB	Athens Bancshares, Inc. of TN*	12.70	2,766	35.1	14.05	9.56	12.00	5.83	16.51	1.68	0.61	0.61	18.16	18.02	102.45
ACFC	Atlantic Coast Fin. Corp of GA*	2.69	2,629	7.1	12.40	2.22	2.77	-2.89	-78.02	-69.88	-4.68	-5.27	20.57	20.54	304.97
BCSB	BCSB Bancorp, Inc. of MD*	12.40	3,192	39.6	14.25	9.50	12.40	0.00	25.51	9.73	0.23	0.24	16.12	16.10	197.23
BKMU	Bank Mutual Corp of WI*	2.89	46,229	133.6	5.70	2.86	3.10	-6.77	-44.32	-39.54	-2.72	-2.91	5.76	5.74	54.58
BFIN	BankFinancial Corp. of IL*	7.24	21,073	152.6	10.11	7.06	7.80	-7.18	-20.09	-25.74	-0.21	-0.17	11.88	10.60	78.91
BFED	Beacon Federal Bancorp of NY*	13.50	6,359	85.8	14.99	10.00	13.47	0.22	31.32	14.41	0.92	1.00	17.84	17.84	163.75
BNCL	Beneficial Mut MHC of PA(43.7)	7.26	80,718	261.8	9.40	7.15	7.82	-7.16	-14.39	-17.78	-0.26	-0.22	7.73	6.17	58.38
BHLB	Berkshire Hills Bancorp of MA*	19.24	16,721	321.7	24.14	17.50	20.65	-6.83	5.25	-12.98	0.70	1.00	26.61	15.09	192.90
BOFI	Bofi Holding, Inc. Of CA*	14.08	10,436	146.9	16.90	11.44	13.83	1.81	16.65	-9.22	1.94	1.57	13.67	13.67	185.90
BYFC	Broadway Financial Corp. of CA*	1.48	1,745	2.6	3.77	1.41	1.57	-5.73	-38.33	-39.09	-1.66	-1.71	8.27	8.27	256.20
BRKL	Brookline Bancorp, Inc. of MA*	7.82	59,074	462.0	11.68	7.12	7.75	0.90	-16.72	-27.93	0.49	0.50	8.48	7.60	52.72
BFSB	Brooklyn Fed MHC of NY (28.2)	0.79	12,883	2.9	3.73	0.36	0.80	-1.25	-77.43	-38.76	-0.37	-0.24	3.16	3.16	36.48
CITZ	CFS Bancorp, Inc of Munster IN*	5.23	10,868	56.8	6.10	4.27	5.45	-4.04	14.19	0.00	0.30	0.27	10.47	10.46	105.27
CMSB	CMS Bancorp Inc of W Plains NY*	8.10	1,863	15.1	10.65	7.04	7.64	6.02	-23.94	-17.85	0.16	-0.05	11.84	11.84	132.86
CBNJ	Cape Bancorp, Inc. of NJ*	7.60	13,314	101.2	10.40	7.25	8.45	-10.06	-1.30	-10.59	0.87	0.93	10.85	9.13	80.20
CFFN	Capitol Federal Fin Inc. of KS*	10.48	167,498	1,755.4	12.70	10.16	10.57	-0.85	-7.17	-12.01	0.22	0.38	11.55	11.55	57.33
CARV	Carver Bancorp, Inc. of NY*	0.69	2,489	1.7	5.80	0.31	0.65	6.15	-81.40	-63.87	-17.44	-17.43	1.89	-0.02	272.54
CEBK	Central Bncrp of Somerville MA*	17.50	1,681	29.4	20.88	10.28	17.39	0.63	70.73	27.00	0.36	0.04	22.26	20.93	295.80
CFBK	Central Federal Corp. of OH*	0.75	4,128	3.1	2.26	0.45	0.74	1.35	-25.00	47.06	-1.28	-1.41	1.26	1.23	67.29
CHFN	Charter Fin Corp MHC GA (49.0)	8.46	18,592	96.9	11.24	7.50	8.90	-4.94	-18.65	-4.94	0.16	-0.11	7.47	7.20	51.41
CHEV	Cheviot Fin Cp MHC of OH (38.5)	8.62	8,865	29.4	9.50	8.00	8.90	-3.15	4.61	-3.15	0.27	0.21	8.05	6.75	67.36
CBNK	Chicopee Bancorp, Inc. of MA*	14.00	5,867	82.1	14.70	11.08	14.00	0.00	25.56	10.67	0.13	0.10	15.52	15.52	98.86
CZWI	Citizens Comm Bncorp Inc of WI*	5.44	5,123	27.9	6.77	3.51	5.40	0.74	29.52	37.72	-1.43	-1.29	10.33	10.22	107.69
CSBC	Citizens South Bnkg Corp of NC*	4.15	11,506	47.7	5.46	3.00	3.85	7.79	-15.82	-4.38	-0.14	0.17	6.45	6.31	97.17
CSBK	Clifton Svg Bp MHC of NJ(35.8)(8)	9.50	26,138	91.3	12.18	8.08	9.96	-4.62	14.18	-12.12	0.32	0.32	6.93	6.93	43.42
COBK	Colonial Financial Serv. of NJ*	12.05	4,188	50.5	13.09	9.40	11.95	0.84	22.34	-1.23	0.73	0.71	17.15	17.15	143.55
CFFC	Community Fin. Corp. of VA*	3.07	4,362	13.4	4.28	2.72	3.07	0.00	-23.25	-11.78	0.08	0.08	8.67	8.67	119.98
DCOM	Dime Community Bancshars of NY*	11.00	34,957	384.5	15.89	10.40	11.51	-4.43	-13.45	-24.61	1.30	1.34	9.93	8.34	117.08
ESBF	ESB Financial Corp. of PA*	10.77	14,841	159.8	14.35	10.32	11.86	-9.19	-1.82	-20.40	1.05	1.06	12.03	9.18	132.59
ESSA	ESSA Bancorp, Inc. of PA*	10.76	12,411	133.5	13.49	10.44	11.02	-2.36	-7.88	-18.61	0.36	0.32	13.26	13.11	88.84
EBMT	Eagle Bancorp Montanta of MT*	10.46	3,919	41.0	11.81	8.98	10.65	-1.78	14.07	-3.42	0.61	0.24	13.39	13.39	84.48
ESBK	Elmira Svgs Bank, FSB of NY*	15.85	1,967	31.2	18.50	13.14	15.85	0.00	3.19	-13.15	1.78	1.25	20.31	13.78	254.06
FFDF	FFD Financial Corp of Dover OH*	15.00	1,012	15.2	16.49	13.00	15.50	-3.23	4.17	5.34	1.42	0.93	18.50	18.50	208.09
FFCO	FedFirst Financial Corp of PA*	13.49	2,991	40.3	16.50	9.82	13.55	-0.44	37.37	-1.96	0.16	0.31	19.99	19.56	115.65
FSBI	Fidelity Bancorp, Inc. of PA*	9.48	3,063	29.0	12.02	5.05	9.20	3.04	70.50	67.20	0.18	0.49	14.25	13.38	217.92
FABK	First Advantage Bancorp of TN*	12.70	4,087	51.9	13.89	10.60	12.75	-0.39	17.05	4.70	0.46	0.27	16.58	16.58	85.75
FBSI	First Bancshares, Inc. of MO*	6.95	1,551	10.8	9.49	5.12	6.96	-0.14	-18.24	3.58	-2.43	-2.45	12.58	12.52	131.65
FCAP	First Capital, Inc. of IN*	18.41	2,786	51.3	18.82	14.50	18.13	1.54	22.33	10.64	1.34	1.18	17.78	15.82	159.72
FCLF	First Clover Leaf Fin Cp of IL*	6.40	7,864	50.3	7.57	5.27	6.50	-1.54	16.36	-5.60	0.44	0.37	10.01	8.44	72.06
FBNK	First Connecticut Bncorp of CT*	10.47	17,880	187.2	11.50	10.24	10.57	-0.95	4.70	4.70	0.18	0.08	13.72	13.72	89.70
FDEF	First Defiance Fin. Corp of OH*	12.96	9,724	126.0	15.51	9.50	13.69	-5.33	36.42	8.91	1.02	0.55	23.92	17.44	210.38
FFNM	First Fed of N. Michigan of MI*	3.75	2,884	10.8	4.01	2.26	3.69	1.63	45.35	33.93	0.05	0.02	8.34	8.18	75.91
FFBH	First Fed. Bancshares of AR(8)*	6.00	19,303	115.8	19.50	4.70	6.00	0.00	-33.26	-19.89	-0.52	-0.57	4.30	4.30	31.93
FFNW	First Fin NW, Inc of Renton WA*	4.63	18,805	87.1	6.43	3.21	4.30	7.67	12.65	15.75	-0.47	-0.54	9.53	9.53	61.23
FFCH	First Fin. Holdings Inc. of SC*	5.82	16,527	96.2	13.19	5.26	5.59	4.11	-38.41	-49.44	-2.86	-2.74	12.20	11.83	194.93
FPTB	First PacTrust Bancorp of CA*	11.37	11,536	131.2	16.73	9.16	11.53	-1.39	18.19	-14.32	0.54	0.30	13.91	13.91	76.48
FPFC	First Place Fin. Corp. of OH*	0.85	16,974	14.4	3.88	0.52	0.67	26.87	-77.09	-67.43	-2.10	-2.91	10.76	10.24	185.73
FSFG	First Savings Fin. Grp. of IN*	15.40	2,365	36.4	18.49	13.05	15.69	-1.85	15.18	4.05	1.57	1.65	24.52	21.07	221.39
FFIC	Flushing Fin. Corp. of NY*	10.61	31,520	334.4	15.15	10.51	11.21	-5.35	-3.89	-24.21	1.28	1.32	12.85	12.31	137.16

RP FINANCIAL, LC.
Financial Services Industry Consultants 100 North Glebe Road, Suite 1100 Arlington, Virginia 222011 (703) 528-1700

Exhibit IV-1A (continued)
Weekly Thrift Market Line - Part One
Prices As Of September 2, 2011

											Current Per Share Financials
		Market Capitalization			Price Change Data									Tangible
			Shares	Market	52 week (1)			% Change From			Trailing	12 Mo.	Book	Book
		Price/	Outst-	Capital-			Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution		Share(l)	anding	ization(9)	High	Low	Week	Week	Ago(2)	YrEnd(2)	EPS(3)	EPS(3)	Share	Share(4)	Share
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

NASDAQ Listed OTC Companies (continued)
FXCB	Fox Chase Bancorp, Inc. of PA*	12.20	14,559	177.6	14.03	9.30	12.53	-2.63	27.48	2.95	0.28	0.20	14.41	14.41	74.74
FRNK	Franklin Financial Corp. of VA*	11.14	14,303	159.3	12.49	11.09	11.40	-2.28	11.40	11.40	-0.07	0.20	17.44	17.44	76.96
GCBC	Green Co Bcrp MHC of NY (44.1)	18.84	4,146	34.2	19.97	16.28	17.65	6.74	9.22	-3.24	1.28	1.24	11.60	11.60	132.06
HFFC	HF Financial Corp. of SD*	8.27	6,974	57.7	11.24	8.26	8.75	-5.49	-15.01	-23.43	0.10	0.22	13.54	12.92	170.82
HMNF	HMN Financial, Inc. of MN*	2.00	4,388	8.8	4.11	1.50	1.86	7.53	-48.05	-28.83	-5.24	-5.54	9.81	9.81	184.00
HBNK	Hampden Bancorp, Inc. of MA*	12.58	6,799	85.5	13.80	9.81	12.60	-0.16	24.55	11.03	0.28	0.24	13.66	13.66	84.57
HARL	Harleyaville Svgs Fin Cp of PA*	14.10	3,748	52.8	15.74	11.57	14.14	-0.28	-9.03	-4.79	1.50	1.68	15.09	15.09	228.81
HBOS	Heritage Fin Group, Inc of GA*	10.89	8,711	94.9	13.52	9.32	11.76	-7.40	0.83	-12.32	0.14	0.62	14.01	13.51	110.62
HIFS	Hingham Inst. for Sav. of MA*	46.94	2,124	99.7	57.50	37.08	52.10	-9.90	23.72	5.48	5.34	5.34	36.54	36.54	502.16
HBCP	Home Bancorp Inc. Lafayette LA*	14.11	8,035	113.4	16.19	12.86	13.91	1.44	7.55	2.10	0.58	0.66	16.50	16.29	87.18
HFBL	Home Federal Bancorp Inc of LA*	13.30	3,046	40.5	14.00	9.60	13.30	0.00	24.88	15.65	0.64	0.16	16.80	16.80	76.60
HFBC	HopFed Bancorp, Inc. of KY*	7.40	7,345	54.4	9.77	7.01	7.50	-1.33	-16.76	-18.14	0.07	-0.31	12.67	12.58	144.63
HCBK	Hudson City Bancorp, Inc of NJ*	5.77	526,708	3,039.1	13.26	5.38	5.92	-2.53	-51.18	-54.71	-0.41	-0.40	9.28	8.98	98.31
IROQ	IF Bancorp, Inc. of IL*	10.81	4,811	52.0	11.79	10.70	10.86	-0.46	8.10	8.10	0.57	0.45	15.78	15.78	93.10
ISBC	Investors Bcrp MHC of NJ(43.0)	13.20	112,716	660.6	15.09	10.80	14.19	-6.98	20.11	0.61	0.63	0.58	8.34	8.08	90.55
JXSB	Jacksonville Bancorp Inc of IL*	13.70	1,931	26.5	13.98	9.79	13.70	0.00	42.71	27.09	1.57	1.34	20.06	18.65	157.90
JFBI	Jefferson Bancshares Inc of TN*	2.83	6,635	18.8	5.02	2.70	2.99	-5.35	-20.28	-12.65	-3.54	-3.74	8.41	8.10	87.04
KFFB	KY Fst Fed Bp MHC of KY (39.3)	8.09	7,741	25.3	10.40	6.51	8.15	-0.74	-19.82	-12.54	0.19	0.18	7.53	5.64	29.54
KFFG	Kaiser Federal Fin Group of CA*	11.91	9,559	113.8	14.70	9.58	11.93	-0.17	7.69	2.85	0.87	0.87	16.25	15.83	94.36
KRNY	Kearny Fin Cp MHC of NJ (25.1)	8.20	67,851	147.0	10.43	7.99	8.60	-4.65	-8.28	-4.65	0.12	0.14	7.19	5.58	42.80
LSBI	LSB Fin. Corp. of Lafayette IN*	13.30	1,554	20.7	16.36	8.90	13.75	-3.27	37.11	-2.06	1.16	0.64	23.38	23.38	231.57
LPSB	LaPorte Bancrp MHC of IN(45.0)	9.00	4,586	18.6	10.01	7.00	8.20	9.76	27.66	-0.44	0.57	0.44	11.49	9.53	100.59
LSBK	Lake Shore Bnp MHC of NY (39.4)	10.00	5,939	24.5	14.00	7.95	10.00	0.00	25.79	8.34	0.61	0.46	9.95	9.95	81.40
LABC	Louisiana Bancorp, Inc. of LA*	16.03	3,438	55.1	16.66	13.92	15.90	0.82	10.63	9.79	0.70	0.60	17.13	17.13	93.14
MSBF	MSB Fin Corp MHC of NJ (40.3)	5.19	5,173	11.1	7.94	4.23	5.03	3.18	-24.78	-12.03	0.14	0.14	7.84	7.84	67.56
MGYR	Magyar Bancorp MHC of NJ(44.7)	3.56	5,783	9.2	7.00	3.02	3.70	-3.78	3.49	-11.00	-0.02	-0.10	7.68	7.68	91.04
MLVF	Malvern Fed Bncp MHC PA(44.6)	7.45	6,103	20.3	8.99	5.05	7.49	-0.53	2.48	-0.67	-1.19	-1.19	9.98	9.98	110.43
MFLR	Mayflower Bancorp, Inc. of MA*	8.35	2,076	17.3	10.35	6.50	8.29	0.72	0.60	-7.22	0.64	0.40	10.20	10.20	118.92
EBSB	Meridian Fn Serv MHC MA (41.4)	11.88	22,241	112.3	14.30	10.25	12.76	-6.90	10.31	0.76	0.66	0.49	9.87	9.25	86.50
CASH	Meta Financial Group of IA*	18.32	3,117	57.1	34.77	11.90	19.40	-5.57	-45.65	32.95	1.58	2.54	25.04	24.59	344.72
MFSF	MutualFirst Fin. Inc. of IN*	7.52	6,987	52.5	10.50	6.97	7.70	-2.34	7.74	-19.14	0.65	0.31	14.18	13.58	207.13
NASB	NASB Fin, Inc. of Grandview MO*	10.21	7,868	80.3	19.12	9.25	10.09	1.19	-26.28	-39.08	-2.02	-4.78	18.38	18.06	159.76
NECB	NE Comm Bncrp MHC of NY (44.6)	6.62	12,797	39.4	6.90	5.55	6.71	-1.34	9.78	18.21	0.22	0.32	8.40	8.26	34.71
NHTB	NH Thrift Bancshares of NH*	12.81	5,774	74.0	13.79	10.10	12.53	2.23	25.22	2.07	1.34	0.78	14.89	9.94	178.56
NVSL	Naugatuck Valley Fin Crp of CT*	7.58	7,002	53.1	9.09	4.71	7.47	1.47	12.97	12.13	0.21	0.26	11.57	11.56	84.64
NFSB	Newport Bancorp, Inc. of RI*	13.05	3,489	45.5	14.60	11.43	13.75	-5.09	8.75	8.75	0.56	0.54	14.58	14.58	130.10
FFFD	North Central Bancshares of IA*	17.25	1,355	23.4	18.75	12.11	17.41	-0.92	15.00	3.36	1.41	1.40	30.01	29.52	326.66
NFBK	Northfield Bcp MHC of NY (43.4)	12.15	42,371	231.8	14.42	10.51	13.35	-8.99	9.16	-8.78	0.37	0.33	9.40	9.02	54.46
NWBI	Northwest Bancshares Inc of PA*	11.23	103,266	1,159.7	13.36	10.24	11.73	-4.26	0.54	-4.67	0.59	0.60	11.88	10.19	78.32
OBAF	OBA Financial Serv. Inc of MD*	14.30	4,602	65.8	15.10	11.02	14.04	1.85	30.00	3.47	0.18	0.17	17.57	17.57	77.35
OSHC	Ocean Shore Holding Co. of NJ*	11.05	7,297	80.6	13.25	10.35	11.03	0.18	4.25	-3.49	0.72	0.74	14.09	14.09	117.89
OCFC	OceanFirst Fin. Corp of NJ*	11.25	18,846	212.0	14.69	11.24	11.81	-4.74	-1.32	-12.59	1.13	0.99	11.32	11.32	118.81
OFED	Oconee Fed Fn Cp MHC SC (35.0)	10.95	6,348	24.3	13.50	10.90	10.95	0.00	9.50	9.50	0.29	0.53	12.50	12.50	59.38
OABC	OmniAmerican Bancorp Inc of TX*	13.83	11,662	161.3	15.93	11.10	13.89	-0.43	24.26	2.07	0.19	0.12	17.26	17.26	113.88
ONFC	Oneida Financial Corp. of NY*	8.77	7,162	62.8	9.20	7.06	8.51	3.06	13.16	11.72	0.80	0.81	12.31	8.80	91.89
ORIT	Oritani Financial Corp of NJ*	12.01	55,513	666.7	13.47	9.58	12.90	-6.90	23.94	-1.88	0.51	0.52	11.63	11.63	46.61
PSBH	PSB Hldgs Inc MHC of CT (42.9)	5.06	6,529	14.2	5.98	2.60	5.00	1.20	23.41	21.93	0.20	0.32	7.19	6.07	73.00
PVFC	PVF Capital Corp. of Solon OH*	1.55	25,670	39.8	2.23	1.27	1.45	6.90	-13.41	-14.84	-0.38	-0.58	2.90	2.90	30.28
PFED	Park Bancorp of Chicago IL*	2.92	1,193	3.5	5.07	2.12	2.39	22.18	-31.62	-18.89	-4.55	-4.73	13.42	13.42	174.58
PVSA	Parkvale Financial Corp of PA(8)*	17.80	5,583	99.4	22.39	5.75	18.21	-2.25	176.83	93.90	-2.71	1.17	16.50	11.51	322.64
PBHC	Pathfinder BC MHC of NY (36.3)	9.10	2,486	8.2	10.25	6.03	10.08	-9.72	35.01	7.06	0.76	0.67	10.52	8.98	168.36
PEOP	Peoples Fed Bancshrs Inc of MA*	14.00	7,142	100.0	14.91	10.48	13.90	0.72	33.33	7.61	-0.02	0.45	16.44	16.44	75.31
PBCT	Peoples United Financial of CT*	11.40	355,010	4,047.1	14.49	10.50	10.98	3.83	-10.38	-18.63	0.45	0.45	14.63	9.15	71.33
PROV	Provident Fin. Holdings of CA*	8.25	11,419	94.2	8.74	5.30	8.08	2.10	53.06	13.95	1.16	-0.58	12.41	12.41	115.12
PBNY	Provident NY Bncrp, Inc. of NY*	6.03	38,006	229.2	11.09	6.01	6.33	-4.74	-27.09	-42.52	0.46	0.30	11.29	6.93	78.30
PBIP	Prudential Bncp MHC PA (25.5)	5.18	10,023	15.7	8.00	5.17	5.49	-5.65	-27.65	-14.38	-0.05	-0.03	5.55	5.55	49.66
PULB	Pulaski Fin Cp of St. Louis MO*	6.50	10,477	68.1	7.82	6.15	6.60	-1.52	1.56	-14.25	0.67	0.31	8.37	7.99	127.10
RIVR	River Valley Bancorp of IN*	16.10	1,514	24.4	17.13	13.49	16.20	-0.62	5.37	0.63	1.28	0.78	18.49	18.43	264.15
RVSB	Riverview Bancorp, Inc. of WA*	2.61	22,472	58.7	3.34	1.71	2.70	-3.33	45.00	-4.04	0.15	0.14	4.80	3.65	39.41
RCKB	Rockville Fin New, Inc. of CT*	9.50	29,507	280.3	10.87	6.92	9.61	-1.14	21.17	17.87	0.17	0.31	11.26	11.22	59.20
ROMA	Roma Fin Corp MHC of NJ (26.2)	8.19	30,321	68.2	11.25	8.19	9.09	-9.90	-22.07	-22.74	0.18	0.13	7.07	7.01	62.39
SIFI	SI Financial Group, Inc. of CT*	9.43	10,576	99.7	10.53	6.11	9.25	1.95	31.70	-4.07	0.26	0.22	12.29	11.90	89.75
SPBC	SP Bancorp, Inc. of Plano, TX*	11.35	1,725	19.6	12.50	8.71	10.82	4.90	13.50	21.00	0.58	-0.05	18.84	18.84	154.21
SVBI	Severn Bancorp, Inc. of MD*	3.03	10,067	30.5	5.69	2.25	3.08	-1.62	-15.36	-12.17	-0.10	-0.15	7.72	7.69	93.11
STND	Standard Financial Corp. of PA*	14.75	3,478	51.3	17.03	10.90	15.08	-2.19	47.50	6.50	0.67	0.93	22.25	19.52	125.85

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011
(703) 528-1700

Exhibit IV-1A (continued)
Weekly Thrift Market Line - Part One
Prices As Of September 2, 2011

											Current Per Share Financials
		Market Capitalization			Price Change Data									Tangible
			Shares	Market	52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
		Price/	Outst-	Capital-			Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution		Share(1)	anding	ization(9)	High	Low	Week	Week	Ago(2)	YrEnd(2)	EPS(3)	EPS(3)	Share	Share(4)	Share
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

NASDAQ Listed OTC Companies (continued)
SIBC	State Investors Bancorp of LA*	11.50	2,910	33.5	12.25	11.20	11.50	0.00	15.00	15.00	0.20	0.24	15.80	15.80	82.08
THRD	TF Fin. Corp. of Newtown PA*	21.14	2,822	59.7	22.86	19.05	21.21	-0.33	3.73	-0.42	1.06	0.79	26.73	25.12	245.06
TFSL	TFS Fin Corp MHC of OH (26.4)	8.35	308,442	678.0	11.07	7.76	8.60	-2.91	-13.83	-7.43	-0.03	-0.03	5.73	5.70	35.27
TBNK	Territorial Bancorp, Inc of HI*	19.06	11,593	221.0	21.29	16.46	19.79	-3.69	12.18	-4.27	1.08	1.04	19.62	19.62	128.38
TSBK	Timberland Bancorp, Inc. of WA*	5.05	7,045	35.6	6.50	3.20	4.96	1.81	29.49	39.89	0.00	-0.13	9.99	9.13	104.33
TRST	TrustCo Bank Corp NY of NY*	4.37	77,367	338.1	6.66	3.93	4.30	1.63	-18.62	-31.07	0.39	0.37	3.48	3.47	52.61
UCBA	United Comm Bncp MHC IN (40.7)	5.81	7,840	18.5	8.13	5.29	6.24	-6.89	-19.86	-19.86	-0.12	-0.16	6.81	6.35	60.71
UCFC	United Community Fin. of OH*	1.14	30,969	35.3	1.62	0.87	1.00	14.00	-6.56	-14.93	-0.84	-1.07	5.91	5.90	67.89
UBNK	United Financial Bncrp of MA*	14.17	16,099	228.1	16.76	12.95	15.13	-6.35	4.65	-7.20	0.65	0.64	14.15	13.61	99.98
VPFG	ViewPoint Financal Group of TX*	11.34	34,839	395.1	14.05	8.82	11.59	-2.16	25.44	-2.99	0.67	0.40	11.68	11.66	85.07
WSB	WSB Holdings, Inc. of Bowie MD*	2.47	7,995	19.7	3.48	2.11	2.40	2.92	2.49	7.39	-0.14	-0.06	6.62	6.62	48.81
WSFS	WSFS Financial Corp. of DE*	33.62	8,604	289.3	50.99	31.20	33.23	1.17	-9.28	-29.13	2.01	1.62	37.62	33.60	482.51
WVFC	WVS Financial Corp. of PA*	9.00	2,058	18.5	13.17	8.37	9.01	-0.11	-12.62	-0.99	0.30	0.33	13.78	13.78	120.22
WFSL	Washington Federal, Inc. of WA*	13.92	110,438	1,537.3	18.53	13.73	14.52	-4.13	-4.07	-17.73	0.87	0.81	16.84	14.53	120.64
WSBF	Waterstone Fin MHC of WI (26.2)	2.60	31,250	21.3	4.10	2.19	2.61	-0.38	-32.11	-20.00	-0.10	-1.00	5.47	5.45	55.15
WAYN	Wayne Savings Bancshares of OH*	8.40	3,004	25.2	9.93	7.52	8.46	-0.71	5.66	-6.46	0.69	0.66	13.15	12.49	137.05
WFD	Westfield Fin. Inc. of MA*	6.90	27,871	192.3	9.45	6.63	7.64	-9.69	-10.16	-25.41	0.11	0.01	7.87	7.87	44.52
WBKC	Wolverine Bancorp, Inc. of MI*	14.00	2,508	35.1	15.18	11.00	14.10	-0.71	40.00	40.00	0.29	0.23	25.59	25.59	121.92

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit IV-1B
Weekly Thrift Market Line - Part Two
Prices As Of September 2, 2011

	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Divident Data(6)
		Tang.												Price/	Price/	Ind.	Divi-
	Equity/	Equity/	Reported Earnings			Core Earnings		NPAS	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution	Assets	Assets	ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)	Assets	NPAS	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio(7)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)

Market Averages. All Public Companies (no MHCs)

All Public Companies (117)	11.96	11.33	0.06	0.48	3.74	-0.03	-0.44	3.70	53.30	1.82	16.62	71.78	8.78	76.57	18.97	0.21	1.91	28.63
NYSE Traded Companies (6)	9.44	7.39	-0.17	-0.47	7.42	-0.18	-2.63	4.91	32.30	2.11	11.11	109.58	8.84	113.25	12.30	0.43	3.43	56.48
NASDAQ Listed OTC Companies (111)	12.10	11.55	0.07	0.53	3.59	-0.02	-0.33	3.63	54.33	1.80	16.89	69.66	8.78	74.84	19.39	0.20	1.83	27.85
California Companies (5)	11.35	11.28	0.65	5.49	9.97	0.25	1.51	6.42	31.41	2.35	12.28	68.48	8.56	68.87	20.19	0.17	2.04	12.64
Florida Companies (2)	7.14	6.68	-0.58	3.75	2.22	0.28	12.94	7.18	24.87	3.15	NM	192.33	11.08	158.63	13.05	0.28	1.22	0.00
Mid-Atlantic Companies (36)	11.91	10.88	0.34	4.82	5.44	0.33	4.72	3.21	45.55	1.55	15.26	76.54	9.21	88.35	16.09	0.28	2.61	35.45
Mid-West Companies (33)	9.83	9.46	-0.41	-5.07	2.46	-0.64	-7.27	4.80	40.33	2.46	12.52	56.92	5.85	59.66	18.80	0.20	1.89	24.79
New England Companies (17)	14.15	13.12	0.44	3.97	4.00	0.44	3.83	1.47	85.89	1.09	21.76	86.18	12.04	96.02	22.14	0.28	2.12	35.13
North-West Companies (5)	12.69	11.68	-0.14	-1.38	-5.06	-0.21	-1.95	7.50	22.75	2.16	16.70	53.76	6.91	60.77	17. 91	0.05	0.34	13.79
South-East Companies (14)	14.42	14.31	-0.23	-5.42	2.33	-0.23	-5.50	2.95	88.36	1.59	25.80	62.57	10.02	63.24	24.88	0.08	0.80	16.25
South-West Companies (3)	13.70	13.69	0.47	3.78	4.13	0.19	1.41	2.84	37.82	1.08	18.25	79.15	10.94	79.21	28.35	0.07	0.59	9.95
Western Companies (Excl CA) (2)	15.57	15.57	0.79	5.04	5.75	0.56	3.57	0.75	42.94	0.60	17.40	87.63	13.61	87.63	18.33	0.33	2.33	40.44
Thrift Strategy (110)	12.20	11.60	0.08	0.41	3.86	0.01	-0.33	3.44	54.51	1.72	16.71	70.40	8.96	76.38	18.94	0.22	1.96	29.33
Mortgage Banker Strategy (3)	3.85	3.69	-0.57	9.76	14.06	-1.16	-4.88	11.10	33.87	4.34	7.11	149.91	3.03	66.48	NM	0.04	0.48	10.34
Real Estate Strategy (1)	9.58	9.58	-1.16	-12.10	-24.52	-1.78	-18.47	9.39	40.93	5.11	NM	53.45	5.12	53.45	NM	0.00	0.00	0.00
Diversified Strategy (3)	12.50	9.99	0.51	3.90	6.03	0.48	3.58	3.26	36.70	1.64	18.10	74.92	9.41	94.36	19.47	0.38	2.40	13.36
Companies Issuing Dividends (73)	12.27	11.44	0.41	3.59	5.37	0.34	2.96	2.65	56.62	1.54	16.22	78.53	9.80	86.77	18.54	0.35	3.12	41.80
Companies Without Dividends (44)	11.47	11.16	-0.50	-5.40	0.33	-0.60	-6.86	5.42	47.96	2.27	18.10	60.78	7.16	59.14	20.58	0.00	0.00	0.00
Equity/Assets <6% (8)	2.53	2.32	-2.10	-21.82	0.00	-2.25	-24.48	11.77	35.93	4.39	NM	62.59	0.77	26.89	NM	0.01	0.39	0.00
Equity/Assets 6-12% (55)	8.91	8.53	-0.04	-0.17	4.48	-0.19	-1.75	4.00	45.39	1.85	13.42	67.75	6.01	72.16	17.24	0.25	2.18	28.63
Equity/Assets >12% (54)	16.46	15.51	0.45	3.08	3.08	0.45	3.08	2.45	63.46	1.43	19.93	77.09	12.78	85.04	20.86	0.21	1.84	28.63
Converted Last 3 Mths (no MHC) (4)	16.29	16.29	0.33	2.81	2.88	0.29	3.48	1.74	51.35	1.20	27.53	70.78	11.56	70.79	26.59	0.03	0.40	14.29
Actively Traded Companies (4)	8.75	8.19	0.13	1.66	6.56	0.10	1.44	3.11	46.63	1.52	12.40	84.36	7.45	89.27	12.99	0.41	2.11	33.96
Market Value Below $20 Million (17)	7.23	7.15	-1.01	-9.11	3.23	-1.18	-10.76	7.28	31.69	2.82	22.31	44.18	3.50	44.89	25.66	0.07	0.70	19.82
Holding Company Structure (111)	12.07	11.43	0.03	0.11	3.53	-0.06	-0.83	3.72	53.97	1.84	16.89	71.27	8.84	75.95	19.26	0.21	1.94	28.94
Assets Over $1 Billion (55)	11.70	10.75	0.18	2.05	4.85	0.07	0.82	3.47	49.68	1.81	14.33	79.77	9.25	86.31	18.08	0.30	2.74	34.12
Assets $500 Million-$1 Billion (30)	11.50	11.03	-0.30	-2.02	0.45	-0.31	-2.25	4.63	40.67	1.81	20.27	62.50	7.80	66.73	20.73	0.11	1.02	25.62
Assets $250-$500 Million (23)	13.16	12.83	0.33	1.41	5.03	0.23	0.53	3.52	64.64	1.95	17.39	68.68	9.28	72.04	18.61	0.18	1.40	23.93
Assets less than $250 Million (9)	11.92	11.89	-0.18	-2.96	4.33	-0.33	-4.39	3.03	82.14	1.57	18.60	63.40	7.90	63.53	21.43	0.15	1.22	25.17
Goodwill Companies (70)	11.10	10.05	0.03	0.60	4.37	0.00	0.18	3.56	50.25	1.80	15.84	72.98	8.10	81.07	17.96	0.26	2.41	34.64
Non-Goodwill Companies (46)	13.40	13.40	0.13	0.63	2.82	-0.03	-1.01	3.92	58.64	1.85	17.96	71.37	9.99	71.37	21.17	0.15	1.20	20.02
Acquirors of FSLIC Cases (1)	13.96	12.28	0.71	5.21	6.25	0.66	4.85	5.28	23.14	1.87	16.00	82.66	11.54	95.80	17.19	0.24	1.72	27.59

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)
ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances, ROI (return on investment) is current EPS divided by current price.

(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*
Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit IV-1B (continued)
Weekly Thrift Market Line - Part Two
Prices As Of September 2, 2011

	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
		Tang.												Price/	Price/	Ind.	Divi-
	Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution	Assets	Assets	ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio(7)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

Market Averages. MHC Institutions

All Public Companies (25)	12.97	12.15	0.23	1.59	1.62	0.16	0.78	5.09	30.45	1.69	24.40	96.17	12.76	104.07	22.64	0.18	2.26	29.47
NASDAQ Listed OTC Companies (25)	12.97	12.15	0.23	1.59	1.62	0.16	0.78	5.09	30.45	1.69	24.40	96.17	12.76	104.07	22.64	0.18	2.26	29.47
Mid-Atlantic Companies (15)	12.02	11.46	0.18	1.18	1.36	0.19	1.26	6.29	31.59	1.88	23.43	96.08	11.68	102.10	23.98	0.16	1.93	39.30
Mid-West Companies (6)	14.37	12.81	0.21	1.17	0.92	-0.10	-1.99	4.69	26.72	1.50	23.86	95.24	14.51	108.55	20.45	0.22	3.01	0.00
New England Companies (2)	10.63	9.61	0.53	4.87	4.75	0.51	4.85	2.61	22.86	1.00	21.65	95.37	10.33	105.90	20.03	0.08	1.58	0.00
South-East Companies (2)	17.79	17.56	0.39	2.44	2.27	0.35	1.62	1.99	41.09	1.60	37.76	100.43	17.45	102.55	20.66	0.30	3.01	0.00
Thrift Strategy (25)	12.97	12.15	0.23	1.59	1.62	0.16	0.78	5.09	30.45	1.69	24.40	96.17	12.76	104.07	22.64	0.18	2.26	29.47
Companies Issuing Dividends (17)	13.77	12.86	0.27	1.58	1.99	0.27	1.61	5.59	30.14	1.82	26.45	95.27	13.36	103.74	22.70	0.27	3.39	47.16
Companies Without Dividends (8)	11.38	10.74	0.17	1.62	0.92	-0.08	-0.89	4.34	30.91	1.46	18.25	97.98	11.55	104.72	22.49	0.00	0.00	0.00
Equity/Assets 6-12% (15)	10.02	9.52	0.16	1.34	1.46	0.03	0.15	6.29	28.64	1.75	21.97	89.17	9.00	94.84	21.30	0.17	2.28	14.10
Equity/Assets >12% (10)	17.89	16.55	0.36	2.01	1.88	0.36	1.81	3.30	33.17	1.58	29.27	107.84	19.02	119.44	24.98	0.20	2.22	55.10
Market Value Below $20 Million (1)	8.66	8.66	-1.01	-11.78	0.00	-0.65	-7.64	24.93	17.64	6.96	NM	25.00	2.17	25.00	NM	0.04	5.06	0.00
Holding Company Structure (23)	13.05	12.20	0.25	1.70	1.74	0.17	0.83	5.21	30.88	1.71	24.40	96.29	12.86	104.53	22.64	0.19	2.36	29.47
Assets Over $1 Billion (9)	13.18	12.26	0.27	2.14	1.16	0.04	-0.24	4.12	34.51	1.61	23.93	115.62	15.47	125.27	27.94	0.10	1.04	21.62
Assets $500 Million-$l Billion (5)	10.55	10.11	0.15	1.11	-0.94	0.01	-0.09	5.58	33.36	1.54	23.32	100.75	10.84	105.72	15.19	0.30	2.65	54.69
Assets $250-$500 Million (10)	12.77	12.26	0.21	1.30	3.38	0.29	1.86	5.75	28.83	1.84	24.91	77.20	10.09	82.34	21.43	0.17	2.77	29.06
Assets less than $250 Million (1)	25.49	20.40	0.62	2.54	2.35	0.59	2.40	2.85	13.53	0.00	NM	107.44	27.39	143.44	NM	0.40	4.94	0.00
Goodwill Companies (16)	13.77	12.55	0.33	2.52	2.28	0.19	1.06	3.84	35.48	1.57	23.36	103.25	14.39	115.10	22.05	0.17	2.19	22.53
Non-Goodwill Companies (9)	11.37	11.37	0.03	-0.26	0.11	0.10	0.20	7.42	21.11	1.94	26.49	82.01	9.49	82.01	23.67	0.21	2.39	50.29
MHC Institutions (25)	12.97	12.15	0.23	1.59	1.62	0.16	0.78	5.09	30.45	1.69	24.40	96.17	12.76	104.07	22.64	0.18	2.26	29.47

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)
ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances, ROI (return on investment) is current EPS divided by current price.

(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*
Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 22201 (703) 528-1700

Exhibit IV-1B (continued)
Weekly Thrift Market Line - Part Two
Prices As Of September 2, 2011

		Key Financial Ratios							Asset Quality Ratios
			Tang.
		Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/
Financial Institution		Assets	Assets	ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)	Assets	NPAs	Loans
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

NYSE Traded Companies
AF	Astoria Financial Corp. of NY*	7.47	6.46	0.49	7.17	9.93	0.47	6.85	2.99	35.75	1.35
BBX	BankAtlantic Bancorp Inc of FL*	0.67	0.30	-1.61	NM	NM	-0.99	NM	14.33	24.87	4.82
BKU	BankUnited, Inc. *	13.61	13.07	0.45	3.75	2.22	1.56	12.94	0.03	NA	1.48
FBC	Flagstar Bancorp, Inc. of MI*	7.58	7.58	-2.39	-28.50	NM	-3.88	-46.38	8.48	25.53	2.83
NYB	New York Community Bcrp of NY*	13.69	8.04	1.28	9.60	10.02	1.04	7.77	1.54	24.86	0.53
PFS	Provident Fin. Serv. Inc of NJ*	13.63	8.92	0.76	5.64	7.52	0.76	5.64	2.08	50.47	1.62

NASDAQ Listed OTC Companies
ABBC	Abington Bancorp, Inc. of PA(8)*	18.38	18.38	0.64	3.70	4.96	0.64	3.70	4.27	8.68	0.66
ALLB	Alliance Bancorp, Inc. of PA*	18.40	18.40	0.47	3.36	3.84	0.48	3.45	4.59	24.69	1.81
ABCW	Anchor BanCorp Wisconsin of WI*	0.10	0.00	-1.07	NM	NM	-1.99	NM	13.94	30.71	5.45
ANCB	Anchor Bancorp of Aberdeen, WA*	12.18	12.18	-1.10	-10.44	-27.17	-1.15	-10.92	NA	NA	2.17
AFCB	Athens Bancshares, Inc. of TN*	17.73	17.61	0.60	3.37	4.80	0.60	3.37	2.71	59.33	2.20
ACFC	Atlantic Coast Fin. Corp of GA*	6.74	6.74	-1.45	-23.82	NM	-1.64	-26.82	7.65	22.31	2.30
BCSB	BCSB Bancorp, Inc. of MD*	8.17	8.16	0.12	1.29	1.85	0.12	1.34	2.29	26.84	1.05
BKMU	Bank Mutual Corp of WI*	10.55	10.52	-4.32	-37.01	NM	-4.62	-39.59	6.30	27.31	2.82
BFIN	BankFinancial Corp. of IL*	15.06	13.65	-0.28	-1.74	-2.90	-0.22	-1.41	4.76	29.02	1.75
BFED	Beacon Federal Bancorp of NY*	10.89	10.89	0.56	5.32	6.81	0.61	5.79	1.34	118.30	2.01
BNCL	Beneficial Mut MHC of PA(43.7)	13.24	10.86	-0.43	-3.34	-3.58	-0.37	-2.83	2.92	37.32	1.88
BHLB	Berkshire Hills Bancorp of MA*	13.79	8.32	0.40	2.94	3.64	0.58	4.20	0.63	176.65	1.30
BOFI	Bofi Holding, Inc. Of CA*	7.35	7.35	1.22	14.66	13.78	0.99	11.87	1.69	23.47	0.55
BYFC	Broadway Financial Corp. of CA*	3.23	3.23	-0.59	-8.93	NM	-0.60	-9.20	17.14	29.03	5.58
BRKL	Brookline Bancorp, Inc. of MA*	16.08	14.66	1.02	5.81	6.27	1.04	5.92	0.65	151.68	1.19
BFSB	Brooklyn Fed MHC of NY (28.2)	8.66	8.66	-1.01	-11.78	NM	-0.65	-7.64	24.93	17.64	6.96
CITZ	CFS Bancorp, Inc of Munster IN*	9.95	9.94	0.29	2.89	5.74	0.26	2.60	7,79	19.40	2.31
CMSB	CMS Bancorp, Inc. of W Plains NY*	8.91	8.91	0.12	1.38	1.98	-0.04	-0.43	3.24	14.66	0.66
CBNJ	Cape Bancorp, Inc. of NJ*	13.53	11.64	1.09	8.49	11.45	1.16	9.07	5.73	21.80	1.73
CFFN	Capitol Federal Fin Inc. of KS*	20.15	20.15	0.40	2.36	2.10	0.69	4.08	0.70	22.04	0.29
CARV	Carver Bancorp, Inc. of NY*	0.69	-0.01	-5.88	NM	NM	-5.88	NM	17.08	20.51	4.23
CEBK	Central Bncrp of Somerville MA*	7.53	7.11	0.12	1.30	2.06	0.01	0.14	3.49	25.46	1.06
CFBK	Central Federal Corp. of OH*	1.87	1.83	-1.87	-34.69	NM	-2.07	-38.21	3.73	77.70	4.44
CHFN	Charter Fin Corp MHC GA (49.0)	14.53	14.08	0.28	2.26	1.89	-0.19	-1.55	2.66	64.46	2.86
CHEV	Cheviot Fin Cp MHC of OH (38.5)	11. 95	10.22	0.53	3.41	3.13	0.41	2.65	NA	NA	0.34
CBNK	Chicopee Bancorp, Inc. of MA*	15.70	15.70	0.13	0.82	0.93	0.10	0.63	1.01	75.44	1.00
CZWI	Citizens Comm Bncorp Inc of WI*	9.59	9.50	-1.27	-13.90	-26.29	-1.15	-12.54	2.65	31.83	1.08
CSBC	Citizens South Bnkg Corp of NC*	6.64	6.50	-0.15	-1.71	-3.37	0.18	2.07	3.38	33.75	1.69
CSBK	Clifton Svg Bp MHC of NJ(35.8)(8)	15.96	15.96	0.74	4.69	3.37	0.74	4.69	0.40	41.92	0.44
COBK	Colonial Financial Serv. of NJ*	11.95	11.95	0.52	4.63	6.06	0.50	4.50	4.84	14.03	1.31
CFFC	Community Fin. Corp. of VA*	7.23	7.23	0.07	0.70	2.61	0.07	0.70	7.95	17.72	1.54
DCOM	Dime Community Bancshars of NY*	8.48	7.22	1.11	13.77	11.82	1.15	14.19	0.87	54.33	0.57
ESBF	ESB Financial Corp. of PA*	9.07	7.08	0.80	9.04	9.75	0.81	9.12	0.83	40.82	1.03
ESSA	ESSA Bancorp, Inc. of PA*	14.93	14.78	0.41	2.65	3.35	0.37	2.36	1.73	43.09	1.10
EBMT	Eagle Bancorp Montanta of MT*	15.85	15.85	0.72	4.51	5.83	0.28	1.78	1.24	43.69	0.95
ESBK	Elmira Svgs Bank, FSB of NY*	7.99	5.57	0.70	6.14	11.23	0.49	4.31	0.99	57.52	0.94
FFDF	FFD Financial Corp of Dover OH*	8.89	8.89	0.70	7.79	9.47	0.46	5.10	1.53	76.87	1.18
FFCO	FedFirst Financial Corp of PA*	17.28	16.98	0.14	0.85	1.19	0.27	1.65	0.99	87.49	1.23
FSBI	Fidelity Bancorp, Inc. of PA*	6.54	6.16	0.08	1.12	1.90	0.22	3.04	3.54	23.97	1.62
FABK	First Advantage Bancorp of TN*	19.34	19.34	0.54	2.79	3.62	0.32	1.64	0.92	121.24	1.58
FBSI	First Bancshares, Inc. of MO*	9.56	9.52	-1.80	-17.26	NM	-1.81	-17.40	4.17	30.44	2.56
FCAP	First Capital, Inc. of IN*	11.13	10.03	0.83	7.70	7.28	0.73	6.78	1.97	51.90	1.55
FCLF	First Clover Leaf Fin Cp of IL*	13.89	11.97	0.61	4.44	6.88	0.51	3.73	3.50	24.27	1.24
FBNK	First Connecticut Bncorp of CT*	15.30	15.30	0.20	NM	1.72	0.09	NM	1.39	70.22	1.33
FDEF	First Defiance Fin. Corp of OH*	11.37	8.55	0.49	3.96	7.87	0.26	2.14	2.35	84.16	2.77
FFNM	First Fed of N. Michigan of MI*	10.99	10.80	0.07	0.61	1.33	0.03	0.24	4.71	21.25	1.48
FFBH	First Fed. Bancshares of AR(8)*	13.47	13.47	-1.62	-21.14	-8.67	-1.77	-23.17	15.13	31.73	7.80
FFNW	First Fin NW, Inc of Renton WA*	15.56	15.56	-0.72	-4.96	-10.15	-0.83	-5.70	11.28	13.08	2.21
FFCH	First Fin. Holdings Inc. of SC*	6.26	6.08	-1.43	-15.39	NM	-1.37	-14.75	2.76	62.46	2.26
FPTB	First PacTrust Bancorp of CA*	18.19	18.19	0.72	4.96	4.75	0.40	2.76	4.82	19.84	1.24
FPFC	First Place Fin. Corp. of OH*	5.79	5.53	-1.10	-13.16	NM	-1.52	-18.23	4.42	32.78	1.78
FSFG	First Savings Fin. Grp. of IN*	11.08	9.67	0.72	6.70	10.19	0.76	7.05	NA	NA	1.25
FFIC	Flushing Fin. Corp. of NY*	9.37	9.01	0.94	10.28	12.06	0.97	10.60	3.56	19.08	0.91
FXCB	Fox Chase Bancorp, Inc. of PA*	19.28	19.28	0.36	1.97	2.30	0.26	1.41	3.04	37.66	1.91

		Pricing Ratios					Dividend Data(6)
					Price/	Price/	Ind.	Divi-
		Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution		Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio(7)
		(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

NYSE Traded Companies
AF	Astoria Financial Corp. of NY*	10.07	70.57	5.27	82.52	10.53	0.52	5.68	57.14
BBX	BankAtlantic Bancorp Inc of FL*	NM	233.33	1.56	NM	NM	0.00	0.00	NM
BKU	BankUnited, Inc. *	NM	151.32	20.60	158.63	13.05	0.56	2.44	NM
FBC	Flagstar Bancorp, Inc. of MI*	NM	33.15	2.51	33.15	NM	0.00	0.00	NM
NYB	New York Community Bcrp of NY*	9.98	94.96	13.00	172.43	12.32	1.00	8.29	NM
PFS	Provident Fin. Serv. Inc of NJ*	13.30	74.14	10.11	119.54	13.30	0.48	4.20	55.81

NASDAQ Listed OTC Companies
ABBC	Abington Bancorp, Inc. of PA(8)*	20.15	73.60	13.52	73.60	20.15	0.24	3.05	61.54
ALLB	Alliance Bancorp, Inc. of PA*	26.05	64.71	11.91	64.71	25.40	0.20	1.97	51.28
ABCW	Anchor BanCorp Wisconsin of WI*	NM	NM	0.38	NM	NM	0.00	0.00	NM
ANCB	Anchor Bancorp of Aberdeen, WA*	NM	32.62	3.97	32.62	NM	0.00	0.00	NM
AFCB	Athens Bancshares, Inc. of TN*	20.82	69.93	12.40	70.48	20.82	0.20	1.57	32.79
ACFC	Atlantic Coast Fin. Corp of GA*	NM	13.08	0.88	13.10	NM	0.00	0.00	NM
BCSB	BCSB Bancorp, Inc. of MD*	NM	76.92	6.29	77.02	NM	0.00	0.00	0.00
BKMU	Bank Mutual Corp of WI*	NM	50.17	5.29	50.35	NM	0.04	1.38	NM
BFIN	BankFinancial Corp. of IL*	NM	60.94	9.18	68.30	NM	0.28	3.87	NM
BFED	Beacon Federal Bancorp of NY*	14.67	75.67	8.24	75.67	13.50	0.20	1.48	21.74
BNCL	Beneficial Mut MHC of PA(43.7)	NM	93.92	12.44	117.67	NM	0.00	0.00	NM
BHLB	Berkshire Hills Bancorp of MA*	27.49	72.30	9.97	127.50	19.24	0.64	3.33	NM
BOFI	Bofi Holding, Inc. Of CA*	7.26	103.00	7.57	103.00	8.97	0.00	0.00	0.00
BYFC	Broadway Financial Corp. of CA*	NM	17.90	0.58	17.90	NM	0.04	2.70	NM
BRKL	Brookline Bancorp, Inc. of MA*	15.96	92.22	14.83	102.89	15.64	0.34	4.35	69.39
BFSB	Brooklyn Fed MHC of NY (28.2)	NM	25.00	2.17	25.00	NM	0.04	5.06	NM
CITZ	CFS Bancorp, Inc of Munster IN*	17.43	49.95	4.97	50.00	19.37	0.04	0.76	13.33
CMSB	CMS Bancorp, Inc. of W Plains NY*	NM	68.41	6.10	68.41	NM	0.00	0.00	0.00
CBNJ	Cape Bancorp, Inc. of NJ*	8.74	70.05	9.48	83.24	8.17	0.00	0.00	0.00
CFFN	Capitol Federal Fin Inc. of KS*	NM	90.74	18.28	90.74	27.58	0.30	2.86	NM
CARV	Carver Bancorp, Inc. of NY*	NM	36.51	0.25	NM	NM	0.00	0.00	NM
CEBK	Central Bncrp of Somerville MA*	NM	78.62	5.92	83.61	NM	0.20	1.14	55.56
CFBK	Central Federal Corp. of OH*	NM	59.52	1.11	60.98	NM	0.00	0.00	NM
CHFN	Charter Fin Corp MHC GA (49.0)	NM	113.25	16.46	117.50	NM	0.20	2.36	NM
CHEV	Cheviot Fin Cp MHC of OH (38.5)	31.93	107.08	12.80	127.70	NM	0.48	5.57	NM
CBNK	Chicopee Bancorp, Inc. of MA*	NM	90.21	14.16	90.21	NM	0.00	0.00	0.00
CZWI	Citizens Comm Bncorp Inc of WI*	NM	52.66	5.05	53.23	NM	0.00	0.00	NM
CSBC	Citizens South Bnkg Corp of NC*	NM	64.34	4.27	65.77	24.41	0.04	0.96	NM
CSBK	Clifton Svg Bp MHC of NJ(35.8)(8)	29.69	137.09	21.88	137.09	29.69	0.24	2.53	NM
COBK	Colonial Financial Serv. of NJ*	16.51	70.26	8.39	70.26	16 97	0.00	0.00	0.00
CFFC	Community Fin. Corp. of VA*	38.38	35.41	2.56	35.41	38.38	0.00	0.00	0.00
DCOM	Dime Community Bancshars of NY*	8.46	110.78	9.40	131.89	8.21	0.56	5.09	43.08
ESBF	ESB Financial Corp. of PA*	10.26	89.53	8.12	117.32	10.16	0.40	3.71	38.10
ESSA	ESSA Bancorp, Inc. of PA*	29.89	81.15	12.11	82.07	33.63	0.20	1.86	55.56
EBMT	Eagle Bancorp Montanta of MT*	17.15	78.12	12.38	78.12	NM	0.29	2.77	47.54
ESBK	Elmira Svgs Bank, FSB of NY*	8.90	78.04	6.24	115.02	12.68	0.80	5.05	44.94
FFDF	FFD Financial Corp of Dover OH*	10.56	81.08	7.21	81.08	16.13	0.68	4.53	47.89
FFCO	FedFirst Financial Corp of PA*	NM	67.48	11.66	68.97	NM	0.12	0.89	NM
FSBI	Fidelity Bancorp, Inc. of PA*	NM	66.53	4.35	70.85	19.35	0.08	0.84	44.44
FABK	First Advantage Bancorp of TN*	27.61	76.60	14.81	76.60	NM	0.20	1.57	43.48
FBSI	First Bancshares, Inc. of MO*	NM	55.25	5.28	55.51	NM	0.00	0.00	NM
FCAP	First Capital, Inc. of IN*	13.74	103.54	11.53	116.37	15.60	0.76	4.13	56.72
FCLF	First Clover Leaf Fin Cp of IL*	14.55	63.94	8.88	75.83	17.30	0.24	3.75	54.55
FBNK	First Connecticut Bncorp of CT*	NM	76.31	11.67	76.31	NM	0.00	0.00	0.00
FDEF	First Defiance Fin. Corp of OH*	12.71	54.18	6.16	74.31	23.56	0.00	0.00	0.00
FFNM	First Fed of N. Michigan of MI*	NM	44.96	4.94	45.84	NM	0.00	0.00	0.00
FFBH	First Fed. Bancshares of AR(8)*	NM	139.53	18.79	139.53	NM	0.20	3.33	NM
FFNW	First Fin NW, Inc of Renton WA*	NM	48.58	7.56	48.58	NM	0.00	0.00	NM
FFCH	First Fin. Holdings Inc. of SC*	NM	47.70	2.99	49.20	NM	0.20	3.44	NM
FPTB	First PacTrust Bancorp of CA*	21.06	81.74	14.87	81.74	37.90	0.46	4.05	NM
FPFC	First Place Fin. Corp. of OH*	NM	7.90	0.46	8.30	NM	0.00	0.00	NM
FSFG	First Savings Fin. Grp. of IN*	9.81	62.81	6.96	73.09	9.33	0.00	0.00	0.00
FFIC	Flushing Fin. Corp. of NY*	8.29	82.57	7.74	86.19	8.04	0.52	4.90	40.63
FXCB	Fox Chase Bancorp, Inc. of PA*	NM	84.66	16.32	84.66	NM	0.08	0.66	28.57

RP FINANCIAL, LC.
Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 22201 (703) 528-1700
Exhibit IV-1B (continued)
Weekly Thrift Market Line - Part Two
Prices As Of September 2, 2011

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
		Equity/	Tang. Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Price/ Tang.	Price/ Core	Ind. Div./	Divi-dend	Payout
Financial Institution		Assets	Assets	ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

NASDAQ Listed OTC Companies (continued)
FRNK	Franklin Financial Corp. of VA*	22.66	22.66	-0.09	NM	-0.63	0.26	NM	4.21	28.61	2.71	NM	63.88	14.48	63.88	NM	0.00	0.00	NM
GCBC	Green Co Bcrp MHC of NY (44.1)	8.78	8.78	1.00	11.48	6.79	0.96	11.12	NA	NA	1.66	14.72	162.41	14.27	162.41	15.19	0.70	3.72	54.69
HFFC	HF Financial Corp. of SD*	7.93	7.59	0.06	0.74	1.21	0.12	1.62	3.37	35.70	1.71	NM	61.08	4.84	64.01	37.59	0.45	5.44	NM
HMNF	HMN Financial, Inc. of MN*	5.33	5.33	-2.58	-30.52	NM	-2.73	-32.27	NA	NA	4.40	NM	20.39	1.09	20.39	NM	0.00	0.00	NM
HBNK	Hampden Bancorp, Inc. of MA*	16.15	16.15	0.33	2.03	2.23	0.28	1. 74	2.52	35.01	NA	NM	92.09	14.88	92.09	NM	0.12	0.95	42.86
HARL	Harleysville Svgs Fin Cp of PA*	6.59	6.59	0.65	10.35	10.64	0.73	11.59	NA	NA	0.52	9.40	93.44	6.16	93.44	8.39	0.76	5.39	50.67
HBOS	Heritage Fin Group, Inc of GA*	12.66	12.27	0.15	1. 25	1.29	0.67	5.53	1.82	37.60	1.30	NM	77.73	9.84	80.61	17.56	0.12	1.10	NM
HIFS	Hingham Inst. for Sav. of MA*	7.28	7.28	1.12	15.51	11.38	1.12	15.51	0.92	75.47	0.87	8.79	128.46	9.35	128.46	8.79	1.00	2.13	18.73
HBCP	Home Bancorp Inc. Lafayette LA*	18.93	18.73	0.66	3.52	4.11	0.76	4.01	0.30	189.49	0.90	24.33	85.52	16.18	86.62	21.38	0.00	0.00	0.00
HFBL	Home Federal Bancorp Inc of LA*	21.93	21. 93	0.91	4.19	4.81	0.23	1.05	0.08	408.74	0.63	20.78	79.17	17.36	79.17	NM	0.24	1.80	37.50
HFBC	HopFed Bancorp, Inc. of KY*	8.76	8.70	0.05	0.46	0.95	-0.21	-2.02	2.17	59.81	2.33	NM	58.41	5.12	58.82	NM	0.32	4.32	NM
HCBK	Hudson City Bancorp, Inc of NJ*	9.44	9.16	-0.38	-4.11	-7.11	-0.37	-4.01	1.81	26.95	0.86	NM	62.18	5.87	64.25	NM	0.32	5.55	NM
IROQ	IF Bancorp, Inc. of IL*	16.95	16.95	0.61	NM	5.27	0.48	NM	1.36	50.28	1.15	18.96	68.50	11.61	68.50	24.02	0.00	0.00	0.00
ISBC	Investors Bcrp MHC of NJ(43.0)	9.21	8.95	0.75	7.81	4.77	0.69	7.19	1.71	61.24	1.24	20.95	158.27	14.58	163.37	22.76	0.00	0.00	0.00
JXSB	Jacksonville Bancorp Inc of IL*	12.70	11.92	1.00	8.72	11.46	0.85	7.44	1.27	81.68	1.77	8.73	68.30	8.68	73.46	10.22	0.30	2.19	19.11
JFBI	Jefferson Bancshares Inc of TN*	9.66	9.34	-3.75	-38.44	NM	-3.97	-40.61	4.68	29.18	1.81	NM	33.65	3.25	34.94	NM	0.00	0.00	NM
KFFB	KY Fst Fed Bp MHC of KY (39.3)	25.49	20.40	0.62	2.54	2.35	0.59	2.40	2.85	13.53	NA	NM	107.44	27.39	143.44	NM	0.40	4.94	NM
KFFG	Kaiser Federal Fin Group of CA*	17.22	16.85	0.94	7.02	7.30	0.94	7.02	3.39	38.67	1.61	13.69	73.29	12.62	75.24	13.69	0.24	2.02	27.59
KRNY	Kearny Fin Cp MHC of NJ (25.1)	16.80	13.55	0.30	1.69	1.46	0.35	1.97	NA	NA	0.93	NM	114.05	19.16	146.95	NM	0.20	2.44	NM
LSBI	LSB Fin. Corp. of Lafayette IN*	10.10	10.10	0.48	5.08	8.72	0.27	2.80	5.92	33.02	2.20	11.47	56.89	5.74	56.89	20.78	0.00	0.00	0.00
LPSB	LaPorte Bancrp MHC of IN(45.0)	11.42	9.66	0.58	5.12	6.33	0.45	3.95	1. 75	41.76	1. 25	15.79	78.33	8.95	94.44	20.45	0.00	0.00	0.00
LSBK	Lake Shore Bnp MHC of NY(39.4)	12.22	12.22	0.76	6.32	6.10	0.57	4.77	0.58	43.24	0.44	16.39	100.50	12.29	100.50	21.74	0.28	2.80	45.90
LABC	Louisiana Bancorp, Inc. of LA*	18.39	18.39	0.74	3.90	4.37	0.64	3.34	0.57	94.73	0.92	22.90	93.58	17.21	93.58	26.72	0.00	0.00	0.00
MSBF	MSB Fin Corp MHC of NJ (40.3)	11. 60	11.60	0.20	1.80	2.70	0.20	1.80	8.27	11.29	NA	37.07	66.20	7.68	66.20	37.07	0.12	2.31	NM
MGYR	Magyar Bancorp MHC of NJ(44.7)	8.44	8.44	-0.02	-0.26	-0.56	-0.11	-1.31	8.66	8.09	0.96	NM	46.35	3.91	46.35	NM	0.00	0.00	NM
MLVF	Malvern Fed Bncp MHC PA(44.6)	9.04	9.04	-1.05	-11.34	-15.97	-1.05	-11.34	5.42	27.52	1.90	NM	74.65	6.75	74.65	NM	0.12	1.61	NM
MFLR	Mayflower Bancorp, Inc. of MA*	8.58	8.58	0.53	6.34	7.66	0.33	3.96	NA	NA	0.94	13.05	81.86	7.02	81.86	20.88	0.24	2.87	37.50
EBSB	Meridian Fn Serv MHC MA. (41.4)	11.41	10.77	0.80	6.85	5.56	0.59	5.08	3.03	18.63	0.89	18.00	120.36	13.73	128.43	24.24	0.00	0.00	0.00
CASH	Meta Financial Group of IA*	7.26	7.14	0.46	6.77	8.62	0.74	10.89	1. 92	23.62	1.54	11.59	73.16	5.31	74.50	7.21	0.52	2.84	32.91
MFSF	MutualFirst Fin. Inc. of IN*	6.85	6.58	0.31	3.44	8.64	0.15	1.64	2.67	41.76	1.65	11.57	53.03	3.63	55.38	24.26	0.24	3.19	36.92
NASB	NASF Fin, Inc. of Grandview MO*	11.50	11.33	-1.18	-10.09	-19.78	-2.80	-23.88	8.49	67.33	6.52	NM	55.55	6.39	56.53	NM	0.90	8.81	NM
NECB	NE Comm Bncrp MHC of NY (44.6)	24.20	23.89	0.59	2.61	3.32	0.86	3.79	9.31	18.37	2.02	30.09	78.81	19.07	80.15	20.69	0.12	1. 81	54.55
NHTB	NH Thrift Bancshares of NH*	8.34	5.73	0.77	8.27	10.46	0.45	4.81	0.93	105.67	1.40	9.56	86.03	7.17	128.87	16.42	0.52	4.06	38.81
NVSL	Naugatuck Valley Fin Crp of CT*	13.67	13.66	0.25	2.81	2.77	0.31	3.48	2.93	41.36	1.46	36.10	65.51	8.96	65.57	29.15	0.12	1.58	57.14
NFSB	Newport Bancorp, Inc. of RI*	11.21	11.21	0.43	3.91	4.29	0.42	3.77	0.29	282.96	1.03	23.30	89.51	10.03	89.51	24.17	0.00	0.00	0.00
FFFD	North Central Bancshares of IA*	9.19	9.05	0.42	3.85	8.17	0.42	3.82	4.52	29.33	1.82	12.23	57.48	5.28	58.43	12.32	0.04	0.23	2.84
NFBK	Northfield Bcp MHC of NY(43.4)	17.26	16.68	0.69	3.93	3.05	0.62	3.51	3.20	31.89	2.61	32.84	129.26	22.31	134.70	36.82	0.24	1. 98	64.86
NWBI	Northwest Bancshares Inc of PA*	15.17	13.30	0.75	4.72	5.25	0.76	4.80	2.45	38.37	1.37	19.03	94.53	14.34	110.21	18.72	0.44	3.92	74.58
OBAF	OBA Financial Serv. Inc of MD*	22.71	22.71	0.23	1.03	1.26	0.21	0.97	0.97	63.16	NA	NM	81.39	18.49	81.39	NM	0.00	0.00	0.00
OSHC	Ocean Shore Holding Co. of NJ*	11. 95	11.95	0.63	5.21	6.52	0.64	5.35	0.70	67.43	0.61	15.35	78.42	9.37	78.42	14.93	0.24	2.17	33.33
OCFC	OceanFirst Fin. Corp of NJ*	9.53	9.53	0.95	10.49	10.04	0.83	9.19	2.36	38.19	1.31	9.96	99.38	9.47	99.38	11.36	0.48	4.27	42.48
OFED	Oconee Fed Fn Cp MHC SC (35.0)	21.05	21.05	0.49	2.62	2.65	0.90	4.78	1.31	17.72	0.33	37.76	87.60	18.44	87.60	20.66	0.40	3.65	NM
OABC	OmniAmerican Bancorp Inc of TX*	15.16	15.16	0.18	1.11	1.37	0.12	0.70	3.54	18.37	1.29	NM	80.13	12.14	80.13	NM	0.00	0.00	0.00
ONFC	Oneida Financial Corp. of NY*	13.40	9.96	0.88	6.93	9.12	0.89	7.02	0.88	53.21	1.08	10.96	71.24	9.54	99.66	10.83	0.48	5.47	60.00
ORIT	Oritani Financial Corp of NJ*	24.95	24.95	1.12	4.39	4.25	1.14	4.48	1.40	67.75	1.56	23.55	103.27	25.77	103.27	23.10	0.40	3.33	NM
PSBH	PSB Hldgs Inc MHC of CT (42.9)	9.85	8.44	0.27	2.89	3.95	0.43	4.62	2.18	27.09	1.10	25.30	70.38	6.93	83.36	15.81	0.16	3.16	NM
PVFC	PVF Capital Corp. of Solon OH*	9.58	9.58	-1.16	-12.10	-24.52	-1.78	-18.47	9.39	40.93	5.11	NM	53.45	5.12	53.45	NM	0.00	0.00	NM
PFED	Park Bancorp of Chicago IL*	7.69	7.69	-2.57	-28.94	NM	-2.67	-30.09	8.22	34.03	4.20	NM	21.76	1.67	21.76	NM	0.00	0.00	NM
PVSA	Parkvale Financial Corp of PA(8) *	5.11	3.62	-0.83	-11.94	-15.22	0.36	5.16	2.04	51.69	1.87	NM	107.88	5.52	154.65	15.21	0.08	0.45	NM
PBHC	Pathfinder BC MHC of NY (36.3)	6.25	5.38	0.46	6.03	8.35	0.41	5.31	1.39	68.63	1.38	11.97	86.50	5.41	101.34	13.58	0.12	1.32	15.79
PEOP	Peoples Fed Bancshrs Inc of MA*	21.83	21.83	-0.03	-0.14	-0.14	0.59	3.11	1.17	53.49	0.83	NM	85.16	18.59	85.16	31.11	0.00	0.00	NM
PBCT	Peoples United Financial of CT*	20.51	13.90	0.67	3.03	3.95	0.67	3.03	2.82	25.18	0.99	25.33	77.92	15.98	124.59	25.33	0.63	5.53	NM
PROV	Provident Fin. Holdings of CA*	10.78	10.78	0.97	9.76	14.06	-0.49	-4.88	5.04	46.04	2.76	7.11	66.48	7.17	66.48	NM	0.12	1.45	10.34
PBNY	Provident NY Bncrp, Inc. of NY*	14.42	9.37	0.59	4.11	7.63	0.38	2.68	2.04	48.42	1.74	13.11	53.41	7.70	87.01	20.10	0.24	3.98	52.17
PBIP	Prudential Bncp MHC PA (25.5)	11.18	11.18	-0.10	-0.90	-0.97	-0.06	-0.54	2.80	22.26	1.30	NM	93.33	10.43	93.33	NM	0.00	0.00	NM
PULB	Pulaski Fin Cp of St. Louis MO*	6.59	6.31	0.50	5.98	10.31	0.23	2.77	5.61	34.49	2.32	9.70	77.66	5.11	81.35	20.97	0.38	5.85	56.72
RIVR	River Valley Bancorp of IN*	7.00	6.98	0.50	6.01	7.95	0.30	3.66	4.92	19.49	1.36	12.58	87.07	6.10	87.36	20.64	0.84	5.22	65.63
RVSB	Riverview Bancorp, Inc. of WA*	12.18	9.54	0.39	3.28	5.75	0.37	3.06	5.10	35.59	2.32	17.40	54.38	6.62	71.51	18.64	0.00	0.00	0.00
RCKB	Rockville Fin New, Inc. of CT*	19.02	18.97	0.29	2.16	1.79	0.53	3.93	0.74	117.82	1.06	NM	84.37	16.05	84.67	30.65	0.26	2.74	NM
ROMA	Roma Fin Corp MHC of NJ (26.2)	11.33	11.25	0.31	2.53	2.20	0.22	1.83	NA	NA	1.15	NM	115.84	13.13	116.83	NM	0.32	3.91	NM
SIFI	SI Financial Group, Inc. of CT*	13.69	13.32	0.30	2.73	2.76	0.25	2.31	1. 54	32.65	0.76	36.27	76.73	10.51	79.24	NM	0.12	1.27	46.15
SPBC	SP Bancorp, Inc. of Plano, TX*	12.22	12.22	0.41	3.80	5.11	-0.04	-0.33	4.28	16.31	0.93	19.57	60.24	7.36	60.24	NM	0.00	0.00	0.00
SVBI	Severn Bancorp. Inc. of MD*	8.29	8.26	-0.10	-0.95	-3.30	-0.16	-1.43	13.00	25.52	4.05	NM	39.25	3.25	39.40	NM	0.00	0.00	NM
STND	Standard Financial Corp. of PA*	17.68	15.85	0.55	3.67	4.54	0.76	5.10	0.85	122.45	1.54	22.01	66.29	11. 72	75.56	15.86	0.00	0.00	0.00
SIBC	State Investors Bancorp of LA*	19.25	19.25	0.24	NM	1.74	0.29	NM	1.28	43.53	0.87	NM	72.78	14.01	72.78	NM	0.00	0.00	0.00
THRD	TF Fin. Corp. of Newtown PA*	10.91	10.32	0.43	4.03	5.01	0.32	3.00	NA	NA	1.79	19.94	79.09	8.63	84.16	26.76	0.20	0.95	18.87

RP FINANCIAL, LC.
Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 22201 (703) 528-1700

Exhibit IV-1B (continued)
Weekly Thrift Market Line - Part Two
Prices As Of September 2, 2011

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
		Equity/	Tang. Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Price/ Tang.	Price/ Core	Ind. Div./	Divi-dend	Payout
Financial Institution		Assets	Assets	ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(X)	($)	(%)	(%)

NASDAQ Listed OTC Companies (continued)
TFSL	TFS Fin Corp MHC of OH (26.4)	16.25	16.18	-0.08	-0.53	-0.36	-0.08	-0.53	3.57	38.81	1.56	NM	145.72	23.67	146.49	NM	0.00	0.00	NM
TBNK	Territorial Bancorp, Inc of HI*	15.28	15.28	0.87	5.57	5.67	0.83	5.36	0.25	42.18	0.24	17.65	97.15	14.85	97.15	18.33	0.36	1. 89	33.33
TSBK	Timberland Bancorp, Inc. of WA*	9.58	8.82	0.00	0.00	0.00	-0.12	-1.06	8.35	19.20	2.21	NM	50.55	4.84	55.31	NM	0.00	0.00	NM
TRST	TrustCo Bank Corp NY of NY*	6.61	6.60	0.77	11.61	8.92	0.73	11.01	1.34	83.79	1.88	11.21	125.57	8.31	125.94	11.81	0.26	5.95	66.67
UCBA	United Comm Bncp MHC IN (40.7)	11.22	10.54	-0.20	-1.71	-2.07	-0.26	-2.28	5.02	20.32	1. 74	NM	85.32	9.57	91.50	NM	0.44	7.57	NM
UCFC	United Community Fin. of OH*	8.71	8.69	-1.18	-13.68	NM	-1.50	-17.43	10.15	21.67	2.96	NM	19.29	1.68	19.32	NM	0.00	0.00	NM
UBNK	United Financial Bncrp of MA*	14.15	13.69	0.66	4.67	4.59	0.65	4.60	0.96	68.36	0.96	21. 80	100.14	14.17	104.11	22.14	0.36	2.54	55.38
VPFG	ViewPoint Financal Group of TX*	13.73	13.71	0.81	6.45	5.91	0.48	3.85	0.69	78.79	1.03	16.93	97.09	13.33	97.26	28.35	0.20	1. 76	29.85
WSB	WSB Holdings, Inc. of Bowie MD*	13.56	13.56	-0.28	-2.15	-5.67	-0.12	-0.92	10.18	23.41	3.51	NM	37.31	5.06	37.31	NM	0.00	0.00	NM
WSFS	WSFS Financial Corp. of DE*	7.80	7.02	0.44	4.81	5.98	0.35	3.87	2.44	55.60	2.10	16.73	89.37	6.97	100.06	20.75	0.48	1.43	23.88
WVFC	WVS Financial Corp. of PA*	11.46	11.46	0.20	2.19	3.33	0.22	2.41	0.97	27.60	NA	30.00	65.31	7.49	65.31	27.27	0.16	1. 78	53.33
WFSL	Washington Federal, Inc. of WA*	13.96	12.28	0.71	5.21	6.25	0.66	4.85	5.28	23.14	1.87	16.00	82.66	11.54	95.80	17.19	0.24	1. 72	27.59
WSBF	Waterstone Fin MHC of WI (26.2)	9.92	9.89	-0.17	-1.81	-3.85	-1. 72	-18.15	10.28	19.19	2.62	NM	47.53	4.71	47.71	NM	0.00	0.00	NM
WAYN	Wayne Savings Bancshares of OH*	9.60	9.16	0.51	5.39	8.21	0.48	5.15	2.54	30.86	1.35	12.17	63.88	6.13	67.25	12.73	0.24	2.86	34.78
WFD	Westfield Fin. Inc. of MA*	17.68	17.68	0.25	1. 32	1.59	0.02	0.12	1.55	36.88	1. 30	NM	87.67	15.50	87.67	NM	0.24	3.48	NM
WBKC	Wolverine Bancorp, Inc. of MI*	20.99	20.99	0.23	1.37	2.07	0.19	1. 09	5.43	61.07	4.00	NM	54.71	11.48	54.71	NM	0.00	0.00	0.00

Exhibit IV-2
Historical Stock Price Indices (1)
					SNL	SNL
				NASDAQ	Thrift	Bank
Year/Qtr. Ended		DJIA	S&P 500	Composite	Index	Index

2003:	Quarter 1	7,992.1	848.2	1,341.2	1,096.2	401.0
	Quarter 2	8,985.4	974.5	1,622.8	1,266.6	476.1
	Quarter 3	9,275.1	996.0	1,786.9	1,330.9	490.9
	Quarter 4	10,453.9	1,112.0	2,003.4	1,482.3	548.6

2004:	Quarter 1	10,357.7	1,126.2	1,994.2	1,585.3	562.2
	Quarter 2	10,435.5	1,140.8	2,047.8	1,437.8	546.6
	Quarter 3	10,080.3	1,114.6	1,896.8	1,495.1	556.0
	Quarter 4	10,783.0	1,211.9	2,175.4	1,605.6	595.1

2005:	Quarter 1	10,503.8	1,180.6	1,999.2	1,516.6	551.0
	Quarter 2	10,275.0	1,191.3	2,057.0	1,577.1	563.3
	Quarter 3	10,568.7	1,228.8	2,151.7	1,527.2	546.3
	Quarter 4	10,717.5	1,248.3	2,205.3	1,616.4	582.8

2006:	Quarter 1	11,109.3	1,294.8	2,339.8	1,661.1	595.5
	Quarter 2	11,150.2	1,270.2	2,172.1	1,717.9	601.1
	Quarter 3	11,679.1	1,335.9	2,258.4	1,727.1	634.0
	Quarter 4	12,463.2	1,418.3	2,415.3	1,829.3	658.6

2007:	Quarter 1	12,354.4	1,420.9	2,421.6	1,703.6	634.4
	Quarter 2	13,408.6	1,503.4	2,603.2	1,645.9	622.6
	Quarter 3	13,895.6	1,526.8	2,701.5	1,523.3	595.8
	Quarter 4	13,264.8	1,468.4	2,652.3	1,058.0	492.9

2008:	Quarter 1	12,262.9	1,322.7	2,279.1	1,001.5	442.5
	Quarter 2	11,350.0	1,280.0	2,293.0	822.6	332.2
	Quarter 3	10,850.7	1,166.4	2,082.3	760.1	414.8
	Quarter 4	8,776.4	903.3	1,577.0	653.9	268.3

2009:	Quarter 1	7,608.9	797.9	1,528.6	542.8	170.1
	Quarter 2	8,447.0	919.3	1,835.0	538.8	227.6
	Quarter 3	9,712.3	1,057.1	2,122.4	561.4	282.9
	Quarter 4	10,428.1	1,115.1	2,269.2	587.0	260.8

2010:	Quarter 1	10,856.6	1,169.4	2,398.0	626.3	301.1
	Quarter 2	9,774.0	1,030.7	2,109.2	564.5	257.2
	Quarter 3	10,788.1	1,141.2	2,368.6	541.0	255.0
	Quarter 4	11,577.5	1,257.6	2,652.9	592.1	290.1

2010:	Quarter 1	12,319.7	1,325.8	2,781.1	578.1	293.1
	Quarter 2	12,414.3	1,320.6	2,773.5	540.8	266.8
	As of Sept. 2, 2011	11,240.3	1,174.0	2,480.3	453.2	211.4

(1) End of period data.

Source: SNL Financial, LC.

Exhibit IV-3
SNL Index Values

	Index Values
	Aug. 31,	July 31,	Dec. 31,	Aug. 31,	Price Appreciation (%)
	2011	2011	2010	2010	1 Month	YTD	LTM

All Pub. Traded Thrifts	478.0	518.4	592.1	522.9	-7.78%	-19.27%	-8.57%
MHC Index	2,658.4	2,740.5	2,668.9	2,515.1	-3.00%	-0.40%	5.70%

Stock Exchange Indexes
NYSE AMEX Thrifts	NA	NA	364.3	313.8	NA	NA	NA
NYSE Thrifts	94.0	101.3	132.2	111.3	-7.18%	-28.91%	-15.55%
OTC Thrifts	1,293.7	1,405.7	1,531.2	1,373.5	-7.97%	-15.51%	-5.81%

Geographic Indexes
Mid-Atlantic Thrifts	1,980.2	2,173.2	2,669.6	2,303.6	-8.88%	-25.82%	-14.04%
Midwestern Thrifts	1,401.6	1,501.8	1,636.7	1,629.6	-6.67%	-14.36%	-13.99%
New England Thrifts	1,495.4	1,588.4	1,665.6	1,455.8	-5.86%	-10.22%	2.72%
Southeastern Thrifts	191.2	204.9	217.3	204.6	-6.67%	-12.02%	-6.56%
Southwestern Thrifts	359.4	375.2	340.0	287.7	-4.22%	5.71%	24.91%
Western Thrifts	49.7	54.8	53.9	45.3	-9.42%	-7.93%	9.60%

Asset Size Indexes
Less than $250M	745.7	781.4	751.8	799.0	-4.57%	-0.81%	-6.67%
$250M to $500M	2,715.8	2,790.8	2,657.7	2,374.5	-2.69%	2.19%	14.37%
$500M to $1B	1,126.9	1,199.4	1,177.5	1,079.2	-6.04%	-4.30%	4.42%
$1B to $5B	1,378.5	1,457.5	1,513.3	1,299.1	-5.42%	-8.91%	6.11%
Over $5B	222.0	244.2	294.2	261.2	-9.08%	-24.55%	-15.01%

Pink Indexes
Pink Thrifts	142.5	145.9	142.6	143.4	-2.37%	-0.07%	-0.61%
Less than $75M	415.7	424.7	412.6	422.7	-2.13%	0.74%	-1.67%
Over $75M	143.2	146.6	143.3	144.0	-2.37%	-0.12%	-0.55%

Comparative Indexes
Dow Jones Industrials	11,613.5	12,143.2	11,577.5	10,014.7	-4.36%	0.31%	15.96%
S&P 500	1,218.9	1,292.3	1,257.6	1,049.3	-5.68%	-3.08%	16.16%

All SNL indexes are market-value weighted; i.e., an institution’s effect on an index is proportionate to that institution’s market capitalization.  All SNL thrift indexes, except for the SNL MHC Index, began at 100 on March 30, 1984.  The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date.  On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrial stood at 1,164.9.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR; Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI;
New England: CT, MA, ME, NH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;
Southwest: CO, LA, NM, OK, TX, UT; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

Source:  SNL Financial.

RP® Financial, LC.

Exhibit IV-4
Washington State Thrift Acquisitions 2000-Present

						Target Financials at Announcement						Deal Terms and Pricing at Announcement
						Total				NPAs/	Rsrvs/	Deal	Value/					Prem/
Announce	Complete					Assets	E/A	ROAA	ROAE	Assets	NPLs	Value	Share	P/B	P/TB	P/E	P/A	Cdeps
Date	Date	Buyer Short Name		Target Name		($000)	(%)	(%)	(%)	(%)	(%)	($M)	($)	(%)	(%)	(x)	(%)	(%)

07/02/2007	02/01/2008	Washington Federal Inc.	WA	First Mutual Bancshares, Inc.	WA	1,056,847	6.85	1.02	15.25	0.19	493.34	189.8	27.050	250.00	250.00	17.01	17.96	21.09
06/04/2006	11/30/2006	Sterling Financial Corp.	WA	FirstBank NW Corp.	WA	846,003	9.35	1.03	11.16	0.14	689.66	169.6	27.159	207.76	272.68	19.26	20.04	23.25
02/12/2006	07/05/2006	Sterling Financial Corp.	WA	Lynnwood Financial Group	WA	435,651	10.22	2.69	26.47	0.00	NA	63.8	NA	143.35	143.35	7.41	14.65	12.51
06/24/2004	10/15/2004	KeyCorp	OH	EverTrust Financial Group, Inc.	WA	770,072	11.76	0.96	7.63	0.56	227.69	195.0	25.602	194.69	194.69	26.95	25.32	23.09
05/19/2003	08/31/2003	Washington Federal Inc.	WA	United Savings & Loan Bank	WA	311,446	13.43	1.10	8.36	0.50	131.91	65.0	1,595.090	155.39	155.39	19.36	20.87	10.98

				Averages:		684,004	10.32	1.36	13.77	0.28	385.65	136.6		190.24	203.22	18.00	19.77	18.18
				Medians:		770,072	10.22	1.03	11.16	0.19	360.52	169.6		194.69	194.69	19.26	20.04	21.09

Source: SNL Financial, LC.

Exhibit IV-5
1st Security Bank of Washington
Director and Senior Management Summary Resumes

Ted A. Leech, Chairman of the Board, is retired from Univar Corporation. From January 2003 to February 2005, Mr. Leech was Vice President of Business Development where he conducted feasibility studies and investigated potential investments in China, Hong Kong, Singapore, Australia, Malaysia, Indonesia and Brazil.  Prior to that Mr. Leech was Senior Vice President of Administration for Univar USA where he was responsible for accounting, payables/receivables, information systems, treasury, legal, human resources and internal audit. As a result of his professional experiences, Mr. Leech brings strong leadership, management, finance, accounting and human resource skills to our board.  Mr. Leech’s expertise also qualifies him as a financial expert, which was the basis of his selection as chairman of the Audit Committee.

Joseph C. Adams is a director and has been the Chief Executive Officer of 1st Security Bank of Washington since July 2004.  He joined 1st Security Bank of Washington in April 2003 as its Chief Financial Officer.  Mr. Adams served as Supervisory Committee Chairperson from 1993 to 1999 when the bank was Washington’s Credit Union. Mr. Adams is a lawyer having worked for Deloitte as a tax consultant, K&L Gates as a lawyer and then at Univar USA as a lawyer and Director, Regulatory Affairs. Mr. Adams received a Masters Degree equivalent from the Pacific Coast Banking School.  Mr. Adams’ legal and accounting backgrounds, as well as his duties as Chief Executive Officer of 1st Security Bank of Washington, bring a special knowledge of the financial, economic and regulatory challenges faced by the Bank which makes him as well suited to educating the Board on these matters.

Judith A. Cochrane, from May 2006 until her retirement in February 2011, was the Vice President, Public Finance for Seattle-Northwest Securities Corporation.  Prior to that, Ms. Cochrane was Vice President/Manager, Municipal Trading and Underwriting for BancAmerica Securities, LLC., where she was employed for 23 years  Ms. Cochrane is an arbitrator for Financial Industry Regulatory Authority (FINRA).  She also served as Managing Director for Bank of America, in charge of Northwest Capital Markets. Ms. Cochrane is now retired from Seattle Northwest as of February 2011.  Ms. Cochrane’s professional experience brings depth to the Board in the areas of finance and the capital markets.

Michael J. Mansfield joined the Board of Directors in September 2008.  Mr. Mansfield spent 16 years with Deloitte & Touche before joining Moss Adams in 1995 where he was a partner for more than 10 years.  During his time with Moss Adams, Mr. Mansfield served as the lead of the Business Owner Succession Services Practice in the Seattle office and he served as a member of the firm’s Tax Committee.  He provided taxation, business and financial accounting services to a variety of clients in the financial services, construction, manufacturing and distribution, and service industries.  In January 2008, Mr. Mansfield left Moss Adams to start Family Fortunes, LLC., a consulting company aimed at assisting individuals and business owners develop and execute strategic plans, with the goals of enhancing value proposition and creating a legacy vision for families and business owners.  In addition, Mr. Mansfield is a minority owner/part-time CFO for Pacific Pile & Marine, L.P., a construction company, and Columbia Pacific Finance, LLC, a financial services company.  Mr. Mansfield’s 26 years of experience as a public accountant, together with his experience running small businesses, has provided him with strong leadership, management, financial and administrative skills, which brings valuable knowledge and skills to our organization.

Exhibit IV-5 (cont.)
1st Security Bank of Washington
Director and Senior Management Summary Resumes

Margaret R. Piesik  was a senior manager for Microsoft Corporation in its PowerPoint Presentation Division.  Ms. Piesik worked at Microsoft for 11 years until retiring in 1998.  She served on the board of directors of the Providence Hospital Foundation from 2001 to 2003 and since 2004 has served as the President of Swedish Medical Center Service League.  She is a co-owner of White Barn Farm, a family owned organic flower and vegetable farm.  She previously served on the boards of Providence Hospital Foundation and the Kirkland Performance Center.  Ms. Piesik is also active in local organizations such as Swedish Hospital Service League and participates in the Grow A Row program for local food banks.  Ms. Piesik’s managerial experience, together with her various board experiences and active participation in the local community, brings valuable knowledge and skills to our organization.

Joseph P. Zavaglia, since February 2008, has been the owner and operator of Zavaglia Consulting, L.L.C., which provides retail banking and small business advisory services to community banks. He also runs the Heart of Italy, an Italian cooking school.  In addition, Mr. Zavaglia works part time for Pacific Coast Banking School, serving as the Director of Extension Programs, and for the Washington Bankers Association, overseeing their Executive Development Program.  Mr. Zavaglia started his career with Rainier Bank in 1975 in branch operations and was ultimately promoted to manager, overseeing up to 13 branches.  From 1987 until 2003, he served as a Senior Vice President and Regional Manager with Security Pacific Bank, which acquired Rainier Bank in 1987, and then with Bank of America, which acquired Security Pacific Bank in 1992.  In February 2003, Mr. Zavaglia joined First Mutual Bank as its Executive Vice President, Retail Banking Group manager.  He resigned in 2008 to begin his consulting company and cooking school.  Mr. Zavaglia has formerly held Series 6, 63, and 26 securities licenses and his state insurance license for life and disabilities. He has been a member of the administrative board of Pacific Coast Banking School for the past 9 years, and is a 1986 graduate of the program.  He was a member of the Pete Gross House Board for 14 years, is chair of the Italian Studies board at the University of Washington, is past State Board Chair for the March of Dimes where he served for 15 years, and is a former mentor in the Seattle University mentorship program and a former member of the Dean’s advisory board for the School of Business at Seattle University.  Mr. Zavaglia is a member of the athletic Hall of Fame, a Regent, and a member of the Hall of Fame selection committee at Seattle University.  Additionally, he is a member of the Advisory Board for the Dean of the College of Education at Western Washington University.  Mr. Zavaglia’s extensive banking experience, together with his numerous board experiences, educational background and active participation in the local community, brings valuable knowledge, experience and skills to our organization

Exhibit IV-5 (continued)
1st Security Bank of Washington
Director and Senior Management Summary Resumes

Matthew Mullet, age 32, joined 1st Security Bank of Washington in July 2011 and was appointed Chief Financial Officer in September 2011.  Mr. Mullet started his banking career in June 2000 as a financial examiner with the Washington Department of Financial Institutions, Division of Banks, where he worked until October 2004.  From October 2004 until August 2010, Mr. Mullet was employed at Golf Savings Bank, Seattle, WA, where he served in several financial capacities, including as Chief Financial Officer from May 2007 until August 2010.  In August 2010, Golf Savings Bank was merged with Sterling Savings Bank, where Mr. Mullet held the position as Senior Vice President of the Home Loan Division until resigning and commencing work at 1st Security Bank of Washington.

Steven L. Haynes, age 61, joined 1st Security Bank of Washington as Chief Lending Officer in November 2005, after a 23 year career at US Bank or USB. His responsibilities currently include commercial, consumer and real estate lending. Mr. Haynes held several senior lending positions at USB in commercial lending- middle-market, national and international and credit review. He left as a Senior Vice President - Commercial Lending. Prior to USB, Mr. Haynes held international and middle-market lending positions at Rainier Bank and Bank of America.  He has been involved in downtown associations and arts related boards in Seattle and Bellevue. He currently is a member of the Woodland Park Zoo Board where he is chair of the Audit Committee and member of the Executive and Finance Committees.

Drew B. Ness, age 46, joined 1st Security Bank of Washington as Chief Operating Officer in September 2008.  Mr. Ness has 18 years of diverse banking experience, including retail branch sales and service, branch network management, and national customer service training experience.   He served as Vice President and Manager of the Corporate Deposit Operations Department for Washington Federal Savings, Seattle Washington from February 2008 until August 2008, following its acquisition of First Mutual Bank.  Mr. Ness served as Vice-President and Administrative/Operations Manager of the Retail Banking Group at First Mutual Bank, Bellevue, Washington from June 2004 through February 2008, and as Bank Account Executive and Premier Banking Client Manager at Bank of America, Newport Beach, California from June 2002 through June 2004.

Exhibit IV-6
1st Security Bank of Washington
Pro Forma Regulatory Capital Ratios

			Pro Forma at June 30, 2011
	At June 30, 2011		2,082,500 shares Sold at $10.00 per Share (Minimum of Range)		2,450,000 Shares Sold at $10.00 per Share (Midpoint of Range)		2,817,500 Shares Sold at $10.00 per Share (Maximum of Range)		3,240,125 Shares Sold at $10.00 per Share (Maximum of Range, as Adjusted)
	Amount	Percent of Assets(1)	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)
Equity capital under generally accepted accounting principles (“GAAP”)	$25,977	9.52%	$33,719	11.95%	$35,240	12.41%	$36,761	12.86%	$38,510	13.38%

Tier I leverage	$25,894	9.37%	$33,636	11.77%	$35,157	12.23%	$36,678	12.68%	$38,427	13.18%
Requirement	11,053	4.00	11,430	4.00	11,502	4.00	11,575	4.00	11,658	4.00
Excess	$14,841	5.37%	$22,206	7.77%	$23,655	8.23%	$25,103	8.68%	$26,769	9.18%

Tier I risk based	$25,894	11.31%	$33,636	14.57%	$35,157	15.20%	$36,678	15.84%	$38,427	16.56%
Requirement	9,160	4.00	9,235	4.00	9,250	4.00	9,264	4.00	9,281	4.00
Excess	$16,734	7.31%	$24,401	10.57%	$25,907	11.20%	$27,414	11.84%	$29,146	12.56%

Total risk based	$28,781	12.57%	$36,523	15.82%	$38,044	16.45%	$39,565	17.08%	$41,314	17.81%
Risk based requirement	18,320	8.00	18,471	8.00	18,500	8.00	18,529	8.00	18,562	8.00
Excess	$10,461	4.57%	$18,052	7.82%	$19,544	8.45%	$21,036	9.08%	$22,752	9.81%

Reconciliation of capital infused into 1st Security Bank of Washington:
Net proceeds infused			$9,407		$11,223		$13,038		$15,125
Common stock acquired by employee stock ownership plan			(1,666)		(1,960)		(2,254)		(2,592)
Pro forma increase in GAAP and regulatory capital			$7,741		$9,262		$10,784		$12,533

(1) Adjusted total or adjusted risk-weighted assets, as appropriate.

EXHIBIT IV-7
PRO FORMA ANALYSIS SHEET
1st Security Bank of Washington
Prices as of September 2, 2011

			Subject at		Peer Group				Washington Companies				All Public Thrifts
Valuation Pricing Multiples		Symbol	Midpoint		Mean		Median		Mean		Median		Mean		Median
Price-earnings multiple	=	P/E	14.11	x	17.08	x	17.27	x	16.70	x	16.70	x	16.62	x	15.01	x
Price-core earnings multiple	=	P/CE	25.68	x	18.89	x	19.71	x	17.91	x	17.91	x	18.97	x	18.64	x
Price-book ratio	=	P/B	53.88%		67.44%		69.11%		53.76%		50.55%		71.78%		73.23%
Price-tangible book ratio	=	P/TB	53.88%		70.29%		72.48%		60.77%		55.31%		76.57%		76.67%
Price-assets ratio	=	P/A	8.38%		9.48%		7.94%		6.91%		6.62%		8.78%		8.12%

Valuation Parameters				% of	% of Offering
				Offering	+ Foundation
Pre-Conversion Earnings (Y)	$1,894,000	(12 Mths 6/11)	ESOP Stock as % of Offering (E)	8.0000%	8.0000%
Pre-Conversion Core Earnings	$1,112,100	(12 Mths 6/11)	Cost of ESOP Borrowings (S)	0.00%
Pre-Conversion Book Value (B)	$25,977,000	(6/11)	ESOP Amortization (T)	10.00	years
Intangibles	$0	(6/11)	RRP Stock as % of Offering (M)	4.0000%	4.00%
Pre-Conv. Tang. Book Value (B)	$25,977,000	(6/11)	Stock Programs Vesting (N)	5.00	years
Pre-Conversion Assets (A)	$272,784,000	(6/11)	Fixed Expenses	$1,764,000
Reinvest. Rate: (5 Yr Treas)@6/11	1.760%		Subscr/Dir Comm Exp (Mdpnt)	$291,000	1.30%
Tax rate (TAX)	34.00%		Total Expenses (Midpoint)	$2,055,000
A-T Reinvestment Rate(R)	1.162%		Syndicate Expenses (Mdpnt)	$0	0.00%
Est. Conversion Expenses (1)(X)	8.39%		Syndicate Amount	$0
Insider Purchases	$735,000		Percent Sold (PCT)	100.00%
Price/Share	$10.00		MHC Assets	$0
Foundation Cash Contrib. (FC)	$0		Options as % of Offering (O1)	10.0000%	10.00%
Found. Stk Contrib (% of Total Shrs (FS)	0.0000%		Estimated Option Value (O2)	28.10%
Foundation Tax Benefit (Z)	$0		Option Vesting Period (O3)	5.00	years
Foundation Amount (Mdpt.)	$0		% of Options taxable (O4)	25.00%
			Payoff of FHLB Advances (PA)	$0	@Minimum
			Payoff of FHLB Advances (PA)	$0	@Mid, Max, Smax
			Weighted Average Rate of Adv.	0.00%

Calculation of Pro Forma Value After Conversion
1. V=	P/E * (Y)	V=	$24,500,000
	1 - P/E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3)

1. V=	P/E * (Y)	V=	$24,500,000
	1 - P/Core E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3)

2. V=	P/B * (B+Z)	V=	$24,500,000
	1 - P/B * PCT * (1-X-E-M-FC-FS)

2. V=	P/TB * (TB+Z)	V=	$24,500,000
	1 - P/TB * PCT * (1-X-E-M-FC-FS)

3. V=	P/A * (A+Z+PA)	V=	$24,500,000
	1 - P/A * PCT * (1-X-E-M-FC-FS)

						Market Value	Market Value
	Shares Issued	Shares Sold	Foundation	Total Shares	Price Per	of Stock Sold	of Stock Issued
Valuation Conclusion	to MHC	to Public	Shares	Issued	Share	in Offering	in Reorganization
Supermaximum	0	3,240,125	0	3,240,125	$10.00	$32,401,250	$32,401,250
Maximum	0	2,817,500	0	2,817,500	10.00	28,175,000	$28,175,000
Midpoint	0	2,450,000	0	2,450,000	10.00	24,500,000	$24,500,000
Minimum	0	2,082,500	0	2,082,500	10.00	20,825,000	$20,825,000

	Shares Issued	Shares Sold	Foundation	Total Shares
Valuation Conclusion	to MHC	to Public	Shares	Issued
Supermaximum	0.000%	100.000%	0.000%	100.000%
Maximum	0.000%	100.000%	0.000%	100.000%
Midpoint	0.000%	100.000%	0.000%	100.000%
Minimum	0.000%	100.000%	0.000%	100.000%

(1) Estimated offering expenses at midpoint of the offering.

Exhibit IV-8
PRO FORMA EFFECT OF CONVERSION PROCEEDS
1st Security Bank of Washington
At the Minimum of the Range

1.	Market Value of Shares Sold In Offering:	$20,825,000
	Market Value of Shares Issued to Foundation:	0
	Total Market Value of Company:	$20,825,000

2.	Offering Proceeds of Shares Sold In Offering	$20,825,000
	Less: Estimated Offering Expenses	2,010,000
	Net Conversion Proceeds	$18,815,000

3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds	$18,815,000
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash ESOP Stock Purchases (1)	(1,666,000)
	Less: Non-Cash MRP Stock Purchases (2)	(833,000)
	Net Conversion Proceeds Reinvested	$16,316,000
	Estimated After-Tax Reinvestment Rate	1.16%
	Earnings from Reinvestment of Proceeds	$189,527
	Less: Estimated cost of ESOP borrowings(1)	0
	Less: Amortization of ESOP borrowings(1)	(109,956)
	Less: Stock Programs Vesting (2)	(109,956)
	Less: Option Plan Vesting (3)	(107,088)
	Net Earnings Increase	($137,474)

				Net
			Before	Earnings	After
4.	Pro Forma Earnings		Conversion	Increase	Conversion

	12 Months ended June 30, 2011 (reported)		$1,894,000	($137,474)	$1,756,526
	12 Months ended June 30, 2011 (core)		$1,112,100	($137,474)	$974,626

		Before	Net Equity	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2011	$25,977,000	$16,316,000	$0	$42,293,000
	June 30, 2011 (Tangible)	$25,977,000	$16,316,000	$0	$42,293,000

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2011	$272,784,000	$16,316,000	$0	$289,100,000

(1)	ESOP stock (8% of offering) amortized over 10 years, amortization expense is tax effected at 34%.
(2)	Stock programs (4% of offering) amortized over 5 years, amortization expense is tax effected at 34%.
(3)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

Exhibit IV-8
PRO FORMA EFFECT OF CONVERSION PROCEEDS
1st Security Bank of Washington
At the Midpoint of the Range

1.	Market Value of Shares Sold In Offering:	$24,500,000
	Market Value of Shares Issued to Foundation:	0
	Total Market Value of Company:	$24,500,000

2.	Offering Proceeds of Shares Sold In Offering	$24,500,000
	Less: Estimated Offering Expenses	2,055,000
	Net Conversion Proceeds	$22,445,000

3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds	$22,445,000
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash ESOP Stock Purchases (1)	(1,960,000)
	Less: Non-Cash MRP Stock Purchases (2)	(980,000)
	Net Conversion Proceeds Reinvested	$19,505,000
	Estimated After-Tax Reinvestment Rate	1.16%
	Earnings from Reinvestment of Proceeds	$226,570
	Less: Estimated cost of ESOP borrowings(1)	0
	Less: Amortization of ESOP borrowings(1)	(129,360)
	Less: Stock Programs Vesting (2)	(129,360)
	Less: Option Plan Vesting (3)	(125,986)
	Net Earnings Increase	($158,136)

				Net
			Before	Earnings	After
4.	Pro Forma Earnings		Conversion	Increase	Conversion

	12 Months ended June 30, 2011 (reported)		$1,894,000	($158,136)	$1,735,864
	12 Months ended June 30, 2011 (core)		$1,112,100	($158,136)	$953,964

		Before	Net Capital	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2011	$25,977,000	$19,505,000	$0	$45,482,000
	June 30, 2011 (Tangible)	$25,977,000	$19,505,000	$0	$45,482,000

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2011	$272,784,000	$19,505,000	$0	$292,289,000

(1)	ESOP stock (8% of offering) amortized over 10 years, amortization expense is tax effected at 34%.
(2)	Stock programs (4% of offering) amortized over 5 years, amortization expense is tax effected at 34%.
(3)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

Exhibit IV-8
PRO FORMA EFFECT OF CONVERSION PROCEEDS
1st Security Bank of Washington
At the Maximum of the Range

1.	Market Value of Shares Sold In Offering:	$28,175,000
	Market Value of Shares Issued to Foundation:	0
	Total Market Value of Company:	$28,175,000

2.	Offering Proceeds of Shares Sold In Offering	$28,175,000
	Less: Estimated Offering Expenses	2,100,000
	Net Conversion Proceeds	$26,075,000

3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds	$26,075,000
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash ESOP Stock Purchases (1)	(2,254,000)
	Less: Non-Cash MRP Stock Purchases (2)	(1,127,000)
	Net Conversion Proceeds Reinvested	$22,694,000
	Estimated After-Tax Reinvestment Rate	1.16%
	Earnings from Reinvestment of Proceeds	$263,614
	Less: Estimated cost of ESOP borrowings(1)	0
	Less: Amortization of ESOP borrowings(1)	(148,764)
	Less: Stock Programs Vesting (2)	(148,764)
	Less: Option Plan Vesting (3)	(144,884)
	Net Earnings Increase	($178,799)

				Net
			Before	Earnings	After
4.	Pro Forma Earnings		Conversion	Increase	Conversion

	12 Months ended June 30, 2011 (reported)		$1,894,000	($178,799)	$1,715,201
	12 Months ended June 30, 2011 (core)		$1,112,100	($178,799)	$933,301

		Before	Net Capital	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2011	$25,977,000	$22,694,000	$0	$48,671,000
	June 30, 2011 (Tangible)	$25,977,000	$22,694,000	$0	$48,671,000

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2011	$272,784,000	$22,694,000	$0	$295,478,000

(1)	ESOP stock (8% of offering) amortized over 10 years, amortization expense is tax effected at 34%.
(2)	Stock programs (4% of offering) amortized over 5 years, amortization expense is tax effected at 34%.
(3)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

Exhibit IV-8
PRO FORMA EFFECT OF CONVERSION PROCEEDS
1st Security Bank of Washington
At the Supermaximum Value

1.	Market Value of Shares Sold In Offering:	$32,401,250
	Market Value of Shares Issued to Foundation:	0
	Total Market Value of Company:	$32,401,250

2.	Offering Proceeds of Shares Sold In Offering	$32,401,250
	Less: Estimated Offering Expenses	2,152,000
	Net Conversion Proceeds	$30,249,250

3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds	$30,249,250
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash ESOP Stock Purchases (1)	(2,592,100)
	Less: Non-Cash MRP Stock Purchases (2)	(1,296,050)
	Net Conversion Proceeds Reinvested	$26,361,100
	Estimated After-Tax Reinvestment Rate	1.16%
	Earnings from Reinvestment of Proceeds	$306,211
	Less: Estimated cost of ESOP borrowings(1)	0
	Less: Amortization of ESOP borrowings(1)	(171,079)
	Less: Stock Programs Vesting (2)	(171,079)
	Less: Option Plan Vesting (3)	(166,617)
	Net Earnings Increase	($202,564)

				Net
			Before	Earnings	After
4.	Pro Forma Earnings		Conversion	Increase	Conversion

	12 Months ended June 30, 2011 (reported)		$1,894,000	($202,564)	$1,691,436
	12 Months ended June 30, 2011 (core)		$1,112,100	($202,564)	$909,536

		Before	Net Capital	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2011	$25,977,000	$26,361,100	$0	$52,338,100
	June 30, 2011 (Tangible)	$25,977,000	$26,361,100	$0	$52,338,100

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2011	$272,784,000	$26,361,100	$0	$299,145,100

(1)	ESOP stock (8% of offering) amortized over 10 years, amortization expense is tax effected at 34%.
(2)	Stock programs (4% of offering) amortized over 5 years, amortization expense is tax effected at 34%.
(3)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

 EXHIBIT IV-9
1st Security Bank of Washington
Peer Group Core Earnings Analysis

RP® Financial, LC.
Core Earnings Analysis
Comparable Institution Analysis
For the 12 Months Ended June 30, 2011

					Less:	Estimated
		Net Income	Less: Net	Tax Effect	Extraordinary	Core Income		Estimated
Comparable Group		to Common	Gains(Loss)	@ 34%	Items	to Common	Shares	Core EPS
		($000)	($000)	($000)	($000)	($000)	(000)	($)

AFCB	Athens Bancshares, Inc. of TN	$1,680	$0	$0	$0	$1,680	2,766	$0.61
EBMT	Eagle Bancorp Montana of MT	$2,410	($2,206)	$750	$0	$954	3,919	$0.24
FFDF	FFD Financial Corp. of Dover OH (1)	$1,435	($742)	$252	$0	$945	1,012	$0.93
FABK	First Advantage Bancorp of TN	$1,882	($1,170)	$398	$0	$1,110	4,087	$0.27
FFNM	First Federal of N. Michigan of MI	$141	($116)	$39	$0	$64	2,884	$0.02
JXSB	Jacksonville Bancorp Inc. of IL	$3,027	($680)	$231	$0	$2,578	1,931	$1.34
LSBI	LSB Financial Corp. of Lafayette IN	$1,810	($1,235)	$420	$0	$995	1,554	$0.64
LABC	Louisiana Bancorp, Inc. of LA	$2,406	($527)	$179	$0	$2,058	3,438	$0.60
RVSB	Riverview Bancorp, Inc. of WA	$3,264	($297)	$101	$0	$3,068	22,472	$0.14
TSBK	Timberland Bancorp, Inc. of WA	$(32)	($1,364)	$464	$0	($932)	7,045	($0.13)

(1)  Financial information is for the quarter ending March 31, 2011.

Source:
SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2011 by RP® Financial, LC.

EXHIBIT V-1
RP® Financial, LC.
Firm Qualifications Statement

RP® FINANCIAL, LC.
Serving the Financial Services Industry Since 1988

FIRM QUALIFICATION STATEMENT

RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide.  We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements.  Our staff maintains extensive background in financial and management consulting, valuation and investment banking.  Our clients include commercial banks, thrifts, credit unions, mortgage companies, insurance companies and other financial services companies.

STRATEGIC PLANNING SERVICES

RP®’s strategic planning services are designed to provide effective feasible plans with quantifiable results.  We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives.  Such services involve conducting situation analyses; establishing mission/vision statements, developing strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues.  Strategic recommendations typically focus on:  capital formation and management, asset/liability targets, profitability, return on equity and stock pricing.  Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES

RP®’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses, valuing intangible assets and supporting the implementation of post-acquisition strategies.  Our merger advisory services involve transactions of financially healthy companies and failed bank deals.  RP® is also expert in de novo charters and shelf charters.  Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP®’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP®’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, goodwill impairment, insurance company demutualizations, ESOPs, subsidiary companies, merger accounting and other purposes.  We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards.  RP® is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

OTHER CONSULTING SERVICES

RP® offers other consulting services including evaluating the impact of regulatory changes (TARP, etc.), branching and diversification strategies, feasibility studies and special research.  We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis.  Our other consulting services are facilitated by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (30)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (27)	(703) 647-6546	wpommerening@rpfinancial.com
Gregory E. Dunn, Director (28)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (25)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (24)	(703) 647-6549	joren@rpfinancial.com
Timothy M. Biddle, Senior Vice President (21)	(703) 647-6552	tbiddle@rpfinancial.com
Janice Hollar, Senior Vice President (29)	(703) 647-6554	jhollar@rpfinancial.com

Washington Headquarters
Rosslyn Center	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 1100	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com